AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998
                           REGISTRATION NO. 333-61803

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                         Post-Effective Amendment No. 1
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                           FLAG FINANCIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

      Georgia                              6719                   58-2094179
(State or other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)   Classification Code Number) Identification No.)

                           101 NORTH GREENWOOD STREET
                             LAGRANGE, GEORGIA 30240
                                 (706) 845-5000

       (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             J. Daniel Speight, Jr.
                      President and Chief Executive Officer
                           FLAG Financial Corporation
                           101 North Greenwood Street
                             LaGrange, Georgia 30240
                                 (706) 845-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service) with copies to:

           Walter G. Moeling, IV                    F. Sheffield Hale, Esq.
   Powell, Goldstein, Frazer & Murphy LLP           Kilpatrick Stockton LLP
                 Suite 1600                               Suite 2800
         191 Peachtree Street, N.E.                  1100 Peachtree Street
           Atlanta, Georgia 30303                    Atlanta, Georgia 30309
               (404) 572-6600                           (404) 815-6500
                              --------------------

         Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.
         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| _____________________
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
----------------

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

                                EMPIRE BANK CORP.
                              115 East Dame Avenue
                            Homerville, Georgia 31634


To the Shareholders of                _______________, 1998
   Empire Bank Corp.

         You are cordially invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of Empire Bank Corp. ("Empire") to be held at the main office of Empire Banking Company, located at 115 East Dame Avenue, Homerville, Georgia, on [Tuesday, September 29, 1998,] at 2:00 p.m., local time, notice of which is enclosed.

         At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and between Empire and FLAG Financial Corporation ("FLAG") pursuant to which Empire will merge with and into FLAG (the "Merger"). Upon consummation of the Merger, each share of Empire common stock issued and outstanding at the effective time of the Merger (except for certain shares held by Empire or FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Empire shareholders who perfect their dissenters' rights) will be exchanged for 42.5 shares of FLAG common stock, with cash being paid in lieu of issuing fractional shares.

         Enclosed are the Notice of Meeting, Proxy Statement/Prospectus and Proxy, FLAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The Proxy Statement/Prospectus includes a description of the proposed Merger and provides other specific information concerning the Special Meeting. Please read these materials carefully and consider thoughtfully the information set forth in them.

         The Merger Agreement has been approved by your Board of Directors and is recommended by the Board to you for approval. Your Board believes that, among other benefits, the Merger will result in a company with greater financial strength and increased opportunity and flexibility for profitable expansion and diversification. Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement and the transactions contemplated therein by Empire shareholders and approval of the Merger by various regulatory agencies.

         It is important to understand that approval of the Merger Agreement will require the affirmative vote of a majority of the issued and outstanding shares of Empire common stock. Accordingly, whether or not you plan to attend the special meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the special meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger with FLAG is a significant step for Empire shareholders and your vote on this matter is of great importance.

         On behalf of the board of directors, I urge you to vote FOR approval of the Merger Agreement and the transactions contemplated therein by marking the enclosed proxy card "FOR" item one.

         We look forward to seeing you at the Special Meeting.

                                     Sincerely,


                                     --------------------------------
                                     Leonard H. Bateman
                                     President and Chief Executive Officer

                                EMPIRE BANK CORP.
                              115 East Dame Avenue
                            Homerville, Georgia 31634

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD [SEPTEMBER 29, 1998]

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of Empire Bank Corp. ("Empire") will be held at the main office of Empire Banking Company, located at 115 East Dame Avenue, Homerville, Georgia, on [Tuesday, September 29, 1998,] at 2:00 p.m., local time, for the following purposes:

         1. Merger. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and between Empire and FLAG Financial Corporation ("FLAG"), pursuant to which, among other matters, Empire will merge with and into FLAG (the "Merger"). Each share of Empire common stock issued and outstanding at the effective time of the Merger will be converted into the right to receive 42.5 shares of FLAG common stock, as more fully described in the accompanying Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the accompanying Proxy Statement/Prospectus.

         2. Other Business. To transact such other business as may come properly before the Special Meeting.

         Only shareholders of record at the close of business on August ___, 1998, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. Approval of the Merger Agreement and the transactions contemplated therein requires the affirmative vote of a majority of the issued and outstanding shares of Empire common stock.

         The Board of Directors of Empire recommends that shareholders vote FOR approval of the Merger Agreement.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                      Leonard H. Bateman
                                      President and Chief Executive Officer

Homerville, Georgia
___________________ , 1998

     Whether or not you plan to attend the Special Meeting, please complete, date, and sign the enclosed form of proxy and promptly return it in the enclosed postage paid return envelope in order
     to ensure that your shares will be represented at the Special Meeting.
                              --------------------

         Each shareholder has the right to dissent from the Merger Agreement and demand payment of the fair value of his shares if the merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with the requirements of Title 14, Chapter 2, Article 13 of the Georgia Business Corporation Code. The full text of Title 14, Chapter 2, Article 13 setting forth the right to dissent is set forth in Appendix B to the accompanying Proxy Statement/Prospectus. See "DESCRIPTION OF MERGER--Dissenters' Rights" in the accompanying Proxy Statement/Prospectus.

                                   PROSPECTUS

                           FLAG FINANCIAL CORPORATION
                1,124,125 Shares of Common Stock, $1.00 Par Value
                              --------------------


                                 PROXY STATEMENT

                                EMPIRE BANK CORP.
                         Special Meeting Of Shareholders
                       To Be Held On [September 29, 1998]

      This Prospectus of FLAG Financial Corporation, a bank holding company organized and existing under the laws of the State of Georgia ("FLAG"), relates to up to 1,124,125 shares of common stock, par value $1.00 per share, of FLAG ("FLAG Common Stock") which are issuable to the shareholders of Empire Bank Corp., a bank holding company organized and existing under the laws of the State of Georgia ("Empire"), upon consummation of the proposed merger of Empire with and into FLAG (the "Merger"), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and between FLAG and Empire.

         At the effective time of the Merger (the "Effective Time"), except as described herein, each issued and outstanding share of common stock, par value $10.00 per share, of Empire ("Empire Common Stock") will be converted into and exchanged for 42.5 shares of FLAG Common Stock (the "Exchange Ratio"). See "DESCRIPTION OF MERGER." Holders of Empire Common Stock who intend to dissent will lose their dissenters' rights if they vote for the Merger. See "DESCRIPTION OF MERGER--Dissenters' Rights" and Appendix B.

         This Prospectus also serves as a Proxy Statement of Empire, and is being furnished to the shareholders of Empire in connection with the solicitation of proxies by the Board of Directors of Empire for use at its special meeting of shareholders to be held on [Tuesday, September 29, 1998] (including any adjournment or postponement thereof, the "Special Meeting"). At the Special Meeting, the shareholders of Empire will consider and vote upon the Merger Agreement and the transactions contemplated thereby. This Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") is being mailed to shareholders of Empire on or about , 1998.

         On May 29, 1998, the last day prior to public announcement of the proposed merger between FLAG and Empire, the last reported sale price per share of FLAG Common Stock on The Nasdaq Stock Market's National Market ("Nasdaq National Market") was $15.33, as adjusted for the 3-for-2 stock split effective June 3, 1998, (or equivalent pro forma per share of Empire Common Stock (based on the 42.5 Exchange Ratio) of $651.53). On ________ __, 1998, the last reported sale price per share of FLAG Common Stock as reported on the Nasdaq National Market was $______ (or equivalent pro forma per share of Empire Common Stock of $______).

         For a discussion of the risks associated with an investment in FLAG Common Stock, please refer to the "RISK FACTORS" section of this Proxy Statement/Prospectus beginning on page 14.

            THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR
               DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK OR
                 SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
                      FEDERAL DEPOSIT INSURANCE CORPORATION
                         OR ANY OTHER GOVERNMENT AGENCY.

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                      OR ADEQUACY OF THIS PROXY STATEMENT/
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Proxy Statement/Prospectus is
                              _____________, 1998.

                              AVAILABLE INFORMATION

         FLAG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as FLAG that file electronically with the SEC. The address of the SEC Web site is http://www.sec.gov.

         This Proxy Statement/Prospectus constitutes part of the Registration Statement on Form S-4 of FLAG (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement/Prospectus does not include all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about FLAG and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

         Certain financial and other information relating to FLAG is contained in the documents indicated below under "DOCUMENTS INCORPORATED BY REFERENCE."

         All information contained in this Proxy Statement/Prospectus or incorporated herein by reference with respect to FLAG was supplied by FLAG, and all information contained in this Proxy Statement/Prospectus with respect to Empire was supplied by Empire.

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Proxy Statement/Prospectus, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement/Prospectus in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of the securities being offered pursuant to this Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of FLAG or Empire or the information set forth herein since the date of this Proxy Statement/Prospectus


                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the SEC by FLAG pursuant to the Exchange Act are hereby incorporated by reference herein:

     (a) FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (b) FLAG's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

     (c) FLAG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

     (d) FLAG's Current Reports on Form 8-K dated February 18, 1998, April 18, 1998, May 12, 1998, May 14, 1998, May 18, 1998, May 28, 1998, June 1, 1998,
August 10, 1998 and August 11, 1998.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         Accompanying this Proxy Statement/Prospectus is a copy of FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and a copy of FLAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Investor Relations, FLAG Financial Corporation, 101 North Greenwood Street, LaGrange, Georgia (telephone: (706) 845-5000). In order to ensure timely delivery of the documents, any request should be made by _____________, 1998.

                                TABLE OF CONTENTS

                                                                           Page

SUMMARY......................................................................1

   SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS............1
   THE PARTIES...............................................................2
   MEETING OF EMPIRE SHAREHOLDERS; RECORD DATE; VOTE REQUIRED................3
   THE MERGER................................................................4
   RISK FACTORS..............................................................8
   COMPARATIVE PER SHARE DATA................................................8
   SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA..................9
   SELECTED FINANCIAL DATA..................................................10
   RECENT DEVELOPMENTS......................................................13

RISK FACTORS................................................................14

   LIMITED MARKET FOR SHARES OF FLAG COMMON STOCK...........................14
   RESTRICTIONS ON DIVIDENDS................................................14
   POSSIBLE COSTS ASSOCIATED WITH THE INTEGRATION OF
      FLAG'S PENDING ACQUISITIONS...........................................14
   GOVERNMENTAL REGULATION..................................................14
   COMPETITION..............................................................14
   CONTROL BY MANAGEMENT....................................................15
   ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF
      FLAG'S ARTICLES OF INCORPORATION, BYLAWS AND THE GBCC.................15
   YEAR 2000" ISSUES........................................................15

MEETING OF EMPIRE SHAREHOLDERS..............................................15

   DATE, PLACE, TIME, AND PURPOSE...........................................15
   RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND
      REVOCABILITY OF PROXIES...............................................16

DESCRIPTION OF MERGER.......................................................17

   GENERAL..................................................................17
   BACKGROUND OF AND REASONS FOR THE MERGER.................................17
   FAIRNESS OPINION.........................................................20
   EFFECTIVE TIME OF THE MERGER.............................................25
   DISTRIBUTION OF FLAG CERTIFICATES........................................25
   CONDITIONS TO CONSUMMATION OF THE MERGER.................................27
   REGULATORY APPROVALS.....................................................28
   WAIVER, AMENDMENT, AND TERMINATION.......................................28
   DISSENTERS' RIGHTS.......................................................29
   CONDUCT OF BUSINESS PENDING THE MERGER...................................32
   MANAGEMENT AND OPERATIONS AFTER THE MERGER; INTERESTS
      OF CERTAIN PERSONS IN THE MERGER......................................34
   CERTAIN FEDERAL INCOME TAX CONSEQUENCES..................................35
   ACCOUNTING TREATMENT.....................................................37
   EXPENSES AND FEES........................................................37
   RESALES OF FLAG COMMON STOCK.............................................38

DESCRIPTION OF FLAG COMMON STOCK............................................38


EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS..............................39

   AUTHORIZED CAPITAL STOCK.................................................39
   AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS........................40
   CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING...........41
   REMOVAL OF DIRECTORS.....................................................42
   INDEMNIFICATION..........................................................42

   SPECIAL MEETINGS OF SHAREHOLDERS.........................................43
   ACTIONS BY SHAREHOLDERS WITHOUT A MEETING................................43
   MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS.............................44
   SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS........................44
   DIVIDENDS................................................................45

COMPARATIVE MARKET PRICES AND DIVIDENDS.....................................46


BUSINESS OF EMPIRE..........................................................47

   GENERAL..................................................................47
   MANAGEMENT STOCK OWNERSHIP...............................................47
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
      FINANCIAL CONDITION AND RESULTS OF OPERATIONS.........................49
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
      FINANCIAL CONDITION AND RESULTS OF OPERATIONS
        FOR EACH OF THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997.............61
   CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS..........................63
   VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF EMPIRE...................63
   YEAR 2000 ISSUES.........................................................64

BUSINESS OF FLAG............................................................64

   GENERAL..................................................................64
   DIRECTORS AND EXECUTIVE OFFICERS.........................................65

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION................................70


SHAREHOLDER PROPOSALS.......................................................77


EXPERTS.....................................................................77


LEGAL MATTERS...............................................................78


OTHER MATTERS...............................................................78


INDEX TO EMPIRE FINANCIAL DATA...............................................1





APPENDIX A -- AGREEMENT AND PLAN OF MERGER BY AND BETWEEN
     FLAG FINANCIAL CORPORATION AND EMPIRE BANK CORP.......................A-1

APPENDIX B --DISSENTERS' RIGHTS............................................B-1

APPENDIX C -- OPINION OF THE CARSON MEDLIN COMPANY.........................C-1

                                     SUMMARY


         The following is a summary of certain information contained in this Proxy Statement/Prospectus and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Proxy Statement/Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement/Prospectus. Shareholders are urged to read carefully the entire Proxy Statement/Prospectus, including the Appendices. As used in this Proxy Statement/Prospectus, the terms "FLAG" and "Empire" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.


         Special Cautionary Notice Regarding Forward-Looking Statements

         Certain statements contained in this Proxy Statement/Prospectus, the exhibits hereto and in documents incorporated by reference herein which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements in future filings by FLAG with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of FLAG which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of FLAG or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

         Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Facts that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the strength of the U.S. economy in general and the strength of the local economies in which operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (iii) inflation, interest rate, market and monetary fluctuations; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by users; (v) changes in consumer spending, borrowing and saving habits; (vi) technological changes; (vii) acquisitions; (viii) the ability to increase market share and control expenses; (ix) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which FLAG and its subsidiaries must comply; (x) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xi) changes in FLAG's organization, compensation and benefit plans; (xii) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and (xiii) the success of FLAG at managing the risks involved in the foregoing.

         Such forward-looking statements speak only as of the date on which such statements are made, and FLAG undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

The Parties

         Empire. Empire is a bank holding company headquartered in Homerville, Georgia, with two banking offices located in Homerville and Waycross, Georgia. As of June 30, 1998, Empire had total consolidated assets of approximately $69.8 million, total consolidated deposits of approximately $58.8 million, and total consolidated shareholders' equity of approximately $7.2 million. Through its wholly-owned banking subsidiary, Empire Banking Company ("Empire Bank"), Empire offers a broad range of banking and banking-related services. E.B.C. Financial Services, Inc., a Georgia corporation and a wholly-owned subsidiary of Empire, provides various insurance products.

         Empire Bank was organized under the laws of the State of Georgia and commenced operations in 1945. Empire is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Empire's principal executive office is located at 115 East Dame Avenue, Homerville, Georgia 31634, and its telephone number at such address is (912) 487-5355.

         Additional information with respect to Empire and its subsidiaries is included in this Proxy Statement/Prospectus. See "BUSINESS OF EMPIRE."

         FLAG. FLAG is a multi-bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of the following depository institutions:
Citizens Bank ("Citizens"), Bank of Milan ("Milan") and First Federal Savings Bank of LaGrange ("First Federal"). FLAG acquired Citizens through a merger with Middle Georgia Bankshares, Inc. and acquired Milan through a merger with Three Rivers Bancshares, Inc. ("Three Rivers"), which mergers were consummated in March 1998 and May 1998, respectively. Citizens and Milan are state banks organized under the laws of the State of Georgia, with ten banking offices located in the cities of Unadilla, Vienna, Byromville, Montezuma, Oglethorpe, Cordele, Pinehurst, Milan and McRae. First Federal is a federal savings bank organized under the laws of the United States, with five offices located in
LaGrange, Georgia, which serve markets located in western Georgia. As of June 30, 1998, FLAG had total consolidated assets of approximately $442.8 million, total consolidated deposits of approximately $339.2 million and total consolidated shareholders' equity of approximately $38.5 million. FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services through its subsidiaries, First Federal, Citizens and Milan, as well as First Federal's wholly-owned subsidiary, Piedmont Mortgage Services, Inc. ("Piedmont"). FLAG indirectly owns CB Financial Group, Inc. ("CB Financial"), a wholly-owned subsidiary of Citizens, which provides pawn, title pawn and check cashing services. CB Financial is currently winding up its business operations.

         FLAG was organized under the laws of the State of Georgia and commenced operations in 1993 as a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA"). FLAG became a registered bank holding company under the BHC Act in March 1998 upon the merger of Middle Georgia with and into FLAG. FLAG's principal executive office is located at 101 North Greenwood Street, LaGrange, Georgia 30240, and its telephone number at such address is (706) 845-5000.

         Effective June 3, 1998, FLAG declared a 3-for-2 stock split. All per share amounts and prices have been adjusted to reflect this stock split.

         As a routine part of its business, FLAG evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve FLAG acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the FLAG Common Stock to be issued to holders of Empire Common Stock in the Merger.

     Additional information with respect to FLAG and its subsidiaries is included in this Proxy Statement/Prospectus, and in documents incorporated by reference in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF FLAG."

Meeting Of Empire Shareholders; Record Date; Vote Required

         This Proxy Statement/Prospectus is being furnished to the holders of Empire Common Stock in connection with the solicitation by the Empire Board of Directors of proxies for use at the Special Meeting at which Empire shareholders will be asked to vote upon a proposal to approve the Merger Agreement and the transactions contemplated therein. The Special Meeting will be held at the main office of Empire Bank, located at 115 East Dame Avenue, Homerville, Georgia, on [Tuesday, September 29, 1998,] at 2:00 p.m., local time. See "MEETING OF EMPIRE SHAREHOLDERS--Date, Place, Time, and Purpose."

         Empire's Board of Directors has fixed the close of business on August __, 1998, as the record date (the "Empire Record Date") for determination of the shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of Empire Common Stock on the Empire Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of Empire Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to their being voted at the Special Meeting. On the Empire Record Date, there were 26,450 shares of Empire Common Stock issued and outstanding and entitled to vote at the Special Meeting, which shares were held by 154 holders of record.

         Approval of the Merger Agreement and the transactions contemplated therein requires the affirmative vote by holders of a majority of the shares of Empire Common Stock entitled to vote at the Special Meeting. As of the Empire Record Date, all directors and executive officers of Empire as a group (11 persons) were entitled to vote approximately 5,207 shares of Empire Common Stock, constituting approximately 19.7% of the total number of shares of Empire Common Stock outstanding at that date, and have committed to vote their shares of Empire Common Stock in favor of the Merger. As of the Empire Record Date, FLAG and its affiliates held no shares of Empire Common Stock. See "MEETING OF EMPIRE SHAREHOLDERS--Record Date, Voting Rights, Required Vote, and Revocability of Proxies; Empire" and "BUSINESS OF EMPIRE--Management."

         EMPIRE'S SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM APPROVAL OF THE MERGER AGREEMENT AND OBTAIN PAYMENT FOR THE FAIR VALUE OF THEIR SHARES OF EMPIRE COMMON STOCK BY FOLLOWING THE PROCEDURES DESCRIBED IN TITLE 14, CHAPTER 2,
ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE ("GBCC"). SEE "DESCRIPTION OF MERGER--DISSENTERS' RIGHTS" AND APPENDIX B TO THIS PROXY STATEMENT/PROSPECTUS.

The Merger

         General. The Merger Agreement provides for the acquisition of Empire by FLAG pursuant to the Merger of Empire with and into FLAG. A copy of the Merger Agreement is set forth at Appendix A to this Proxy Statement/Prospectus, and the Merger Agreement is incorporated herein by reference.

         Consideration and Exchange Ratio. At the Effective Time, each share of Empire Common Stock then issued and outstanding (excluding shares held by Empire, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by Empire shareholders who perfect their statutory dissenters' rights) will be converted into and exchanged for the right to receive 42.5 shares of FLAG Common Stock.

         No fractional shares of FLAG Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Empire shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the last sale price of FLAG Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No Empire shareholder who would have been entitled to receive fractional shares of FLAG Common Stock will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares. See "DESCRIPTION OF MERGER--General."

         As of the Empire Record Date, there were 26,450 shares of Empire Common Stock issued and outstanding. Based on the number of shares of Empire Common Stock outstanding on the Empire Record Date and the Exchange Ratio of 42.5, it is anticipated that upon consummation of the Merger, FLAG would issue approximately 1,124,125 shares of FLAG Common Stock to holders of Empire Common Stock. Accordingly, FLAG would then have issued and outstanding approximately 6,298,932 shares of FLAG Common Stock, based on the number of shares of FLAG Common Stock issued and outstanding on June 30, 1998. Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Empire will beneficially own approximately 17.85% of the FLAG Common Stock that will then be outstanding.

         Reasons for the Merger, Recommendation of the Board of Directors of Empire. The Empire Board of Directors believes that the Merger is in the best interests of Empire and its shareholders, has unanimously approved the Merger Agreement and unanimously recommends that the shareholders vote "FOR" approval of the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, the Empire Board of Directors considered a number of factors, including, among other matters, the diversification of lending risks, increased stock liquidity, the market characteristics of the markets in which FLAG currently operates, and a shared vision for future expansion.

         The FLAG Board of Directors believes that the Merger is in the best interests of FLAG and its shareholders, has unanimously approved the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, including the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement, the FLAG Board of Directors considered a number of factors, including the financial condition of Empire, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay, the financial and nonfinancial terms of the Merger, and the compatibility of the community bank orientation of the operations of FLAG and Empire.

         The Boards of Directors of Empire and FLAG believe that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Empire and FLAG will provide an enhanced ability to compete in the changing and competitive financial services industry. See "DESCRIPTION OF MERGER--Background of and Reasons for the Merger."

         Fairness Opinion. The Carson Medlin Company ("Carson Medlin") has rendered an opinion to Empire that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the terms of the Merger are fair, from a financial point of view to the shareholders of Empire. Carson Medlin's opinion is attached as Appendix C to this Proxy Statement/Prospectus. Shareholders are urged to read the opinion in its entirety for a description of the procedures followed, matters considered, and limitations on the reviews undertaken in connection therewith. See "DESCRIPTION OF MERGER--Fairness Opinion."

         Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the certificate of merger, which is to be executed by FLAG and filed with the Secretary of State of the State of Georgia relating to the Merger (the "Certificate of Merger"), becomes effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon by Empire and FLAG, and subject to the terms and conditions contained in the Merger Agreement, the parties will use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent required by the Merger Agreement of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Empire have approved the Merger Agreement. See "DESCRIPTION OF MERGER--Effective Time of the Merger," "--Conditions to Consummation of the Merger," and "--Waiver, Amendment, and Termination."

         No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that the other conditions precedent to the Merger can or will be satisfied. Empire and FLAG anticipate that all conditions to the consummation of the Merger will be satisfied so that the Merger can be consummated by the end of the third quarter of 1998. However, delays in the consummation of the Merger could occur.

         Exchange of Stock Certificates. Promptly after the Effective Time, FLAG will cause its transfer agent, acting in its capacity as exchange agent for FLAG (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Empire Certificates") which, immediately prior to the Effective Time, represented outstanding shares of Empire Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Empire Certificates in exchange for certificates representing shares of FLAG Common Stock ("FLAG Certificates"). Cash will be paid to the holders of Empire Common Stock in lieu of the issuance of any fractional shares of FLAG Common Stock.

         Holders of Empire common stock should not send in their Empire Certificates until they receive the appropriate transmittal materials and instructions.

         In no event will the holder of any surrendered Empire Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will FLAG or the Exchange Agent be liable to any holder of Empire Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         Regulatory Approvals and Other Conditions. The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Georgia Department of Banking and Finance (the "GDBF"). Applications have been filed with the Federal Reserve and GDBF for the requisite approvals. There can be no assurance that such regulatory approvals will be obtained or as to the timing of any such approvals. There also can be no assurance that any such approvals will not impose conditions or restrictions that are deemed by FLAG or Empire to materially adversely affect the economic or business benefits of the transactions contemplated by the Merger Agreement.

         Consummation of the Merger is subject to various other conditions, including receipt of the required approval of the Merger Agreement by Empire shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from the independent accountants of FLAG that the Merger will qualify for pooling-of-interests accounting treatment, and certain other conditions. See "DESCRIPTION OF MERGER--Conditions to Consummation of the Merger."

         Conduct of Business Pending the Merger. Each party has agreed in the Merger Agreement to: (i) operate its business only in the usual, regular and ordinary course; (ii) preserve intact its business organization and assets and maintain its rights and franchises; and (iii) take no action that would (a) materially adversely affect the ability of any party to the Merger Agreement to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of certain materially adverse conditions or restrictions as contemplated by the Merger Agreement, or (b) materially adversely affect the ability of any party to the Merger Agreement to perform its covenants and agreements under the Merger Agreement. In addition, each party to the Merger Agreement has agreed not to take certain actions relating to the operation of their respective businesses pending consummation of the Merger without the prior written consent of the other party, except as otherwise permitted by the Merger Agreement. See "DESCRIPTION OF MERGER--Conduct of Business Pending the Merger."

         Waiver, Amendment, and Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of Empire and FLAG, or by either Empire or FLAG under certain circumstances, including if the Merger is not consummated by December 31, 1998, unless the failure to consummate by such time is due to a breach of the Merger Agreement by the party seeking to so terminate. Pursuant to the Merger Agreement, in certain instances, including a breach of a representation, warranty, covenant or agreement or failure of the Empire shareholders to approve the Merger Agreement, either FLAG or Empire, as the case may be, will be required to pay the non-breaching party the lesser of $100,000 or actual costs of the non-breaching party incurred in connection with the Merger. If for any reason the Merger is not consummated, FLAG will continue to operate as a bank holding company under its present management and Empire will continue to operate as a bank holding company under its present management. See "DESCRIPTION OF MERGER--Waiver, Amendment, and Termination," and "? Expenses and Fees."

         Dissenters' Rights. Each holder of Empire Common Stock who perfects his rights is entitled to the rights and remedies of a dissenting shareholder under Title 14, Chapter 2, Article 13 of the GBCC, subject to compliance with the procedures set forth therein. Among other things, a dissenting shareholder who has perfected his dissenter's rights is entitled to receive an amount in cash equal to the "fair value" of such holder's shares. A copy of Title 14, Chapter 2, Article 13 of the GBCC is set forth in Appendix B of this Proxy Statement/Prospectus and a summary thereof is included under "DESCRIPTION OF MERGER--Dissenters' Rights." To perfect dissenters' rights, a shareholder must comply with Title 14, Chapter 2, Article 13 of the GBCC which requires, among other things, that the shareholder deliver to Empire, prior to the vote of the shareholders of Empire at the Special Meeting, written notice of such holder's intention to demand payment for his shares if the Merger is effectuated and that such shareholder not vote such holder's shares in favor of the merger agreement. Any Empire shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such holder's shares are to be voted or to revoke such proxy will be deemed to have voted in favor of the Merger Agreement and thus will not be entitled to assert dissenters' rights.

         Interests of Certain Persons in the Merger. Certain members of Empire's management and Board of Directors have interests in the Merger in addition to their interests as shareholders of Empire generally. The Merger Agreement states that, as a condition to consummating the Merger, FLAG will provide Leonard Bateman, President and Chief Executive Officer of Empire, with a Separation Agreement. Pursuant to the proposed terms of the Separation Agreement, which the parties have not yet finalized, Mr. Bateman will receive severance payments equal to his annual base salary and bonus paid over the previous three fiscal years in the event Mr. Bateman is involuntarily terminated, as such term is defined in the Separation Agreement. In addition, pursuant to the proposed terms of the Separation Agreement, Mr. Bateman will make certain covenants not to compete with FLAG during the term of the Separation Agreement and for a 12-month period following the termination of the Separation Agreement or the termination of Mr. Bateman's status as an employee of FLAG. The Merger Agreement provides that Mr. Bateman will be appointed to the Board of Directors of FLAG upon consummation of the Merger. Mr. Bateman will also continue to serve as President of Empire Bank. The Merger Agreement also contains provisions relating to the indemnification of Empire directors and officers by FLAG, and provisions relating to the eligibility of the officers and employees of Empire for certain FLAG employee benefits. As of the Empire Record Date, none of the directors and officers of Empire beneficially owned any shares of FLAG Common Stock. See "DESCRIPTION OF MERGER--Management and Operations After the Merger; Interests of Certain Persons in the Merger."

         Certain Federal Income Tax Consequences of the Merger. Consummation of the Merger is conditioned on the receipt by Empire and FLAG of an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, to the effect that, among other things, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the exchange in the Merger of Empire Common Stock for shares of FLAG Common Stock will not result in gain or loss to the shareholders of Empire, except that gain or loss will be recognized to the extent of any cash received by such Empire shareholders in the Merger, and (iii) Empire shareholders who perfect their dissenters' rights and receive solely cash in redemption of their Empire Common Stock will be subject to federal income tax on any income or gain recognized. For a further discussion of the federal income tax consequences of the Merger, see "DESCRIPTION OF MERGER--Certain Federal Income Tax Consequences."

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER CIRCUMSTANCES, EACH HOLDER OF EMPIRE COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

     Accounting Treatment. It is intended that the Merger will be accounted for as a pooling-of-interests for accounting and financial reporting purposes. See "DESCRIPTION OF MERGER--Accounting Treatment."

         Certain Differences in Shareholders' Rights. At the Effective Time, Empire shareholders, whose rights are governed by Empire's Articles of Incorporation and Bylaws and by the GBCC, will automatically become FLAG shareholders, and their rights as FLAG shareholders will be determined by FLAG's Articles of Incorporation and Bylaws and by the GBCC. The rights of FLAG shareholders differ from the rights of Empire shareholders in certain important respects, some of which constitute additional anti-takeover provisions provided for in FLAG's governing documents. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

         Comparative Market Prices of Common Stock; Dividends. FLAG Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "FLAG." Empire Common Stock is not traded in any established market. On May 29, 1998, the last day prior to public announcement of the proposed merger between FLAG and Empire, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $15.33, as adjusted for the 3-for-2 stock split effective June 3, 1998, and the resulting equivalent pro forma price per share of Empire Common Stock (based on the 42.5 Exchange Ratio) was $651.53. On ___________, 1998, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $______, and the resulting equivalent pro forma price per share of Empire Common Stock was $______. The equivalent per share price of a share of Empire Common Stock at each specified date represents the closing sale price of a share of FLAG Common Stock on such date multiplied by the Exchange Ratio of 42.5. To the knowledge of Empire, the most recent trade of Empire Common Stock prior to May 29, 1998, the last day prior to public announcement of the proposed merger between FLAG and Empire, was a sale of 400 shares on April 17, 1998 for a purchase price of $271.26 per share. To the knowledge of Empire, there have been no trades since the announcement of the Merger. There can be no assurance as to what the market price of the FLAG Common Stock will be if and when the Merger is consummated. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

Risk Factors

         In considering whether to approve the Merger Agreement and the transactions contemplated thereby, the shareholders of Empire should consider the various risks associated with an investment in FLAG Common Stock. For a discussion of the risks associated with the Merger and the securities associated therewith, see "RISK FACTORS."

Comparative Per Share Data

         The following table sets forth certain unaudited comparative per share data relating to income, cash dividends, and book value on (i) an historical basis for FLAG and Empire; (ii) a pro forma combined basis per share of FLAG Common Stock, giving effect to the Merger; and (iii) an equivalent pro forma basis per share of Empire Common Stock, giving effect to the Merger. The Empire and FLAG pro forma combined information and the Empire pro forma equivalent information give effect to the Merger on a pooling-of-interests accounting basis and reflect the Exchange Ratio of 42.5 shares of FLAG Common Stock for each share of Empire Common Stock. See "DESCRIPTION OF MERGER--Accounting Treatment." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of combined operations or financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of combined operations or financial position.

         The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of FLAG and Empire contained or incorporated by reference herein, including the respective notes thereto, and the pro forma financial information contained herein, including the notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE," "--Selected Financial Data," "--Selected Condensed Consolidated Pro Forma Financial Data," "BUSINESS OF EMPIRE --Management's Discussion and Analysis of Financial Condition and Results of Operations," "EMPIRE FINANCIAL DATA," and "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."



                           Comparative Per Share Data

                                                              As of and for the
                                                              -----------------
                                                  Six Months Ended
                                                       June 30,         Year Ended December 31,
                                                       --------         -----------------------
                                                   1998      1997      1997      1996      1995
                                                    ----      ----      ----      ----      ----
Income Per Common Share
    FLAG Historical                            $    .41  $    .38  $    .73  $    .25  $    .68
    Empire historical                             15.90     13.77     26.85      9.50     21.09
    FLAG and Empire pro forma combined (1)          .40       .37       .71       .25       .65
    Empire pro forma equivalent (2)               17.00     15.73     30.18     10.63     27.63

Dividends Declared Per Common Share
    FLAG historical                            $    .08  $    .11  $    .15  $    .14  $    .13
    Empire historical                              1.70      1.60      3.20      3.20      3.20
    FLAG and Empire pro forma combined (1) (4)      .08       .11       .15       .14       .13
    Empire pro forma equivalent (3)                3.40      4.68      6.38      5.95      5.53
c
Book Value Per Common Share (period end)
    FLAG historical                             $  7.52   $  6.77  $   7.11   $  6.47   $  6.48
    Empire historical                            276.95    252.31    264.46    240.02    234.30
    FLAG and Empire pro forma combined (1)         7.32      6.60      6.95      6.33      6.30
    Empire pro forma equivalent (2)              311.10    281.35    295.38    269.03    267.75


     (1) Represents the pro forma combined information of FLAG and Empire as if the Merger was consummated at the beginning of the period, and were accounted for as a pooling-of-interests.

     (2) Represents the pro forma combined per common share amounts multiplied by the Exchange Ratio of 42.5 shares of FLAG Common Stock for each share of Empire Common Stock.

     (3) Represents historical dividends declared per share by FLAG multiplied by the Exchange Ratio of 42.5 shares of FLAG Common Stock for each share of Empire Common Stock.

     (4) Represents historical dividends paid by FLAG, as it is assumed that FLAG will not change its dividend policy as a result of the Merger.


Selected Condensed Consolidated Pro Forma Financial Data

         The following selected unaudited pro forma financial data give effect to the Merger as of the dates and for the periods indicated, assuming the Merger is accounted for as a pooling of interests. The selected unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the transactions had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Proxy
Statement/Prospectus. See "COMPARATIVE PER SHARE DATA" and "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."



                        Selected Pro Forma Financial Data
                (Dollars in thousands, except per share amounts)


                                     For the
                                 Six Months Ended        For the Year Ended
                                     June 30,                December 31,
                                     --------                ------------
                                  1998      1997      1997      1996      1995
                                  ----      ----      ----      ----      ----
Earnings Data
    Interest income           $ 20,479  $ 17,011  $ 35,902  $ 32,438  $ 31,472
    Interest expense            10,129     8,004    17,290    15,411    15,221
    Net interest income         10,350     9,007    18,612    17,027    16,251
    Provision for loan losses      479       578     1,016     4,375     1,418
    Noninterest income           3,985     2,835     5,873     5,071     4,058
    Noninterest expense         10,281     7,997    17,139    15,822    13,195
    Income taxes                 1,043       963     1,888       370     1,677
    Net earnings                 2,532     2,304     4,442     1,531     4,019
    Earnings per common share      .40       .37       .71       .25       .65


                                          As of
                                      June 30, 1998
                                      -------------
Balance Sheet Data
    Total assets                      $  512,699
    Federal funds sold                    13,270
    Investment securities                 88,038
    Loans, net                           354,924
    Deposits                             398,071
    Other borrowings                      59,235
    Stockholders' equity                  45,908


Selected Financial Data

         The following tables present certain selected historical financial information for FLAG and Empire and are derived from the respective consolidated financial statements of FLAG and Empire including the respective notes thereto, contained or incorporated by reference herein. The data should be read in conjunction with the historical financial statements, including the respective notes thereto, and other financial information concerning FLAG and Empire contained or incorporated by reference herein. Interim unaudited data for the six month periods ended June 30, 1998 and 1997, of FLAG and Empire reflect, in the opinion of the respective managements of FLAG and Empire, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six month periods ended June 30, 1998 and 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "EMPIRE FINANCIAL DATA."


                   Summary Consolidated Financial Information
                (Dollars in thousands, except per share amounts)


                                                 Six Months
                                                Ended June 30,            As of and For the Year Ended December 31,
                                                --------------            -----------------------------------------
                                               1998       1997         1997        1996        1995       1994      1993
                                               ----       ----         ----        ----        ----       ----      ----
FLAG
Balance Sheet Data
    Total assets                           $442,879   $370,141     $411,285    $350,519    $337,857   $326,229  $293,935
    Loans, net                              306,527    254,849      279,286     239,652     216,204    207,715   191,029
    Deposits                                339,245    312,461      324,852     294,420     270,853    251,828   242,062
    Stockholders' equity                     38,889     34,936       36,771      33,415      32,254     28,741    28,785


Statement of Earnings Data
    Net interest income                    $  8,996   $  7,684     $ 15,997    $ 14,757    $ 13,933   $ 11,824  $ 10,253
    Provision for loan losses                   444        407          765       3,744         775        490       955
    Noninterest income                        3,718      2,562        5,332       4,637       3,706      2,915     2,938
    Noninterest expense                       9,226      6,941       15,020      14,018      11,687      9,578     8,400
    Net earnings                              2,115      1,948        3,749       1,286       3,472      3,117     3,175


Per Share Data
    Book value (period end)                 $  7.52    $  6.77      $  7.11     $  6.47     $  6.48    $  5.61   $  5.60
    Net earnings                                .41        .38          .73         .25         .68        .61       .62
    Dividends                                   .11        .08          .15         .14         .13        .13       .11
    Total shares outstanding                  5,175      5,162        5,172       5,164       4,979      5,120     5,143
    Weighted average shares outstanding       5,172      5,164        5,167       5,121       5,088      5,110     5,143


Ratios
    Return on average assets                    .99%      1.08%        1.01%        .39%       1.05%      1.00%      1.12%
    Return on average stockholders' equity    11.23      11.40        10.68        3.97       11.07      10.76      11.42
    Average equity to average assets           8.82       9.48         9.49        9.72        9.53       9.28       9.79
    Average loans to average deposits         88.21      81.48        83.81       81.92       82.62      83.47      85.00


                   Summary Consolidated Financial Information
                (Dollars in thousands, except per share amounts)



                                                   Six Months
                                                  Ended June 30,             As of an For the Year Ended December 31,
                                                  --------------             ----------------------------------------
                                                 1998       1997        1997        1996       1995       1994       1993
                                                 ----       ----        ----        ----       ----       ----       ----
Empire
  Balance Sheet Data
       Total assets                           $69,820    $64,361      $70,002     $60,589     $51,479    $47,583   $45,736
       Loans, net                              48,396     44,267       45,462      39,785      36,628     32,504    29,670
       Deposits                                58,826     53,953       59,295      50,621      42,523     40,846    40,455
       Stockholders' equity                     7,218      6,523        6,832       6,195       6,089      5,517     5,022


  Statement of Earnings Data
       Net interest income                    $ 1,354    $ 1,323      $ 2,616     $ 2,269     $ 2,319    $ 2,102   $ 2,131
       Provision for loan losses                   35        171          251         631         643        131        56
       Noninterest income                         267        273          541         434         352        336       331
       Noninterest expense                      1,054      1,056        2,119       1,804       1,509      1,478     1,434
       Net earnings                               418        357          693         246         548        671       749


  Per Share Data
       Book value (period end)                $272.89    $252.31      $264.46     $240.02     $234.30    $212.32   $193.23
       Net earnings                             15.80      13.77        26.85        9.50       21.09      25.80     28.83
       Dividends                                 1.70       1.60         3.20        3.20        3.20       3.20      3.20
       Total shares outstanding                26,450     25,852       25,832      25,812      25,987     25,987    25,987
       Weighted average shares outstanding     26,279     25,842       25,822      25,900      25,987     25,987    25,987


  Ratios
       Return on average assets                 1.20%      1.12%        1.05%       0.42%       1.08%      1.44%     1.70%
       Return on average stockholders' equity   5.90%      5.64%       10.64%       4.01%       9.44%     12.73%    15.98%
       Average equity to average assets        10.14%      9.91%        9.88%      10.60%      11.39%     11.29%    10.63%
       Average loans to average deposits       79.59%     81.23%       80.71%      81.11%      84.68%     76.47%    74.40%

Recent Developments

         FLAG's Pending Acquisitions. Effective July 24, 1998, FLAG and The Brown Bank ("Brown") entered into an Agreement and Plan of Merger (the "Brown Agreement") pursuant to which Brown will merge with and into FLAG's wholly-owned bank subsidiary, Citizens. The Brown Agreement provides that FLAG will exchange
1.5 shares of FLAG Common Stock for each share of Brown Common Stock outstanding, with approximately 262,500 shares of FLAG Common Stock expected to be issued to Brown shareholders. The parties expect the merger to be accounted for as a pooling of interests and expect to consummate the transaction during the fourth quarter of 1998, subject to approval of Brown shareholders in accordance with applicable law, approval of various regulatory authorities and other customary conditions of closing.

         Brown is a federal savings bank located in Cobbtown, Georgia. Brown has three bank offices located in Cobbtown, Reidsville and Metter, Georgia.

         Effective ____________, 1998, FLAG and Heart of Georgia Bancshares, Inc. ("Heart") entered into an Agreement and Plan of Merger (the "Heart Agreement") pursuant to which Heart will merge with and into FLAG. The Heart Agreement provides that FLAG will exchange 2.025 shares of FLAG Common Stock for each share of Heart Common Stock outstanding, with approximately 445,500 shares of FLAG Common Stock expected to be issued to Heart shareholders. The parties expect the merger to be accounted for as a pooling of interests and expect to consummate the transaction during the fourth quarter of 1998, subject to approval of Heart shareholders in accordance with applicable law, approval of various regulatory authorities and other customary conditions of closing.

         Heart is a bank holding company located in Mount Vernon, Georgia and is the sole shareholder of Mount Vernon Bank. Mount Vernon Bank has one office located in Mount Vernon, Georgia.

         Additional information with respect to the Brown transaction and the Heart transaction is set forth in FLAG's Current Reports on Form 8-K dated May 14, 1998, May 28, 1998 and August 11, 1998 (the "FLAG 8-Ks"). The FLAG 8-Ks
include or incorporate by reference certain forward looking statements, estimates, and projections concerning the transactions with Brown and Heart which are subject to various uncertainties and risks. Estimates and projections concerning the future financial performance of FLAG following the transactions with Brown and Heart are predicated on certain assumptions and depend upon future events, the course of which cannot be ascertained with certainty, and therefore such estimates and projections should be considered only as estimates and understood to be uncertain and subject to risks of inaccuracy. Future events may cause FLAG's actual experience to differ materially from such estimates and projections.

                                  RISK FACTORS

         IN CONSIDERING WHETHER TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE SHAREHOLDERS OF EMPIRE SHOULD CONSIDER THE VARIOUS RISKS ASSOCIATED WITH AN INVESTMENT IN FLAG COMMON STOCK, INCLUDING BUT NOT LIMITED TO THE FOLLOWING:

Limited Market For Shares Of FLAG Common Stock

         While FLAG Common Stock is listed and traded on the Nasdaq National Market, there has only been limited trading activity of FLAG Common Stock. The average daily trading volume of FLAG Common Stock over the six-month period ending June 30, 1998 was approximately 5,720 shares, and on some days the trading volume for shares of FLAG Common Stock was zero. It is not anticipated that the merger of Empire with and into FLAG will cause any significant change in the average daily trading volumes for FLAG Common Stock.

Restrictions On Dividends

         Although FLAG has regularly paid cash dividends in the past, dividends will be payable on FLAG Common Stock only when, as and if declared by the Board of Directors of FLAG out of funds available therefor. Any dividends to be declared by the FLAG Board of Directors must comply with the GBCC and the applicable rules and regulations of the appropriate regulatory authorities. In addition, FLAG's only source of income will be dividends and other payments made to FLAG by First Federal, Citizens, Milan, Empire Bank and the other subsidiaries of FLAG and Empire, and certain statutory and regulatory restrictions exist on the payment of dividends by those subsidiaries.

Possible Costs Associated With The Integration Of FLAG's Pending Acquisitions

         The ability of FLAG, as the surviving corporation, to perform with financial success is dependent upon the integration of Empire, Brown, Heart and their subsidiaries (the "Acquirees") into FLAG, as the surviving corporation. There may be significant, unanticipated costs associated with the integration of the Acquirees with and into FLAG. See "SUMMARY - Recent Developments."

Governmental Regulation

         FLAG, Empire, and their respective subsidiaries are currently subject to extensive governmental regulation. FLAG and Empire, as bank holding companies, are primarily regulated by the Federal Reserve. Citizens and Milan are primarily regulated by the Federal Deposit Insurance Corporation (the "FDIC") and the GDBF. First Federal, as a savings bank is primarily regulated by the Office of Thrift Supervision (the "OTS"). The Federal and State regulators of these entities have the ability, should the situation so require, to place significant regulatory and operational burdens upon FLAG and its subsidiaries, which could affect the profitability of those entities.

Competition

         FLAG and its subsidiaries will compete directly with financial institutions which are well established, many of which will have significantly greater resources and lending limits than FLAG and its subsidiaries. As a result of those greater resources, the large financial institutions with which FLAG will compete may be able to provide a broader range of services to their customers than FLAG and may be able to afford newer and more sophisticated technology than FLAG. The long-term success of FLAG will be dependent on the ability of its subsidiaries to compete successfully with other financial institutions in their service areas.

Control By Management

         The directors and executive officers of FLAG beneficially own approximately 1,293,863 shares of FLAG Common Stock, or approximately 24.0% of the total outstanding shares and, as a result, FLAG's management has significant control of FLAG.

Anti-Takeover Effects Of Certain Provisions Of FLAG's Articles Of Incorporation, Bylaws And The GBCC

         The Board of Directors of FLAG is empowered to issue preferred stock without shareholder action. The existence of this ability could render more difficult or discourage an attempt to obtain control of FLAG by means of a tender offer, merger, proxy contest or otherwise. See "DESCRIPTION OF FLAG COMMON STOCK" and "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Authorized Capital Stock." FLAG's Articles of Incorporation and Bylaws divide the Board of Directors of FLAG into three classes, as nearly equal in size as possible, with staggered three-year terms. One class is elected each year. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire control of FLAG. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Classified Board of Directors and Absence of Cumulative Voting." FLAG is also subject to certain provisions of the GBCC and the FLAG Articles of Incorporation which relate to business combinations with interested shareholders. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS -- Mergers, Consolidations, and Sales of Assets."

Year 2000 Issues

         It is possible that FLAG's and Empire's currently installed computer systems, software products or other business systems, or those of FLAG's or Empire's suppliers or customers, will not always accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. FLAG and Empire have conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which their systems could be affected by problems in correctly processing date information. In addition, FLAG and Empire are requesting assurances from all software vendors from which they have purchased or from which they may purchase software that the software sold to FLAG and Empire will correctly process all date information at all times, and FLAG and Empire are querying their customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in correctly processing date information as the year 2000 approaches and is reached. However, there can be no assurance that FLAG and Empire will identify all date-handling problems in their business systems or those of their customers and suppliers in advance of their occurrence, or that FLAG and Empire will be able to successfully remedy problems that are discovered. The expenses of FLAG's and Empire's efforts to identify and address such problems, or the expenses or liabilities to which FLAG and Empire may become subject as a result of such problems, could have a material adverse effect on FLAG's results of operations and financial condition.


                         MEETING OF EMPIRE SHAREHOLDERS

Date, Place, Time, And Purpose

         This Proxy Statement/Prospectus is being furnished to the holders of Empire Common Stock in connection with the solicitation by the Empire Board of Directors of proxies for use at the Special Meeting at which Empire shareholders will be asked to vote upon a proposal to approve the Merger Agreement. The costs associated with the solicitation of proxies for the Special Meeting will be borne by Empire. The Special Meeting will be held at the main office of Empire Bank, located at 115 East Dame Avenue, Homerville, Georgia, on [Tuesday, September 29, 1998,] at 2:00 p.m., local time.

Record Date, Voting Rights, Required Vote, And Revocability Of Proxies

         The close of business on August ___, 1998, has been fixed as the Empire Record Date for determining holders of outstanding shares of Empire Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of Empire Common Stock of record on the books of Empire at the close of business on the Empire Record Date are entitled to notice of and to vote at the Special Meeting. As of the Empire Record Date, there were 26,450 shares of Empire Common Stock issued and outstanding and entitled to vote at the Special Meeting, which shares were held by 154 holders of record.

         Holders of Empire Common Stock are entitled to one vote on each matter considered and voted upon at the Special Meeting for each share of Empire Common Stock held of record as of the Empire Record Date. The vote required for the approval of the Merger Agreement is a majority of the issued and outstanding shares of Empire Common Stock entitled to vote at the Special Meeting. Consequently, with respect to the proposal to approve the Merger Agreement, abstentions and broker non-votes will be counted as part of the base number of votes to be used in determining if the proposal has received the requisite number of base votes for approval. Thus, an abstention or a broker non-vote will have the same effect as a vote "against" such proposal.

         Shares of Empire Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF THE MERGER AGREEMENT AND, IN THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING, AND THE HOLDERS WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. SEE "DESCRIPTION OF MERGER -- DISSENTERS' RIGHTS." If necessary, the proxy holder may vote in favor of a proposal to adjourn the Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting. No proxy that is voted against the approval of the Merger Agreement will be voted in favor of an adjournment of the Special Meeting in order to permit further solicitation of proxies.

         FAILURE EITHER TO VOTE BY PROXY OR IN PERSON AT THE SPECIAL MEETING WILL HAVE THE EFFECT OF A VOTE CAST AGAINST APPROVAL OF THE MERGER AGREEMENT.

         An Empire shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of Empire, (ii) properly submitting to Empire a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Empire Bank Corp., 115 East Dame Avenue, Homerville, Georgia 31634; Attention:
Leonard H. Bateman.

         As of the Empire Record Date, all directors and executive officers of Empire as a group (11 persons) were entitled to vote approximately 5,207 shares of Empire Common Stock, constituting approximately 19.7% of the total number of shares of Empire Common Stock outstanding at that date, and have committed to vote their shares of Empire Common Stock in favor of the Merger Agreement. None of FLAG or any of its directors and executive officers beneficially owned, as of the Empire Record Date, any shares of Empire Common Stock. See "BUSINESS OF EMPIRE -- Management."


                              DESCRIPTION OF MERGER

         The following information describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

General

         Upon consummation of the Merger, Empire will merge with and into FLAG. FLAG will survive the Merger and the separate existence of Empire will cease. Empire Bank will become a wholly-owned subsidiary of FLAG following the consummation of the Merger. As soon as practicable after the Effective Time of the Merger, FLAG plans to cause Empire Bank to merge with and into Citizens. At the Effective Time, each share of Empire Common Stock then issued and outstanding (excluding shares held by Empire, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Empire shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 42.5 shares of FLAG Common Stock.

         No fractional shares of FLAG Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Empire shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the last sale price of FLAG Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time.

         As of the Empire Record Date, Empire had 26,450 shares of Empire Common Stock issued and outstanding. Based on the number of shares of Empire Common Stock outstanding on the Empire Record Date and the Exchange Ratio of 42.5, it is anticipated that upon consummation of the Merger, FLAG would issue approximately 1,124,125 shares of FLAG Common Stock to holders of Empire Common Stock. Accordingly, FLAG would then have issued and outstanding approximately 6,298,932 shares of FLAG Common Stock based on the number of shares of FLAG Common Stock issued and outstanding on June 30, 1998. Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Empire will beneficially own approximately 17.85% of the FLAG Common Stock that will then be outstanding.

Background Of And Reasons For The Merger

         Background of the Merger. On March 11, 1998, certain shareholders of Empire granted an option to purchase an aggregate of 7,200 shares or approximately 27% of Empire Common Stock to Habersham Bancorp, a bank holding company located in Cornelia, Georgia. Thereafter, Empire began to assess its strategic alternatives and contacted a number of potential merger partners, including FLAG. Executive officers of Empire began discussions with such potential merger partners, including FLAG, in early May 1998. Representatives from FLAG met with the Board of Directors of Empire on May 20, 1998 to discuss a combination of Empire and FLAG.

         In negotiating the final Exchange Ratio, Empire and FLAG considered the relative book value and earnings of each entity, as well as certain special factors relating to historical performance, market growth potential, ancillary businesses and future growth plans. Empire and FLAG did not follow a precise formula in the negotiation of the final Exchange Ratio, which was based on a determination by management of each institution (as well as by Habersham Bancorp as to Empire) that the Exchange Ratio fairly represented equivalent value for the shareholders of each institution participating in the merger.

         The Board of Directors of Empire met on July 13, 1998, to discuss the Merger Agreement and related agreements that were finalized on that date. After review of the matters considered by the Board of Directors and Executive Committee of Empire, the Board of Directors of Empire unanimously approved the Merger Agreement and authorized the President and Chief Executive Officer of
Empire  to  take  the  appropriate  actions  necessary  to  execute  the  Merger
Agreement.

         The Board of Directors of FLAG met on July 20, 1998, to discuss the Merger Agreement and related agreements. After review of the matters considered by the Board of Directors and Executive Committee of FLAG, the Board of Directors of FLAG unanimously approved the Merger Agreement and authorized the President and Chief Executive Officer of FLAG to take the appropriate actions necessary to execute the Merger Agreement in substantially the form approved by the Board.

         The Merger Agreement was executed as of July 30, 1998. FLAG and Empire each conducted a due diligence review of the material financial, operating and legal information relating to the other party.

         Empire's Reasons for the Merger and Recommendation of Directors. The Empire Board of Directors, with the assistance of outside legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger to the shareholders of Empire. In reaching its conclusion that the Merger Agreement is in the best interests of Empire and its shareholders, the Empire Board of Directors carefully considered the following material factors:

                  (a) the business, operations, earnings and financial condition, including the capital levels and asset quality, of FLAG on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area;

                  (b) the demographic, economic and financial characteristics of the markets in which FLAG operates, including the similarity to the markets in which Empire operates, existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective basis;

                  (c) the local autonomy that FLAG provides its subsidiary banking operations;

                  (d) the results of Empire's due diligence review of FLAG and a variety of factors affecting and relating to the overall strategic focus of Empire, including Empire's desire to expand into markets
\        outside the general vicinity of its core markets;

                  (e) the opinion from Carson Medlin that the terms of the Merger are fair, from a financial point of view, to the shareholders of Empire;

                  (f) the potential increases in access to the public capital markets and stock liquidity;

                  (g) the vision shared by Empire and FLAG relating to future expansion; and

                  (h) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay.

         While each member of the Empire Board of Directors individually considered the foregoing and other factors, the Empire Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Empire Board of Directors collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the Empire shareholders.

         The terms of the Merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of Empire and representatives of FLAG. Based upon its consideration of the foregoing factors, the Board of Directors of Empire approved the Merger Agreement and the Merger as being in the best interests of Empire and its shareholders.

         THE EMPIRE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EMPIRE SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         FLAG's Reasons for the Merger. Since the completion of the merger of Middle Georgia with FLAG in March 1998, FLAG has explored opportunities that would further FLAG's goal of building a strong presence in Georgia through a partnership of community banks. The FLAG Board of Directors, with the assistance of outside legal advisors, evaluated the financial, legal and market considerations relating to the Merger. In reaching its conclusion that the Merger Agreement is in the best interests of FLAG and its shareholders, the FLAG Board of Directors carefully considered the following material factors:

                  (a) the information presented to the directors by the management of FLAG concerning the business, operations, earnings, asset quality, and financial condition of Empire, including the composition of the earning assets portfolio of Empire;

                  (b) the financial terms of the Merger, including the relationship of the value of the /*consideration issuable in the Merger to the market value, tangible book value, and earnings per share of Empire Common Stock;

                  (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of Empire Common Stock for FLAG Common Stock for federal income tax purposes;

                  (d) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay;

                  (e) the opportunity for reducing the noninterest expense of the operations of Empire and the ability of the operations of Empire after the Effective Time to contribute to the earnings of FLAG;

                  (f) the attractiveness of the Empire franchise, the market position of Empire in Homerville and Waycross, the compatibility of the franchise of Empire with the operations of FLAG and the ability of Empire to contribute to the business strategy of FLAG;

                  (g) the compatibility of the community bank orientation of the operations of Empire to that of FLAG; and

                  (h) the opportunity to leverage the infrastructure of FLAG.

         While each member of the FLAG Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The FLAG Board of Directors collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the FLAG shareholders.

         The terms of the Merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of FLAG and representatives of Empire. Based upon its consideration of the foregoing factors, the Board of Directors of FLAG approved the Merger Agreement and the Merger as being in the best interests of FLAG and its shareholders.

Fairness Opinion

              Pursuant to an engagement letter dated June 1, 1998, Carson Medlin was engaged to provide the Board of Directors of Empire with a written opinion regarding the fairness of the Merger from a financial point of view. Empire selected Carson Medlin as its financial adviser on the basis of Carson Medlin's experience and expertise in representing community banks in acquisition transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities.

         As part of its engagement, representatives of Carson Medlin attended the meeting of Empire's Board held on July 13, 1998, at which meeting the terms of the proposed Merger were discussed and considered. Carson Medlin delivered its written opinion dated July 30, 1998 to the Board of Directors of Empire stating that the aggregate consideration to be provided for in the Agreement is fair, from a financial point of view, to the shareholders of Empire (the "Carson Medlin Opinion").

         The full text of the Carson Medlin Opinion written opinion is attached as Appendix C to this Proxy Statement/Prospectus and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Carson Medlin in connection with its opinion. The Carson Medlin Opinion is addressed to Empire's Board of Directors and is substantially identical to the verbal opinion delivered to Empire's Board on July 13, 1998. The summary of the opinion of Carson Medlin set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. The Carson Medlin Opinion addresses only the fairness of the Exchange Ratio from a financial point of view and does not constitute an endorsement of the Merger or a recommendation to any shareholder of Empire as to how such shareholder should vote with respect to the Merger.

         No limitations were imposed by the Board of Directors or management of Empire upon Carson Medlin with respect to the investigations made or the procedures followed by Carson Medlin in rendering its opinion.

         The preparation of a fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of such analyses and the facts considered therein, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the Carson Medlin Opinion. In its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of FLAG and Empire and which may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which such companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin were assigned a greater significance by Carson Medlin than any other.

         Carson Medlin has relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purpose of its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of FLAG or Empire, nor was it furnished with any such appraisals. Carson Medlin is not expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses. It has not reviewed any individual credit files of FLAG or Empire. Instead, it has assumed that the allowances for each of FLAG and Empire are in the aggregate adequate to cover such losses. Carson Medlin's opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it. Carson Medlin reviewed certain financial projections prepared by FLAG and Empire. Carson Medlin assumed that these projections were prepared on a reasonable basis using the best and most current information available to the managements of FLAG and Empire, and that such projections will be realized in the amounts and at the times contemplated thereby. Neither FLAG nor Empire publicly discloses internal management projections of the type provided to Carson Medlin. Such projections were not prepared for, or with a view toward, public disclosure. Carson Medlin assumed that the Merger will be recorded as a pooling-of-interests under generally accepted accounting principles.

         In connection with its opinion Carson Medlin reviewed: (i) the Agreement; (ii) the annual reports to shareholders of FLAG, including the audited financial statements for the five years ended December 31, 1997; (iii) audited financial statements of Empire for the five years ended December 31, 1997; (iv) the unaudited and proforma interim financial statements of FLAG for the five months ended May 31, 1998; (v) the unaudited interim financial statements of Empire for the five months ended May 31, 1998; (vi) certain financial and operating information with respect to the business, operations and prospects of FLAG and Empire; and (vii) this Proxy Statement/Prospectus. In addition, Carson Medlin: (a) held discussions with members of the senior management of FLAG and Empire regarding the historical and current business operations, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the common stock of FLAG and Empire and compared them with those of certain publicly traded companies which it deemed to be relevant; (c) compared the results of operations of FLAG and Empire with those of certain financial institutions which it deemed to be relevant; (d) compared the financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of financial institutions; (e) analyzed the pro forma financial impact of the Merger on FLAG; and (f) conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

Valuation Methodologies

         The following is a summary of the principal analyses performed by Carson Medlin in connection with Carson Medlin Opinion.

         Summary of Proposal. Carson Medlin reviewed the terms of the proposed Merger, including the form of consideration, the Exchange Ratio, the closing price of FLAG's Common Stock as of July 29, 1998, and the resulting price per share of Empire Common Stock pursuant to the proposed Merger. Under the terms of the Agreement, each outstanding share of Empire Common Stock will be converted into 42.5 shares of FLAG's Common Stock resulting in an indicated value of $738.44 per share based on the closing price of FLAG's Common Stock on July 29, 1998 of $17 3/8 per share. Carson Medlin calculated that the indicated value represented 279% of stated book value at May 31, 1998, 326% of normalized book value (based on an equity to assets ratio of 8%), 22.6 times 1998 estimated earnings, a 26.9% core deposit premium (defined as the aggregate transaction value minus stated book value divided by core deposits) and 28.2% of total assets of Empire at May 31, 1998.

         Industry Comparative Analysis. In connection with rendering its opinion, Carson Medlin compared selected operating results of Empire to those of 50 publicly-traded community commercial banks in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Virginia and West Virginia (the "SIBR Banks") as contained in the Southeastern Independent Bank Review(TM), a proprietary research publication prepared by Carson Medlin quarterly since 1991. The SIBR Banks range in asset size from approximately $125 million to $2.5 billion and in shareholders' equity from approximately $13.4 million to $247.8 million. Carson Medlin considers this group of financial institutions more comparable to Empire than larger, more widely traded regional financial institutions. Carson Medlin compared, among other factors, profitability, capitalization, and asset quality of Empire to these financial institutions. Carson Medlin noted that based on results for 1997:

         o Empire had a return on average assets (ROA) of 1.09%, compared to mean ROA of 1.25% for the SIBR Banks;

         o Empire had a return on average equity (ROE)of 10.93%, compared to mean ROE of 12.5% for the SIBR Banks;

         o Empire had common equity to total assets at December 31, 1997 of 9.81%, compared to mean common equity to total assets of 9.93% for the SIBR Banks; and

         o Empire had non-performing assets (defined as loans 90 days past due, nonaccrual loans and other real estate) to total loans net of unearned income and other real estate at December 31, 1997 of 1.61%, compared to mean non-performing assets to total loans net of unearned income and other real estate of 0.92% for the SIBR Banks.

         This comparison indicated that Empire's financial performance was below the average SIBR Bank for most of the factors considered.

         Carson Medlin also compared selected operating results of FLAG to those of 15 publicly-traded thrifts in Alabama, Florida, Georgia, North Carolina, South Carolina, and Virginia (the "Peer Group") as contained in the Southeastern Thrift Review, a proprietary research publication prepared by Carson Medlin quarterly since 1994. The Peer Group range in asset size from approximately $137 million to $1.8 billion and in shareholders' equity from approximately $17.3 million to $116.0 million. Carson Medlin considers this group of financial institutions more comparable to FLAG than larger, more widely traded national thrift institutions. Carson Medlin compared, among other factors, profitability, capitalization, and asset quality of FLAG to these financial institutions. Carson Medlin noted that based on results for the quarter ended December 31, 1997:

         o FLAG had a return on average assets (ROA) of 0.65%, compared to mean ROA of 0.78% for the Peer Group;

         o FLAG had a return on average equity (ROE) of 7.3%, compared to mean ROE of 8.6% for the Peer Group;

         o FLAG had a net interest margin of 3.94%, compared to mean net interest margin of 3.46% for the Peer Group;

         o FLAG had common equity to total assets at December 31, 1997 of 8.90%, compared to mean common equity to total assets of 9.50% for the Peer Group; and

         o FLAG had non-performing assets (defined as loans 90 days past due, nonaccrual loans and other real estate) to total assets at December 31, 1997 of 2.02%, compared to mean non-performing assets to total assets of 0.74% for the Peer Group.

         This comparison indicated that FLAG's financial performance is at or below average in comparison to the Peer Group for most of the factors considered.

         Comparable Transaction Analysis. Carson Medlin reviewed certain information relating to 13 selected Georgia bank mergers since January 1996, (the "Comparable Transactions"). The Comparable Transactions were (acquiree/acquiror): Middle Georgia Bank/First Liberty Financial Corp., Irwin Bancorp/ABC Bancorporation, Middle Georgia Bancshares/FLAG Financial Corporation, Investors Financial Corp./PAB Bankshares, Inc., Crossroads Bancshares/SNB Bancshares, Three Rivers Bancshares/FLAG Financial Corporation, Southland Bank Corp./First Liberty Financial Corp., Bryan Bancorp of GA/Savannah Bancorp, Peoples Banking Corp./First Liberty Financial Corp., Eagle Bancorp/PAB Bankshares, Inc., VB&T Bancshares/Regions Financial Corp., The Brown Bank/FLAG Financial Corp., and Heart of Georgia Bancshares/FLAG Financial Corp. Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices to stated book values, earnings, core deposit premiums and total assets.

         On the basis of the Comparable Transactions, Carson Medlin calculated a range of purchase prices as a percentage of stated book value for the Comparable Transactions from a low of 160.9% to a high of 353.5%, with a mean of 237.7%. These transactions indicated a range of values for Empire from $426.13 per share to $936.21 per share, with a mean of $629.52 per share (based on Empire's stated book value of $264.84 per share at May 31, 1998). The consideration implied by multiplying the Exchange Ratio and FLAG's Common Stock price as of July 29, 1998 was $738.44 per share and implies a price to stated book value multiple of 279% which is above the average of the range for the Comparable Transactions.

         Carson Medlin calculated a range of purchase prices as a multiple of earnings for the Comparable Transactions, from a low of 12.6 times to a high of
27.8 times, with a mean of 18.3 times. These transactions indicated a range of values for Empire from $412.52 to $910.17 per share, with a mean of $599.14 per share (based on Empire's 1998 estimated earnings per share of $32.74 per share). The consideration implied by the terms of the Agreement is $738.44 per share and implies a price to earnings multiple of 22.6 times which is above the average for the Comparable Transactions.

         Carson Medlin calculated the core deposit premiums for the Comparable Transactions and found a range of values from a low of 8.4% to a high of 38.0%, with a mean of 18.8%. The premium on Empire's core deposits implied by the terms of the Agreement is 26.9%, near the high end of the range for the Comparable Transactions.

         Finally, Carson Medlin calculated a range of purchase prices as a percentage of total assets for the Comparable Transactions from a low of 11.3% to a high of 37.6%, with a mean of 23.2%. The percentage of total assets implied by the terms of the Agreement is approximately 28.2%, above the average of the range for the Comparable Transactions.

         No company or transaction used in Carson Medlin's analyses is identical to FLAG, Empire or the contemplated transaction. Accordingly, the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of FLAG and Empire and other factors that could affect the value of the companies to which they have been compared.

         Present Value Analysis. Carson Medlin calculated the present value of Empire assuming that Empire remained an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of Empire's future growth of assets, earnings and dividends and assumed that the Empire Common Stock would be sold at the end of 5 years at 238% of projected 2002 year end book value (based on the average of the Comparable Transactions). This value was then discounted to present value utilizing discount rates of 14% through 16%. These rates were selected because, in Carson Medlin's experience, they represent the rates that investors in securities such as the Empire Common Stock would demand in light of the potential appreciation and risks. On the basis of these assumptions, Carson Medlin calculated that the present value of Empire as an independent bank ranged from $511.30 per share to $557.28 per share. The consideration implied by the terms of the Agreement was $738.44 per share which falls above the high end of the range under present value analysis. Carson Medlin noted that the present value analysis was included because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon the numerous assumptions that must be made, including assets and earnings growth rates, dividend payout rates, terminal values and discount rates.

         Stock Trading History. Carson Medlin reviewed and analyzed the historical trading prices and volumes for the FLAG Common Stock on a monthly basis from December 1992 to June 1998. Carson Medlin also compared price performance of the FLAG Common Stock to the Peer Group over the past thirteen quarters ended March 31, 1998 on a price to earnings and price to book value basis. Carson Medlin considers FLAG Common Stock to be liquid and marketable in comparison with these Peer Group and other thrift institutions.

         This analysis showed that over the past thirteen quarters, FLAG's stock has generally traded at or below the average of the Peer Banks based on price to trailing 12 months earnings. In the most recent quarter, FLAG's stock traded at
20.3 times earnings compared to 21.2 times for the Peer Group. The analysis of FLAG's trading on a book value basis was similar. In the most recent quarter, FLAG's stock traded at 186% of book value compared to 204% of book value for the Peer Group.

         Carson Medlin also examined the trading prices and volumes of Empire Common Stock. Empire Common Stock has not traded in volumes sufficient to be meaningful. Therefore, Carson Medlin did not place any weight on the market price of the Empire Common Stock.

         Contribution Analysis. Carson Medlin reviewed the relative contributions in terms of various balance sheet and income statement components to be made by Empire and FLAG to the combined institution based on (i) balance sheet data at May 31, 1998, and (ii) net income for the five months ended May

31, 1998. FLAG's proforma financials as of May 31, 1998 included recently completed mergers with Middle Georgia Bankshares and Three Rivers Bankshares. The income statement and balance sheet components analyzed included total assets, net loans, total deposits, shareholders' equity, and net income. This analysis showed that, while Empire shareholders would own approximately 17.9% of the aggregate outstanding shares of the combined institution based on the Exchange Ratio, Empire was contributing 13.7% of total assets, 13.5% of loans, net of unearned income, 14.8% of total deposits, 15.4% of shareholders' equity, and 24.3% of net income for the five months ended May 31, 1998.

         Other Analysis.Carson Medlin also reviewed selected investment research reports on and earnings estimates for FLAG and prepared a shareholder claims analysis.

         The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and have been evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of Empire could materially affect the assumptions used in preparing the opinion.

         Pursuant to an engagement letter dated June 1, 1998, Empire engaged Carson Medlin to act as its financial advisor in connection with the Merger. Empire has agreed to pay Carson Medlin $25,000 pursuant to the terms of the engagement letter. Empire has also agreed to reimburse Carson Medlin for its reasonable out-of-pocket expenses and to indemnify Carson Medlin against certain liabilities, including certain liabilities under the federal securities laws.

Effective Time Of The Merger

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Certificate of Merger is declared effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon in writing by Empire and FLAG, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Empire have approved the Merger Agreement.

         No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. Empire and FLAG anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated by the end of the third quarter of 1998. However, delays in the consummation of the Merger could occur.

         The Board of Directors of either Empire or FLAG generally may terminate the Merger Agreement if the Merger is not consummated by December 31, 1998, unless the failure to consummate by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

Distribution of FLAG Certificates

         Promptly after the Effective Time, FLAG will cause its transfer agent, acting in its capacity as Exchange Agent, to mail to each holder of record of an Empire Certificate or Certificates which, immediately prior to the Effective Time, represented outstanding shares of Empire Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Empire Certificates in exchange for FLAG Certificates representing shares of FLAG Common Stock.

         Holders of Empire Common Stock should NOT send in their Empire Certificates until they receive the appropriate transmittal materials and instructions.

         Upon surrender to the Exchange Agent of Empire Certificates, together with the properly completed transmittal materials, there will be issued and mailed to each holder of Empire Common Stock (other than shares as to which holders have perfected dissenters' rights) surrendering such items a FLAG Certificate or Certificates representing the number of shares of FLAG Common Stock to which such holder is entitled, if any, and a check for the amount to be paid in lieu of any fractional shares (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon).

         After the Effective Time, to the extent permitted by law, holders of Empire Common Stock of record as of the Effective Time will be entitled to vote at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their shares of Empire Common Stock have been converted, regardless of whether such shareholders have surrendered their Empire Certificates. Whenever a dividend or other distribution is declared by FLAG on FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement, but no dividend or other distribution payable after the Effective Time with respect to FLAG Common Stock will be paid to the holder of any unsurrendered Empire Certificate until the holder duly surrenders such Empire Certificate. Upon surrender of such Empire Certificate, however, both the FLAG Certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such Empire Certificate. In no event will the holder of any surrendered Empire Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will FLAG or the Exchange Agent be liable to any holder of Empire Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         After the Effective Time, no transfers of shares of Empire Common Stock on Empire's stock transfer books will be recognized. If Empire Certificates are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of FLAG Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

         After the Effective Time, holders of Empire Certificates will have no rights with respect to the shares of Empire Common Stock formerly represented thereby other than the right to surrender such Empire Certificates and receive in exchange therefor the shares of FLAG Common Stock, if any, to which such holders are entitled, as described above, or the right to perfect their dissenters' rights.

         If any FLAG Certificate is to be issued in a name other than that in which the Empire Certificate surrendered for exchange is issued, the Empire Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Empire Certificates surrendered, shall provide funds for the purchase of any stock transfer tax stamps, or shall establish to the exchange agent's satisfaction that such taxes are not payable.

Conditions To Consummation of The Merger

     Consummation of the Merger is subject to various conditions, including:

         (a) approval of the Merger Agreement by the shareholders of Empire as required by any law or by the provisions of any governing instruments of Empire;

         (b) receipt of certain regulatory approvals required for consummation of the Merger (see "-Regulatory Approvals");

         (c) receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect;

         (d) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Merger Agreement;

         (e) the Registration Statement being declared effective and the receipt of all necessary SEC and state approvals relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger Agreement;

         (f) approval of the shares of FLAG Common Stock issuable pursuant to the Merger Agreement for listing on the Nasdaq National Market;

         (g) receipt of an opinion of Powell, Goldstein, Frazer & Murphy LLP as to the qualification of the Merger as a tax-free reorganization (see "-- Certain Federal Income Tax Consequences");

         (h) the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of the representations and warranties of Empire and FLAG as set forth in the Merger Agreement;

         (i) the performance of all agreements and the compliance with all covenants of Empire and FLAG as set forth in the Merger Agreement;

         (j)   receipt by FLAG of a letter from Porter Keadle Moore,  LLP to the
               effect  the  Merger   will   qualify   for   pooling-of-interests
               accounting treatment; and

         (k) satisfaction of certain other conditions, including the receipt of certain agreements of the affiliates of Empire, the execution of certain claims letters by the directors and officers of Empire, the receipt of certain opinion letters from counsel for FLAG and counsel for Empire, and receipt of various certificates from the officers of Empire and FLAG.

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. In the event the Merger is not effected on or before December 31, 1998, the Merger Agreement may be terminated and the Merger abandoned by either Empire or FLAG, unless the failure to consummate the Merger by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Waiver, Amendment, and Termination."

Regulatory Approvals

         The Merger may not be consummated in the absence of the receipt of the requisite regulatory approvals. There can be no assurance that such regulatory approvals will be obtained or as to the timing of any such approvals. There also can be no assurance that any such approvals will not impose conditions or be restricted in a manner (including requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of FLAG or Empire would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, either of FLAG or Empire would not, in its reasonable judgment, have entered into the Merger Agreement.

         Empire and FLAG are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

         The Merger will require the prior approval of the Federal Reserve, pursuant to Section 3 of the BHC Act. FLAG has filed all required applications with the Federal Reserve. In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day (which the Federal Reserve may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically orders otherwise. There can be no assurance that the approval of the Federal Reserve will be obtained or as to the timing or conditions of any such approval.

         The Merger will also require the prior approval of the GDBF pursuant to the Financial Institutions Code of Georgia. FLAG has filed all applications required to be filed with the GDBF in connection with the Merger. There can be no assurance that the approval of the GDBF will be obtained or as to the timing or conditions of any such approval.

Waiver, Amendment, and Termination

         To the extent permitted by applicable law, Empire and FLAG may amend the Merger Agreement by written agreement at any time before approval of the Merger Agreement by the Empire shareholders. After the Empire shareholders approve the Merger Agreement no amendment shall be made to the Merger Agreement that, pursuant to Sections 14-2-1101 and 14-2-1103 of the GBCC, requires further approval by such shareholders without the further approval of such shareholders. In addition, prior to or at the Effective Time, either Empire or FLAG, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless signed by a duly authorized officer of Empire or FLAG, as the case may be.

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of Empire and FLAG or
(ii) by Empire or FLAG (a) in the event of any material breach of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, an Empire or FLAG Material Adverse Effect (as defined in the Merger Agreement), as applicable, on the breaching party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (b) in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (c) if the Merger is not consummated by December 31, 1998, provided that the failure to consummate is not due to a breach by the party electing to terminate, or (d) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if (1) any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of Empire fail to vote their approval of the matters submitted for the approval by such shareholders at the Special Meeting.

         If the Merger is terminated as described above, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement, including those relating to the obligations to maintain the confidentiality of certain information obtained, will survive. In addition, termination of the Merger Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

Dissenters' Rights

         If the Merger Agreement and the transactions contemplated thereby are consummated, any shareholder of Empire who properly dissents from the Merger in connection with the Special Meeting may be entitled to receive in cash the fair value of such shareholder's shares of Empire Common Stock determined immediately prior to the Merger, excluding any appreciation or depreciation in anticipation of the Merger. FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

         Any shareholder of Empire entitled to vote on the Merger Agreement has the right to receive payment of the fair value of his or her shares of Empire Common Stock upon compliance with the applicable provisions of the GBCC. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under Section 14-2-1303 of the GBCC are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. Any Empire shareholder intending to enforce the right to dissent (i) may not vote in favor of the Merger Agreement, and (ii) must file a written notice of intent to demand payment for his or her shares (the "Objection Notice") with Empire Bank Corp., 115 East Dame Avenue, Homerville, Georgia 31634 (telephone: (912) 487-5355, Attention: Leonard H. Bateman), before the vote on the proposal to approve the Merger Agreement is taken at the meeting. The Objection Notice must state that the shareholder intends to demand payment for his or her shares of Empire Common Stock if the Merger is effected. A vote against approval of the Merger Agreement, in and of itself, will not constitute an Objection Notice satisfying the requirements of the GBCC.

         If the Merger Agreement is approved by Empire's shareholders at the Special Meeting, each shareholder who has properly filed an Objection Notice and who has not voted in favor of the Merger Agreement will be notified by Empire of such approval within ten days of the Special Meeting ("Dissenters' Notice"). Such Dissenters' Notice shall contain the following information: (i) where the payment demand must be sent and where and when the Certificates representing the Empire Common Stock must be deposited; (ii) the extent to which the transfer of uncertificated shares will be restricted after the payment demand is received;
(iii) the date by which the corporation must receive the payment demand (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and (iv) a copy of Title 14, Chapter 2, Article 13 of the GBCC (relating to dissenters' rights).

         Following the receipt of such Dissenters' Notice, any shareholder electing to dissent must demand payment of the fair value of such shares and deposit the Certificates representing the Empire Common Stock in accordance with the terms of, and by the date set out in, the Dissenters' Notice. Such shareholder will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Merger. A record shareholder who does not demand payment or deposit such holder's share Certificates where required, each by the date set out in the Dissenters' Notice, is not entitled to payment for such holder's shares under Title 14, Chapter 2, Article 13 of the GBCC.

         Except as described below, within ten days of the later of the Effective Time, or the date of receipt of a payment demand, Empire must, by written notice, offer to each shareholder who has properly filed a payment demand, and who has deposited his or her Empire Certificates representing the Empire Common Stock, to pay an amount Empire estimates to be a fair value for the shareholder's shares, plus accrued interest from the Effective Time. Such offer of payment must be accompanied by (i) certain of Empire's recent financial statements, (ii) a statement of Empire's estimate of the fair value of the shares involved, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under Section 14-2-1327 of the GBCC, and (v) a copy of Title 14, Chapter 2, Article 13 of the GBCC. Any shareholder who accepts such offer by written notice to Empire within 30 days of the offer, or who is deemed to have accepted such offer due to his or her failure to respond to such offer within 30 days, shall receive payment for the dissenting shareholder's shares within 60 days of such offer to pay or consummation of the Merger, whichever is later. If the Merger is not consummated within 60 days following the date set for demanding payment and depositing share Certificates, Empire must return the deposited Certificates and release the transfer restrictions imposed on uncertified shares. If Empire then consummates the Merger, it must send a new Dissenters' Notice and repeat the payment demand procedure.

         In the event that Empire fails to make any payment offer within ten days of the later of the date the proposed corporate action is taken or the date of receipt of a payment demand, Empire must provide certain information to the shareholder (the financial statements and other information required to accompany Empire's payment offer) within ten days after receipt of a written demand from such dissenting shareholder for such information. Additionally, such dissenting shareholder may, at any time within the three years following the consummation of the Merger, notify Empire of his own estimate of the fair value of his shares and the interest due thereon, and demand payment of such amounts. If (i) a dissenting shareholder is dissatisfied with an offer for payment made by Empire within the time period set forth above, or (ii) Empire, having failed to effect the Merger, does not return the deposited Empire Certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, such dissenting shareholder may notify Empire in writing of his own estimate of the fair value of his shares and the interest due thereon, and demand payment of such amounts. A dissenting shareholder waives such holder's right to demand payment under section 14-2-1327 of the GBCC unless such holder notifies Empire of such holder's demand in writing within 30 days after Empire makes or offers payment for such holder's shares.

         If such a demand for payment from any dissenting shareholder remains unsettled, within 60 days following the receipt by Empire of such demand for payment, Empire must institute proceedings in the superior court of the county where Empire's registered office is located (the "Court") requesting a nonjury equitable determination of the fair value of such dissenting shareholder's shares and the accrued interest owed to such dissenting shareholder. If Empire fails to file such action within the 60-day period, Empire must pay each dissenting shareholder whose demand remains unsettled the amount demanded by such dissenting shareholder. Empire is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each such dissenting shareholder. The Court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Each dissenting shareholder made a party to the proceeding will be entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

         The Court will determine and assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser, but excluding fees and expenses of counsel and experts) against Empire, except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The Court may award fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against Empire, if Empire did not substantially comply with the requirements of the corporation as set out in Title 14, Chapter 2, Article 13, Part 2 of the GBCC; (ii) against either Empire or the dissenting shareholder(s), if the Court finds that either party's actions were arbitrary, vexatious or otherwise not in good faith; or (iii) if the Court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against Empire, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. No action by any dissenting shareholder to enforce dissenters' rights may be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by Empire in compliance with the Dissenters' Notice and payment offer requirements of Sections 14-2-1320 and 14-2-1322 of the GBCC.

         The foregoing summary of the applicable provisions of Title 14, Chapter 2, Article 13 of the GBCC is not intended to be a complete statement of such provisions, and is qualified in its entirety by reference to such sections, which are included as Appendix B to this Proxy Statement/Prospectus. The provisions of the statutes are technical in nature and complex. It is suggested that any shareholder who desires to exercise the right to object to the Merger Agreement consult counsel. Failure to comply with the provisions of the statute may defeat a shareholder's right to dissent. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to Empire shareholders, except as indicated above or otherwise required by law.

         Any dissenting Empire shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes.
See "-- Certain Federal Income Tax Consequences."

Conduct Of Business Pending The Merger

         Pursuant to the Merger Agreement, Empire and FLAG have agreed that unless the prior written consent of the other party has been obtained, and except as otherwise expressly contemplated in the Merger Agreement, each of Empire and FLAG will, and will cause its respective subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of the Merger Agreement, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

         In  addition,  Empire  has  agreed  that,  from the date of the  Merger
Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless FLAG has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, Empire will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

         (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Empire entity;

         (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of an Empire entity to another Empire entity) in excess of an aggregate of $100,000 (for the Empire entities on a consolidated basis) except in the ordinary course of the business of the Empire subsidiaries consistent with past practices (which shall include, for Empire subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any Empire entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to FLAG by Empire);

         (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Empire entity, or declare or pay any dividend or make any other distribution in respect of Empire's capital stock;

         (d) except for the Merger Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to FLAG by Empire, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Empire Common Stock or any other capital stock of any Empire entity, or any stock appreciation rights, or any option, warrant, or other equity right;

         (e) adjust, split, combine or reclassify any capital stock of any Empire entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Empire

               Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any Empire subsidiary (unless any such shares of stock are sold or otherwise transferred to another Empire entity);

         (f) enter into or amend any employment contract between any Empire entity and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) that the Empire entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger;

         (g) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly owned Empire subsidiary, or otherwise acquire direct or indirect control  over  any  entity,  other  than in  connection  with (i)
               foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

         (h) grant any increase in compensation or benefits to the employees or officers of any Empire entity, except in accordance with past practice previously disclosed to FLAG by Empire or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to FLAG by Empire; enter into or amend any severance agreements with officers of any Empire entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Empire entity except in accordance with past practice previously disclosed to FLAG by Empire; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

         (i) adopt any new employee benefit plan of any Empire entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Empire entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

         (j) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

         (k) commence any litigation other than in accordance with past practice or except as previously disclosed to FLAG by Empire, settle any litigation involving any liability of any Empire entity for material money damages or restrictions upon the operations of any Empire entity; or

         (l) except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

         The Merger Agreement also provides that from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless Empire has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, FLAG will not or agree or commit to amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of Empire Common Stock or take any action that will materially adversely impact the ability of the FLAG entities to consummate the Merger.

Management And Operations After The Merger; Interests Of Certain Persons In The Merger

         FLAG will be the surviving corporation resulting from the Merger. Certain members of Empire's management and the Empire Board of Directors have interests in the Merger in addition to their interests as shareholders of Empire generally. These include, among other things, provisions in the Merger Agreement relating to indemnification of directors and officers and eligibility for certain FLAG employee benefits. Promptly after the Effective Time, Leonard H. Bateman, President and Chief Executive of Empire, will become a member of FLAG's Board of Directors and will continue to serve as President of Empire Bank. Additionally, the Merger Agreement provides that Mr. Bateman and FLAG will execute a Separation Agreement. As of the Empire Record Date, none of the directors and officers of Empire beneficially owned any shares of FLAG Common Stock.

         Indemnification and Advancement of Expenses. The Merger Agreement provides that FLAG will indemnify, defend and hold harmless each person entitled to indemnification from an Empire entity against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under Georgia law and by Empire's Articles of Incorporation and Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG will direct, at the election of the indemnified party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the indemnified party.

         Separation Agreement. The Merger Agreement provides that, as a condition to consummation of the Merger, FLAG will provide Mr. Bateman with a Separation Agreement. Pursuant to the terms of the proposed Separation
Agreement, which the parties have not yet finalized, Mr. Bateman will receive severance payments equal to his annual base salary and bonus paid over the previous three fiscal years in the event Mr. Bateman is involuntarily terminated, as such term is defined in the Separation Agreement. In addition, pursuant to the proposed terms of the Separation Agreement, Mr. Bateman will make certain covenants not to compete with FLAG during the term of the Separation Agreement and for a 12-month period following the termination of the Separation Agreement or the termination of Mr. Bateman's status as an employee of FLAG.

         Other Matters Relating to Employee Benefit Plans. The Merger Agreement also provides that, after the Effective Time, FLAG will either (i) continue to provide to officers and employees of the Empire entities employee benefits under Empire's existing employee benefit and welfare plans or, (ii) if FLAG determines to provide to officers and employees of the Empire entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the Empire entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of FLAG Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of Empire will be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of Empire will be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of Empire will be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the Empire entities who, at or after the Effective Time, become employees of a FLAG entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the Empire entities, FLAG will cause each comparable employee welfare benefit plan which is substituted for an Empire welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plan. FLAG also will cause the surviving corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts previously disclosed to FLAG by Empire between any Empire entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Empire benefit plans.

Certain Federal Income Tax Consequences

         The following is a summary of the material anticipated federal income tax consequences of the Merger. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the Merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, and insurance companies, among others). Nor does this summary address any consequences of the Merger under any state, local, estate, or foreign tax laws. Shareholders, therefore, are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

         A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service ("IRS"). Instead, Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, will render an opinion to Empire and FLAG concerning material federal income tax consequences of the proposed Merger under federal income tax law. It is such firm's opinion that, based upon the assumption the Merger is consummated in accordance with the Merger Agreement and the representations made by the management of Empire and FLAG, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         Assuming  the Merger  does  qualify  as a  reorganization  pursuant  to
Section 368(a) of the Code, the shareholders of Empire will have the following federal income tax consequences:

                  (a) The shareholders of Empire will recognize no gain or loss upon the exchange of all of their Empire Common Stock solely for shares of FLAG Common Stock.

                  (b) The aggregate tax basis of the FLAG Common Stock received by the Empire shareholders in the Merger will, in each instance, be the same as the aggregate tax basis of the Empire Common Stock surrendered in exchange therefor, less the basis of any fractional share of FLAG Common Stock settled by cash payment.

                  (c) The holding period of the FLAG Common Stock received by the Empire shareholders will, in each instance, include the period during which the Empire Common Stock surrendered in exchange therefor was held, provided that the Empire Common Stock was held as a capital asset on the date of the exchange.

                  (d) The  payment  of cash to  Empire  shareholders  in lieu of fractional share interests of FLAG Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by FLAG. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder.

                  (e) Where solely cash is received by an Empire shareholder in exchange for Empire Common Stock pursuant to the exercise of dissenters' rights, the former Empire shareholder will be subject to federal income tax as a result of such transaction. The cash will be treated as having been received as a redemption in exchange for such holder's Empire Common Stock, subject to the provisions and limitations of Section 302 of the Code.

         Upon the subsequent sale or exchange of FLAG Common Stock, a holder of such stock generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale or exchange and such holder's adjusted tax basis in the FLAG Common Stock. Under recently enacted legislation, capital gains recognized by certain non-corporate holders of FLAG Common Stock generally will be subject to a maximum federal income tax rate of 20% if the shares sold or exchanged are held for more than 18 months, and to a maximum federal income tax rate of 28% if such shares are held for more than one year but are not held for more than 18 months. Tax consequences to dealers in FLAG Common Stock, non-United States holders of FLAG Common Stock or others who have a special tax status (including, without limitation, financial institutions, insurance companies and tax-exempt entities) or to persons who received their shares through the exercise of employee stock options or otherwise as compensation may be different and such persons should consult their tax advisors as to the tax consequences of a sale or exchange of FLAG Common Stock.

         Each Empire shareholder who receives FLAG Common Stock in the Merger will be required to attach a statement to such shareholder's federal income tax return for the year of the Merger which describes the facts of the Merger, including the shareholder's basis in the Empire Common Stock exchanged, and the number of shares of FLAG Common Stock received in exchange for Empire Common Stock. Each shareholder should also keep as part of such shareholder's permanent records information necessary to establish such shareholder's basis in, and holding period for, the FLAG Common Stock received in the Merger.

         If the Merger fails to qualify as a tax-free reorganization for any reason, the principal federal income tax consequences, under currently applicable law, would be as follows: (i) gain or loss would be recognized to Empire as a result of the Merger; (ii) gain or loss would be recognized by the holders of Empire Common Stock upon the exchange of such shares in the Merger for shares of FLAG Common Stock; (iii) the tax basis of the FLAG Common Stock to be received by the holders of Empire Common Stock in the Merger would be the fair market value of such shares of FLAG Common Stock at the Effective Time; and
(iv) the holding  period of such  shares of FLAG Common  Stock to be received by

Empire shareholders pursuant to the Merger would begin the day after the Effective Time. If the condition of receiving this tax opinion is waived by Empire, Empire will resolicit its shareholders prior to proceeding with the Merger.

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER CIRCUMSTANCES, EACH HOLDER OF EMPIRE COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

Accounting Treatment

         It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Empire will be carried forward at their previously recorded amounts.

         In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Empire Common Stock must be exchanged for FLAG Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time.

         For  information  concerning  certain  conditions  to be imposed on the exchange of Empire Common Stock for FLAG Common Stock in the Merger by affiliates of Empire and certain restrictions to be imposed on the transferability of the FLAG Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "-- Resales of FLAG Common Stock."

Expenses And Fees

         The Merger Agreement provides that each of the parties will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         In the event the Merger Agreement is terminated by FLAG as a result of a material breach by Empire of any representation, warranty, covenant or agreement, which cannot be or has not been cured within 30 days after FLAG has given Empire written notice of such breach, and the breach of any representation or warranty, in the opinion of FLAG is reasonably likely to have a material adverse effect or if the Empire shareholders do not approve the Merger Agreement, then Empire shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the Merger transaction.

         In the event that the Merger Agreement is terminated by Empire as a result of a material breach by FLAG of any representation, warranty, covenant or agreement, which cannot or has not been cured within 30 days after Empire has given FLAG written notice of such breach, and the breach of any representation or warranty, in the opinion of Empire, is reasonably likely to have a material adverse effect, then FLAG shall pay to Empire an amount equal to the lesser of $100,000 or Empire's actual out of pocket expenses incurred in connection with the Merger transaction.

Resales Of FLAG Common Stock

         FLAG Common Stock to be issued to shareholders of Empire in connection with the Merger will be registered under the Securities Act. All shares of FLAG Common Stock received by holders of Empire Common Stock and all shares of FLAG Common Stock issued and outstanding immediately prior to the Effective Time, upon consummation of the Merger will be freely transferable by those shareholders of Empire and FLAG not deemed to be "Affiliates" of Empire or FLAG. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Empire or FLAG at the time of the Special Meetings (generally, directors, executive officers and 10% shareholders).

         Rules 144 and 145 promulgated under the Securities Act restrict the sale of FLAG Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one-year period following the Effective Time, Affiliates of Empire or FLAG may resell publicly the FLAG Common Stock received by them in the Merger within certain limitations as to the amount of FLAG Common Stock sold in any three-month period and as to the manner of sale. After this one-year period, such Affiliates of Empire who are not Affiliates of FLAG may resell their shares without restriction. The ability of Affiliates to resell shares of FLAG Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to FLAG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rules 144 and 145 on their ability to resell FLAG Common Stock received in the Merger. Affiliates also would be permitted to resell FLAG Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement/Prospectus does not cover any resales of FLAG Common Stock received by persons who may be deemed to be Affiliates of Empire or FLAG.

         Empire has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of Empire to execute and deliver to FLAG prior to the Effective Time, an agreement (each, an "Empire Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any FLAG Common Stock obtained as a result of the Merger
(i) except in compliance with the Securities Act and the rules and regulations of the SEC thereunder and (ii) in any case, until after results covering 30 days of post-Merger operations of FLAG have been published. The receipt of the Empire Affiliate Agreements by FLAG is also a condition to FLAG's obligations to consummate the Merger. Empire Certificates surrendered for exchange by any person who is an Affiliate of Empire for purposes of Rule 145(c) under the Securities Act shall not be exchanged for FLAG Certificates until FLAG has received such a written agreement from such person. Prior to publication of such results, FLAG will not transfer on its books any shares of FLAG Common Stock received by an Affiliate pursuant to the Merger. The stock certificates representing FLAG Common Stock issued to Affiliates in the Merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."


                        DESCRIPTION OF FLAG COMMON STOCK

         FLAG's authorized capital stock consists of 20,000,000 shares of $1.00 par value common stock, and 10,000,000 shares of preferred stock. The holders of the FLAG Common Stock have unlimited voting rights and are entitled to one vote per share for all purposes. Subject to such preferential rights as may be determined by the Board of Directors of FLAG in connection with the future issuance of shares of FLAG preferred stock, holders of FLAG Common Stock are entitled to such dividends, if any, as may be declared by the Board of Directors of FLAG in compliance with the provisions of the GBCC and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution. The FLAG Common Stock does not have any preemptive rights with respect to acquiring additional shares of FLAG Common Stock, and the shares are not subject to any conversion, redemption or sinking fund provisions. The outstanding shares of FLAG Common Stock are, and the shares to be issued by FLAG in connection with the Merger Agreement will be, when issued, fully-paid and nonassessable. The FLAG Board of Directors is divided into three classes, as nearly equal in number as possible. FLAG Common Stock does not have cumulative voting rights in the election of FLAG directors.

         The Board of Directors is authorized to determine the series, preferences, limitations, and relative rights, including par value, of any authorized but unissued shares of FLAG preferred stock. No shares of FLAG preferred stock are presently outstanding, and although such shares may be issued in the future, FLAG has no present plans to issue any preferred stock. The FLAG preferred stock was authorized for future flexibility, and could be issued in a manner that could have an anti-takeover effect by discouraging a third party from seeking to acquire FLAG. FLAG knows of no present attempts to acquire FLAG.

         In order to approve certain "business combinations" with certain "interested shareholders" (10% or more shareholders), or to amend the provisions in the FLAG Articles of Incorporation relating to such business combinations, the affirmative vote of two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon is required, unless (i) at least two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date on which such shareholder became an interested shareholder, or (ii) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, in order to amend certain provisions of FLAG's Articles of Incorporation and Bylaws relating to the number, election, term and removal of FLAG Directors, a two-thirds vote of the issued and outstanding shares of FLAG is required, unless two-thirds of the directors then serving approve the amendment.


                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         As a result of the Merger, holders of Empire Common Stock will be exchanging their shares of a Georgia corporation governed by the GBCC and Empire's Articles of Incorporation (the "Empire Articles"), and Bylaws, for shares of Common Stock of FLAG, a Georgia corporation governed by the GBCC and FLAG's Articles of Incorporation (the "FLAG Articles"), and Bylaws. Certain significant differences exist between the rights of Empire shareholders and those of FLAG shareholders. The differences deemed material by Empire and FLAG are summarized below. The following discussion is necessarily general; it is not intended to be a complete statement of all the differences affecting the rights of shareholders, and their respective entities, and it is qualified in its entirety by reference to the GBCC as well as to FLAG's Articles and Bylaws and Empire's Articles and Bylaws.

Authorized Capital Stock

         FLAG. The FLAG Articles authorize the issuance of an aggregate of 20,000,000 shares of Common Stock, $1.00 par value, of which 5,174,807 shares were issued and outstanding as of the June 30, 1998. The FLAG Articles also authorize the issuance, in one or more series, of not more than 10,000,000 shares of preferred stock ("FLAG Preferred Stock") with preferences, limitations and relative rights, including par value, as the FLAG Board of Directors from time to time may determine and set forth in an amendment to the FLAG Articles.

         Shares of FLAG Common Stock have unlimited voting rights and are entitled to receive the net assets of FLAG upon the dissolution of the corporation. The FLAG Bylaws provide that each share of FLAG Common Stock is entitled to one vote per share for all purposes.

         FLAG's Board of Directors may authorize the issuance of authorized but unissued shares of FLAG Common Stock without further action by FLAG's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which FLAG's capital stock may be listed. FLAG's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of FLAG Common Stock or FLAG Preferred Stock or any option or warrant for the purchase thereof.

         The authority to issue additional shares of FLAG Common Stock provides FLAG with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of FLAG Common Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of FLAG. In addition, the sale of a substantial number of shares of FLAG Common Stock to persons who have an understanding with FLAG concerning the voting of such shares, or the distribution or declaration of a dividend of shares of FLAG Common Stock (or the right to receive FLAG Common Stock) to FLAG shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of FLAG.

         Empire. Empire's authorized capital stock consists of 1,000,000 shares of Empire Common Stock, $10.00 par value, of which 26,450 shares were issued and outstanding as of the Empire Record Date. Each share of Empire Common Stock is entitled to one vote per share for all purposes. Empire's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Empire Common Stock or any option or warrant for the purchase thereof. In addition, the Board of Directors of Empire has the ability to increase the number of issued and outstanding shares of Empire Common Stock without the approval of the shareholders, within the maximum number of shares authorized by the Empire Articles.

Amendment Of Articles Of Incorporation And Bylaws

         FLAG. The FLAG Articles and Bylaws are generally silent with respect to the issue of amending the FLAG Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend any amendment of the FLAG Articles to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation. The FLAG Articles provide that the provisions regarding the approval required for certain business combinations may only be changed by the affirmative vote of at least two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting, unless two-thirds of certain "continuing directors" approve the proposed amendment. The FLAG Articles also provide that the provisions regarding the election, term and removal of FLAG Directors may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting, unless two-thirds of the directors then serving approve the proposed amendment.

         The FLAG Bylaws generally provide that the Bylaws may be made, amended or repealed by the FLAG Board of Directors unless the FLAG Articles or the GBCC reserve the power to amend or repeal the Bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular Bylaw, provide expressly that the FLAG Board of Directors may not amend or repeal that Bylaw. Neither the FLAG Articles nor Bylaws expressly permit the FLAG shareholders to make, alter or rescind any Bylaws. Any amendment of the provisions in the FLAG Bylaws relating to the number of directors of FLAG requires the affirmative vote of two-thirds of all directors then in office or the affirmative vote of the holders of two-thirds of the issued and outstanding shares of FLAG entitled to vote at any regular or special meeting of the shareholders called for that purpose. Unless two-thirds of the directors then serving approve, the provisions in the FLAG Bylaws relating to the removal of FLAG directors by the FLAG shareholders may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting.

         Empire. The Empire Articles and Bylaws are generally silent with respect to the issue of amending the Empire Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend the amendment to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation.

         In general, Empire's Bylaws may be altered, amended, or repealed by the Empire Board of Directors, subject to the ratification and approval of such amendments at the annual meeting of Empire shareholders by majority vote of the shares entitled to elect directors. The Empire Bylaws provide that the Empire shareholders have the power to alter, amend or repeal any bylaws adopted by the Board of Directors of Empire, and new Bylaws may be adopted by the Empire shareholders. In addition, the shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended, or repealed by the Empire Board of Directors. Action taken by the shareholders with respect to the Empire Bylaws must be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to the Empire Bylaws must be taken by an affirmative vote of a majority of all directors then holding office.

Classified Board Of Directors And Absence Of Cumulative Voting

         FLAG. FLAG's Bylaws generally provide that the number of directors constituting the FLAG Board of Directors shall be twelve. The FLAG Board of Directors is classified. The FLAG Articles and Bylaws provide that FLAG's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of FLAG having a classified Board of Directors is that only approximately one-third of the members of the Board of Directors are elected each year, which effectively requires two annual meetings for FLAG's shareholders to change a majority of the members of the Board of Directors. The FLAG Bylaws provide that in the event of a vacancy on the FLAG Board of Directors, including any vacancy created by reason of an increase in the number of directors, such vacancy may be filled by the shareholders of FLAG, the FLAG Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by affirmative vote of a majority of the remaining directors. FLAG shareholders do not have cumulative voting rights with respect to the election of directors. All elections for directors are decided by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Empire. Unlike the FLAG Board of Directors, the Empire Board is not classified. The number of directors is determined by the Board of Directors or the Empire shareholders from time to time, but in no event will the Board of Directors have less than three directors nor more than twenty-five directors. The Empire Bylaws provide that the directors will be elected by the affirmative vote of a majority of the shares represented at the annual meeting of Empire shareholders.

Removal Of Directors

         FLAG. Under the FLAG Articles and Bylaws, any one or more directors of FLAG may be removed from office, but only for cause (defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over FLAG, or breach of fiduciary duty involving personal profit). Such removal must be effected by the affirmative vote of the holders of a majority of the outstanding shares of FLAG.

         Empire. Under Empire's Bylaws, the entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court, if he is convicted of a felony, or if he fails to attend regular meetings of the Board of Directors for three consecutive meetings without having been excused by the Board of Directors.

Indemnification

         FLAG. The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding which is initiated against such person by reason of his serving as a director, to the fullest extent authorized by the GBCC; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of FLAG; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of a director's liability to the corporation itself. The indemnification provisions state that they are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for similar indemnification of the officers of FLAG. The FLAG Bylaws provide that, shareholders are entitled to notification of any indemnification granted to the directors.

         Empire. The Empire Bylaws provide that Empire shall indemnify its directors, officers, trustees, employees and agents for reasonable expenses incurred in connection with any proceeding to which such person is made a party due to his or her role as a current or former director, officer, trustee, employee or agent of Empire; provided, however, that Empire will not indemnify any such person for the expenses relating to any proceeding in which the person is adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of his duties to Empire. In addition, no such person will be indemnified by Empire in relation to a proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of Empire, or
(iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same proceeding. Furthermore, Section 14-2-856 of the GBCC prevents the indemnification of directors who are found liable to Empire (or subjected to injunctive relief in favor of Empire) for: (i) any appropriation, in violation of his duties, of any business opportunity of Empire; (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) any transaction from which the director derives an improper personal benefit. Empire's Bylaws provide for the advancement of expenses to such persons at the outset of a proceeding, upon the receipt from such person of a promise of repayment, the purchase of insurance by Empire against any liability of such person arising from his duties and actions as a director, and the survival of such indemnification to the person's heirs, executors and administrators. The indemnification provisions state that they are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Special Meetings Of Shareholders

         FLAG. FLAG's Bylaws provide that special meetings of the shareholders may be called at any time by a majority of the entire Board of Directors of FLAG, the Chairman of the Board, the President, or, upon delivery to FLAG's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, the holders of a majority of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

         Empire. The Empire Bylaws provide that special meetings of the shareholders may be called at any time by the President, Chairman of the Board or the Board of Directors of Empire. Empire is required to call a special meeting when requested in writing by the holders of not less than 25% of all the shares entitled to vote in an election of directors.

Actions by Shareholders Without a Meeting

         FLAG. With respect to whether action required or permitted to be taken by FLAG shareholders must be effected at a duly called meeting of shareholders or whether such action may be effected by written consent of the shareholders, the FLAG Bylaws basically mirror Section 14-2-704 of the GBCC, which provides that, unless otherwise provided in the articles of incorporation, action required or permitted by the GBCC to be taken at an annual or special meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, or, if provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. Since FLAG's Articles do not provide for the action by shareholders of FLAG without a meeting, any such action must be taken by the unanimous written consent of all shareholders entitled to vote on the action.

         The provisions of the GBCC do not affect the special voting requirements contained in the FLAG Articles of Incorporation or Bylaws for the approval of a business combination or the amendment of such provision. The approval of a business combination or of an amendment to the provision which sets forth the voting requirements of such combinations requires the affirmative vote of the holders of two-thirds of all shares of FLAG Common Stock outstanding and entitled to vote, unless (i) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder prior to the date when such interested shareholder first became an interested shareholder, or (ii) the business combination is unanimously approved by the continuing directors of FLAG.

         Empire. Under Section 14-2-706 of the GBCC, an action which is required to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.

Mergers, Consolidations, And Sales Of Assets

         FLAG. The FLAG Articles generally require the affirmative vote of the holders of at least two-thirds of all the issued and outstanding shares (other than shares held by an "interested shareholder") of FLAG Common Stock entitled to vote to approve a "business combination" with an interested shareholder (basically, a 10% or more shareholder of FLAG), unless (i) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date such shareholder became an interested shareholder, or (ii) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, FLAG's Bylaws expressly provide that the terms and requirements of Sections 14-2-1110 through 14-2-1113 of the GBCC will be applicable to FLAG and to any business combination approved or recommended by the Board of Directors of FLAG. As a result, Section 14-2-1111 requires that the business combination be (i) unanimously approved by the continuing directors, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval, or (ii) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by the holders voting shares of the corporation (other than the voting shares beneficially owned by the interested shareholder who is a party to the business combination). These voting requirements are required in addition to any vote otherwise required by law or the Articles of Incorporation of FLAG. Further,
Section 14-2-1112 states that the voting requirements in Section 14-2-1111 do not apply as long as all of the shareholders of FLAG receive a fair price in return for their stock as a result of the business combination. However, the voting requirements contained within the FLAG Articles of Incorporation would continue to apply to any such business combinations.

         The provisions of the FLAG Articles of Incorporation and Bylaws relating to business combinations and Sections 14-2-1110 through 14-2-1113 of the GBCC are designed as anti-takeover measures, and for the protection of the minority shareholders of FLAG against some of the inequities which arise in certain hostile takeover attempts.

          Empire. Because the Empire Bylaws do not specifically adopt the anti-takeover provisions of the GBCC, the requirements of Sections 14-2-1110 through 14-2-1113 of the GBCC do not apply to Empire.

Shareholders' Rights To Examine Books And Records

         FLAG. The FLAG Bylaws state that the Board of Directors of FLAG has the power to determine which accounts and books of FLAG, if any, will be open to the inspection of shareholders, except such books and records which are required by law to be held open for inspection. The GBCC provides that a shareholder is entitled to inspect and copy certain books and records (such as the corporation's articles of incorporation or bylaws) upon written demand at least five days before the date on which he wishes to inspect such records. A shareholder is entitled to inspect certain other documents (such as minutes of the meetings of the board of directors, accounting records and the record of shareholders of the corporation) provided that such inspection must occur during regular business hours at a reasonable location determined by FLAG, and any such demand for inspection will only be permitted if the following conditions are met: (i) the demand for inspection is made in good faith, or made for a proper purpose (a purpose reasonably relevant to such person's legitimate interest as a shareholder); (ii) the shareholder describes with particularity his or her purpose for the inspection and the documents which he wishes to inspect; (iii) the records requested for inspection by the shareholder are directly connected with his or her stated purpose; and, (iv) the records are to be used solely for the shareholder's stated purpose. The FLAG Bylaws also state that the Board has the power to prescribe reasonable rules and regulations not in conflict with applicable law for the inspection of corporate books or accounts.

         Empire. The Empire Bylaws contain substantially similar terms as the FLAG Bylaws with respect to the rights of shareholders of Empire to inspect corporate records. The Empire Board of Directors has the power to designate which documents will be open for inspection, and the manner in which shareholders may inspect such documents, subject to the requirements of the GBCC.

Dividends

         FLAG. The FLAG Bylaws provide that dividends upon the capital stock of FLAG may be declared by the FLAG Board of Directors, as long as the Board of Directors complies with the requirements of the GBCC and the applicable rules and regulations of any relevant regulatory authorities. Such dividends may be paid in cash, property, or shares of FLAG's capital stock. Section 14-2-640 of the GBCC provides, generally, that no distribution, including dividends, may be made by a corporation if, after giving the distribution effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         Empire. The Empire Bylaws provide that dividends may be declared by the Empire Board of Directors at any regular or special meeting and paid in cash or property only out of (i) the unreserved and unrestricted earned surplus of Empire, or (ii) the unreserved and unrestricted net earnings of the current fiscal year computed to the date of declaration of the dividend or the next preceding fiscal year. Dividends may be paid in Empire Common Stock out of treasury shares. In addition, dividends may be paid in Empire Common Stock from the authorized but unissued shares of Empire Common Stock provided that (i) the shares are issued at not less than par value, and (ii) retained earnings at least equal to the aggregate par value of the shares to be issued are transferred to capital stock at the time the dividend is paid. Empire's authority to declare dividends is further restricted by Section 14-2-640 of the GBCC as discussed above.

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

         FLAG Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "FLAG." The following table sets forth the high and low sale prices per share of FLAG Common Stock on the Nasdaq National Market and the dividends paid per share of FLAG Common Stock for the indicated periods. Effective June 30, 1998, FLAG declared a 3-for-2 stock split. The amounts below have been adjusted to reflect the stock split.


                                        Sale Price Per
                                         Share of FLAG
                                         Common Stock         Dividends Declared
                                         ------------         Per Share of FLAG
                                        High         Low        Common Stock
                                   -----------  ----------- ------------------
1996
First Quarter......................   $ 9.67       $ 8.33          $0.042
Second Quarter.....................     9.00         8.00           0.034
Third Quarter......................     8.50         6.33           0.034
Fourth Quarter.....................     7.83         7.17           0.034
1997
First Quarter......................   $ 8.67       $ 6.83          $0.046
Second Quarter.....................     9.75         7.50           0.034
Third Quarter......................    11.00         9.33           0.034
Fourth Quarter.....................    14.33        11.00           0.034
1998
First Quarter......................  $ 14.33      $ 11.92          $0.046
Second Quarter.....................    19.38        12.67           0.060
Third Quarter (through ____, 1998).    _____        _____


         On May 29, 1998, the last day prior to the public announcement of the proposed merger between FLAG and Empire, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $15.33, as adjusted for 3-for-2 stock split effective June 3, 1998, and the resulting equivalent pro forma price per share of Empire Common Stock (based on the 42.5 Exchange Ratio) was $651.53. On _______________, 1998, the latest practicable date prior to the mailing of this Proxy Statement/Prospectus, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $_______, and the resulting equivalent pro forma price per share of Empire Common Stock was $________. The equivalent per share price of a share of Empire Common Stock at each specified date represents the last reported sale price of a share of FLAG Common Stock on such date multiplied by the Exchange Ratio.

         There is no established public trading market for the Empire Common Stock, and no reliable information is available as to trades of such shares or the prices at which such shares have traded. Empire pays dividends quarterly. The last dividend paid by Empire was $.85 per share, paid on June 10, 1998.

         To the knowledge of Empire the most recent trade of Empire Common Stock prior to May 29, 1998, the last day prior to the public announcement of the proposed merger between FLAG and Empire, was the sale of 400 shares on April 17, 1998 at $271.26 per share. To the knowledge of Empire, there have been no trades of Empire Common Stock since the announcement of the Merger.

         The foregoing information regarding Empire Common Stock is provided for informational purposes only and, due to the absence of an active market for Empire's shares, should not be viewed as indicative of the actual or market value of Empire Common Stock.

         The holders of FLAG Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. FLAG has paid regular quarterly cash dividends on its Common Stock since 1987. Although FLAG currently intends to continue to pay quarterly cash dividends on FLAG Common Stock, there can be no assurance that FLAG's dividend policy will remain unchanged after consummation of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. For information with respect to the provisions of the Merger Agreement relating to FLAG's and Empire's abilities to pay dividends on their respective common stock during the tendency of the Merger, see "DESCRIPTION OF MERGER -- Conduct of the Business Pending the Merger."

         FLAG is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary depository institutions. FLAG's bank subsidiaries and subsidiary thrift institution are subject to certain legal restrictions on the amount of dividends they are permitted to pay.


                               BUSINESS OF EMPIRE

General

         Empire is a bank holding company headquartered in Homerville, Georgia. Empire's wholly-owned subsidiary, Empire Bank, operates two banking offices located in Homerville and Waycross, Georgia. As of June 30, 1998, Empire had total consolidated assets of approximately $69.8 million, total consolidated deposits of approximately $58.8 million, and total consolidated shareholders' equity of approximately $7.2million. Through its banking subsidiary, Empire offers a broad range of banking and banking-related services. E.B.C. Financial Services, Inc., a Georgia corporation and a wholly-owned subsidiary of Empire, provides various insurance products.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of Empire and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Empire Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                           Number of Shares          Percent
                                         Beneficially Owned at          Of
       Name                               Empire Record Date        Class (%)

(a)   Directors

Leonard H. Bateman                                250  (1)               .9

William C. Boyle, Jr.                             100                    .4

Trevor W. Fortner                                 100                    .4

John E. Hughes                                    310                   1.2

Roger E. James                                    564                   2.1

Allen V. Kennedy II                               625  (2)              2.4

Roger W. Merritt                                  136  (3)               .5

Harry M. Peagler, III                           1,220  (4)              2.3

James T. Stovall, III                           2,406  (5)              9.1

Deborah H. Strickland                             100                    .4

(b)   Executive Officers

Daniel G. Morris                                   10                    .0

(c)   Executive Officers and Directors          5,207                  19.7
     As a Group

--------------------

(1) Consists of (i) 130 shares owned by Mr. Bateman and (ii) 120 shares owned by Mr. Bateman's spouse as to which beneficial ownership is shared.

(2) Consists of (i) 427 shares owned by Mr. Kennedy and (ii) 198 shares owned by Mr. Kennedy's spouse as to which beneficial ownership is shared.

(3) Consists of (i) 126 shares owned by Mr. Merritt and (ii) 10 shares owned by Mr. Merritt's spouse as to which beneficial ownership is shared.

(4) Consists of (i) 600 shares owned by Mr. Peagler, (ii) 106 shares owned by Mr. Peagler's spouse as to which beneficial ownership is shared and
          (iii) 514 shares owned by Mr. Peagler's children as to which beneficial ownership is shared.

(5) Consists of (i) 100 shares owned by Mr. Stovall and (ii) 2,306 shares owned by Mr. Stovall's spouse as to which beneficial ownership is shared.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

Corporate Profile

Empire, a one-bank holding company for Empire Bank (collectively referred to in this section as "Empire"), is located in Homerville, Clinch County, a community approximately 240 miles southeast of downtown Atlanta. Empire opened a branch location in July 1996, in Waycross, Ware County, Georgia, a community 30 miles east of Homerville.

Empire is community oriented, with an emphasis on retail banking, and offers such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit, MasterCard and VISA accounts, and money transfers. In addition, Empire finances timber, commercial and consumer transactions, makes secured and unsecured loans, including residential mortgage loans, and provides a variety of other banking services.

Empire's primary service area is in Clinch and Ware County, Georgia and surrounding counties. The service area has experienced minimal growth for the past several years. The area's economic base is dependent upon cyclical factors, such as agriculture and real estate activities.

The following discussion focuses on significant changes in the financial condition and results of operations of Empire during the past three years. The discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this report.

Financial Highlights

Net earnings increased 182% during 1997 as compared to 1996 totaling just over $ 693,000. Net earnings for 1996 decreased 55% to $246,000 compared to 1995 earnings. Pretax earnings for 1996 decreased by approximately $249,000, primarily due to increases in operating costs relating to the new branch location in Waycross, Georgia.

The returns on average assets and on average stockholders' equity were 1.05% and 10.64%, respectively, in 1997 compared to .42% and 4.01%, respectively, in 1996. Those averages were low due to the start up operating costs related to the Waycross location.

Total assets at December 31, 1997 were $70.0 million compared to $60.6 million at the end of 1996 an increase of approximately 16%. Total loans were approximately $45.5 million at December 31, 1997, an increase of over 14% from the 1996 balance, and total deposits at December 31, 1997, were $59 million as compared to $51 million in 1996, an increase of 16%. Empire continues to fund the majority of its assets with deposits acquired in its local marketplace.

Net Interest Income

Net interest income (the difference between interest earned on assets and interest paid on deposits and liabilities) is the largest component and most important source of Empire's earnings. Empire actively manages this income source to provide the largest possible amount of income while balancing interest rate, credit and liquidity risks. Net interest income for 1997 increased by 15% from 1996 and decreased by 2% in 1996 as compared to 1995. The increased volume of earning assets was the primary reason for the increase in 1997.

Interest income increased 17% in 1997 and 8% in 1996. The increase in 1997 was primarily a result of an increase in interest and fees on loans of approximately $645,000 or 17%, and an increase in interest on investment securities of approximately $117,000 or 18%.

Average earning assets in 1997 increased 13% when compared to 1996 due to increases in average loans of over $5.6 million and average investment securities of $1.6 million. Increases in average earning assets of 12% were also experienced between 1996 and 1995 due to increases in average loans of $2.7 million and a $.7 million increase in average investment securities. The average earning asset mix remained consistent during 1997 with loans at 74%, investment securities at 21% and other earning assets at 5% of the total. In 1996, loans accounted for 73%, investment securities 21% and other earning assets 6%. The mix of earning assets is monitored on a continuing basis in order to react to favorable interest rate movements and to maximize the return on earning assets.

Table 1 presents net interest income, yields and rates on average balances for 1997, 1996 and 1995.


Table 1 - CONSOLIDATED AVERAGE BALANCES, INTEREST AND RATES
                             (dollars in thousands)

                                                                  Years Ended December 31,
                                           1997                          1996                      1995
                                                    Average                     Average                       Average
                               Average               Yield/   Average            Yield/    Average             Yield/
                               Balance    Interest   Cost     Balance  Interest  Cost      Balance  Interest   Cost
                               -------    --------   ----     -------  --------  ----      -------  --------   ----
  Interest-earning assets:

    Federal funds sold ......  $  3,261   $  175     5.37%     $ 3,344  $  165     4.93%   $ 1,103   $    62    5.62%
    Loans ...................    44,684    4,344     9.72 %     39,041   3,699     9.47%    36,308     3,486    9.60%
    Investment securities
     non-taxable ............     3,170      140     4.42 %      3,176     140     4.41%     4,548       203    4.46%
    Investment securities
     taxable ................     9,678      600     6.20 %      8,047     483     6.00%     5,934       410    6.91%
                                -------   ------               -------  ------               -----      ----
       Total interest-earning
            assets ..........    60,793    5,259     8.65 %     53,608   4,487     8.37%    47,893     4,161    8.69%
     Non-interest-earning
         assets .............     5,128                          4,303                       3,077
                                -------                        -------                     -------
       Total assets .........  $ 65,921                       $ 57,911                    $ 50,970
                                =======                         ======                      ======

  Interest bearing liabilities:
    Deposits:
     Demand .................  $  4,950   $  204     4.12 %   $  5,501  $  192     3.49%   $ 5,530    $  191    3.45%
     Savings ................     2,289       63     2.75 %      2,136      58     2.72%     2,157        59    2.74%
     Time ...................    34,989    2,116     6.05 %     28,785   1,747     6.07%    25,312     1,479    5.84%
     Other borrowings .......     3,756      260     6.92 %      3,385     220     6.50%     2,037       113    5.55%
                                -------   ------               -------  ------             -------   -------
   Total interest-bearing
    liabilities .............    45,984    2,643     5.76 %     39,807   2,217     5.57%    35,036     1,842    5.26%
                                           -----                         -----                         -----
  Non-interest bearing
    liabilities
     Deposits ...............    13,134                         11,709                       9,876
     Other non-interest
       bearing liabilities ..       290                            254                         255
                               --------                       --------                    --------
  Total liabilities .........    59,408                         51,770                      45,167
  Equity ....................     6,513                          6,141                       5,803
                                -------                        -------                     -------
  Total liabilities and
     stockholders' equity ...  $ 65,921                       $ 57,911                    $ 50,970
                                =======                         ======                      ======
  Net interest-earning assets  $ 14,809                       $ 13,801                    $ 12,857
                                 ======                         ======                      ======
  Net interest income/interest
    rate spreads ............             $2,616      2.90%             $2,270     2.80%              $2,319    3.43%
                                           =====                         =====                         =====
  Net interest margin .......                         4.30%                        4.23%                        4.84%
  Ratio of average interest-
    earning assets  to average
    interest-bearing liabilities                     132.20%                      134.67%                     136.70%

Consolidated Average Balances, Interest and Rates

The banking industry uses two key ratios to measure relative profitability of net interest income. The net interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing deposits and gives a direct perspective on the effect of market interest rate movements. The net interest margin is defined as net interest income as a percentage of average total earning assets and takes into account the positive impact of investing noninterest bearing funding sources.

The 1997 net interest spread increased 7 basis points to 4.30% from the 1996 spread of 4.23% as the yield on both interest earning assets and liabilities increased. The decrease in 1996 was 61 basis points from the 4.84% reflected in 1995. Table 2 shows the change in net interest income for the past two years due to changes in volumes and rates.

Table 2 - Analysis of the Changes in Net Interest Income
(dollars in thousands)

                                          Rate/Volume Variance
                                         Years Ended December 31
                                         -----------------------
                                     1997/1996                  1996/1995
                               Change Attributable To    Change Attributable To
                               ----------------------    ----------------------
                                                Total                    Total
                                              Increase/                Increase/
                              Volume   Rate   Decrease   Volume   Rate  Decrease
                              ------   ----   --------   ------   ----  --------

Interest-earning assets:
  Federal funds sold ........ $  (4)   $  14    $  10   $ 110    $  (7)   $ 103
  Loans, including fees .....   547       98      645     258      (45)     213
  Investment securities:
   Nontaxable ...............  --       --       --       (60)      (3)     (63)
   Taxable ..................   101       16      117     116      (43)      73
                              -----    -----    -----   -----    -----    -----

  Total net change in
     income on interest-
     earning assets .........   644      128      772     424      (98)     326
                              -----    -----    -----   -----    -----    -----

Interest-bearing liabilities:
  Deposits:
   Demand ...................   (14)      26       12      (1)       2        1
   Savings ..................     4        1        5      (1)    --         (1)
   Time .....................   375       (6)     369     209       59      268
   Other borrowings .........    25       15       40      85       22      107
                              -----    -----    -----   -----    -----    -----

  Total net change in
      expense on interest-
      bearing liabilities ...   390       36      426     292       83      375
                              -----    -----    -----   -----    -----    -----

      Net change in net
           interest income .. $ 254    $  92    $ 346   $ 132    $(181)   $ (49)
                              =====    =====    =====   =====    =====    =====

Loans

Average loans increased over 14% in 1997 with much of the increase concentrated in the commercial loan and real estate categories. These categories account for 33.80% and 41.24%, respectively, of the total loan portfolio. Total gross loans outstanding at year end increased 14% over the previous year end levels. The growth in the portfolio resulted from Empire's ongoing efforts to increase the loan portfolio through the origination of quality loans especially at the Waycross location.

Table 3 breaks down the composition of the loan portfolio for each of the past five years while Table 4 shows the amount of loans outstanding for selected categories as of December 31, 1997, with maturities based on the remaining scheduled repayments of principal.




Table 3 - Loan Portfolio Composition
(dollars in thousands)

                                                                     December 31,
                               1997               1996                 1995              1994               1993
                               ----               ----                 ----              ----               ----
                                   Percent            Percent             Percent            Percent             Percent
                                     of                 of                  of                  of                 of
                          Amount    Total    Amount    Total     Amount    Total     Amount    Total    Amount    Total
                          ------    -----    ------    -----     ------    -----     ------    -----    ------    -----
  Commercial,
    financial and
    agricultural ...... $ 15,530   33.80%  $ 13,337   33.19%   $ 13,653    36.74%  $ 11,635   35.48%  $ 10,664   35.56%
  Real estate-mortgage
    and construction ..   18,948   41.24%    15,669   39.00%     13,389    36.03%    11,876   36.21%    11,793   39.32%
  State, county and
    municipal .........    2,553    5.56%     3,006    7.48%      2,755     7.41%     2,212    6.74%     1,500    5.00%
  Installment loans to
    individuals .......    8,912   19.40%  $  8,168   20.33%      7,366    19.82%     7,073   21.57%     6,033   20.12%
                        -------- -------    ------- -------     -------  -------    ------- -------    ------- -------

       Total loans ....   45,943  100.00%    40,180  100.00%     37,163   100.00%    32,796  100.00%    29,900  100.00%

  Less: Allowance
    for loan losses ...      481                395                 535                 292                320
                        --------            -------           ---------           ---------           --------

                        $  45,462           $ 39,785           $ 36,628            $ 32,504           $ 29,670
                           ======             ======             ======              ======             ======

Table 4 - Loan Portfolio Maturity
(dollars in thousands)


                            Maturity                     Rate Structure
--------------------------------------------------------------------------------
                            Over One
                    One       Year        Due          Predetermined Floating or
                   Year or   Through     After           Interest    Adjustable
                           Five Years  Five Years Total    Rate         Rate
--------------------------------------------------------------------------------
  Commercial ......$8,797    $4,459     $2,274  $ 15,530  $ 7,199    $ 8,331
  Real estate -
     construction .   444       600          0     1,044      781        263
                   ------    ------     ------   -------  -------     ------
                   $9,241    $5,059     $2,274  $ 16,574  $ 7,980    $ 8,594
                    =====     =====      =====    ======    =====      =====

Investment Securities

The composition of Empire's investment securities portfolio reflects Empire's investment strategy of maximizing portfolio yields commensurate with risk and liquidity considerations. The primary objectives of Empire's investment strategy are to maintain an appropriate level of liquidity and provide a tool to assist in controlling Empire's interest rate position while at the same time producing adequate levels of interest income. Management of the maturity of the portfolio is necessary to provide liquidity and to control interest rate risk. During 1997 and 1996, gross investment securities sales were $1.4 million and $1.1 million. Maturities and paydowns were $5.2 million and $4.8 million during 1997 and 1996, representing 46% and 50 %, respectively, of the average total portfolio for each year. Net realized gains associated with the sales were minimal, accounting for
 .1% and .9% of noninterest income during 1997 and 1996, respectively. Gross unrealized gains in the total portfolio amounted to approximately $20,000 at year end 1997 and gross unrealized losses amounted to approximately $1,000.

Total average investment securities increased 14% during 1997. Average investment securities during 1996 increased 7% from the 1995 average levels. Total investment securities increased $1.5 million, or approximately 13%, during 1997.

Table 5 reflects the carrying amount of the investment securities portfolio for the past three years.

Table 5 - Carrying Value of Securities
(dollars in thousands)


                                              1997         1996           1995
                                              ----         ----           ----

    U.S. Treasury and agencies ..........  $ 9,981      $ 8,466        $ 6,536

    State, county and municipal .........    2,815        2,819          3,054
                                           -------      -------          -----

             Total ......................  $12,796      $11,285        $ 9,590
                                            ======       ======          =====


Table 6 presents the expected maturity of the total investment securities portfolio (using carrying value) by maturity date and average yields at December 31, 1997. It should be noted that the composition and maturity/repricing distribution of investment securities available for sale is subject to change depending on rate sensitivity, capital needs, and liquidity needs.

Table 6 - Expected Maturity of Investment Securities
(dollars in thousands)


                                           After One        After Five
                           Within         But Within        But Within
                           One Year       Five Years         Ten Years    Totals
                        Amount Yield Amount Yield Amount Yield Amount U.S. Treasuries and
    agencies-afs ..... $4,356   5.66%  $ 5,426   6.40%  $    -       -   $ 9,782
U.S. Treasuries and
    agencies-htm .....    199   5.99%       -       -        -       -       199
                           -      -      1,233   4.71%    1,582   5.15%    2,815
                        -----            -----            -----            -----
     Total ........... $4,555          $ 6,659           $1,582          $12,796
                        =====            =====            =====           ======

Deposits

As reflected in Table 1, total average interest bearing liabilities increased 16% during 1997. The largest dollar increase in average interest bearing deposits was in the time deposit category, rising over $6.2 million or 22% from 1996. Average interest bearing demand deposits decreased by $550,000 or 10%. Average noninterest bearing demand deposits increased over $1,425,000 or approximately 12% during 1997 after increasing 19% during 1996. The maturities of time deposits of $100,000 or more issued by Empire at December 31, 1997 are summarized in Table 7. Management is of the opinion that its time deposits of $100,000 or more are customer-relationship oriented and represent a reasonably stable source of funds.

Table 7 - Maturities of Time Deposits Over $100,000
(dollars in thousands)

  Within 3 months .......................   $   2,547
After 3 through 6 months ................       3,447
After 6 through 12 months ...............       4,564
  After 12 months .......................       1,587
                                             --------
                                            $  12,145

Liquidity Management

The objective of liquidity management is to ensure that sufficient funding is available, at reasonable cost, to meet the ongoing operational cash needs of Empire and to take advantage of income producing opportunities as they arise. While the desired level of liquidity will vary depending upon a variety of factors, it is the primary goal of Empire to maintain a high level of liquidity in all economic environments. Liquidity is defined as the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining Empire's ability to meet the day to day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs. Without proper liquidity management, Empire would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves. Daily monitoring of the sources and uses of funds is necessary to maintain an acceptable cash position that meets both requirements. In a banking environment, both assets and liabilities are considered sources of liquidity funding and both are monitored on a daily basis.

As disclosed in Empire's Consolidated Statement of Cash Flows included elsewhere herein, net cash provided by operating activities increased by approximately
$263,000. Net cash used in investing activities of $7.7 million consisted primarily of net loans originated of $5.9 million along with securities purchased of $8.1 million, offset by securities sales and maturities of $6.6 million. This resulted from management's continued efforts to invest new funds from deposits into loans and investment securities. The $8.7 million of net cash provided by financing activities consisted primarily of the $8.7 million increase in demand, savings and time deposits.

Management considers Empire's liquidity position at the end of 1997 to be sufficient to meet its foreseeable cash flow requirements. Reference is made to the Consolidated Statements of Cash Flows appearing in the Consolidated Financial Statements for a three-year analysis of the changes in cash and cash equivalents resulting from operating, investing and financing activities.

Interest Rate Sensitivity Management

The absolute level and volatility of interest rates can have a significant impact on Empire's profitability. The objective of interest rate risk management is to identify and manage the sensitivity of net interest income to changing interest rates, in order to achieve Empire's overall financial goals. Based on economic conditions, asset quality and various other considerations, management establishes tolerance ranges for interest rate sensitivity and manages within these ranges.

Empire uses income simulation modeling as a primary tool in measuring interest rate risk and managing interest rate sensitivity. Simulation modeling considers not only the impact of changing market rates of interest on future net interest income, but also such other potential causes of variability as earning asset volume, mix, and general market conditions.

Interest rate sensitivity is a function of the repricing characteristics of Empire's portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity during the life of the instruments. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of changes in market interest rates. Effective interest rate sensitivity management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable time frame, thereby minimizing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in Empire's current portfolio that are subject to repricing at various time horizons: immediate through three months, four to twelve months, one to five years and on a cumulative basis. The differences are known as interest sensitivity gaps. Table 8 shows interest sensitivity gaps for these different intervals as of December 31, 1997.


Table 8 - Interest Rate Sensitivity Analysis
(dollars in thousands)
                                                     Over      Over
                                       Immediate    Three      One
                                        Through     Months    Through   Over
                                         Three     through     Five     Five
                                         Months    One Year    Years    Years     Total
  Interest earning assets:
    Interest bearing deposits and
     federal funds sold ..............  $ 4,495   $     -     $   -    $   -    $ 4,495
    Investment securities:
     Taxable .........................      -        4,555     5,426       -      9,981
     Nontaxable ......................      -          -       1,233     1,582    2,815
    Loans ............................   18,989      6,733     8,622    11,599   45,943
                                         ------      -----     -----    ------   ------
      Total interest earning assets ..   23,484     11,288    15,281    13,181   63,234
  Interest bearing liabilities:
    Deposits:
     Interest bearing demand .........    4,379        -         -         -      4,379
     Savings .........................    2,149        -         -         -      2,149
     Time ............................    7,590     22,772     8,060       -     38,422
  Federal Home Loan Bank borrowings ..      154        462     2,017     1,028    3,661
                                       --------   --------     -----     -----    -----
        Total interest bearing
                 liabilities .........   14,272     23,234    10,077     1,028   48,611

  Interest sensitivity gap ...........    9,212    (11,946)    5,204    12,153  $14,623
                                        -------    --------    -----    ------   ======
  Cumulative interest sensitivity gap $   9,212   $ (2,734)   $2,470   $14,623
                                        =======    ========  =======    ======

Changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. This characteristic is referred to as basis risk and generally relates to the possibility that the repricing characteristics of short-term assets tied to Empire's prime lending rate are different from those of short-term funding sources such as certificates of deposit.

Varying interest rate environments can create changes in prepayment levels of assets and liabilities, which are not reflected in the interest rate sensitivity analysis report. These prepayments may have significant effects on Empire's net interest margin. Because of these factors an interest sensitivity gap report may not provide a complete assessment of Empire's exposure to changes in interest rates.

Table 8 indicates Empire is in a liability sensitive or negative gap position after twelve months. This liability sensitive position would generally indicate that Empire's net interest income would decrease should interest rates rise and would increase should interest rates fall. Due to the factors cited previously, current simulation results indicate only minimal sensitivity to parallel shifts in interest rates. Management also evaluates the condition of the economy, the pattern of market interest rates and other economic data to determine the appropriate mix and repricing characteristics of assets and liabilities required to produce an optimal net interest margin.

Capital Resources

Stockholders' equity at December 31, 1997 increased 10% from December 31, 1996. Net earnings after dividends for 1997 accounted for the majority of the increase in stockholders' equity.

Dividends of $3.20 per share, were declared on Empire's common stock in 1997 and 1996. Empire has retained earnings by maintaining a relatively low dividend payout ratio in order to keep pace with the rate of increased asset growth.

Average stockholders' equity as a percentage of total average assets is one measure used to determine capital strength. The ratio of average stockholders' equity to average assets for 1997 was 9.88% compared to 10.60% in 1996. The decrease in the ratio is the result of asset growth. Table 9 summarizes these and other key ratios of Empire for each of the last three years.

Table 9 - Key Ratios

                                                1997       1996       1995
                                                ----       ----       ----

      Return on average assets ..............   1.05%      .42%       1.08%
      Return on average equity ..............  10.64%     4.01%       9.44%
      Dividend payout ratio .................  12.00%    34.00%      15.00%
      Average equity to average assets ......   9.88%    10.60%      11.39%

The Board of Governors of the Federal Reserve System has issued guidelines for the implementation of risk-based capital requirements by U.S. banks and bank holding companies. These risk-based capital guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets, both on and off balance sheet. Under the guidelines, capital strength is measured in two tiers which are used in conjunction with risk adjusted assets to determine the risk based capital ratios. The guidelines require an 8% total risk-based capital ratio, of which 4% must be Tier I capital.

Empire's Tier I capital, which consists of stockholders' equity net of unrealized gains and losses on securities available for sale and intangible assets, amounted to $6.6 million at December 31, 1997. Tier II capital includes supplemental capital components such as qualifying allowance for loan losses.
Tier I capital plus Tier II capital components is referred to as Total Risk-based Capital and was $7.1 million at December 31, 1997. The percentage ratios, as calculated under the guidelines, were 13.7% and 14.6% for Tier I and Total Risk-based Capital, respectively, at December 31, 1997.

A minimum leverage ratio is required in addition to the risk-based capital standards and is defined as Tier 1 capital divided by average assets adjusted for the unrealized gain/loss on the investment securities investment portfolio and intangible assets. Although a minimum leverage ratio of 3% has been established, the Federal Reserve Board will require bank holding companies to maintain a leverage ratio greater than 3% if it is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the Federal Reserve Board. The Federal Reserve Board uses the leverage ratio in tandem with the risk-based capital ratios to assess capital adequacy of banks and bank holding companies. Empire's leverage ratios at December 31, 1997 and 1996 were 10.4% and 10.8%, respectively. Risk-based and leverage capital positions as of December 31, 1997 and 1996 are presented in Table 10.

Table 10 - Analysis of Capital Adequacy
(dollars in thousands)
                                                           1997        1996

       Risk-based capital ratios:

       Tier I capital to risk-adjusted assets ........    14.0%       14.6%
       Tier II capital to risk-adjusted assets .......     1.0%         .9%
                                                         -----      ------

              Total capital to risk-adjusted assets ..    15.0%       15.5%
                                                          ====        ====

              Leverage ratio .........................    10.7%       11.1%
                                                          ====        ====

       Tier I Capital ................................ $  6,811    $  6,195
       Tier II Capital ...............................      482         393
                                                        -------     -------

              Total Capital .......................... $  7,293    $  6,588
                                                         ======      ======

       Total risk-adjusted assets ....................  $48,617     $42,506
                                                         ======      ======

All three of the capital ratios of Empire Bank currently exceed the minimum ratios required in 1997 as defined by federal regulators and are deemed to be well capitalized. Empire monitors these ratios to ensure that Empire Bank remains within regulatory guidelines. Increased regulatory activity in the financial industry as a whole will continue to impact the structure of the industry, however, management does not anticipate any negative impact on the capital resources or operations of Empire.

Provision and Allowance for Loan Losses

Empire manages asset quality and controls risk through diversification of the loan portfolio and the application of policies designed to foster sound underwriting and loan monitoring practices. Empire's loan administration function is charged with monitoring asset quality, establishing credit policies and procedures, and enforcing the consistent application of these policies and procedures.

The provision for loan losses is the annual cost of providing an adequate allowance for anticipated potential future losses on loans. The amount each year is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of loan portfolio quality, the value of collateral and economic factors and trends.

During recent years, Empire has strengthened its review process of the larger loans in its portfolio and has imposed stricter underwriting standards in order to minimize the impact an economic downturn might have on credit quality. Loan review procedures, including such techniques as loan grading and on-site reviews, are regularly utilized in order to ensure that potential problem loans are identified early in order to lessen any potentially negative impact such problem loans may have on Empire's earnings. Management's involvement continues throughout the process and includes participation in the workout process and recovery activity. These formalized procedures are monitored internally by the loan review committee. Such review procedures are quantified in quarterly reports to senior management and are used in determining whether such loans represent potential loss to Empire. Management monitors the entire loan portfolio in an attempt to identify problem loans so that risks in the portfolio can be identified on a timely basis and an appropriate allowance maintained.

The provision for loan losses decreased 60% in 1997 compared to a 2% decrease in 1996. The increased provisions for 1997 and 1996 were for the required reserves related to the credit loss for two large lending relationships. The allowance for loan losses as a percentage of gross loans outstanding at year-end totaled 1.0% for both 1997 and 1996.

Empire does not allocate the allowance for loan losses to the various loan categories. The entire allowance is available to absorb losses from any and all loans. Table 11 sets forth information with respect to Empire's allowance for loan losses for each of the last five years.


Table 11 - Analysis of the Allowance for Loan Losses
(dollars in thousands)
                                                                  Years Ended December 31,
                                                        1997     1996     1995     1994     1993
                                                        ----     ----     ----     ----     ----

  Allowance for loan losses at beginning of year ...  $  395   $  535   $  292      320   $  306
  Charge-offs:
    Commercial .....................................     143      737      457      173      -
    Real estate ....................................      -        -        -        -        -
    Installment loans to individuals ...............      52       60       55       13       75
                                                        ----    -----     ----     ----     ----
             Total charge-offs .....................     195      797      512      186       75
                                                        ----      ---      ---      ---     ----
  Recoveries:
    Commercial .....................................     -        -         74      -        -
    Real estate ....................................     -        -        -        -        -
    Installment loans to individuals ...............      30       26       38       27       33
                                                       -----    -----     ----    -----    -----
             Total recoveries ......................      30       26      112       27       33
                                                       -----    -----      ---    -----    -----
  Net charge-offs ..................................     164      771      400      159       42
  Provisions charged to earnings ...................     251      631      643      131       56
                                                       -----      ---      ---      ---     ----
  Balance at end of year ...........................  $  481   $  395   $  535   $  292   $  320
                                                       =====      ===      ===      ===      ===
  Ratio of net charge-offs to average loans
    outstanding during the period ..................    .32%    1.97%    1.10%     .51%     .14%
                                                        ===     ====     ====      ===      ===

Asset Quality

Nonperforming assets, comprised of nonaccrual loans, loans 90 days or more past due and other real estate owned totaled approximately $.7 million at December 31, 1997. At December 31, 1996, nonperforming assets amounted to $.7 million. There were no related party loans, which were considered nonperforming at December 31, 1997 or 1996. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Loans made by Empire to facilitate the sale of other real estate are made on terms comparable to loans of similar risk. An adequate investment by the buyer is required prior to the removal of other real estate from nonperforming assets.

There were no commitments to lend additional funds on nonaccrual loans at December 31, 1997. Table 12 summarizes Empire's risk elements for each of the last five years.


Table 12 - Risk Elements
(dollars in thousands)

                                                Years Ended December 31,
                                      1997     1996     1995      1994      1993
                                      ----     ----     ----      ----      ----

  Loans 90 days past due ........... $ 491   $  379   $  481     $  13     $ 292
  Loans on nonaccrual ..............   165      416      659       355       189
  Other  real estate and other
      repossessed assets ...........    84       84     -         -           -
                                     -----    -----   ------    ------     -----

  Total nonperforming assets ....... $ 740   $  745   $1,140     $ 368     $ 481
                                       ===      ===    =====       ===       ===

  Total nonperforming assets as a
  percentage of loans ..............  1.62%    1.87%    3.11%     1.13%    1.62%
                                      ====     ====    =====      ====     ====


There may be additional loans within Empire's portfolio that become classified as conditions dictate; however, management was not aware of any such loans that are material in amount at December 31, 1997. At December 31, 1997, management was unaware of any known trends, events or uncertainties that will have or that are reasonably likely to have a material effect on Empire's liquidity, capital resources or operations.

Noninterest Income

Noninterest income consists primarily of revenues generated from service charges and fees on deposit accounts. Noninterest income increased 25% during 1997 as compared to 1996 primarily due to new accounts. Total noninterest income for 1996 showed an increase of 24% compared to 1995.

Noninterest Expense

Noninterest expense for 1997 increased 17% following an increase of 20% in 1996. Total salaries and employee benefits increased 12% during 1997 and 16% in 1996 due largely to employee additions required to support Empire's branch growth.

Net occupancy expense increased 34% in 1997 following an increase of 29% in 1996. The 1997 increase in occupancy expense was due to expenses related to branch start-up costs, branch renovations, including depreciation and maintenance expenses.

Other noninterest expenses increased by approximately $103,000 or 18% compared to a 20% increase in 1996. The costs have increased primarily as the result of the Waycross branch and its growth. Management continues to evaluate other noninterest expense details in efforts to further decrease the cost of providing expanded banking services to a growing customer base.

Income Taxes

Income tax expenses for 1997 amounted to $93,000 or 12% of pretax income compared to $24,000 or 9% of 1996 pretax income. As a percentage of pretax accounting income, tax expense for 1997 was less than expected primarily as the result of Empire's reduction of a portion of its valuation allowance. For 1996, Empire recognized a tax asset related to a federal net operating loss that was generated during 1996.

Impact of Inflation and Changing Prices

A bank's asset and liability structure is substantially different from that of an industrial company in that primarily all assets and liabilities of a bank are monetary in nature. Management believes the impact of inflation on financial results depends on Empire's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services. As discussed previously, management seeks to manage the relationship between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.


Management's Discussion and Analysis of Financial Condition and Results of Operations For Each of the Six Months Ended June 30, 1998 and 1997

Financial Condition

Total assets at June 30, 1998 and December 31, 1997 were approximately $70 million. Deposits decreased approximately $.5 million, or less than 1% from December 31, 1997, while net loans increased approximately $2.9 million, or 7%. The allowance for loan losses at June 30, 1998 totaled $.5 million, representing 1.1% of total loans compared to the December 31, 1997 total of $.48 million, representing 1.1% of total loans. Securities available for sale increased 3% from December 31, 1997. The increase in net loans was funded primarily with cash and fed funds sold on hand at December 31, 1997.

The total of nonperforming assets, which includes nonaccrual loans, repossessed collateral and loans for which payments are more than 90 days past due, decreased from $.7 million at December 31, 1997 to $.4 million at June 30, 1998. There were no related party loans which were considered nonperforming at June 30, 1998.

Empire Bank was most recently examined by its primary regulatory authority in March 1997. There were no recommendations by the regulatory authority that in management's opinion will have material effects on Empire's liquidity, capital resources or operations.

Results of Operations

Net interest income increased $32,000, or 2%, in the first six months of 1998 compared to the same period for 1997. Interest income for the first six months of 1998 was $2.8 million, representing an increase of $.2 million, or 8%, over the same period in 1997. Interest expense for the first six months of 1998 increased approximately $213,000, or 17%, compared to the same period in 1997. This increase in interest income and interest expense during the first six months of 1998 compared to the same period in 1997 is primarily attributable to the increase in the volume of both loans and deposits.

The provision for loan losses for the first six months of 1998 decreased $136,000 compared to the same period for 1997. It is management's belief that the allowance for loan losses is adequate to absorb probable losses in the loan portfolio.

Noninterest income decreased 3% to approximately $267,000 for the six-month period ended June 30, 1998, as compared to the same period in 1997.

Noninterest expenses for the first six months of 1998 and 1997 amounted to $1,055,000 in both years.

Capital Resources

Empire and Empire Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory- and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines, Empire and Empire Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Empire Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Empire Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets and of Tier 1 capital (as defined) to average assets. As of June 30, 1998, Empire Bank met all capital adequacy requirements to which it is subject.

The following tables present Empire's consolidated regulatory capital position at June 30, 1998:

         Risk-Based Capital Ratios

         Tier 1 Capital ....................................   14.20%
         Tier 1 Capital minimum requirement ................    4.00%
                                                              ------

         Excess ............................................   10.20%

         Total Capital .....................................   15.14%
         Total Capital minimum requirement .................    8.00%

         Excess ............................................    7.14%

         Leverage Ratio

         Tier 1 Capital to adjusted total assets ...........   10.52%
         Minimum leverage requirement ......................    3.00%

         Excess ............................................    7.52%

Certain Transactions And Business Relationships

         Several of Empire's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Empire and Empire Bank. These persons, corporations and firms have had transactions in the ordinary course of business with Empire and Empire Bank including borrowings, all of which, in the opinion of Empire management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Empire and Empire Bank expect to have such transactions on similar terms with its directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by Empire Bank to directors, executive officers, and related parties of Empire or Empire Bank as of June 30, 1998, was approximately $2,481,546, which represented approximately 34.4% of consolidated shareholders' equity on that date.

Voting Securities And Principal Shareholders of Empire

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 26,450 outstanding shares of Empire Common Stock as of the Empire Record Date. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Empire Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                         Number of Shares          Percent
                                       Beneficially Owned At          Of
Name and Address                        Empire Record Date        Class (%)

Habersham Bancorp                        7,200   (1)                27.22
Highway 441 North
P. O. Box 1980
Cornelia, Georgia 30531

Helen Kennedy                            1,907                        7.2
703 W. Dame Avenue
Homerville, Georgia 31634

Philip Manley                            4,795   (2)                 18.1
308 W. Dame Avenue
Homerville, Georgia 31634

James T. Stovall, III                    2,406   (3)                  9.1
P. O. Box 22
Manor, Georgia 31550

(1) Pursuant to an Option Agreement dated as of March 11, 1998 by and among Habersham Bancorp, a bank holding company located in Cornelia, Georgia ("Habersham"), and certain shareholders of Empire (including Philip Manley), Habersham has an irrevocable option to purchase 7,200 shares or approximately 27% of Empire Common Stock.

(2) The listed shares are owned jointly by Mr. Manley and his spouse. The listed shares are under option to Habersham Bancorp. (See Note 1 above.)

(3) Consists of (i) 100 shares owned by Mr. Stovall and (ii) 2,306 shares owned by Mr. Stovall's spouse as to which beneficial ownership is shared.

Year 2000 Issues

         Empire currently has computer systems, software products or other business systems, or those of suppliers or customers that might not accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. Empire has conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which their systems could be affected by problems resulting from incorrectly processing date information. Empire is also requesting assurances from all software vendors that they have dealt with or plans to possibly purchase software from that the software will correctly process all date information at all times. Additionally, Empire is querying their customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in processing date information as the year 2000 approaches and is reached. There can be no assurances, however, that Empire will identify all date-handling problems with their business systems or those of their customers and suppliers in advance of their occurrence, or that Empire will be able to successfully remedy problems that are discovered. The expenses of Empire's efforts to identify and address such problems, or the expenses or liabilities to which Empire may become subject as result of such problems, could have a material adverse effect on Empire's results of operations and financial condition.


                                BUSINESS OF FLAG

General

         FLAG is a bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of the following depository institutions: Citizens, Milan and First Federal. Citizens and Milan are state banks organized under the laws of the State of Georgia, with ten banking offices located in the cities of Unadilla, Vienna, Byromville, Montezuma, Oglethorpe, Cordele, Pinehurst, Milan and McRae. First Federal is a federal savings bank, with five offices in LaGrange, Georgia, which serve markets located in western Georgia. As of June 30, 1998, FLAG had total consolidated assets of approximately $442,878,940, total consolidated deposits of approximately $339,245,243, and total consolidated shareholders' equity of approximately $38,582,093. FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services through its subsidiaries, First Federal, Citizens and Milan, as well as First Federal's wholly-owned subsidiary, Piedmont. In addition, CB Financial, a wholly-owned subsidiary of Citizens, provides pawn, title pawn and check cashing services. CB Financial is currently winding up its business operations.

         As a routine part of its business, FLAG evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement/Prospectus, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve FLAG acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the FLAG Common Stock to be issued to holders of Empire Common Stock in the Merger.

Directors and Executive Officers

         The directors of FLAG as the surviving corporation of the Merger will be:

                  Dr. A. Glenn Bailey                Leonard H. Bateman
                  H. Speer Burdette, III             Patti S. Davis
                  Fred A. Durand, III                John S Holle
                  James W. Johnson                   Kelly R. Linch
                  J. Preston Martin                  J. Daniel Speight, Jr.
                  John W. Stewart, Jr.               Robert W. Walters

         The executive officers of FLAG as the surviving corporation of the Merger will be:

                  John S. Holle                     Chairman of the Board
                  J. Daniel Speight, Jr.            President and Chief
                                                    Executive Officer
                  Patti S. Davis                    Chief Financial Officer,
                                                    Senior Vice President
                                                    and Assistant Secretary
                  Ellison C. Rudd                   Senior Vice President,
                                                    Treasurer and Secretary
                  J. Preston Martin                 Senior Vice President
                  Charles O. Hinely                 Chief Operating Officer
                                                    and Senior Vice President

Additional persons may be elected as directors or executive officers following the Merger. Upon completion of the Merger of Brown with and into Citizens, Dennis D. Allen, President and Chief Executive Officer of Brown, will be elected as a member of FLAG's Board of Directors. Upon the completion of the Merger of Heart with and into FLAG, Donald M. Thigpen, President and Chief Executive Officer of Heart, and Robert E. Thigpen, a director of Heart, will be elected as members of FLAG's Board of Directors. See "SUMMARY - Recent Development."

         The following section sets forth certain information regarding each of the persons who, after the consummation of the Merger, will be a director or executive officer of FLAG, as the surviving corporation. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years.

     Dr. A. Glenn Bailey. Dr. Bailey is a physician and surgeon in LaGrange and is a director, and from 1980 to 1989 was President, of Clark-Holder Clinic, a LaGrange medical clinic. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Dr. Bailey will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Dr. Bailey is 63 years old.

         Leonard H. Bateman. Mr. Bateman has served as President and Chief Executive Officer of Empire and Empire Bank since 1986. Following consummation of the Merger, Mr. Bateman will serve as a member of the Board of Directors of FLAG and as President and a director of Empire Bank. Mr. Bateman is 50 years old.

         H. Speer Burdette, III. Mr. Burdette is an owner, director and Vice President/Treasurer of J.K. Boatwright & Co., P.C., an accounting firm located in LaGrange. He has been a director of First Federal since 1993 and a director of FLAG since 1994. Following the Merger, Mr. Burdette will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Burdette is 45 years old.

     Patti S. Davis. Ms. Davis served as Executive Vice President and Chief Financial Officer of Middle Georgia since 1994 until Middle Georgia merged with FLAG in March 1998. Ms. Davis has been Senior Vice President and Chief Financial Officer of Citizens since 1990. Following the consummation of the merger of Middle Georgia and FLAG, Ms. Davis has served as a Senior Vice President and as a member of the Board of Directors of FLAG and, since July 1998, has served as Chief Financial Officer of FLAG. In addition, Ms. Davis continues to act as Senior Vice President and Chief Financial Officer and a director of Citizens. Following the Merger, Ms. Davis will continue to act in these capacities. Ms. Davis and J. Daniel Speight, Jr. are cousins. Ms. Davis is 41 years old.

     Fred A. Durand, III. Mr. Durand is President, Chief Executive Officer and a director of Durand-Wayland, Inc., a manufacturer of produce sorting and spray equipment. He has been a director of First Federal since 1990 and director of FLAG since 1994. Following the Merger, Mr. Durand will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Durand is 56 years old.

     Charles O. Hinely. Mr. Hinely has served as Senior Vice President and Chief Operating Officer of FLAG since December 1997. Mr. Hinely has 30 years of banking and financial industry related experience. He has worked for Citizens and Southern National Bank and was a principle of Bank Management Resources, Inc. (BMR Financial Group) and LSI Partners, Inc. Following the Merger, Mr. Hinely will continue to serve as Senior Vice President and Chief Operating Officer of FLAG. Mr. Hinely is 51 years old.

         John S. Holle. Mr. Holle served as Chairman of the Board, President, Chief Executive Officer and as a director of FLAG since 1993, and he has been President, Chief Executive Officer and a director of First Federal since 1985 and Chairman of the Board of First Federal since 1990. Following the merger of FLAG and Middle Georgia, Mr. Holle has served as Chairman of the Board of FLAG and President, Chief Executive Officer and a member of the Board of Directors of First Federal and as a director of Citizens. Mr. Holle also has been Chairman of the Board and President of First Federal's wholly-owned subsidiary, Piedmont, since 1986. Following the Merger, Mr. Holle will continue to be the Chairman of the Board of FLAG and will continue to serve as a member of the Board of Directors of FLAG. In addition, Mr. Holle will continue to act as President, Chief Executive Officer and a member of the Board of Directors of First Federal and as a director of Citizens following the Merger. Mr. Holle is 47 years old.

         James W. Johnson. Mr. Johnson is the president of McCannie Motor and Tractor Company, Inc., a retail seller of tractors and implement equipment, and served as a director of Middle Georgia and Citizens since 1982 until the merger of FLAG and Middle Georgia. Following the merger of FLAG and Middle Georgia, Mr. Johnson has served as a member of the Board of Directors of FLAG and continues to serve as a director of Citizens. Following the Merger, Mr. Johnson will continue in these capacities. Mr. Johnson is 56 years old.

     Kelly R. Linch. Mr. Linch is owner of Linch's, Inc., a retail appliance and electronics store in LaGrange. He has been a director of First Federal since 1986 and a director of FLAG since 1994. Following the Merger, Mr. Linch will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Linch also is a director of Key Distributors of Georgia, Inc. Mr. Linch is 55 years old.

         J. Preston Martin. Mr. Martin served as the President and Chief Executive Officer of Three Rivers and as President of Milan from 1986 until May 1998 when Three Rivers merged with and into FLAG. Mr. Martin currently serves as Senior Vice President, on the Boards of Directors of FLAG, Citizens and Milan and as President of Milan. Following the Merger, Mr. Martin will continue to act in these capacities. Mr. Martin is 44 years old.

     Ellison C. Rudd. Mr. Rudd served as Executive Vice President, Chief Financial Officer and Treasurer of FLAG since 1994. Mr. Rudd has also been Executive Vice President of First Federal since 1993 and Chief Financial Officer and Treasurer of First Federal since 1989 when he joined First Federal as a Vice President. Following the merger of FLAG and Middle Georgia and until July 1998, Mr. Rudd served as Senior Vice President and Chief Financial Officer of FLAG.

Mr. Rudd currently serves as Senior Vice President, Secretary and Treasurer of FLAG. Following the Merger, Mr. Rudd will continue to act in these capacities. In addition, Mr. Rudd will continue to act as Chief Financial Officer, Treasurer and Executive Vice President of First Federal. Mr. Rudd is 53 years old.

         J. Daniel Speight, Jr. Mr. Speight served as Chief Executive Officer and as a director of Middle Georgia since 1989 and has been President and Chief Executive Officer of Citizens since 1984. Following the merger of FLAG and Middle Georgia, Mr. Speight has served as the President and Chief Executive Officer of FLAG, and as a member of the Board of Directors of FLAG. In addition, Mr. Speight serves as President and Chief Executive Officer and a director of Citizens and as a director of First Federal. Following the Merger, Mr. Speight will continue to act in these capacities and will serve as a director of Empire Bank. Mr. Speight is 41 years old.

     John W. Stewart, Jr. Mr. Stewart is an owner, Chairman of the Board and President of Stewart Wholesale Hardware Company, a wholesale grocery and hardware business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Mr. Stewart will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Stewart is 63 years old.

     Robert W. Walters. Mr. Walters retired in March 1996 as owner and director of The Mill Store, Inc., a retail and contract floor covering business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Mr. Walters will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Walters is 65 years old.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of FLAG and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG Common Stock is based upon "beneficial owner" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                              Amount and
                                         Nature of Beneficial         Percent
          Name                                Ownership             of Class (%)

(a)     Directors
       Dr. A. Glenn Bailey                     92,577     (1)            1.78
       H. Speer Burdette, III                  24,576     (2)             .47
       Patti S. Davis                         145,868     (3)            2.81
       Fred A. Durand, III                     27,657     (4)             .53
       John S. Holle                           60,238.392 (5)            1.15
       James W. Johnson                       145,103     (6)            2.80
       Kelly R. Linch                          58,677     (7)            1.13
       Preston Martin                         288,000     (8)            5.57
       J. Daniel Speight, Jr.                 261,588     (9)            4.99

       John W. Stewart, Jr.                    29,838.391(10)             .58
       Robert W. Walters                      140,115.669(11)            2.70

(b)     Executive Officers
       Charles O. Hineley                           0                    0
       Ellison C. Rudd                         19,625    (12)             .38

(c)     All Directors and Executive
       Officers as a group
       (13 persons)                    1,293,863.452    24.00

-------------------

(1) Consists of (i) 36,555 shares held by Dr. Bailey, (ii) 35,055 shares held by Dr. Bailey's spouse as to which beneficial ownership is shared,
         (iii) 975 shares held by Chattahoochee Land Investment as to which beneficial ownership is shared, (iv) 1,125 shares held by a broker for the benefit or Chattahoochee Land Investment as to which beneficial ownership is shared, and (v) 18,867 shares of immediately exercisable options.

(2) Consists of (i) 2,076 shares held by Mr. Burdette, (ii) 3,633 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and (iii) 18,867 shares of immediately exercisable options.

(3) Consists of (i) 108,439 shares held by Ms. Davis, (ii) 4,063 shares held in an Individual Retirement Account for the benefit of Ms. Davis,
         (iii) 7,866 shares held by Speight Futures, Inc. as to which beneficial ownership is shared and (iv) 25,500 shares of immediately exercisable options. Ms. Davis is also an executive officer of FLAG.

(4) Consists of (i) 8,625 shares held by a broker for the benefit of Mr. Durand, (ii) 165 shares held by a broker for the benefit of Mr. Durand's spouse as to which beneficial ownership is shared, and (iii) 18,875 shares of immediately exercisable options.

(5) Consists of (i) 15,000 shares held by Mr. Holle, (ii) 238.392 shares issued to Mr. Holle pursuant to FLAG's dividend reinvestment plan, and
         (iii) 45,000 shares of immediately exercisable options. Mr. Holle is also an executive officer of FLAG.

(6) Consists of (i) 58,377 shares held by Mr. Johnson, (ii) 2,716 shares held by Mr. Johnson's spouse as to which beneficial ownership is shared, and (iii) 84,010 held by McCrannie Motor and Tractor Company, Inc. Profit Sharing Plan for the benefit of Mr. Johnson.

(7) Consists of (i) 33,750 shares held by Mr. Linch, (ii) 6,060 shares held by a broker for the benefit of Mr. Linch, and (iii) 18,867 shares of immediately exercisable options.

(8) Consists of 288,000 shares held by a broker for the benefit of Mr. Martin. Mr. Martin is also an executive officer of FLAG.

(9) Consists of (i) 149,995 shares held by a broker for the benefit of Mr. Speight, (ii) 2,362 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (iii) 589 shares held by Mr. Speight as trustee for Anna Davis, (iv) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for Alex Speight, (v) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for J. Daniel Speight, III, (vi) 7,371 shares held in an Individual Retirement Account for the benefit of Mr. Speight, (vii) 34,917 shares held by

         Sp8Co., Inc. as to which beneficial ownership is shared, and (viii) 63,000 shares of immediately exercisable options. Mr. Speight is also an executive officer of FLAG.

(10) Consists of (i) 9,486 shares held by Mr. Stewart, (ii) 15 shares held by Mr. Stewart as custodian for Tristran Daugherty, (iii) 1,469.901 shares issued to Mr. Stewart pursuant to FLAG's dividend reinvestment plan, (iv) .490 shares issued to Mr. Stewart as custodian for Tristran Daugherty pursuant to FLAG'S dividend reinvestment plan, and (v) 18,867 shares of immediately exercisable options.

(11) Consists of (i) 37,125 shares held by Mr. Walters, (ii) 41,700 shares held jointly by Mr. Walters and his spouse, (iii) 42,000 shares held by Mr. Walters' spouse as to which beneficial ownership is shared, (iv) 375 shares held by Mr. Walters as custodian for Myles D. Oliver, (v)
         48.669 shares issued to Mr. Walter's as custodian for Myles D. Oliver pursuant to FLAG's dividend reinvestment plan, and (vi) 18,867 shares of immediately exercisable options.

(12) Consists of (i) 10,000 shares held by Mr. Rudd, (ii) 4,000 shares held by a broker for the benefit of Mr. Rudd, and (iii) 5,625 shares of immediately exercisable options.

     Additional information about FLAG and its subsidiaries is included in documents incorporated by reference in this Proxy Statement/Prospectus. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

Voting Securities and Principal Shareholders of FLAG

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 5,174,807 outstanding shares of FLAG Common Stock as of June 30, 1998. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG Common Stock is based upon "beneficial owner" concepts set forth in rules promulgated under the Exchange Act of 1934. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.


                                                   Amount and
                                            Nature of Beneficial     Percent of
         Name and Address                   Ownership                 Class (%)

         Wendell S. Dunaway                    259,732(1)                5.01
         P.O. Box 1007
         Hawkinsville, Georgia 31036

         J. Preston Martin                     288,000(2)                5.57
         P.O. Box 38
         Mt. Zion Street
         Milan, Georgia 31091
--------------------

(1) Consists of (i) 258,835 shares owned by Mr. Dunaway, and (ii) 897 shares owned by Dunaway Brothers, as to which beneficial ownership is shared.

(2)       Consists  of 288,000  shares  held by a broker for the  benefit of Mr.
          Martin


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of earnings for the six months ended June 30, 1998, and for each of the three years in the period ended December 31, 1997 (collectively, the "Pro Forma Earnings Statements"), combine the historical financial statements of FLAG with Empire after giving effect to the Merger using the pooling of interests method of accounting. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Merger occurred at June 30, 1998, while the pro forma adjustments to the Pro Forma Earnings Statements are computed as if the Merger were consummated on January 1, 1995, the earliest period presented. The following financial statements do not reflect any anticipated cost savings which may be realized by FLAG after consummation of the Merger.

         The pro forma information does not purport to represent what FLAG's and Empire's combined results of operations actually would have been if the Merger had occurred on January 1, 1995.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                     Pro        Other
                                                                    Pro Forma       Forma      Pending      Pro Forma   Pro Forma
                                                  FLAG     Empire   Adjustments  Combined   Acquisitions   Adjustments  Combined
                                                  ----     ------   -----------  --------   ------------   -----------  --------
ASSETS

Cash and due from banks ...................... $ 11,724   $ 1,911                  $ 13,635   $ 2,704                   $ 16,339
Federal funds sold ...........................   10,070     3,200                    13,270       990                     14,260
Interest-bearing deposits ....................    3,508      -                        3,508    -                           3,508
Securities available for sale, at fair value .   66,712    10,036                    76,749     6,332                     83,081
Securities held to maturity ..................    2,720     2,814                     5,533     3,670                      9,203
Other investments ............................    5,755      -                        5,755    -                           5,755
Loans held for sale ..........................    6,306      -                        6,306    -                           6,306
Loans, net ...................................  306,527    48,397                   354,924    43,423                    398,347
Premises and equipment, net ..................   12,512     1,494                    14,006     2,344                     16,350
Other assets .................................   17,044     1,968                    19,012     2,693                     21,705
                                               --------   -------                  --------    ------                   --------
        Total assets ......................... $442,879   $69,820                  $512,699   $62,156                   $574,855
                                                =======    ======                   =======    ======                    =======


LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
     Noninterest bearing .................... $  26,509   $12,302                 $  38,811  $  4,587                  $  43,398
     Interest bearing .......................   312,736    46,524                   359,260    50,612                    409,872
                                                -------    ------                   -------    ------                    -------
Total deposits ..............................   339,245    58,826                   398,071    55,199                    453,270
Other borrowings ............................    55,830     3,405                    59,235     1,020                     60,255
Accrued expenses and other liabilities ......     9,222       371                     9,593     1,067                     10,660
                                              ---------  --------                 ---------    ------                   --------
        Total liabilities ...................  $404,297   $62,602                  $466,899   $57,286                   $524,185
                                                -------    ------                   -------    ------                    -------

Stockholders' Equity
Common stock ................................     5,175       270       854           6,299       395           313        7,007
Additional paid-in capital ..................     8,817     1,619    (1,146)          9,290     3,315          (313)      12,292
Retained earnings ...........................    24,381     5,610                    29,991     1,101                     31,092
Unrealized gains on
   securities available for sale, net of tax        209        11                       220        59                        279
                                               --------  --------                  --------  --------                   --------
                                                 38,582     7,510                    45,800     4,870                     50,670
Cost of 550 shares of treasury stock ........    -           (292)      292             -         -                          -
     Total stockholders' equity .............    38,582     7,218                    45,908     4,870                     50,670
                                               --------   -------                  --------   -------                   --------
        Total stockholders'
            equity and liabilities ..........  $442,879   $69,820                  $512,699   $62,156                   $574,855
                                                =======    ======                   =======    ======                    =======

See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                     For the Six Months Ended June 30, 1998
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                        Other
                                                           Pro Forma    Pro Forma      Pending     Pro Forma   Pro Forma
                                        FLAG     Empire   Adjustments   Combined    Acquisitions  Adjustments  Combined
                                        ----     ------   -----------   --------    ------------  -----------  --------

Interest income .....................  $17,674    $2,805                   $20,479        $2,796               $ 23,275
Interest expense ....................    8,678     1,451                    10,129         1,379                 11,508
                                      --------     -----                    ------         -----                 ------
    Net interest income .............    8,996     1,354                    10,350         1,417                 11,767

Provision for loan losses ...........      444        35                       479            42                    521
                                      --------   -------                   -------       -------               --------
    Net interest income after
      provision for loan losses .....    8,552     1,319                     9,871         1,375                 11,246

Noninterest income:
    Fees and service charges ........    1,826       221                     2,047           231                  2,278
    Net realized gains on
       the sale of assets ...........    1,023         7                     1,030             7                  1,037
    Other operating income ..........      869        39                       908            57                    965
                                      --------    ------                   -------        ------                -------
Total noninterest income ............    3,718       267                     3,985           295                  4,280

Noninterest expense:
    Salaries and employee benefits ..    4,355       570                     4,925           582                  5,507
    Net occupancy and equipment
      expenses ......................    1,548       186                     1,734           236                  1,970
    Other operating expenses ........    3,323       299                     3,622           407                  4,029
                                       -------     -----                   -------        ------                 ------
Total noninterest expense ...........    9,226     1,055                    10,281         1,225                 11,506

    Income before income taxes ......    3,044       531                     3,575           445                  4,020

Income tax expense ..................      929       114                     1,043           133                  1,176
                                      --------    ------                   -------        ------                -------
    Net income ...................... $  2,115   $   417                  $  2,532       $   312              $   2,844
                                       =======    ======                   =======        ======                =======
    Net income per common
        share outstanding ........... $    .41    $15.90                  $    .40                            $     .41
                                       =======     =====                   =======                             ========

Weighted average outstanding shares      5,172        26                     6,289                                6,997
                                       =======   =======                   =======                             ========

See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                          Other
                                                             Pro Forma    Pro Forma      Pending      Pro Forma   Pro Forma
                                           FLAG    Empire   Adjustments    Combined   Acquisitions   Adjustments   Combined
                                           ----    ------   -----------    --------   ------------   -----------   --------

Interest income ........................ $30,643   $5,259                   $35,902       $5,283                   $41,185
Interest expense .......................  14,646    2,644                    17,290        2,682                    19,972
                                          ------    -----                    ------        -----                    ------
    Net interest income ................  15,997    2,615                    18,612        2,601                    21,213

Provision for loan losses ..............     765      251                     1,016          604                     1,620
                                         -------   ------                   -------       ------                   -------
    Net interest income after
      provision for loan losses ......... 15,232    2,364                    17,596        1,997                    19,593
Noninterest income:
    Fees and service charges ............  3,568      449                     4,017          468                     4,485
    Net realized gains on
       the sale of assets ...............    910       -                        910           -                        910
    Other operating income ..............    854       92                       946          115                     1,061
                                         -------  -------                  --------       ------                     -----
Total noninterest income ................  5,332      541                     5,873          583                     6,456

Noninterest expense:
    Salaries and employee benefits ......  7,256    1,043                     8,299        1,099                     9,398
    Net occupancy and equipment
       expenses .........................  2,779      391                     3,170          379                     3,549
    Other operating expenses ............  4,985      685                     5,670          906                     6,576
                                         -------  -------                   -------       ------                   -------
Total noninterest expense ............... 15,020    2,119                    17,139        2,384                    19,523

    Income before income taxes ..........  5,544      786                     6,330          196                     6,526

Income tax expense ......................  1,795       93                     1,888           55                     1,943
                                         -------  -------                   -------      -------                    ------

    Net income ......................... $ 3,749  $   693                  $  4,442      $   141                   $ 4,583
                                         =======   ======                   =======       ======                    ======
    Net income per common
        share outstanding .............. $   .73   $26.85                  $    .71                                $   .66
                                         =======    =====                   =======                                 ======

Weighted average outstanding shares ....   5,167       26                     6,264                                  6,972
                                         =======  =======                   =======                                 ======

See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1996
                      (In thousands, except per share data)
                                   (Unaudited)



                                                                                        Other
                                                          Pro Forma   Pro Forma      Pending      Pro Forma    Pro Forma
                                        FLAG    Empire   Adjustments   Combined    Acquisitions   Adjustments   Combined
                                        ----    ------   -----------   --------    ------------   -----------   --------

Interest income ..................... $27,951   $4,487                  $32,438       $4,418                   $36,856
Interest expense ....................  13,194    2,217                   15,411        2,217                    17,628
                                       ------    -----                   ------        -----                    ------
    Net interest income .............  14,757    2,270                   17,027        2,201                    19,228

Provision for loan losses ...........   3,744      631                    4,375          125                     4,500
                                      -------  -------                  -------       ------                   -------
    Net interest income after
      provision for loan losses .....  11,013    1,639                   12,652        2,076                    14,728

Noninterest income:
    Fees and service charges ........   3,301      381                    3,682          326                     4,008
    Net realized gains on
       the sale of assets ...........     748        4                      752         -                          752
    Other operating income ..........     588       49                      637          194                       831
                                      -------  -------                 --------       ------                   -------
Total noninterest income ............   4,367      434                    5,071          520                     5,591

Noninterest expense:
    Salaries and employee benefits ..   6,172      930                    7,102          905                     8,007
    Net occupancy and equipment
       expenses .....................   2,228      292                    2,520          318                     2,838
    Other operating expenses ........   5,618      582                    6,200          710                     6,910
                                      -------   ------                  -------      -------                   -------
Total noninterest expense ...........  14,018    1,804                   15,822        1,933                    17,755

    Income before income taxes ......   1,632      269                    1,901          663                     2,564

Income tax expense ..................     347       23                      370          191                       561
                                     --------  -------                 --------       ------                   -------
    Net income ...................... $ 1,285  $   246                 $  1,531      $   472                   $ 2,003
                                      =======   ======                  =======       ======                    ======
    Net income per common
        share outstanding ........... $   .25  $  9.50                 $    .25                                $   .29
                                      =======   ======                  =======                                 ======

Weighted average outstanding shares     5,124       26                    6,225                                  6,933
                                      =======  =======                  =======                                 ======



See accompanying notes to pro forma condensed consolidated financial statements.


                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1995
                      (In thousands, except per share data)
                                   (Unaudited)



                                                                                         Other
                                                             Pro Forma    Pro Forma     Pending      Pro Forma    Pro Forma
                                           FLAG    Empire   Adjustments   Combined   Acquisitions   Adjustments   Combined
                                           ----    ------   -----------   --------   ------------   -----------   --------

Interest income .......................  $27,311   $4,161                  $31,472       $1,507                   $32,979
Interest expense ......................   13,378    1,843                   15,221          720                    15,941
                                          ------  -------                   ------     --------                    ------
    Net interest income ...............   13,933    2,318                   16,251          787                    17,038

Provision for loan losses .............      775      643                    1,418           72                     1,490
                                        --------  -------                  -------      -------                   -------
    Net interest income after
      provision for loan losses .......   13,158    1,675                   14,833          715                    15,548

Noninterest income:
    Fees and service charges ..........    2,971      331                    3,302           95                     3,397
    Net realized gains (losses) on
       the sale of assets .............      350      (17)                     333            5                       338
    Other operating income ............      385       38                      423           22                       445
                                        --------   ------                 --------     --------                   -------
Total noninterest income ..............    3,706      352                    4,058          122                     4,180

Noninterest expense:
    Salaries and employee benefits ....    5,749      799                    6,548          338                     6,886
    Net occupancy and equipment
       expenses .......................    1,825      226                    2,051          103                     2,154
    Other operating expenses ..........    4,112      484                    4,596          381                     4,977
                                         -------   ------                 --------      -------                   -------
Total noninterest expense .............   11,686    1,509                   13,195          822                    14,017

    Income before income taxes ........    5,178      518                    5,696           15                     5,711

Income tax expense (benefit) ..........    1,707      (30)                   1,677           (1)                    1,676
                                         -------   ------                  -------     --------                   -------
    Net income ........................ $  3,471  $   548                 $  4,019     $     16                  $  4,035
                                         =======   ======                  =======      =======                   =======
    Net income per common
        share outstanding ............. $    .68   $21.09                 $    .65                               $    .58
                                         =======    =====                  =======                                =======

Weighted average outstanding shares        5,088       26                    6,200                                  6,908
                                         =======  =======                  =======                                =======







See accompanying notes to pro forma condensed  consolidated financial statements

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
              Notes to Consolidated Pro Forma Financial Statements



(1) The unaudited pro forma consolidated balance sheet as of June 30, 1998 and consolidated statements of earnings for the six months ended June 30, 1998 and for the years ended December 31, 1997, 1996 and 1995 have been prepared based on the historical consolidated balance sheets and statements of earnings, which give effect to the Merger of Empire with and into FLAG accounted for as a pooling of interests, based on the exchange of 42.5 shares of FLAG Common Stock for each outstanding share of Empire Common Stock.

(2) In the opinion of management of the respective companies included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders of FLAG intended to be presented at the 1999 annual meeting of shareholders must be received by FLAG at its principal executive offices on or before the date that is 120 calendar days in advance of the date of FLAG's 1998 proxy statement released to security holders in order to be included in FLAG's proxy statement and proxy relating to the 1999 annual meeting of shareholders. As of the date of the mailing of this Proxy Statement/Prospectus, FLAG's 1998 proxy statement has not been completed. The specific date by which proposals of shareholders of FLAG intended to be represented at the 1999 annual meeting of shareholders must be received by FLAG in order to be included in FLAG's 1999 proxy statement will be set forth in FLAG's 1998 proxy statement.


                                     EXPERTS

         The restated consolidated financial statements of FLAG and subsidiaries as of December 31, 997 and 1996, and for each of the years in the three year period ended December 31, 1997, incorporated by reference herein and in the Registration Statement, have been audited by Porter Keadle Moore, LLP, independent certified public accountants, which are included in the FLAG Annual Report to Shareholders which is incorporated by reference in FLAG's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of FLAG and subsidiary as of December 31, 1996 and each of the years in the two-year period ended December 31, 1996, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Robinson, Grimes and Company, P.C. independent certified public accountants. The financial statements audited by Robinson, Grimes and Company P.C., have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Middle Georgia Bankshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration
Statement by reference, have been audited by Porter Keadle Moore, LLP, independent certified public accountants. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Three Rivers Bancshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Thigpen, Jones, Seaton & Co., P.C., independent certified public accountants. The financial statements audited by Thigpen, Jones, Seaton & Co., P.C. have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Empire as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, are contained herein and in the Registration Statement in reliance upon the report of Porter Keadle Moore, LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The legality of the shares of FLAG Common Stock to be issued in the Merger and certain tax consequences of the Merger will be passed upon by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.


                                  OTHER MATTERS

         Management of Empire does not know of any matters to be brought before the Special Meeting other than those described above. If any other matters properly come before the Special Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                         INDEX TO EMPIRE FINANCIAL DATA

                                                                            Page

Consolidated Balance Sheets as of June 30, 1998 and 1997 (Unaudited).........F-2
Consolidated Statements of Earnings for the Six Months
     Ended June 30, 1998 and 1997 (Unaudited)................................F-3
Consolidated Statements of Comprehensive Income..............................F-4
Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 1998 and 1997 (Unaudited)......................................F-5
Notes to Consolidated Financial Statements (Unaudited).......................F-6
Report of Independent Certified Public Accountants...........................F-7
Consolidated Balance Sheets as of December 31, 1997
     and 1996................................................................F-8
Consolidated Statements of Earnings for the Years Ended
     December 31, 1997, 1996 and 1995........................................F-9
Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended December 31, 1997, 1996 and 1995...................F-10
Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995.......................................F-11
Notes to Consolidated Financial Statements..................................F-12

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheet

                             June 30, 1998 and 1997
                                   (Unaudited)

                                 Assets

                                                           1998          1997
                                                           ----          ----

Cash and due from banks ............................. $  1,911,248    3,749,044
Federal funds sold ..................................    3,200,000      525,000
                                                      ------------ ------------

           Cash and cash equivalents ................    5,111,248    4,274,044

Securities available for sale .......................   10,036,496    9,055,908
Securities held to maturity .........................    2,813,579    3,221,976
Loans, net ..........................................   48,396,518   44,267,298
Premises and equipment ..............................    1,494,140    1,495,825
Other assets ........................................    1,967,690    2,045,684
                                                      ------------ ------------

                                                      $ 69,819,671   64,360,735
                                                      ============ ============
                Liabilities and Stockholders' Equity

Deposits:
  Demand ............................................ $ 12,302,370   11,453,640
  Interest-bearing demand ...........................    6,805,144    6,400,587
  Savings ...........................................    2,299,295    2,599,629
  Time ..............................................   37,419,853   33,499,312
                                                      ------------ ------------

           Total deposits ...........................   58,826,662   53,953,168

Accounts payable and accrued liabilities ............      370,500      202,092
Federal Home Loan Bank advances .....................    3,404,651    3,682,675
                                                      ------------ ------------

           Total liabilities ........................   62,601,813   57,837,935
                                                      ------------ ------------

Stockholders' equity:
  Common stock, par value $10, authorized 1,000,000
   shares; issued 27,000 shares .....................      270,000      270,000
  Additional paid-in capital ........................    1,619,272    1,587,288
  Retained earnings .................................    5,609,591    4,930,607
  Unrealized gain on securities available for sale,
      net of tax ....................................       11,148        2,725
                                                      ------------ ------------
                                                         7,510,011    6,790,620
  Less treasury stock at cost, 550 and 1,148 shares,
      respectively ..................................     (292,153)    (267,820)
                                                      ------------ ------------

           Total stockholders' equity ...............    7,217,858    6,522,800
                                                      ------------ ------------

                                                      $ 69,819,671   64,360,735
                                                      ============ ============



See accompanying notes to consolidated financial statements.

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                 For the Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)




                                                          1998          1997
                                                          ----          ----

  Interest income:
  Interest and fees on loans .....................     $2,300,862      2,113,713
  Interest on federal funds sold .................        108,119         90,121
  Interest on investment securities:
   Taxable .......................................        326,579        287,992
   Tax-exempt ....................................         69,717         69,795
                                                       ----------     ----------

           Total interest income .................      2,805,277      2,561,621
                                                       ----------     ----------

Interest expense:
  Demand .........................................        110,825        102,229
  Savings ........................................         29,887         31,287
  Time ...........................................      1,187,364        978,563
  Other borrowings ...............................        122,692        126,658
                                                       ----------     ----------
           Total interest expense ................      1,450,768      1,238,737
                                                       ----------     ----------
           Net interest income ...................      1,354,509      1,322,884
Provision for loan losses ........................         35,000        171,000
                                                       ----------     ----------
           Net interest income after
             provision for loan losses ...........      1,319,509      1,151,884
                                                       ----------     ----------
Other income:
  Service charges on deposits ....................        220,505        208,766
  Gain on sales of securities ....................          6,927             19
  Other ..........................................         39,321         64,494
                                                       ----------     ----------

           Total other income ....................        266,753        273,279
                                                       ----------     ----------

Other expenses:
  Salaries and employee benefits .................        569,627        592,716
  Occupancy ......................................        185,779        178,205
  Other operating ................................        298,955        284,868
                                                       ----------     ----------

           Total other expenses ..................      1,054,361      1,055,788
                                                       ----------     ----------

           Earnings before income taxes ..........        531,901        369,375
Income taxes .....................................        114,000         13,500
                                                       ----------     ----------

           Net earnings ..........................     $  417,901        355,875
                                                       ==========     ==========

Net earnings per share ...........................     $    15.90          12.89
                                                       ==========     ==========

Dividends per share ..............................     $     1.60           1.60
                                                       ==========     ==========

Weighted average number of shares outstanding ....         26,279         25,842
                                                       ==========     ==========

See accompanying notes to consolidated financial statements.

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES

                 Consolidated Statements of Comprehensive Income

                             June 30, 1998 and 1997
                                   (Unaudited)




                                                          1998            1997
                                                          ----            ----

Net earnings .....................................     $ 417,901      $ 355,875
Other comprehensive income, net of tax:
  Unrealized gains (losses) on investment
    securities available for sale:
      Unrealized gains (losses) arising
        during the period, net of tax of
        $(3,529) and $1,245, respectively ........        (5,759)         2,031
    Less:  Reclassification adjustment
            for gains included in net
            earnings, net of tax of $16
            and $1,529 ...........................           (26)        (2,494)
                                                       ---------      ---------

Other comprehensive income .......................        (5,785)          (463)
                                                       ---------      ---------

Comprehensive income .............................     $ 412,116        355,412
                                                       =========      =========

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                 For the Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)




                                                             1998        1997
                                                             ----        ----
  Cash flows from operating activities:
  Net earnings ......................................... $  417,901     355,875
  Adjustments to reconcile net earnings to net
   cash provided by operating activities:
   Depreciation, amortization and accretion ............     97,250     113,573
     Provision for loan losses .........................     35,000     171,000
     Gain on sales of investment securities ............     (6,927)        (19)
     Change in:
       Interest receivable and other assets ............   (240,003)   (367,263)
       Interest payable and other liabilities ..........     38,496      35,109
                                                         ----------   ---------
           Net cash provided by operating activities ...    341,717     308,275
                                                         ----------   ---------
Cash flows from investing activities:
  Proceeds from maturities of securities held
      to maturity ......................................    200,000        --
  Proceeds from sales of securities available for sale .  4,730,344   4,201,640
  Purchase of securities available for sale ............ (4,970,037) (5,203,358)
  Net change in loans .................................. (2,969,776) (4,652,905)
  Purchase of premises and equipment ...................    (42,528)    (78,868)
                                                         ----------   ---------
            Net cash used in investing activities ...... (3,051,997) (5,733,491)
                                                         ----------   ---------
Cash flows from financing activities:
  Net change in demand, savings and time deposits ......   (468,047)  3,331,793
  Proceeds from (payments on) FHLB advances ............   (255,914)     80,882
  Purchases of treasury stock ..........................   (152,178)    (39,349)
  Sales of treasury stock ..............................    282,096      49,064
  Dividends paid .......................................    (44,567)    (41,343)
                                                          ---------   ---------
           Net cash provided by (used in) financing
            activities .................................   (638,610)  3,381,047
                                                          ---------   ---------

Net change in cash and cash equivalents ................ (3,348,890) (2,044,169)
Cash and cash equivalents at beginning of year .........  8,460,138   6,318,213
                                                          ---------   ---------
Cash and cash equivalents at end of year ............... $5,111,248   4,274,044
                                                         ==========   =========






See accompanying notes to consolidated financial statements.

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                                   (Unaudited)

(1)   Basis of Presentation
      The consolidated financial statements include the accounts of Empire Bank Corp., Inc. and its wholly-owned subsidiary, Empire Banking Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

      The consolidated financial information furnished herein reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations and financial position for the periods covered herein. All such adjustments are of a normal recurring nature.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






To the Board of Directors and Stockholders
Empire Bank Corp.
Homerville, Georgia


We have audited the accompanying consolidated balance sheets of Empire Bank Corp. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Empire Bank Corp. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                         /s/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
April 17, 1998, except note 14, as to
    which the date is June 1, 1998

                        EMPIRE BANK CORP. AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 1997 and 1996

                            Assets
                                                          1997          1996
                                                          ----          ----

Cash and due from banks ...........................  $  3,965,138     2,808,213
Federal funds sold ................................     4,495,000     3,510,000
                                                     ------------  ------------
          Cash and cash equivalents ...............     8,460,138     6,318,213
Securities available for sale .....................     9,781,283     8,059,327
Securities held to maturity .......................     3,015,022     3,225,993
Loans, net ........................................    45,461,742    39,785,393
Premises and equipment, net .......................     1,556,012     1,521,357
Accrued interest receivable and other assets ......     1,727,688     1,678,422
                                                     ------------  ------------

                                                     $ 70,001,885    60,588,705
                                                     ============  ============
             Liabilities and Stockholders' Equity
Deposits:
  Demand ..........................................  $ 14,344,267    13,252,619
  Interest-bearing demand .........................     4,379,328     4,981,229
  Savings .........................................     2,149,060     2,079,311
  Time ............................................    38,422,053    30,308,217
                                                     ------------  ------------

          Total deposits ..........................    59,294,708    50,621,376

Federal Home Loan Bank borrowings .................     3,660,565     3,601,793
Accrued interest payable and other liabilities ....       215,081       170,260
                                                     ------------  ------------

          Total liabilities .......................    63,170,354    54,393,429
                                                     ------------  ------------

Commitments

Stockholders' equity:
  Common stock, $10 par value; 1,000,000 shares
   authorized; 27,000 shares issued ...............       270,000       270,000
  Additional paid-in capital ......................     1,587,288     1,577,771
  Retained earnings ...............................     5,236,257     4,625,592
  Treasury stock, at cost  - 1,168 and 1,188 shares      (282,450)     (277,536)
  Unrealized gains (losses) on securities
   available for sale, net of tax .................        20,436          (551)
                                                     ------------  ------------

          Total stockholders' equity ..............     6,831,531     6,195,276
                                                     ------------  ------------

                                                     $ 70,001,885    60,588,705
                                                     ============  ============







See accompanying notes to consolidated financial statements.

                        EMPIRE BANK CORP. AND SUBSIDIARY

                       Consolidated Statements of Earnings

              For the Years Ended December 31, 1997, 1996 and 1995


                                                 1997       1996        1995
                                                 ----       ----        ----
  Interest income:
  Interest and fees on loans ..............   $4,344,284  3,698,850   3,485,630
  Interest on investment securities:
    U.S. treasuries and government agencies      554,652    445,351     389,247
    State, county and municipal ...........      139,551    140,268     203,376
    Other securities ......................       45,946     37,361      20,603
  Interest on federal funds sold ..........      174,888    164,866      62,425
                                              ----------  ---------  ----------

          Total interest income ...........    5,259,321  4,486,696   4,161,281
                                              ----------  ---------  ----------

Interest expense on deposits:
  Demand ..................................      204,427    192,083     191,416
  Savings .................................       62,570     58,027      58,683
  Time ....................................    2,116,307  1,747,196   1,479,338
Interest expense on FHLB borrowings .......      260,285    219,912     113,155
                                              ----------  ---------  ----------

          Total interest expense ..........    2,643,589  2,217,218   1,842,592
                                              ----------  ---------  ----------
          Net interest income .............    2,615,732  2,269,478   2,318,689
Provision for loan losses .................      251,188    631,000     643,451
                                              ----------  ---------  ----------
          Net interest income after
           provision for loan losses ......    2,364,544  1,638,478   1,675,238
                                              ----------  ---------  ----------
Other income:
  Service charges on deposit accounts .....      449,242    380,748     330,501
  Securities gains (losses) ...............           42      4,023     (17,153)
  Miscellaneous ...........................       91,610     49,393      38,381
                                              ----------  ---------  ----------
          Total other income ..............      540,894    434,164     351,729
                                              ----------  ---------  ----------
Other expenses:
  Salaries and employee benefits ..........    1,042,581    930,054     799,179
  Occupancy ...............................      391,437    291,785     225,634
  Other operating .........................      684,918    581,700     484,311
                                              ----------  ---------  ----------
          Total other expenses ............    2,118,936  1,803,539   1,509,124
                                              ----------  ---------  ----------

          Earnings before income taxes ....      786,502    269,103     517,843

Income tax (expense) benefit ..............      (93,155)   (22,931)     30,187
                                              ----------  ---------  ----------

          Net earnings ....................   $  693,347    246,172     548,030
                                              ==========  =========  ==========

Net earnings per share ....................   $    26.85       9.50       21.09
                                              ==========  =========  ==========

Weighted average number of shares .........   $   25,822     25,900      25,987
                                              ==========  =========  ==========






See accompanying notes to consolidated financial statements.

                                              EMPIRE BANK CORP. AND SUBSIDIARY

                                 Consolidated Statements of Changes in Stockholders' Equity

                                    For the Years Ended December 31, 1997, 1996 and 1995


                                                                                            Unrealized
                                                                                              Gains
                                                                                             (Losses)
                                                                                           on Securities
                                                  Additional                                Available
                                        Common     Paid-in      Retained       Treasury     for Sale,
                                        Stock      Capital      Earnings        Stock        Net of Tax     Total

Balance, December 31, 1994 .......   $  270,000    1,430,000    3,996,830       (87,845)      (91,507)    5,517,478

Net earnings .....................         --           --        548,030          --            --         548,030

Dividends ($3.20 share) ..........         --           --        (83,158)         --            --         (83,158)

Change in unrealized gains
  (losses) on securities available
  for sale, net of tax ...........         --           --           --            --         106,325       106,325
                                      ----------    --------    ----------    ----------    ----------    ----------

Balance, December 31, 1995 .......      270,000    1,430,000    4,461,702       (87,845)       14,818     6,088,675

Purchase of treasury stock .......         --           --           --        (272,680)         --        (272,680)

Sale of treasury stock ...........         --        147,771         --          82,989          --         230,760

Net earnings .....................         --           --        246,172          --            --         246,172

Dividends ($3.20 per share) ......         --           --        (82,282)         --            --         (82,282)

Change in unrealized gains
  (losses) on securities available
  for sale, net of tax ...........         --           --           --            --         (15,369)      (15,369)
                                       --------   ----------   ----------    ----------    ----------    ----------


Balance, December 31, 1996 .......      270,000    1,577,771    4,625,592      (277,536)         (551)    6,195,276

Purchase of treasury stock .......         --           --           --         (44,462)         --         (44,462)

Sale of treasury stock ...........         --          9,517         --          39,548          --          49,065

Net earnings .....................         --           --        693,347          --            --         693,347

Dividends ($3.20 per share) ......         --           --        (82,682)         --            --         (82,682)

Change in unrealized gains
  (losses) on securities available
  for sale, net of tax ...........         --           --           --          20,987        20,987
                                                  ----------   ----------    ----------    ----------    ----------

Balance, December 31, 1997 .......   $  270,000    1,587,288    5,236,257      (282,450)       20,436     6,831,531
                                     ==========   ==========   ==========    ==========    ==========    ==========




See accompanying notes to consolidated financial statements.


                        EMPIRE BANK CORP. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
              For the Years Ended December 31, 1997, 1996 and 1995

                                                                1997         1996        1995
                                                                ----         ----        ----
  Cash flows from operating activities:
    Net earnings ......................................... $   693,347      246,172      548,030
    Adjustments to reconcile net earnings to net cash
     provided by operating activities:
      Depreciation, amortization and accretion ...........     242,422      179,958       92,024
      Provision for loan losses ..........................     251,188      631,000      643,451
      Provision for deferred income taxes ................     (33,147)      23,333     (137,799)
      Loss on disposal of fixed assets ...................        --           --         10,267
      Loss (Gain) on sale of investment securities .......         (42)      (4,023)      17,153
      Change in:
        Interest receivable ..............................      30,330       (1,186)    (275,722)
        Interest payable .................................      33,272        7,786       33,302
        Other assets .....................................     (79,596)    (177,278)    (296,012)
        Other liabilities ................................      33,883        3,685       (7,707)
                                                           -----------  -----------  -----------

            Net cash provided by operating activities ....   1,171,657      909,447      642,401
                                                           -----------  -----------  -----------

  Cash flows from investing activities:
    Purchases of securities available for sale ...........  (8,059,037)  (7,277,295)  (5,631,478)
    Purchases of securities held to maturity .............        --       (407,039)  (1,223,042)
    Proceeds from sales of securities available
        for sale .........................................   1,351,000    1,089,167    3,798,551
    Proceeds from calls and maturities of securities
        available for sale ...............................   5,000,000    4,491,342    1,915,378
    Proceeds from calls and maturities of securities
        held to maturity .................................     200,000      340,000    2,227,246
    Net change in loans ..................................  (5,927,537)  (3,788,245)  (4,768,066)
    Purchases of premises and equipment ..................    (248,183)    (861,954)    (202,351)
                                                           -----------  -----------  -----------

            Net cash used by investing activities ........  (7,683,757)  (6,414,024)  (3,883,762)
                                                           -----------  -----------  -----------

  Cash flows from financing activities:
    Net change in deposits ...............................   8,673,332    8,098,691    1,676,431
    Net proceeds from other borrowings ...................      58,772      879,346    1,688,626
    Dividends paid .......................................     (82,682)     (82,282)     (83,158)
    Purchase of treasury stock ...........................     (44,462)    (272,680)        --
    Proceeds from sale of treasury stock .................      49,065      230,760         --
                                                           -----------  -----------  -----------

            Net cash provided by financing activities ....   8,654,025    8,853,835    3,281,899
                                                           -----------  -----------  -----------

  Net increase in cash and cash equivalents ..............   2,141,925    3,349,258      (40,538)

  Cash and cash equivalents at beginning of year .........   6,318,213    2,968,955    2,928,417
                                                           -----------  -----------  -----------

  Cash and cash equivalents at end of year ............... $ 8,460,138    6,318,213    2,968,955
                                                           ===========  ===========  ===========

  Supplemental  disclosures of cash flow information:
    Cash paid during the year for:
     Interest ............................................ $ 2,610,317    2,209,432    1,809,290
     Income taxes ........................................ $   151,000       20,000      135,886

  Non-cash investing and financing activities:
    Change in unrealized gains (losses) on investment
     securities available for sale, net of tax ........... $    20,987       15,369     (106,325)
    Securities transferred, at amortized costs, to
     securities available for sale .......................        --           --      1,911,052

See accompanying notes to consolidated financial statements

                        EMPIRE BANK CORP. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(1)     Summary of Significant Accounting Policies

        Basis of Presentation and Nature of Operations
        Empire Bank Corp. (the "Company"), is a one-bank holding company whose business is conducted by its wholly-owned bank subsidiary, Empire Banking Company (the "Bank"). The Company is regulated by the Federal Reserve Bank and is subject to periodic examinations.

        The Bank was incorporated in 1945 and was granted a State of Georgia commercial banking charter. It is regulated by the State of Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these agencies. The Bank provides a full range of commercial and consumer services in Clinch and Ware counties in south Georgia.

        The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and the valuation of the allowance related to the deferred tax assets.

        The  consolidated  financial  statements  include  the  accounts  of the
        Company  and  the  Bank.  All  significant   intercompany  accounts  and
        transactions have been eliminated in consolidation.

        Investment Securities
        The Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for sale in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held to maturity are classified as available for sale. At December 31, 1997 and 1996, the Company had no trading securities.

        Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

        A decline in the market value of any available for sale or held to maturity security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

        Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(1)     Summary of Significant Accounting Policies, continued

        Loans and Allowance for Loan Losses
            Loans are stated at the principal amount outstanding, net of the allowance for loan losses. Unearned interest on discounted loans is recognized as income over the term of the loans using a method which approximates a level yield. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

        Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

        The Company accounts for impaired loans in accordance with Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by
        Creditors for Impairment of a Loan" amended for SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure" in regards to accounting for impaired loans. A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent.

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgement, will be adequate to absorb probable losses on existing loans that may become uncollectible.

        Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans.

        Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on judgements different than those of management.

        Premises and Equipment
        Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. Costs incurred for maintenance and repairs are expensed currently. The range of estimated useful lives are:

                Buildings and improvements .......  20 - 31 years
                Furniture and equipment ..........   5 - 10 years
                Computer and software equipment ..  3 - 10 years

                        EMPIRE BANK CORP. AND SUBSIDIARY

(1)     Summary of Significant Accounting Policies, continued

        Income Taxes
        The Company accounts for income taxes under the liability method. This method requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Additionally, this method requires the recognition of future tax benefits, such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

        In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

        Profit Sharing Plan
        The Bank has established a simplified employee pension plan for the employees who meet the requirements as established by the Internal Revenue Code. The Bank's contribution to the plan for 1997, 1996 and 1995 was approximately $44,000, $43,000 and $38,000, respectively.

        Net Earnings Per Share
        Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share" became effective for the Company for the year ended December 31, 1997. This new standard specifies the computation, presentation and disclosure requirements for earnings per share and is designed to simplify previous earnings per share standards and to make domestic and international practices more compatible. Earnings per common share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. All earnings per common share amounts have been restated to conform to the provisions of SFAS No. 128. Net earnings per share is calculated as net earnings divided by average number of shares outstanding.

        Reclassifications
        Certain 1996 amounts have been reclassified to conform with 1997 presentation.

(2)     Investment Securities
        Investment securities at December 31, 1997 and 1996 are as follows:

  Securities Available for Sale:
                                                 December 31, 1997
                                                 -----------------
                                     Gross       Gross     Estimated
                                   Amortized  Unrealized   Unrealized    Fair
                                     Cost       Gains        Loss        Value
                                     ----       -----        ----        -----
U.S. Treasuries and
  U.S. Government agencies ... $ 9,750,319     36,258       5,294     9,781,283
                                 =========     ======       =====     =========

                                               December 31, 1996
                                               -----------------
                                     Gross      Gross      Estimated
                                   Amortized  Unrealized   Unrealized    Fair
                                     Cost       Gains         Loss       Value
                                     ----       -----         ----       -----
U.S. Treasuries and
  U.S. Government agencies ... $ 8,060,162    10.570       11,405     8,059,327
                                 =========    ======       ======     =========

                        EMPIRE BANK CORP. AND SUBSIDIARY

(2)    Investment Securities, continued

       Securities Held to Maturity:
                                                    December 31, 1997
                                                    -----------------
                                        Gross        Gross     Estimated
                                      Amortized   Unrealized   Unrealized    Fair
                                        Cost         Gains        Loss      Value
                                        ----         -----        ----      -----
       U.S. Treasuries and U.S.
         Government agencies ....... $  199,536        --          36        199,500
       State, county and municipal .  2,815,486      87,891       948      2,902,429
                                      ---------      ------       ---      ---------
             Total                   $3,015,022      87,891       984      3,101,929
                                      =========      ======       ===      =========

                                                     December 31, 1996
                                                     -----------------
                                        Gross       Gross      Estimated
                                      Amortized   Unrealized   Unrealized    Fair
                                        Cost        Gains         Loss       Value
                                        ----        -----         ----       -----
     U.S. Treasuries and
         U.S. Government agencies .. $  406,810       --          3,874      402,936
       State, county and municipal .  2,819,183     47,782       38,540    2,828,425
                                      ---------     ------       ------    ---------
             Total                   $3,225,993     47,782       42,414    3,231,361
                                      =========     ======       ======    =========

       The amortized cost and estimated fair value of investment securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

                                 Securities Held          Securities Available
                                   To Maturity                  for Sale
                                   -----------                  --------
                                 December 31, 1997          December 31, 1997

                               Amortized     Estimated    Amortized   Estimated
                                 Cost       Fair Value      Cost      Fair Value
                                 ----       ----------      ----      ----------
  U.S. Treasuries and U.S.
    Government agencies:
   Within 1 year ...........   $  199,536      199,500    4,356,781    4,355,025
   1 to 5 years ............         --           --      5,393,538    5,426,258
                               ----------   ----------   ----------   ----------

                               $  199,536      199,500    9,750,319    9,781,283
                               ----------   ----------   ----------   ----------

State, county and municipal:
   1 to 5 years ............   $1,233,898    1,256,382         --           --
   5 to 10 years ...........    1,581,588    1,646,047         --           --
                               ----------   ----------   ----------   ----------

                               $2,815,486    2,902,429         --           --
                               ----------   ----------   ----------   ----------

Total securities:
   Within 1 year ...........   $  199,536      199,500    4,356,781    4,355,025
   1 to 5 years ............    1,233,898    1,256,382    5,393,538    5,426,258
   5 to 10 years ...........    1,581,588    1,646,047         --           --
                               ----------   ----------   ----------   ----------

                               $3,015,022    3,101,429    9,750,319    9,781,283
                               ==========   ==========   ==========   ==========

                        EMPIRE BANK CORP. AND SUBSIDIARY

(2)    Investment Securities, continued

       Proceeds from sales of securities available for sale during 1997, 1996 and 1995 were $1,351,000, $1,089,167 and $3,798,551, respectively. Gross gains of $42,  $4,023 and $15,563  were  realized on 1997,  1996 and 1995 sales, respectively, along with gross losses of $32,716 on 1995 sales, were realized.

       Securities   with  an  approximate   carrying  value  of  $4,695,000  and
       $3,800,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits as required by law.

(3)     Loans
        Major classifications of loans at December 31, 1997 and 1996 are summarized as follows:

                                                        1997            1996
                                                        ----            ----

Commercial, financial and agricultural .........     $15,530,146      13,337,091
Real estate - mortgage and construction ........      18,948,392      15,668,890
State, county and municipal ....................       2,552,920       3,006,426
Consumer loans .................................       8,911,711       8,167,558
                                                     -----------     -----------

                                                      45,943,169      40,179,965
Less: Allowance for loan losses ................         481,427         394,572
                                                     -----------     -----------

                                                     $45,461,742      39,785,393
                                                     ===========     ===========

        The Company grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of Clinch County and Ware County, Georgia and adjoining counties. Although the Company has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

        Changes in the allowance for loan losses were as follows:

                                          1997         1996        1995
                                          ----         ----        ----

    Balance, beginning of year .....   $ 394,572      534,906      292,491
    Provisions charged to operations     251,188      631,000      643,451
    Loans charged off ..............    (194,902)    (797,265)    (511,608)
    Recoveries .....................      30,569       25,931      110,572
                                       ---------    ---------    ---------
    Balance, end of year ...........   $ 481,427      394,572      534,906
                                       =========    =========    =========

(4)    Premises and Equipment
        Major classifications of premises and equipment are summarized as follows:

                                                1997          1996
                                                ----          ----

                   Land ..................   $  189,288      189,288
                   Buildings .............    1,244,926    1,136,642
                   Furniture and equipment    1,163,082    1,098,812
                                             ----------   ----------

                                              2,597,296    2,424,742
            Less: Accumulated depreciation    1,041,284      903,385
                                             ----------   ----------

                                             $1,556,012    1,521,357
                                             ==========   ==========

        Depreciation expense was approximately $213,000, $133,000 and $102,000 in 1997, 1996 and 1995, respectively.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(5)     Time Deposits
        At December 31, 1997 the scheduled maturities of time deposits are as follows:

                   1998                                     $    30,363,966
                   1999                                           5,136,774
                   2000                                           2,911,101
                   2001                                              10,212
                                                              -------------

                                                            $    38,422,053

        At December 31, 1997 and 1996, the Company had individual time deposits over $100,000 of approximately $9,445,000 and $8,990,000, respectively.

(6)     Federal Home Loan Bank Borrowings
        The Bank is party to an agreement with the Federal Home Loan Bank ("FHLB") whereby the FHLB provides the Bank with credit facilities under varying terms. Any amounts advanced by the FHLB are secured under a blanket security lien covered by all of the Bank's 1-4 family, first mortgage loans. At December 31, 1997 and 1996 the Bank has long-term notes payable amounting to $3,660,565 and $3,601,793, respectively, most with quarterly level principal payments, plus interest at rates varying from 5.67% to 8.13% through 2007.

        Maturities of the notes payable for future years is as follows:

                   1998 .................................    $  616,254
                   1999 .................................       616,254
                   2000 .................................       616,254
                   2001 .................................       441,536
                   2002 .................................       342,786
                   Thereafter ...........................     1,027,481
                                                              ---------
                                                             $3,660,565

(7)     Income Taxes
        The components of income tax expense in the consolidated statements of earnings are as follows:

                                               1997         1996        1995
                                               ----         ----        ----

    Current .............................   $ 126,302         (402)     107,612
    Deferred ............................      23,353      (93,667)     (57,799)
    Change in valuation allowance .......     (56,500)     117,000      (80,000)
                                            ---------    ---------    ---------

Total income tax expense (benefit) ......   $  93,155       22,931      (30,187)
                                            =========    =========    =========

        The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are principally the result of tax-exempt interest income and non-deductible interest expense.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(7)     Income Taxes, continued
        The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax asset. The net deferred tax asset is a component of other assets at December 31, 1997 and 1996.

                                                            1997         1996
                                                            ----         ----
Deferred income tax assets:
   Unrealized losses on investment securities
     available for sale ..............................   $    --            284
   Allowance for loan losses .........................      41,248       47,125
   Alternative minimum tax credits ...................     142,381       23,503
   State and Federal net operating loss
     carry forward and credits .......................     120,798      238,000
   Other .............................................        --         14,379
                                                         ---------    ---------

         Total gross deferred income tax assets ......     304,427      323,291

         Less valuation allowance ....................     (90,500)    (147,000)
                                                         ---------    ---------

         Net deferred income tax assets ..............     213,927      176,291
                                                         ---------    ---------

Deferred income tax liabilities:
   Unrealized gains on investment securities
     available for sale ..............................     (10,528)        --
   Premises and equipment ............................    (143,228)    (138,455)
                                                         ---------    ---------

         Total gross deferred income tax liabilities .    (153,756)    (138,455)
                                                         ---------    ---------

         Net deferred income tax asset ...............   $  60,171       37,836
                                                         =========    =========

        The valuation allowance has been decreased by $56,500 during 1997 as a result of management's assessment of the Company's estimated future state taxable income and related usage of their state net operating loss carryforwards and credits. The valuation allowance of $90,500 at December 31, 1997 is required due to the uncertainty regarding the future utilization of a portion of the Company's net operating losses and state tax credits. These remaining benefits will be recognized for financial reporting purposes when the realization of such benefits is more likely than not.

        At December 31, 1997, the Company has remaining loss carryforwards of approximately $2,000,000 for state income tax purposes, which begin to expire in 2000. The use of these carryforwards is limited to future state and federal taxable earnings of the Company.

(8)     Commitments
        The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

        The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(8)     Commitments, continued
        In most cases, the Company does require collateral or other security to support financial instruments with credit risk.
                                                         Contractual Amount
                                                           1997          1996
                                                           ----          ----
        Financial instruments whose contract amounts
           represent credit risk:
              Commitments to extend credit ........... $ 3,695,000    2,587,000
              Standby letters of credit .............. $   249,000      179,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management's credit evaluation. Collateral held varies, but may include unimproved and improved real estate, certificates of deposit, or personal property.

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

(9)     Regulatory Matters
        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1997 that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 1997 the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(9)     Regulatory Matters, continued
        The consolidated and bank only actual capital amounts and ratios for 1997 and 1996 are also presented in the table.


                                                                                To Be Well
                                                             For Capital     Capitalized Under
                                                              Adequacy       Prompt Corrective
                                           Actual             Purposes       Action Provisions
                                       Amount    Ratio     Amount   Ratio     Amount     Ratio
                                       ------    -----     ------   -----     ------     -----

  As of December 31, 1997:
    Total Capital
     (to Risk Weighted Assets)
        Consolidated ................ $7,292,522  15.0%    $3,893,040  8.0%       N/A     N/A
        Empire Banking Company ...... $7,128,545  14.6%    $3,893,040  8.0%  $4,866,300  10.0%

    Tier 1 Capital
     (to Risk Weighted Assets)
        Consolidated ................ $6,811,095  14.0%    $1,946,520  4.0%       N/A     N/A
        Empire Banking Company ...... $6,647,118  13.7%    $1,946,520  4.0%  $2,919,780   6.0%

    Tier 1 Capital
     (to Average Assets)
        Consolidated ................ $6,811,095  10.7%    $2,549,612  4.0%       N/A     N/A
        Empire Banking Company ...... $6,647,118  10.4%    $2,549,612  4.0%  $3,187,016   5.0%

  As of December 31, 1996:
    Total Capital
     (to Risk Weighted Assets)
        Consolidated ................ $6,588,400  15.5%    $3,400,465  8.0%         N/A    N/A
        Empire Banking Company ...... $6,430,364  15.2%    $3,395,579  8.0%  $4,244,474  10.0%

    Tier 1 Capital
     (to Risk Weighted Assets)
        Consolidated ................ $6,195,827  14.6%    $1,697,487  4.0%         N/A    N/A
        Empire Banking Company ...... $6,035,791  14.2%    $1,697,789  4.0%  $2,546,684   6.0%

    Tier 1 Capital
     (to Average Assets)
        Consolidated ................ $6,195,827  11.1%    $2,232,730  4.0%         N/A    N/A
        Empire Banking Company ...... $6,035,791  10.8%    $2,237,777  4.0%  $2,797,221   5.0%

(10)    Related Party Transactions
        In the normal course of business, executive officers and directors of the Company, including certain business organizations and individuals associated with them, maintain a variety of banking relationships with the Bank. Loans to executive officers and directors are made on terms comparable to those available to other Bank customers.
        The following is a summary of activity for related party loans for 1997:

                     Beginning balance ..................   $   1,946,000
                     Loans advanced .....................       2,121,000
                     Repayments .........................      (2,110,000)
                                                                ---------

                     Ending balance .....................   $   1,957,000
                                                                =========

                        EMPIRE BANK CORP. AND SUBSIDIARY

(11)    Capital Stock Transactions
        The Company redeemed 180 and 1,132 shares of its common stock at an average price $247.01 and $240.88 per share in 1997 and 1996. The Company sold 200 and 957 shares of treasury stock for an average price of $245.32 and $241.13 per share in 1997 and 1996.

(12)    Other Operating Expenses

        Components of other operating expenses which are greater then 1% of interest income and other income are as follows:

                                                     1997       1996     1995
                                                     ----       ----     ----

         Insurance ..............................  $145,598   119,647   104,738

         Professional fees ......................    62,485    39,548    34,916

         Loss on disposition of other assets ....    67,453      --        --

         Postage ................................    62,248    50,301    46,126

                        EMPIRE BANK CORP. AND SUBSIDIARY

(13)    Empire Bank Corp. (Parent Company Only) Financial Information

                                 Balance Sheets

                           December 31, 1997 and 1996

                                     Assets

                                                           1997         1996
                                                           ----         ----

  Cash .............................................  $    162,592       158,996
  Investment in bank subsidiary ....................     6,667,554     6,035,240
  Other assets .....................................         1,385         1,040
                                                         ---------     ---------
                                                      $  6,831,531     6,195,276
                                                         =========     =========

                              Stockholders' Equity

  Stockholders' equity .............................  $  6,831,531     6,195,276
                                                         =========     =========

                             Statements of Earnings

               For the Years Ended December 31, 1997,1996 and 1995

                                                       1997     1996      1995
                                                       ----     ----      ----

  Dividends received from bank subsidiary .......... $ 82,690    82,282   83,158

     Other expenses ................................    1,015     1,182    1,199
                                                      -------  --------  -------

      Earnings before income taxes and equity in
        undistributed earnings of bank subsidiary ..   81,675    81,100   87,959

  Income tax benefit                                      345       402      408
                                                      -------  --------  -------

      Earnings before equity in undistributed
        earnings of bank subsidiary ................   82,020    81,502   82,367

  Equity in undistributed earnings of bank
     subsidiary ....................................  611,327   164,670  465,663
                                                      -------  --------  -------


      Net earnings ................................. $693,347   246,172  548,030
                                                      =======  ========  =======

                        EMPIRE BANK CORP. AND SUBSIDIARY

(13)    Empire Bank Corp. (Parent Company Only) Financial Information, continued

                                         Statements of Cash Flows

                          For the Years Ended December 31, 1997, 1996 and 1995


                                                                1997       1996       1995
                                                                ----       ----       ----
        Cash flows from operating activities:
        Net earnings ....................................... $ 693,347    246,172    548,030
         Adjustments to reconcile net earnings to net
           cash provided by operating activities:
         Equity in undistributed earnings of bank subsidiary  (611,327)  (164,670)  (465,663)
         Change in other assets ............................      (345)     1,598     (1,408)
                                                             ---------  ---------  ---------

               Net cash provided by operating activities ...    81,675     83,100     80,959
                                                             ---------  ---------  ---------

        Cash flows from investing activities - investment
           in subsidiary ...................................      --     (800,000)      --
                                                             ---------  ---------  ---------

        Cash flows from financing activities:
         Dividends paid ....................................   (82,682)   (82,282)   (83,158)
         Purchase of treasury stock ........................   (44,462)  (272,680)      --
         Proceeds from sale of treasury stock ..............    49,065    230,760       --
                                                             ---------  ---------  ---------
               Net cash used by financing activities .......   (78,079)  (124,202)   (83,158)
                                                             ---------  ---------  ---------

        Increase (decrease) in cash ........................     3,596   (841,102)    (2,199)

        Cash at beginning of year ..........................   158,996  1,000,098  1,002,297
                                                             ---------  ---------  ---------

        Cash at end of year ................................ $ 162,592    158,996  1,000,098
                                                             =========  =========  =========

        Change in unrealized gains (losses) on investment securities
         available for sale of subsidiary, net of tax ...... $  20,987     15,369   (106,325)

(14)    Subsequent Event

        On June 1, 1998, the Company executed a letter of intent to merge with and into FLAG Financial Corporation ("FLAG"). Under the terms of the letter of intent, each share of the Company's common stock will be exchanged for 42.5 shares of FLAG common stock. The merger is subject to approval of regulatory authorities and shareholders.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER
                    BY AND BETWEEN FLAG FINANCIAL CORPORATION
                              AND EMPIRE BANK CORP.

                                TABLE OF CONTENTS



LIST OF EXHIBITS..........................................................V





AGREEMENT AND PLAN OF MERGER..............................................1





ARTICLE 1.        TRANSACTIONS AND TERMS OF THE MERGER....................2

   1.1   Merger...........................................................2
   1.2   Time and Place of Closing........................................2
   Effective Time.........................................................2




ARTICLE 2.        TERMS OF MERGER.........................................2

   2.1   Articles of Incorporation........................................2
   2.2   Bylaws...........................................................2
   2.3   Directors and Officers...........................................3




ARTICLE 3.        MANNER OF CONVERTING SHARES.............................3

   3.1   Conversion of Shares.............................................3
   3.2   Anti-Dilution Provisions.........................................3
   3.3   Shares Held by EMPIRE or FLAG....................................3
   3.4   Dissenting Shareholders..........................................4
   3.5   Fractional Shares................................................4




ARTICLE 4.        EXCHANGE OF SHARES......................................4

   4.1   Exchange Procedures..............................................4
   4.2   Rights of Former Shareholders of EMPIRE..........................5




ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF EMPIRE................6

   5.1   Organization, Standing, and Power................................6
   5.2   Authority of EMPIRE; No Breach By Agreement......................6
   5.3   Capital Stock....................................................7
   5.4   EMPIRE Subsidiaries..............................................7
   5.5   Financial Statements.............................................8

   5.6   Absence of Undisclosed Liabilities...............................9
   5.7   Absence of Certain Changes or Events.............................9
   5.8   Tax Matters......................................................9
   5.9   Allowance for Possible Loan Losses..............................10
   5.10     Assets.......................................................11
   5.11     Intellectual Property........................................11
   5.12     Environmental Matters........................................12
   5.13     Compliance with Laws.........................................13
   5.14     Labor Relations..............................................13
   5.15     Employee Benefit Plans.......................................14
   5.16     Material Contracts...........................................16
   5.17     Legal Proceedings............................................16
   5.18     Reports......................................................17
   5.19     Statements True and Correct..................................17
   5.20     Accounting, Tax and Regulatory Matters.......................17
   5.21     Charter Provisions...........................................17
   5.22     Board Recommendation.........................................18
   5.23     Y-2K.........................................................18




ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF FLAG.................18

   6.1   Organization, Standing, and Power...............................18
   6.2   Authority of FLAG; No Breach By Agreement.......................18
   6.3   Capital Stock...................................................19
   6.4   FLAG Subsidiaries...............................................20
   6.5   SEC Filings, Financial Statements...............................21
   6.6   Absence of Undisclosed Liabilities..............................21
   6.7   Absence of Certain Changes or Events............................21
   6.8   Tax Matters.....................................................22
   6.9   Allowance for Possible Loan Losses..............................23
   6.10     Assets.......................................................23
   6.11     Intellectual Property........................................24
   6.12     Environmental Matters........................................24
   6.13     Compliance with Laws.........................................25
   6.14     Labor Relations..............................................26
   6.15     Employee Benefit Plans.......................................26
   6.16     Material Contracts...........................................28
   6.17     Legal Proceedings............................................28
   6.18     Reports......................................................29
   6.19     Statements True and Correct..................................29
   6.20     Accounting, Tax and Regulatory Matters.......................29
   6.21     Charter Provisions...........................................30
   6.22     Board Recommendation.........................................30
   6.23     Y2K..........................................................30

ARTICLE 7.        CONDUCT OF BUSINESS PENDING CONSUMMATION...............30

   7.1   Affirmative Covenants of EMPIRE.................................30
   7.2   Negative Covenants of EMPIRE....................................30
   7.3   Affirmative Covenants of FLAG...................................32
   7.4   Negative Covenants of FLAG......................................33
   7.5   Adverse Changes in Condition....................................33
   7.6   Reports.........................................................33




ARTICLE 8.        ADDITIONAL AGREEMENTS..................................33

   8.1   Registration Statement..........................................33
   8.2   Nasdaq Listing..................................................34
   8.3   Shareholder Approval............................................34
   8.4   Applications....................................................34
   8.5   Filings with State Offices......................................34
   8.6   Agreement as to Efforts to Consummate...........................34
   8.7   Investigation and Confidentiality...............................35
   8.8   Press Releases..................................................35
   8.9   Certain Actions.................................................35
   8.10     Accounting and Tax Treatment.................................36
   8.11     Charter Provisions...........................................36
   8.12     Agreements of Affiliates.....................................36
   8.13     Employee Benefits and Contracts..............................37
   8.14     Indemnification..............................................37




ARTICLE 9.        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE......38

   9.1   Conditions to Obligations of Each Party.........................38
   9.2   Conditions to Obligations of FLAG...............................40
   9.3   Conditions to Obligations of EMPIRE.............................41




ARTICLE 10.       TERMINATION............................................42

   10.1     Termination..................................................42
   10.2     Effect of Termination........................................43
   10.3     Non-Survival of Representations and Covenants................43




ARTICLE 11.       MISCELLANEOUS..........................................43

   11.1     Definitions..................................................43
   11.2     Expenses.....................................................51
   11.3     Brokers and Finders..........................................52
   11.4     Entire Agreement.............................................52

   11.5     Amendments...................................................52
   11.6     Waivers......................................................52
   11.7     Assignment...................................................53
   11.8     Notices......................................................53
   11.9     Governing Law................................................54
   11.10    Counterparts.................................................54
   11.11    Captions, Articles and Sections..............................54
   11.12    Interpretations..............................................54
   11.13    Enforcement of Agreement.....................................54
   11.14    Severability.................................................54




SIGNATURES TO AGREEMENT AND PLAN OF MERGER

                                LIST OF EXHIBITS



Exhibit
Number          Description
-------         -----------

1.  Form of Agreement of Affiliates of EMPIRE BANK CORP. (SS 8.12, SS 9.2(f)).

2.  Matters as to which Kilpatrick Stockton LLP will opine. (SS 9.2(d)).

3.  Form of Claims Letter (SS 9.2(g)).

4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. (SS 9.3(d)).

                          AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July 30, 1998, by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation located in LaGrange, Georgia, and EMPIRE BANK CORP. ("EMPIRE"), a Georgia corporation located in Homerville, Georgia. Preamble

                                    Preamble
                                    --------

     The respective Boards of Directors of EMPIRE and FLAG are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of EMPIRE by FLAG, pursuant to the merger of EMPIRE with and into FLAG. At the effective time of such merger, the outstanding shares of the capital stock of EMPIRE shall be converted into the right to receive shares of the common stock of FLAG (except as provided herein). As a result, shareholders of EMPIRE shall become shareholders of FLAG, and FLAG shall conduct the business and operations of EMPIRE. The transactions described in this Agreement are subject to (a) approval of the shareholders of EMPIRE, (b) approval of the Georgia Department of Banking and Finance, (c) approval of the Board of Governors of the Federal Reserve, and (d) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

     Certain terms used in this Agreement are defined in Section 11.1 hereof.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1.
                      TRANSACTIONS AND TERMS OF THE MERGER
                      ------------------------------------


     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, EMPIRE will merge with and into FLAG in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). FLAG shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of EMPIRE and FLAG, as set forth herein.

     1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of EMPIRE have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend past the termination date set forth in SS 10.1(e) hereof.

                                   ARTICLE 2.
                                 TERMS OF MERGER
                                 ---------------

     2.1 Articles of Incorporation. The Articles of Incorporation of FLAG in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2 Bylaws. The Bylaws of FLAG in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3 Directors and Officers.

     (a) The directors of the Surviving Corporation shall be (i) the directors of FLAG immediately prior to the Effective Time and (ii) Leonard H. Bateman, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     (b) The executive officers of the Surviving Corporation shall be (i) the executive officers of the Surviving Corporation immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3.
                           MANNER OF CONVERTING SHARES
                           ---------------------------

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of EMPIRE, or the shareholders of the foregoing, the shares of EMPIRE shall be converted as follows:

     (a) Each share of capital stock of FLAG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of EMPIRE Common Stock (excluding shares held by any EMPIRE Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenter' rights as provided in
Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 42.50 shares of FLAG Common Stock (the "Exchange Ratio").

     3.2 Anti-Dilution Provisions. In the event FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by EMPIRE or FLAG. Each of the shares of EMPIRE Common Stock held by any EMPIRE Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Shares. Any holder of shares of EMPIRE Common Stock who perfects his dissenters/ rights in accordance with and as contemplated by
Article 13, Part 2 of Title 14 of the GBCC, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to FLAG the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of EMPIRE fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of EMPIRE Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of EMPIRE Common Stock held by him. If and to the extent required by applicable Law, EMPIRE will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FLAG.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of EMPIRE Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FLAG Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the market value of one share of FLAG Common Stock at the Effective Time. The market value of one share of FLAG Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4.
                               EXCHANGE OF SHARES
                               ------------------

     4.1 Exchange Procedures. Promptly after the Effective Time, FLAG shall cause the exchange agent selected by FLAG (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of EMPIRE Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of EMPIRE Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of EMPIRE Common Stock represented by
Certificates that are not registered in the transfer records of EMPIRE, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of EMPIRE Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenter' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FLAG shall not be obligated to deliver the consideration to which any former holder of EMPIRE Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither FLAG nor the Exchange Agent shall be liable to a holder of EMPIRE Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of EMPIRE shall constitute ratification of the appointment of the Exchange Agent.

     4.2 Rights of Former Shareholders of EMPIRE. At the Effective Time, the stock transfer books of EMPIRE shall be closed as to holders of EMPIRE Common Stock immediately prior to the Effective Time and no transfer of EMPIRE Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of EMPIRE Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FLAG's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by EMPIRE in respect of such shares of EMPIRE Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of EMPIRE shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of EMPIRE Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1.

However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.

                                   ARTICLE 5.
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE
                    ----------------------------------------

     EMPIRE hereby represents and warrants to FLAG as follows:

     5.1 Organization, Standing, and Power. EMPIRE is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. EMPIRE is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. The minute book and other organizational documents for EMPIRE have been made available to FLAG for its review and, except as disclosed in Section 5.1 of the EMPIRE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2  Authority of EMPIRE; No Breach By Agreement

     (a) EMPIRE has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of EMPIRE, subject to the approval of this Agreement by the holders of a majority of the outstanding voting stock of EMPIRE, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by EMPIRE. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of EMPIRE, enforceable against EMPIRE in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by EMPIRE, nor the consummation by EMPIRE of the transactions contemplated hereby, nor compliance by EMPIRE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of EMPIRE's Articles of Incorporation or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any EMPIRE Subsidiary or any resolution adopted by the board of directors or the shareholders of any
EMPIRE Entity, or (ii) except as disclosed in Section 5.2 of the EMPIRE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any EMPIRE Entity under, any Contract or Permit of any EMPIRE Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, or
(iii)   subject  to  receipt  of  the   requisite   Consents   referred   to  in
Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to any EMPIRE Entity or any of their respective material Assets (including any FLAG Entity or any EMPIRE Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity or any EMPIRE Entity being reassessed or revalued by any Taxing authority).

     (c)  Other  than  in  connection  or  compliance  with  the  provisions  of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by EMPIRE of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock

     (a) As of the date of this Agreement, the authorized capital stock of EMPIRE consists of 1,000,000 shares of EMPIRE Common Stock, of which 26,450 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of EMPIRE are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of EMPIRE has been issued in violation of any preemptive rights of the current or past shareholders of EMPIRE.

     (b)  Except  as  set  forth  in  Section   5.3(a),   or  as   disclosed  in
Section 5.3(b) of the EMPIRE Disclosure Memorandum, there are no shares of capital stock or other equity securities of EMPIRE outstanding and no outstanding Equity Rights relating to the capital stock of EMPIRE.

     5.4 EMPIRE Subsidiaries. EMPIRE has disclosed in Section 5.4 of the EMPIRE Disclosure Memorandum all of the EMPIRE Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the EMPIRE Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the EMPIRE Disclosure Memorandum, EMPIRE or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each EMPIRE Subsidiary. No capital stock (or other equity interest) of any EMPIRE Subsidiary is or may become required to be issued (other than to another EMPIRE Entity) by reason of any Equity Rights, and there are no Contracts by which any EMPIRE Subsidiary is bound to issue (other than to another EMPIRE Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any EMPIRE Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any EMPIRE Subsidiary (other than to another EMPIRE Entity). There are no Contracts relating to the rights of any EMPIRE Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any EMPIRE Subsidiary. All of the shares of capital stock (or other equity interests) of each EMPIRE Subsidiary held by an EMPIRE Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable State Law, if any, in the case of State depository institutions) nonassessable and are owned by the EMPIRE Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the EMPIRE Disclosure Memorandum, each EMPIRE Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each EMPIRE Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Each EMPIRE Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each EMPIRE Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section 5.4 of the EMPIRE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5 Financial Statements. Each of the EMPIRE Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of EMPIRE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6  Absence  of  Undisclosed   Liabilities.   No  EMPIRE  Entity  has  any
Liabilities that are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of EMPIRE as of December 31, 1997 or March 31, 1998, included in the EMPIRE Financial Statements or reflected in the notes thereto. No EMPIRE Entity has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the EMPIRE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the EMPIRE Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, and (ii) EMPIRE Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of EMPIRE provided in Article 7.

     5.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any EMPIRE Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of EMPIRE, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have an EMPIRE Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, an EMPIRE Material Adverse Effect, except as reserved against in the EMPIRE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the EMPIRE Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of EMPIRE Entities, except for any such Liens which are not reasonably likely to have an EMPIRE Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the EMPIRE Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the EMPIRE Entities for the period or periods through and including the date of the respective EMPIRE Financial Statements that has been made and is reflected on such EMPIRE Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of EMPIRE Entities have been provided for in accordance with GAAP.

     (e) Except as disclosed in Section 5.8 of the EMPIRE Disclosure Memorandum, none of the EMPIRE Entities is a party to any Tax allocation or sharing agreement and none of EMPIRE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was EMPIRE) or has any Liability for Taxes of any Person (other than EMPIRE and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the EMPIRE Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (g) Except as disclosed in Section 5.8 of the EMPIRE Disclosure Memorandum, none of the EMPIRE Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of EMPIRE Entities that occurred during or after any Taxable Period in which EMPIRE Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No EMPIRE Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting EMPIRE Entities have been or will be timely made.

     5.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of EMPIRE included in the most recent EMPIRE Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of EMPIRE included in the EMPIRE Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of EMPIRE Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by EMPIRE

Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have an EMPIRE Material Adverse Effect.

     5.10 Assets

     (a) Except as disclosed in Section 5.10 of the EMPIRE Disclosure Memorandum or as disclosed or reserved against in the EMPIRE Financial Statements delivered prior to the date of this Agreement, EMPIRE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have an EMPIRE Material Adverse Effect. All tangible properties used in the businesses of the EMPIRE Entities are usable in the ordinary course of business consistent with EMPIRE's past practices.

     (b) All Assets which are material to EMPIRE's business on a consolidated basis, held under leases or subleases by any of the EMPIRE Entities, are held under valid Contracts enforceable against EMPIRE in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

     (c) EMPIRE Entities  currently maintain the insurance policies described in
Section 5.10(c) of the EMPIRE Disclosure Memorandum. None of the EMPIRE Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any EMPIRE Entity under such policies.

     (d) The Assets of the EMPIRE Entities include all material Assets required to operate the business of the EMPIRE Entities as presently conducted.

     5.11 Intellectual Property. Each EMPIRE Entity owns or has a license to use all of the Intellectual Property used by such EMPIRE Entity in the ordinary course of its business. Each EMPIRE Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such EMPIRE Entity in connection with such EMPIRE Entity's business operations, and such EMPIRE Entity has the right to convey by sale or license any Intellectual Property so conveyed. No EMPIRE Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of EMPIRE, threatened, which challenge the rights of any EMPIRE Entity with respect to Intellectual Property used, sold or licensed by such EMPIRE Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of EMPIRE, the conduct of the business of the EMPIRE Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the EMPIRE Disclosure Memorandum, no EMPIRE Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

     5.12 Environmental Matters.

     (a) Except as disclosed in Section 5.12 of the EMPIRE Disclosure Memorandum, to the Knowledge of EMPIRE, each EMPIRE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (b) There is no Litigation pending or, to the Knowledge of EMPIRE, threatened, before any court, governmental agency, or authority or other forum in which any EMPIRE Entity or any of its Operating Properties or Participation Facilities (or EMPIRE in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any EMPIRE Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, nor, to the Knowledge of EMPIRE, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (c) Except as disclosed in Section 5.12 of the EMPIRE Disclosure Memorandum, during the period of (i) any EMPIRE Entity's ownership or operation of any of their respective current Assets, or (ii) any EMPIRE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of EMPIRE, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Except as disclosed in Section 5.12 of the EMPIRE Disclosure Memorandum, prior to the period of (i) any EMPIRE Entity's ownership or operation of any of their respective current properties, (ii) any EMPIRE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of EMPIRE, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     5.13 Compliance with Laws. Each EMPIRE Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, and, to the Knowledge of EMPIRE, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Except as disclosed in Section 5.13 of the EMPIRE Disclosure Memorandum, none of the EMPIRE Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

     (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect; or

     (c) since January 1, 1995, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any EMPIRE Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, or (iii) requiring any EMPIRE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.

     5.14 Labor Relations. No EMPIRE Entity is the subject of any Litigation asserting that it or any other EMPIRE Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other EMPIRE Entity to bargain with any labor organization as to wages or conditions of employment, nor is any EMPIRE Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any EMPIRE Entity, pending or threatened, or to the Knowledge of EMPIRE, is there any activity involving any EMPIRE Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15 Employee Benefit Plans.

     (a) EMPIRE has disclosed in Section 5.15 of the EMPIRE Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any EMPIRE Entity or ERISA
Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "EMPIRE Benefit Plans"). Each EMPIRE Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "EMPIRE ERISA Plan." Each EMPIRE ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as an "EMPIRE Pension Plan." No EMPIRE Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

     (b) All EMPIRE Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Each EMPIRE ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and EMPIRE has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of EMPIRE, no EMPIRE Entity has engaged in a transaction with respect to any EMPIRE Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any EMPIRE Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (c) No EMPIRE Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any EMPIRE Pension Plan, (ii) no change in the actuarial assumptions with respect to any EMPIRE Pension Plan, and (iii) no increase in benefits under any EMPIRE Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any EMPIRE Pension Plan nor any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any EMPIRE Entity, or the single-employer plan of any entity which is considered one employer with EMPIRE under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have an EMPIRE Material Adverse Effect. No EMPIRE Entity has provided, or is required to provide, security to an EMPIRE Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any EMPIRE Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have an EMPIRE Material Adverse Effect. No EMPIRE Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have an EMPIRE Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any EMPIRE Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 5.15 of the EMPIRE Disclosure Memorandum, no EMPIRE Entity has any Liability for retiree health and life benefits under any of the EMPIRE Benefit Plans and there are no restrictions on the rights of such EMPIRE Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have an EMPIRE Material Adverse Effect.

     (f) Except as disclosed in Section 5.15 of the EMPIRE Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any EMPIRE Entity from any EMPIRE Entity under any EMPIRE Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any EMPIRE Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any EMPIRE Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the EMPIRE Financial Statements to the extent required by and in accordance with GAAP.

     5.16 Material Contracts. Except as disclosed in Section 5.16 of the EMPIRE Disclosure Memorandum or otherwise reflected in the EMPIRE Financial Statements, none of the EMPIRE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any EMPIRE Entity or the guarantee by any EMPIRE Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any EMPIRE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the EMPIRE Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any EMPIRE Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and
(vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by EMPIRE with the SEC (assuming EMPIRE were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "EMPIRE Contracts"). With respect to each EMPIRE Contract and except as disclosed in Section 5.16 of the EMPIRE Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no EMPIRE Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect; (iii) no EMPIRE Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of EMPIRE, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.16 of the EMPIRE Disclosure Memorandum, no officer, director or employee of any EMPIRE Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any EMPIRE Entity. All of the indebtedness of any EMPIRE Entity for money borrowed (excluding deposits obtained in the ordinary course of business) is prepayable at any time by such EMPIRE Entity without penalty or premium.

     5.17 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of EMPIRE, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any EMPIRE Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any EMPIRE Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any EMPIRE Entity, that are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Section 5.17 of the EMPIRE Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any EMPIRE Entity is a party and which names an EMPIRE Entity as a defendant or cross-defendant or for which, to the Knowledge of EMPIRE, any EMPIRE Entity has any potential Liability.

     5.18 Reports. Since January 1, 1995, or the date of organization if later, each EMPIRE Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.19 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by any EMPIRE Entity to FLAG pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any EMPIRE Entity for inclusion in the registration statement to be filed by FLAG with the SEC in accordance with
Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any EMPIRE Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by an EMPIRE Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.20 Accounting, Tax and Regulatory Matters. No EMPIRE Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21 Charter Provisions. Each EMPIRE Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any EMPIRE Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any EMPIRE Entity that may be directly or indirectly acquired or controlled by them.

     5.22 Board Recommendation.

     The Board of Directors of EMPIRE, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of EMPIRE Common Stock approve this Agreement.

     5.23 Y-2K. EMPIRE has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.

                                   ARTICLE 6.
                     REPRESENTATIONS AND WARRANTIES OF FLAG
                     --------------------------------------

     FLAG hereby represents and warrants to EMPIRE as follows:

     6.1 Organization, Standing, and Power. FLAG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FLAG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG have been made available to EMPIRE for its review and, except as disclosed in Section 6.1 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2 Authority of FLAG; No Breach By Agreement.

     (a) FLAG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG. This Agreement represents a legal, valid, and binding obligation of FLAG, enforceable against FLAG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FLAG, nor the consummation by FLAG of the transactions contemplated hereby, nor compliance by FLAG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's Articles of Incorporation or Bylaws, or the Charter, or Articles of Incorporation or Bylaws of any FLAG Entity, or any resolution adopted by the Board of Directors or the shareholders of any FLAG Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock.

     (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 5,174,807 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of EMPIRE Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of EMPIRE Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG.

     (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

     6.4 FLAG Subsidiaries. FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to EMPIRE for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5 SEC Filings, Financial Statements.

     (a) FLAG has timely filed and made available to EMPIRE all SEC Documents required to be filed by FLAG since December 31, 1993 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

     (b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 Absence of Undisclosed Liabilities. No FLAG Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1997 and March 31, 1998, included in the FLAG Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the FLAG Disclosure Memorandum,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

     6.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse Effect or with respect to which the Taxes are not vet due and payable.

     (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to veers currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

     (e) None of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

     6.9 Allowance for Possible Loan Losses. The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios
(including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

     6.10 Assets.

     (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

     (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (c) The FLAG Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

     (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

     6.11 Intellectual Property. Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in
Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity.

     6.12 Environmental Matters.

     (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (b) To the Knowledge of FLAG, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     6.13 Compliance with Laws. Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.13 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FLAG Material Adverse Effect; or

     (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to EMPIRE.

     6.14 Labor Relations. No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15 Employee Benefit Plans.

     (a) FLAG has disclosed in Section 6.15 of the FLAG Disclosure Memorandum and has delivered or made available to EMPIRE prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Each FLAG Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 40 1
(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FLAG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

     (f) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

     6.16 Material Contracts. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FLAG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's Form 10-K filed for the fiscal year ended December 31, 1997, or in an SEC Document and identified to Empire (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG Contract and except as disclosed in Section 6.16 of the FLAG Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium.

     6.17 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section
6.17 of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

     6.18 Reports. Since January 1, 1993, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.19 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity to EMPIRE pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity for inclusion in the Registration Statement to be filed by FLAG with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FLAG Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FLAG Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.20 Accounting, Tax and Regulatory Matters. No FLAG Entity has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 Charter Provisions. Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

     6.22 Board Recommendations. The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FLAG shareholders.

     6.23 Y-2K. Each FLAG Entity is in compliance with all policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations. Section 6.23 of the FLAG Disclosure Memorandum sets forth a summary of the steps taken by FLAG to ensure such compliance. FLAG has entered into an agreement with Phoenix International Ltd., Inc. ("Phoenix") to license the Phoenix Retail Banking System, and FLAG is scheduled to convert each of the existing FLAG Entities, as well as the EMPIRE Subsidiaries, to the Phoenix Retail Banking System prior to March 31, 1999. Phoenix has represented to FLAG that the Phoenix Retail Banking System is year 2000 compliant.


                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1 Affirmative Covenants of EMPIRE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, EMPIRE shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of EMPIRE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, EMPIRE covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any EMPIRE entity, or

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of an EMPIRE Entity to another EMPIRE Entity) in excess of an aggregate of $100,000 (for EMPIRE Entities on a consolidated basis) except in the ordinary course of the business of the EMPIRE Subsidiaries consistent with past practices (which shall include, for the EMPIRE Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any EMPIRE Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the EMPIRE Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any EMPIRE Entity, or declare or pay any dividend or make any other distribution in respect of EMPIRE's capital stock; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the EMPIRE Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of EMPIRE Common Stock or any other capital stock of any EMPIRE Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any capital stock of any EMPIRE Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of EMPIRE Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any EMPIRE Subsidiary (unless any such shares of stock are sold or otherwise transferred to another EMPIRE Entity); or

     (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned EMPIRE Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any EMPIRE Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of the EMPIRE Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the EMPIRE Disclosure Memorandum; and enter into or amend any severance agreements with officers of any EMPIRE Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any EMPIRE Entity except in accordance with past practice disclosed in Section 7.2(g) of the EMPIRE Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

     (h) enter into or amend any employment Contract between any EMPIRE Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the EMPIRE Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any EMPIRE Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any EMPIRE Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the EMPIRE Disclosure Memorandum, settle any Litigation involving any Liability of any EMPIRE Entity for material money damages or restrictions upon the operations of any EMPIRE Entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.3 Affirmative Covenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of EMPIRE shall have been obtained, and except as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of

Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4 Negative Covenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of EMPIRE shall have been obtained, and except as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of EMPIRE Common Stock, or take any action which will materially adversely impact the ability of FLAG Entities to consummate the transactions contemplated by this Agreement.

     7.5 Adverse Changes in Condition. Each of FLAG and EMPIRE agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 Reports. Each of FLAG and EMPIRE and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such periodic reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS
                              ---------------------

     8.1 Registration Statement. As soon as practicable after execution of this Agreement, FLAG shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of FLAG Common Stock upon consummation of the Merger. EMPIRE shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FLAG may reasonably request in connection with such action.

FLAG and EMPIRE shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 Nasdaq Listing. FLAG shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FLAG Common Stock to be issued to the holders of EMPIRE Common Stock pursuant to the Merger, and FLAG shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 Shareholder Approval. EMPIRE shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of EMPIRE shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of EMPIRE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to EMPIRE's shareholders, under applicable law), and the Board of Directors and officers of EMPIRE shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of EMPIRE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the EMPIRE shareholders, under applicable law).

     8.4 Applications. FLAG shall promptly prepare and file, and EMPIRE shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.5 Filings and State Offices. Upon the terms and subject to the conditions of this Agreement, FLAG shall cause to be filed the Certificate of Merger with the Secretary of State of the State of Georgia.

     8.6 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.7 Investigation and Confidentiality.

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party  shall use its  reasonable  efforts to  exercise  its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have an EMPIRE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

     8.8 Press Releases. Prior to the Effective Time, EMPIRE and FLAG shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9  Certain  Actions.  Except  with  respect  to  this  Agreement  and the transactions contemplated hereby, no EMPIRE Entity nor any Representatives thereof retained by any EMPIRE Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of EMPIRE, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to EMPIRE's shareholders, under applicable Law, no EMPIRE Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but EMPIRE may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. EMPIRE shall promptly advise FLAG following the receipt of any Acquisition Proposal and the details thereof, and advise FLAG of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. EMPIRE shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

     8.10 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 Charter Provisions. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any EMPIRE Entity that may be directly or indirectly acquired by them.

     8.12 Agreements of Affiliates. EMPIRE has disclosed in Section 8.12 of the EMPIRE Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of EMPIRE for purposes of Rule 145 under the 1933 Act. EMPIRE shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of the EMPIRE Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FLAG and EMPIRE have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff Accounting Bulletin No. 76, shares of FLAG Common Stock issued to such affiliates of EMPIRE shall not be transferable until such time as financial results covering at least 30 days of combined operations of FLAG and EMPIRE have been published within the meaning of Section 201.01 of the

SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section
8.12. FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of EMPIRE pursuant to this Agreement to enforce the provisions of this Section 8.12. FLAG shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FLAG Common Stock by such affiliates.

     8.13 Employee Benefits and Contracts. Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of the EMPIRE Entities employee benefits under EMPIRE's existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of the EMPIRE Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the EMPIRE Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of EMPIRE shall be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of EMPIRE shall be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of EMPIRE shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the EMPIRE Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the EMPIRE Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for an EMPIRE welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the EMPIRE Disclosure Memorandum to FLAG between any EMPIRE Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the EMPIRE Benefit Plans.

     8.14 Indemnification.

     (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FLAG shall indemnify, defend and hold harmless each person entitled to indemnification from an EMPIRE Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by EMPIRE's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

     (b) Any Indemnified Party wishing to claim  indemnification under paragraph
(a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify FLAG thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective Time), (i) FLAG shall have the right to assume the defense thereof (provided FLAG acknowledges responsibility for such indemnification) and FLAG shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FLAG elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FLAG and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FLAG shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FLAG shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) FLAG shall not be liable for any settlement effected without its prior written consent; and provided further that FLAG shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.


                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

     (a) Shareholder Approval. The shareholders of EMPIRE shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FLAG shall have approved the issuance of shares of FLAG Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner

(including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, makes illegal or, in good faith, inadvisable, the consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger shall have been received.

     (f) Nasdaq Listing. The shares of FLAG Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

     (g) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of EMPIRE Common Stock for FLAG Common Stock will not give rise to gain or loss to the shareholders of EMPIRE with respect to such exchange (except to the extent of any cash received), and (iii) neither EMPIRE nor FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of EMPIRE and FLAG reasonably satisfactory in form and substance to such counsel.

     (h) Employment Matters.  Leonard H. Bateman,  Rhonda R. Robbins, and Daniel
G. Morris shall have negotiated a mutually satisfactory employment relationship with FLAG, and the agreements between each of Mr. Bateman, Ms. Robbins, and Mr. Morris and EMPIRE concerning post termination payments subsequent to a change in ownership shall have been terminated.

     9.2 Conditions to Obligations of FLAG. The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of EMPIRE set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of EMPIRE set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an EMPIRE Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of EMPIRE to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. EMPIRE shall have delivered to FLAG (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to EMPIRE and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by EMPIRE's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall request.

     (d) Opinion of Counsel. FLAG shall have received an opinion of Kilpatrick Stockton L.L.P., counsel to EMPIRE, dated as of the Closing Date, in form reasonably satisfactory to FLAG, as to the matters set forth in Exhibit 2.

     (e) Pooling Letters. FLAG shall have received an opinion of Porter Keadle Moore, LLP, dated as of the date of filing of the Registration Statement with the SEC and as of the Closing Date, addressed to FLAG and in form and substance reasonably acceptable to FLAG, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

     (f) Affiliates Agreements. FLAG shall have received from each affiliate of EMPIRE the affiliates letter referred to in Section 8.12 and Exhibit 1.

     (g) Claims Letters. Each of the directors and officers of EMPIRE shall have executed and delivered to FLAG letters in substantially the form of Exhibit 3.

     9.3 Conditions to Obligations of EMPIRE. The obligations of EMPIRE to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by EMPIRE pursuant to Section 11.6(b):

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FLAG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FLAG set forth in
Section 6.16 and 6.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.16 and 6.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FLAG shall have delivered to EMPIRE (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FLAG and in
Section 9.3(a) and 9.3(b) have been satisfied, provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duty adopted by FLAG's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as EMPIRE and its counsel shall request.

     (d) Opinion of Counsel. EMPIRE shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, dated as of the Closing Date, in form reasonably acceptable to EMPIRE, as to the matters set forth in Exhibit 4.


                                   ARTICLE 10.
                                   TERMINATION
                                   -----------

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of EMPIRE, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of FLAG and EMPIRE; or

     (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party; or

     (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of EMPIRE fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

     (e) By either Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.7(b) shall survive any such termination and abandonment, and
(ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.


                                   ARTICLE 11.
                                  MISCELLANEOUS
                                  -------------

     11.1 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, the FLAG Disclosure Memorandum and the EMPIRE Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

     "Certificate of Merger" shall mean the Certificate of Merger to be executed by FLAG and EMPIRE and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "EMPIRE Common Stock" shall mean the $1.00 par value common stock of EMPIRE.

     "EMPIRE Disclosure Memorandum" shall mean the written information entitled "EMPIRE Disclosure Memorandum" delivered prior to execution of this Agreement to FLAG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "EMPIRE  Entities"  shall  mean,   collectively,   EMPIRE  and  all  EMPIRE
Subsidiaries.

     "EMPIRE Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of EMPIRE as of June 30, 1998, and as of December 31, 1997 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1998, and for the Fiscal year ended December 31, 1997, and (ii) the consolidated balance sheets of EMPIRE (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1998.

     "EMPIRE Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of EMPIRE and its Subsidiaries, taken as a whole, or (ii) the ability of EMPIRE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that an "EMPIRE Material Adverse Effect" shall not be deemed to include the impact of
(a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of EMPIRE (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

     "EMPIRE Subsidiaries" shall mean the Subsidiaries of EMPIRE, which shall include the EMPIRE Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of EMPIRE in the future and held as a Subsidiary by EMPIRE at the Effective Time.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibits 1 through 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FLAG Capital Stock" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

     "FLAG Common Stock" shall mean the $1.00 par value common stock of FLAG.

     "FLAG Disclosure Memorandum" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to execution of this Agreement to EMPIRE describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "FLAG Entities" shall mean, collectively, FLAG and all FLAG Subsidiaries.

     "FLAG Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FLAG as of June 30, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1998, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FLAG in SEC Documents, and (ii) the consolidated balance sheets of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1998.

     "FLAG Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of EMPIRE in contemplation of the transactions contemplated hereby.

     "FLAG Preferred Stock" shall mean the shares of preferred stock of FLAG.

     "FLAG Subsidiaries" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a FLAG Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FLAG Entity. "Knowledge" as used with respect to an EMPIRE Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such EMPIRE Entity.

     "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action. claim, complaint investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business. its Assets (including Contracts related to it), or the transactions contemplated by this Agreement. but shall not include regular. periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either EMPIRE or FLAG, and "Parties" shall mean EMPIRE and FLAG.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FLAG under the 1933 Act with respect to the shares of FLAG Common Stock to be issued to the shareholders of EMPIRE in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders Meeting" shall mean the meeting of the shareholders of EMPIRE to be held pursuant to Section 8. 3, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Surviving Corporation" shall mean FLAG as the surviving corporation resulting from the Merger.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Tax" or Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  Allowance                 Section 5.9
                  Certificates              Section 4.1
                  Closing                   Section 1.2
                  Effective Time            Section 1.3
                  EMPIRE Benefit Plans      Section 5.15(a)
                  EMPIRE Contracts          Section 5.16
                  EMPIRE ERISA Plan         Section 5.15(a)
                  EMPIRE Pension Plan       Section 5.15(a)
                  ERISA Affiliate           Section 5.15(c)
                  Exchange Agent            Section 4.1
                  Exchange Ratio            Section 3.1(b)
                  FLAG Benefit Plans        Section 6.15(a)
                  FLAG ERISA Plan           Section 6.15(a)
                  FLAG Pension Plan         Section 6.15(a)
                  FLAG SEC Reports          Section 6.5(a)
                  Indemnified Party         Section 8.14(a)
                  Merger                    Section 1.1
                  Tax Opinion               Section 9.1(g)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.

     (a) Except as otherwise provided in this Section 11.2, each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     (b) If this  Agreement is terminated by FLAG pursuant to Sections  10.1(b),
(c) or (d)(ii), EMPIRE shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (c) If this Agreement is terminated by EMPIRE pursuant to Sections 10.1(b) or (c), FLAG shall pay to EMPIRE an amount equal to the lesser of $100,000 or EMPIRE's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 Brokers and Finders. Except as disclosed in Section 11.3 of the FLAG Disclosure Memorandum, and except as disclosed in Section 11.3 of the Empire Disclosure Memorandum, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by EMPIRE or by FLAG, each of EMPIRE and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of EMPIRE Common Stock, there shall be made no amendment that, pursuant to the GBCC, requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of FLAG Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of EMPIRE Common Stock will be exchanged for shares of FLAG Common Stock shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of FLAG Common Stock without any requisite approval of the holders of the issued and outstanding shares of FLAG Common Stock entitled to vote thereon.

     11.6 Waivers.

     (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by EMPIRE, to waive or extend the time for the compliance or fulfillment by EMPIRE of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

     (b) Prior to or at the Effective Time, EMPIRE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG, to waive or extend the time for the compliance or fulfillment by FLAG, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of EMPIRE under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of EMPIRE.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  EMPIRE:                 Empire Bank Corp.
                                          115 E. Dame Avenue
                                          Homerville, GA  31634-1934
                                          Telecopy Number: (912) 487-2471
                                          Attention:  Leonard H. Bateman

                  Copy to Counsel:        Kilpatrick Stockton LLP
                                          Suite 2800
                                          1100 Peachtree Street
                                          Atlanta, GA  30309-4530
                                          Telecopy Number: (404) 815-6555
                                          Attention: Richard R. Cheatham, Esq.

                  FLAG:                   FLAG Financial Corporation
                                          101 North Greenwood St.
                                          LaGrange, GA 30240
                                          Telecopy Number: (706) 845-5155
                                          Attention:  J. Daniel Speight, Jr.

                  Copy to Counsel:        Powell Goldstein Frazer & Murphy LLP
                                          Sixteenth Floor
                                          191 Peachtree Street, N.E.
                                          Atlanta, GA 30303
                                          Telecopy Number: (404) 572-5958
                                          Attention:  Walter G. Moeling IV, Esq.

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions, Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                  [SIGNATURES TO AGREEMENT AND PLAN OF MERGER]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                                FLAG FINANCIAL CORPORATION



                                By: /s/ J. Daniel Speight, Jr.
                                    -----------------------------------
                                    J. Daniel Speight, Jr.
                                    President & Chief Executive Officer




                                 EMPIRE BANK CORP.



                                 By: /s/ Leonard H. Bateman
                                     -------------------------------------
                                     Leonard H. Bateman
                                     President and Chief Executive Officer

                                    Exhibit 1

                               AFFILIATE AGREEMENT



FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA  30240

Attention:  J. Daniel Speight, Jr., President and Chief Executive Officer

Gentlemen:

     The undersigned is a shareholder of Empire Bank Corp. ("EMPIRE"), a Georgia Corporation, and will become a shareholder of FLAG Financial Corporation ("FLAG"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Agreement"), by and between FLAG, and EMPIRE. Under the terms of the Agreement, EMPIRE will be merged with and into FLAG (the "Merger"), and the shares of the $10.00 par value common stock of EMPIRE ("EMPIRE Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of FLAG ("FLAG Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and FLAG regarding certain rights and obligations of the undersigned in connection with the shares of FLAG to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and FLAG hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to EMPIRE he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2. Initial Restrictions on Disposition. The undersigned agrees that he will not sell, transfer or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of EMPIRE Common Stock are converted upon consummation of the Merger until such time as FLAG notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of FLAG and EMPIRE. FLAG agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FLAG containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

     (a) At any meeting of shareholders of EMPIRE called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall, to the extent that the Shareholder has the power, vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by EMPIRE of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of FLAG Common Stock or otherwise to materially and adversely impair the
Shareholder's rights or increase the Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

     (b) The FLAG Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

     (c) FLAG has informed the undersigned that any distribution by the undersigned of FLAG Common Stock has not been registered under the 1933 Act and that shares of FLAG Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that FLAG is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of FLAG Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

     (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 9 hereof, have all shares of EMPIRE Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

     (e) During the thirty (30) days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of EMPIRE Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of EMPIRE held to approve the Merger.

     (f) The undersigned is aware that FLAG intends to treat the Merger as a tax-free reorganization under Section 368 of the Code for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as FLAG for federal income tax purposes.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop-transfer instructions with respect to the shares of FLAG Common Stock received by the undersigned pursuant to the Merger will be given to FLAG's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as FLAG Financial Corporation ("FLAG") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended,
(2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is an affiliate of FLAG) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FLAG that such sale or transfer is otherwise exempt from the registration requirements of such Act.

     Such legend will also be placed on any certificate representing FLAG securities issued subsequent to the original issuance of FLAG Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the FLAG Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner as to justify the removal of the legend therefrom. Upon the request of the undersigned, FLAG shall cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FLAG Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FLAG, upon the request of the undersigned, will cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by FLAG of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Disposition. The undersigned has carefully read the Agreement and this Affiliate Agreement and has discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of FLAG Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for EMPIRE.

     6. Filing of Reports by FLAG. FLAG agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of FLAG Common Stock issued to the undersigned pursuant to the Merger.

     7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of FLAG Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FLAG Common Stock, together with such additional information as the transfer agent may reasonably request. If FLAG's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FLAG shall cause such counsel to provide such opinions as may be necessary to FLAG's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8. Certain Actions. The undersigned covenants and agrees with FLAG that, for a period of two (2) years after the effective time of the Merger, the undersigned shall not, without the prior written consent of FLAG, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Clinch, Ware and Pierce Counties, Georgia. It is expressly understood that the covenants contained in this paragraph 8 do not apply to (i) "management official" positions which the undersigned holds with financial institutions (other than FLAG, EMPIRE, and their subsidiaries) as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution (other than FLAG, EMPIRE, and their subsidiaries) as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 8, the following terms shall have the following respective meanings:

     (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

     (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking-related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term "financial institution" shall include any financial institution as defined herein that, after the date of this Agreement, makes application for an appropriate federal or state regulatory authority for approval to organize.

     (c) The term "major shareholder" shall refer to the beneficial ownership of five percent (5%) or more of any class of voting securities or the ownership of five percent (5%) of the total equity interest in such company, however denominated.

     The provisions of this paragraph 8 shall be of no further force and effect if the undersigned is not offered employment as a director of FLAG or any of its subsidiaries (to include the subsidiaries of EMPIRE acquired at the Effective Time of the Merger) at the Effective Time of the Merger or, if the undersigned is so employed, the undersigned's employment is terminated by FLAG after the Effective Time of the Merger.

     9. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of EMPIRE and FLAG that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least a ten-percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least ten-percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of FLAG or becomes a director or officer of FLAG upon consummation of the Merger, among other things, any sale of FLAG Common Stock by the undersigned within a period of less than six (6) months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     10. Miscellaneous. This Affiliate Agreement is the complete agreement between FLAG and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

                        SIGNATURES CONTAINED ON NEXT PAGE

     This   Affiliate   Agreement  is  executed  as  of  the  _________  day  of
________________, 1998.
                                   Very truly yours,


                                   __________________________________________
                                   Signature

                                   __________________________________________
                                   Print Name

                                   Address:__________________________________
                                   __________________________________________
                                   __________________________________________


                                   [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                                   __________________________________________
                                   Name

                                   __________________________________________
                                   Name

                                   __________________________________________
                                   Name

AGREED TO AND ACCEPTED as of
the _______ day of _____________________, 1998.

FLAG FINANCIAL CORPORATION


By:  ____________________________________

                                    Exhibit 2


             MATTERS AS TO WHICH KILPATRICK STOCKTON, LLP WILL OPINE


     1. Empire Bank Corp. ("EMPIRE") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of EMPIRE or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which EMPIRE is a party or by which EMPIRE is bound.

     3. The Agreement has been duly and validly executed and delivered by EMPIRE and, assuming valid authorization, execution and delivery by FLAG, constitutes a valid and binding agreement of EMPIRE enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of EMPIRE consists of 1,000,000 shares of the EMPIRE Common Stock, of which 26,450 shares were issued and outstanding as of _______________________, 1998. The shares of the EMPIRE Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued, and are fully paid and nonassessable under the GBCC. To our knowledge, except as set forth above, or as disclosed in
Section 5.3 of the EMPIRE Disclosure Memorandum, as of ______________, 1998, there were no shares of capital stock or other equity securities of EMPIRE outstanding and no outstanding Equity Rights relating to the capital stock of EMPIRE.

                                    Exhibit 3




                                            ____________________, 1998




FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA 30240

         RE:      Empire Bank Corp.  ("EMPIRE")
                  Homerville, Georgia

Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(g) of the Agreement and Plan of Merger, dated as of July 30, 1998, by and between FLAG Financial Corporation and EMPIRE.

     In my capacity as an officer or a director of EMPIRE, and as of the date of this letter, I do not, to the best of my knowledge, have any claims, and I am not aware of any facts or circumstances that I believe are likely to give rise to any claim, for indemnification under EMPIRE's Articles of Incorporation or Bylaws as existing on the date hereof or as may be afforded by the laws of the State of Georgia or the United States.


                                      Very truly yours,



                                      ______________________________________
                                      Signature of Officer or Director


                                      ______________________________________
                                      Name of Officer or Director


                                      ______________________________________
                                      Position at EMPIRE

                                    Exhibit 4


           MATTERS AS TO WHICH POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                   WILL OPINE


     1. FLAG Financial Corporation ("FLAG") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of FLAG or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which FLAG is a party or by which FLAG is bound.

     3. The Agreement has been duly and validly executed and delivered by FLAG, and assuming valid authorization, execution and delivery by Empire Bank Corp., constitutes a valid and binding agreement of FLAG enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of FLAG consists of 20,000,000 shares of FLAG Common Stock, of which 5,174,807 shares are issued and outstanding as of ____________ 1998, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding as of _____________________ 1998. The shares of FLAG Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Georgia Business Corporation Code. To our knowledge, except as set forth above, or as disclosed in Section
6.3 of the FLAG Disclosure Memorandum,  as of  _________________________,  1998,
there were no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG. The shares of FLAG Common Stock to be issued to the shareholders of Empire Bank Corp. as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Georgia Business Corporation Code.

                                   APPENDIX B


                         SUBTITLE 13. DISSENTERS' RIGHTS
                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


                       GEORGIA FINANCIAL INSTITUTIONS CODE
                                 SECTION 7-1-537
                         RIGHT OF SHAREHOLDER TO DISSENT

                                       AND

                        GEORGIA BUSINESS CORPORATION CODE
                                   ARTICLE 13
                               DISSENTERS' RIGHTS

7-1-537. Right of shareholder to dissent.

         (a) A shareholder of a bank or trust company which is a party to a plan of proposed merger or consolidation under this part who objects to the plan shall be entitled to the rights and remedies of a dissenting shareholder as determined under Chapter 2 of Title 14, known as the "Georgia Business Corporation Code."

         [Part (b) omitted.]


14-2-1302.        Right to dissent.

         (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

                  (1)  Consummation   of  a  plan  of   merger  to  which  the
         corporation is a party:

                           (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                           (B) If the corporation is a subsidiary that is merged
                  with its parent under Code Section 14-2-1104;

                  (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                  (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholder within one year after the date of sale;

                  (4) An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

                           (A) Alters or abolishes a preferential right of the
                  shares;

                           (B) Creates,  alters, or abolishes a right in respect
                  of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                           (C) Alters or  abolishes  a  preemptive  right of the
                  holder of the shares to acquire shares or other securities;

                           (D) Excludes or limits the rights of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                           (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                           (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

                  (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         (b) A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

         (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

                  (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                  (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.


14-2-1303.        Dissent by nominees and beneficial owners.

         A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his or her name only if dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which dissents and his or her other shares were registered in the names of different shareholders.


14-2-1320.        Notice of dissenters' rights.

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322.


14-2-1321.        Notice of intent to demand payment.

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                  (1) Must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment for his or her shares if the proposed action is effectuated; and

                  (2) Must not vote his or her shares in favor of the proposed action.

         (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his or her shares under this article.


14-2-1322.        Dissenters' notice.

         (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                  (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                  (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                  (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                  (4)      Be accompanied by a copy of this article.


14-2-1323.        Duty to demand payment.

         (a) A record  shareholder  sent a dissenters'  notice described in Code
Section 14-2-1322 must demand payment and deposit his or her certificates in accordance with the terms of the notice.

         (b) A record shareholder who demands payment and deposits his or her shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

         (c) A record shareholder who does not demand payment or deposit his or her share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his or her shares under this article.

14-2-1324.        Share restrictions.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.


14-2-1325.        Offer of payment.

         (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Code Section 14-2-1323 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

         (b) The offer of payment must be accompanied by:

                  (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                  (2)      A statement of the corporation's estimate of the fair
                              value of the shares;

                  (3)      An explanation of how the interest was calculated;

                  (4)      A statement of the dissenter's right to demand
                              payment under Code Section 14-2-1327; and

                  (5)      A copy of this article.

         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.        Failure to take action.

         (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1422 and repeat the payment demand procedure.


14-2-1327.        Procedure if shareholder dissatisfied with payment or offer.

         (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate of the fair value of his or her shares and interest due, if:

                  (1) The dissenter  believes that the amount offered under Code
         Section 14-2-1325 is less than the fair value of his or her shares or that the interest due is incorrectly calculated; or

                  (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his or her right to demand payment under this Code section unless he notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation made or offered payment for his or her shares.

         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                  (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                  (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his or her own estimate of the fair value of his or her shares and the amount of interest due and demand payment of his or her estimate of the fair value of his or her shares and interest due.

14-2-1330.        Court action.

         (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail and publication, or in any other manner permitted by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of the Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.


14-2-1331.        Court costs and counsel fees.

         (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                  (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

                  (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.        Limitation of actions.

         No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                   APPENDIX C

                      OPINION OF THE CARSON MEDLIN COMPANY

July 30, 1998



Board of Directors
Empire Bank Corp.
P.O. Box 375
Homerville, Georgia  31631

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be received by the shareholders of Empire Bank Corp. ("Empire") under the terms of a certain Agreement and Plan of Merger dated July 30, 1998 (the "Agreement") pursuant to which Empire shall be merged with and into FLAG Financial Corporation, LaGrange, Georgia ("FLAG") (the "Merger"). Under the terms of the Agreement, each of the outstanding shares of Empire Common Stock shall be converted into and exchanged for the right to receive 42.5 shares of FLAG Common Stock. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers,  Inc.
(NASD) member investment banking firm which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in the Southeast and the major commercial banks operating in that market. We have been retained by Empire in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of FLAG and Empire. We have reviewed: (i) the Agreement; (ii) the annual reports to shareholders of FLAG, including audited financial statements for the five years ended December 31, 1997; (iii) audited financial statements of Empire for the five years ended December 31, 1997; (iv) the unaudited interim and proforma financial statements of FLAG for the five months ended May 31, 1998; (v) the unaudited interim financial statements of Empire for the five months ended May 31, 1998; and (vi) certain financial and operating information with respect to the business, operations and prospects of FLAG and Empire. We also: (i) held discussions with members of the senior management of FLAG and Empire regarding historical and current business operations, financial condition and future prospects of their respective companies; (ii) reviewed the historical market prices and trading activity for the common stocks of FLAG and Empire and compared them with those of certain publicly traded companies which we deemed to be relevant; (iii) compared the results of operations of FLAG and Empire with those of certain banking companies which we deemed to be relevant; (iv) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations;
(v) analyzed the pro forma financial impact of the Merger on FLAG; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of FLAG or Empire. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the consideration provided for in the Agreement is fair, from a financial point of view, to the shareholders of Empire Bank Corp.

Very truly yours,




THE CARSON MEDLIN COMPANY

                           FLAG FINANCIAL CORPORATION
                           101 North Greenwood Street
                             LaGrange, Georgia 30240

To the Shareholders of                               November __, 1998
   FLAG Financial Corporation

         You are cordially invited to attend a Special Meeting of the Shareholders (the "Special Meeting") of FLAG Financial Corporation ("FLAG") to be held at the main office of First Federal Savings Bank of LaGrange, located at 101 North Greenwood Street, LaGrange, Georgia 30240, on _________, _______________, 1998, at 8:00 a.m., local time, notice of which is enclosed.

         At the Special Meeting, you will be asked to consider and vote to approve the issuance of shares of FLAG common stock pursuant to the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and between FLAG Financial Corporation and Empire Bank Corp. ("Empire") pursuant to which Empire will merge with and into FLAG (the "Merger"). Upon consummation of the Merger, each share of Empire common stock issued and outstanding at the effective time of the Merger (except for certain shares held by Empire or FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Empire shareholders who perfect their dissenters' rights) will be exchanged for 42.5 shares of FLAG common stock, with cash being paid in lieu of issuing fractional shares.

         Enclosed are the Notice of Meeting, Proxy Statement and Proxy, FLAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, and FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997. The Proxy Statement includes a description of the proposed Merger and provides other specific information concerning the Special Meeting. Please read these materials carefully and consider thoughtfully the information set forth in them.

         The Merger Agreement has been approved by your Board of Directors and the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement is recommended by the Board to you for approval. Your Board believes that, among other benefits, the Merger will result in a company with greater financial strength and increased opportunity and flexibility for profitable expansion and diversification. Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement and the transactions contemplated therein by Empire shareholders and approval of the Merger by various regulatory agencies. Empire shareholders approved the Merger on September 29, 1998.

         To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of FLAG common stock. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. It is important to understand that approval of the issuance of shares of FLAG common stock pursuant to the Merger Agreement will require that the number of votes cast in favor of the action exceed the number of votes cast opposing the action at a meeting in which a quorum exists. Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and promptly return the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. The proposed Merger with Empire is a significant step for FLAG shareholders and your vote on this matter is of great importance.

         On behalf of the board of directors, I urge you to vote FOR approval of the issuance of shares of FLAG Common Stock pursuant to Merger Agreement by marking the enclosed proxy card "FOR" item one.

                                      Sincerely,




                                      J. Daniel Speight, Jr.
                                      President and Chief Executive Officer

                           FLAG FINANCIAL CORPORATION
                           101 North Greenwood Street
                             LaGrange, Georgia 30240

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ______________, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of FLAG Financial Corporation will be held at the main office of First Federal Savings Bank of LaGrange, located at 101 North Greenwood Street, LaGrange, Georgia 30240, on ___________, _______________, 1998, at 8:00
a.m., local time, for the following purposes:

         1. Merger. To consider and vote upon a proposal to approve the issuance of FLAG Common Stock pursuant to an Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and between Empire and FLAG Financial Corporation ("FLAG"), pursuant to which, among other matters, Empire will merge with and into FLAG (the "Merger"). Each share of Empire common stock issued and outstanding at the effective time of the Merger will be converted into the right to receive 42.5 shares of FLAG common stock, as more fully described in the accompanying Proxy Statement. A copy of the Merger Agreement is set forth as Appendix A to the accompanying Proxy Statement.

         2. Other Business. To transact such other business as may come properly before the Special Meeting.

         Only shareholders of record at the close of business on _____________, 1998, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of FLAG common stock. In determining whether a quorum exists at the Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the proposal to approve the issuance of FLAG common stock pursuant to the Merger Agreement and the transactions contemplated therein requires that the number of votes cast in favor of the action exceed the number of votes cast opposing the action at a meeting in which a quorum exists.

         The Board of Directors of FLAG recommends that shareholders vote FOR approval of the issuance of FLAG Common Stock pursuant to the Merger Agreement.

                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      J. Daniel Speight, Jr.
                                      President and Chief Executive Officer

LaGrange, Georgia
____________, 1998

          Whether or not you plan to attend the Special Meeting, please complete, date, and sign the enclosed form of proxy and
             promptly return it in the enclosed postage paid return
              envelope in order to ensure that your shares will be
                       represented at the Special Meeting.
                              --------------------

                                 PROXY STATEMENT

                           FLAG FINANCIAL CORPORATION
                         Special Meeting Of Shareholders
                        To Be Held On _____________, 1998


         This Proxy Statement of FLAG is being furnished to the shareholders of FLAG in connection with the solicitation of proxies by the Board of Directors of FLAG for use at its special meeting of shareholders to be held on _________, ____________, 1998 (including any adjournment or postponement thereof, the "Special Meeting"). At the Special Meeting, the shareholders of FLAG will consider and vote upon the issuance of shares of FLAG Common Stock pursuant to the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Merger Agreement"), by and between FLAG and Empire Bank Corp. ("Empire"). This Proxy Statement (the "Proxy Statement") is being mailed to shareholders of FLAG on or about ____________, 1998. The shareholders of Empire approved the Merger Agreement on September 29, 1998.

         At the effective time of the merger of Empire with and into FLAG (the "Merger"), except as described herein, each issued and outstanding share of common stock, par value $10.00 per share, of Empire ("Empire Common Stock") will be converted into and exchanged for 42.5 shares of FLAG Common Stock (the "Exchange Ratio"). See "DESCRIPTION OF MERGER."

         On May 29, 1998, the last day prior to public announcement of the proposed merger between FLAG and Empire, the last reported sale price per share of FLAG Common Stock on The Nasdaq Stock Market's National Market ("Nasdaq National Market") was $15.33, as adjusted for the 3-for-2 stock split effective June 3, 1998, (or equivalent pro forma per share of Empire Common Stock (based on the 42.5 Exchange Ratio) of $651.53). On ___________, 1998, the last reported sale price per share of FLAG Common Stock as reported on the Nasdaq National Market was $_____ (or equivalent pro forma per share of Empire Common Stock of $______).


            THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR
               DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK OR
                 SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
                      FEDERAL DEPOSIT INSURANCE CORPORATION
                         OR ANY OTHER GOVERNMENT AGENCY.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE COMMISSION OR ANY STATE
                 SECURITIES COMMISSION PASSED UPON THE ACCURACY
                      OR ADEQUACY OF THIS PROXY STATEMENT/
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


              The date of this Proxy Statement is ___________, 1998

                              AVAILABLE INFORMATION

         FLAG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, is required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "SEC"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the SEC by addressing written requests for such copies to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected at the public reference facilities referred to above and at the regional offices of the SEC at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as FLAG that file electronically with the SEC. The address of the SEC Web site is http://www.sec.gov.

         This Proxy Statement constitutes part of the Registration Statement on Form S-4 of FLAG (including any exhibits and amendments thereto, the "Registration Statement") filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Proxy Statement does not include all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the SEC. For further information about FLAG and the securities offered hereby, reference is made to the Registration Statement. The Registration Statement may be inspected and copied, at prescribed rates, at the SEC's public reference facilities at the addresses set forth above.

         Certain financial and other information relating to FLAG is contained in the documents indicated below under "DOCUMENTS INCORPORATED BY REFERENCE."

         All information contained in this Proxy Statement or incorporated herein by reference with respect to FLAG was supplied by FLAG, and all information contained in this Proxy Statement with respect to Empire was supplied by Empire.

         No person is authorized to give any information or to make any representation not contained or incorporated by reference in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Proxy Statement in any jurisdiction to or from any person to whom it is unlawful to make such an offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement nor any distribution of the securities being offered pursuant to this Proxy Statement shall, under any circumstances, create an implication that there has been no change in the affairs of FLAG or Empire or the information set forth herein since the date of this Proxy Statement


                       DOCUMENTS INCORPORATED BY REFERENCE

         The following documents previously filed with the SEC by FLAG pursuant to the Exchange Act are hereby incorporated by reference herein:

(a) FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (b) FLAG's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

(c) FLAG's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; and

(d) FLAG's Current Reports on Form 8-K dated February 18, 1998, April 18, 1998, May 12, 1998, May 14, 1998, May 18, 1998, May 28, 1998, June 1,
         1998, August 10, 1998, August 11, 1998 and August 25, 1998.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

         Accompanying this Proxy Statement is a copy of FLAG's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and a copy of FLAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         This Proxy Statement incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Investor Relations, FLAG Financial Corporation, 101 North Greenwood Street, LaGrange, Georgia (telephone: (706) 845-5000). In order to ensure timely delivery of the documents, any request should be made by ____________, 1998.

                                TABLE OF CONTENTS

c                                                                           Page

SUMMARY.......................................................................1

   SPECIAL CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS.............1
   THE PARTIES................................................................2
   MEETING OF FLAG SHAREHOLDERS; RECORD DATE; VOTE REQUIRED...................3
   MEETING OF EMPIRE SHAREHOLDERS.............................................3
   THE MERGER.................................................................4
   COMPARATIVE PER SHARE DATA.................................................8
   SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA...................9
   SELECTED FINANCIAL DATA...................................................10
   RECENT DEVELOPMENTS.......................................................13

MEETING OF FLAG SHAREHOLDERS.................................................14

   DATE, PLACE, TIME, AND PURPOSE............................................14
   RECORD DATE, VOTING RIGHTS, REQUIRED VOTE, AND REVOCABILITY OF PROXIE.....14

DESCRIPTION OF MERGER........................................................15

   GENERAL...................................................................15
   BACKGROUND OF AND REASONS FOR THE MERGER..................................16
   FAIRNESS OPINION..........................................................18
   EFFECTIVE TIME OF THE MERGER..............................................19
   DISTRIBUTION OF FLAG CERTIFICATES.........................................19
   CONDITIONS TO CONSUMMATION OF THE MERGER..................................20
   REGULATORY APPROVALS......................................................21
   WAIVER, AMENDMENT, AND TERMINATION........................................22
   DISSENTERS' RIGHTS........................................................22
   CONDUCT OF BUSINESS PENDING THE MERGER....................................23
   MANAGEMENT AND OPERATIONS AFTER THE MERGER; INTERESTS OF
      CERTAIN PERSONS IN THE MERGER..........................................25
   CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................26
   ACCOUNTING TREATMENT......................................................28
   EXPENSES AND FEES.........................................................28
   RESALES OF FLAG COMMON STOCK..............................................29

DESCRIPTION OF FLAG COMMON STOCK.............................................30


EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS...............................30

   AUTHORIZED CAPITAL STOCK..................................................31
   AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS.........................31
   CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING............33
   REMOVAL OF DIRECTORS......................................................33
   INDEMNIFICATION...........................................................33
   SPECIAL MEETINGS OF SHAREHOLDERS..........................................34
   ACTIONS BY SHAREHOLDERS WITHOUT A MEETING.................................35
   MERGERS, CONSOLIDATIONS, AND SALES OF ASSETS..............................35
   SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS.........................36
   DIVIDENDS.................................................................36

COMPARATIVE MARKET PRICES AND DIVIDENDS......................................37


BUSINESS OF EMPIRE...........................................................38

   GENERAL...................................................................38
   MANAGEMENT STOCK OWNERSHIP................................................39

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS...............................................40
   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
     AND RESULTS OF OPERATIONS FOR EACH OF THE SIX MONTHS ENDED
     JUNE 30, 1998 AND 1997..................................................52
   CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS...........................54
   VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF EMPIRE....................54
   YEAR 2000 ISSUES..........................................................55

BUSINESS OF FLAG.............................................................55

   GENERAL...................................................................55
   DIRECTORS AND EXECUTIVE OFFICERS..........................................56

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION.................................61


SHAREHOLDER PROPOSALS........................................................68


EXPERTS......................................................................68


LEGAL MATTERS................................................................69


OTHER MATTERS................................................................69


INDEX TO EMPIRE FINANCIAL DATA..............................................F-1




INDEX TO EMPIRE FINANCIAL DATA..............................................F-1

Appendix A -- Agreement and plan of merger by and between
     flag financial corporation and empire bank corp........................A-1

                                     SUMMARY


         The following is a summary of certain information contained in this Proxy Statement and the documents incorporated herein by reference. This summary is not intended to be a complete description of the matters covered in this Proxy Statement and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Proxy Statement. Shareholders are urged to read carefully the entire Proxy Statement, including the Appendices. As used in this Proxy Statement, the terms "FLAG" and "Empire" refer to those entities, respectively, and, where the context requires, to those entities and their respective subsidiaries.


         Special Cautionary Notice Regarding Forward-Looking Statements

         Certain statements contained in this Proxy Statement, the exhibits hereto and in documents incorporated by reference herein which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act (the "Act"). In addition, certain statements in future filings by FLAG with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of FLAG which are not statements of historical fact constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items; (ii) statements of plans and objectives of FLAG or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted," and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

        Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Facts that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the strength of the U.S. economy in general and the strength of the local economies in which operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (iii) inflation, interest rate, market and monetary fluctuations; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by users; (v) changes in consumer spending, borrowing and saving habits; (vi) technological changes; (vii) acquisitions; (viii) the ability to increase market share and control expenses; (ix) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which FLAG and its subsidiaries must comply; (x) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xi) changes in FLAG's organization, compensation and benefit plans; (xii) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and (xiii) the success of FLAG at managing the risks involved in the foregoing.

         Such forward-looking statements speak only as of the date on which such statements are made, and FLAG undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

The Parties

         Empire. Empire is a bank holding company headquartered in Homerville, Georgia, with two banking offices located in Homerville and Waycross, Georgia. As of June 30, 1998, Empire had total consolidated assets of approximately $69.8 million, total consolidated deposits of approximately $58.8 million, and total consolidated shareholders' equity of approximately $7.2 million. Through its wholly-owned banking subsidiary, Empire Banking Company ("Empire Bank"), Empire offers a broad range of banking and banking-related services. E.B.C. Financial Services, Inc., a Georgia corporation and a wholly-owned subsidiary of Empire, provides various insurance products.

         Empire Bank was organized under the laws of the State of Georgia and commenced operations in 1945. Empire is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Empire's principal executive office is located at 115 East Dame Avenue, Homerville, Georgia 31634, and its telephone number at such address is (912) 487-5355.

         Additional information with respect to Empire and its subsidiaries is included in this Proxy Statement. See "BUSINESS OF EMPIRE."

         FLAG. FLAG is a multi-bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of the following depository institutions:
Citizens Bank ("Citizens"), Bank of Milan ("Milan") and First Federal Savings Bank of LaGrange ("First Federal"). FLAG acquired Citizens through a merger with Middle Georgia Bankshares, Inc. and acquired Milan through a merger with Three Rivers Bancshares, Inc. ("Three Rivers"), which mergers were consummated in March 1998 and May 1998, respectively. Citizens and Milan are state banks organized under the laws of the State of Georgia, with ten banking offices located in the cities of Unadilla, Vienna, Byromville, Montezuma, Oglethorpe, Cordele, Pinehurst, Milan and McRae. First Federal is a federal savings bank organized under the laws of the United States, with five offices located in
LaGrange, Georgia, which serve markets located in western Georgia. As of June 30, 1998, FLAG had total consolidated assets of approximately $442.8 million, total consolidated deposits of approximately $339.2 million and total consolidated shareholders' equity of approximately $38.5 million. FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services through its subsidiaries, First Federal, Citizens and Milan, as well as First Federal's wholly-owned subsidiary, Piedmont Mortgage Services, Inc. ("Piedmont").

         FLAG was organized under the laws of the State of Georgia and commenced operations in 1993 as a registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA"). FLAG became a registered bank holding company under the BHC Act in March 1998 upon the merger of Middle Georgia with and into FLAG. FLAG's principal executive office is located at 101 North Greenwood Street, LaGrange, Georgia 30240, and its telephone number at such address is (706) 845-5000.

         Effective June 3, 1998, FLAG declared a 3-for-2 stock split. All per share amounts and prices have been adjusted to reflect this stock split.

         As a routine part of its business, FLAG evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve FLAG acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the FLAG Common Stock to be issued to holders of Empire Common Stock in the Merger.

         Additional information with respect to FLAG and its subsidiaries is included in this Proxy Statement, and in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "BUSINESS OF FLAG."

Meeting of FLAG Shareholders; Record Date; Vote Required

         This Proxy Statement is being furnished to the holders of FLAG Common Stock in connection with the solicitation by the FLAG Board of Directors of proxies for use at the Special Meeting at which FLAG shareholders will be asked to vote upon a proposal to approve the issuance of FLAG Common Stock pursuant to the Merger Agreement. The Special Meeting will be held at the main office of First Federal located at 101 North Greenwood Street, LaGrange, Georgia, on _____________, ______________, 1998, at 8:00 a.m., local time. See "MEETING OF
FLAG SHAREHOLDERS--Date, Place, Time, and Purpose."

         FLAG's  Board  of  Directors   has  fixed  the  close  of  business  on
____________, 1998, as the record date (the "FLAG Record Date") for determination of the shareholders entitled to notice of and to vote at the Special Meeting. Only holders of record of shares of FLAG Common Stock on the FLAG Record Date will be entitled to notice of and to vote at the Special Meeting. Each share of FLAG Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to their being voted at the Special Meeting. On the FLAG Record Date, there were ______ shares of FLAG Common Stock issued and outstanding and entitled to vote at the Special Meeting, which shares were held by ___ holders of record.

         To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of FLAG Common Stock. In determining whether a quorum exists at the FLAG Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the issuance of FLAG Common Stock pursuant to the Merger Agreement requires that the number of votes cast in favor of the action exceed the number of votes cast opposing the action at a meeting in which a quorum exists. As of the FLAG Record Date, all directors and executive officers of FLAG as a group (13 persons) were
entitled  to  vote   approximately   1,336,464  shares  of  FLAG  Common  Stock,
constituting approximately 25% of the total number of shares of FLAG Common Stock outstanding at that date, and have committed to vote their shares of FLAG Common Stock in favor of the issuance of FLAG Common Stock pursuant to the Merger Agreement. As of the FLAG Record Date, Empire and its affiliates held no shares of FLAG Common Stock. See "MEETING OF FLAG SHAREHOLDERS--Record Date, Voting Rights, Required Vote, and Revocability of Proxies; FLAG" and "BUSINESS OF FLAG--Management."

Meeting of Empire Shareholders

         On August 31, 1998, FLAG and Empire delivered to Empire shareholders who were holders of record of Empire Common Stock on August 21, 1998 (the "Empire Record Date") a document that constituted (i) a Prospectus of FLAG relating to the 1,124,125 shares of FLAG Common Stock issuable to Empire shareholders upon consummation of the Merger and (ii) a Proxy Statement of Empire in connection with the solicitation of proxies by the Board of Directors of Empire for use at the Special Meeting of Empire shareholders, which was held on September 29, 1998 at the main office of Empire Banking Co. in Homerville, Georgia (the "Empire Special Meeting"). At the Empire Special Meeting, the shareholders of Empire approved the Merger Agreement and the transactions contemplated thereby.

The Merger

         General. The Merger Agreement provides for the acquisition of Empire by FLAG pursuant to the Merger of Empire with and into FLAG. A copy of the Merger Agreement is set forth at Appendix A to this Proxy Statement, and the Merger Agreement is incorporated herein by reference.

         Consideration and Exchange Ratio. At the Effective Time, each share of Empire Common Stock then issued and outstanding (excluding shares held by Empire, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by Empire shareholders who perfect their statutory dissenters' rights) will be converted into and exchanged for the right to receive 42.5 shares of FLAG Common Stock.

         No fractional shares of FLAG Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Empire shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the last sale price of FLAG Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No Empire shareholder who would have been entitled to receive fractional shares of FLAG Common Stock will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares. See "DESCRIPTION OF MERGER--General."

         As of the Empire Record Date, there were 26,450 shares of Empire Common Stock issued and outstanding. Based on the number of shares of Empire Common Stock outstanding on the Empire Record Date and the Exchange Ratio of 42.5, it is anticipated that upon consummation of the Merger, FLAG would issue approximately 1,124,125 shares of FLAG Common Stock to holders of Empire Common Stock. Accordingly, FLAG would then have issued and outstanding approximately 6,298,932 shares of FLAG Common Stock, based on the number of shares of FLAG Common Stock issued and outstanding on June 30, 1998. Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Empire will beneficially own approximately 17.85% of the FLAG Common Stock that will then be outstanding.

         Reasons for the Merger, Recommendation of the Board of Directors of Empire and FLAG. The Empire Board of Directors believes that the Merger is in the best interests of Empire and its shareholders, has unanimously approved the Merger Agreement and unanimously recommended that the shareholders vote "FOR" approval of the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, the Empire Board of Directors considered a number of factors, including, among other matters, the diversification of lending risks, increased stock liquidity, the market characteristics of the markets in which FLAG currently operates, and a shared vision for future expansion. The Empire shareholders approved the Merger Agreement on September 29, 1998.

          The FLAG Board of Directors believes that the Merger is in the best interests of FLAG and its shareholders, has unanimously approved the Merger Agreement. The FLAG Board of Directors unanimously recommends that the shareholders vote "FOR" approval of the issuance of FLAG Common Stock pursuant to the Merger Agreement. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, including the issuance of shares of FLAG Common Stock pursuant to the Merger Agreement, the FLAG Board of Directors considered a number of factors, including the financial condition of Empire, the likelihood of the Merger being approved by regulatory authorities without undue conditions or delay, the financial and nonfinancial terms of the Merger, and the compatibility of the community bank orientation of the operations of FLAG and Empire.

          The Boards of Directors of Empire and FLAG believe that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Empire and FLAG will provide an enhanced ability to compete in the changing and competitive financial services industry. See "DESCRIPTION OF MERGER--Background of and Reasons for the Merger."

          Fairness Opinion. The Carson Medlin Company ("Carson Medlin") has rendered an opinion to Empire that, based on and subject to the procedures, matters and limitations described in its opinion and such other matters as it considered relevant, as of the date of its opinion, the terms of the Merger are fair, from a financial point of view to the shareholders of Empire. See "DESCRIPTION OF MERGER--Fairness Opinion."

         Effective Time. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the certificate of merger, which is to be executed by FLAG and filed with the Secretary of State of the State of Georgia relating to the Merger (the "Certificate of Merger"), becomes effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon by Empire and FLAG, and subject to the terms and conditions contained in the Merger Agreement, the parties will use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent required by the Merger Agreement of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Empire have approved the Merger Agreement. See "DESCRIPTION OF MERGER--Effective Time of the Merger," "--Conditions to Consummation of the Merger," and "--Waiver, Amendment, and Termination."

         The Empire shareholders approved the Merger on September 29, 1998. Empire and FLAG anticipate that all conditions to the consummation of the Merger will be satisfied so that the Merger can be consummated by the end of the fourth quarter of 1998. However, delays in the consummation of the Merger could occur.

         Exchange of Stock Certificates. Promptly after the Effective Time, FLAG will cause its transfer agent, acting in its capacity as exchange agent for FLAG (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Empire Certificates") which, immediately prior to the Effective Time, represented outstanding shares of Empire Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Empire Certificates in exchange for certificates representing shares of FLAG Common Stock ("FLAG Certificates"). Cash will be paid to the holders of Empire Common Stock in lieu of the issuance of any fractional shares of FLAG Common Stock.

         In no event will the holder of any surrendered Empire Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will FLAG or the Exchange Agent be liable to any holder of Empire Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         Regulatory Approvals and Other Conditions. The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Georgia Department of Banking and Finance (the "GDBF"). FLAG and Empire filed applications with the Federal Reserve and GDBF for the requisite approvals. The Federal Reserve approved the Merger on September 16, 1998. The GDBF approved the Merger on September 14, 1998.

         Consummation of the Merger is subject to various other conditions, including receipt of the required approval of the Merger Agreement by Empire shareholders, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from the independent accountants of FLAG that the Merger will qualify for pooling-of-interests accounting treatment, and certain other conditions. See "DESCRIPTION OF MERGER--Conditions to Consummation of the Merger."

         Conduct of Business Pending the Merger. Each party has agreed in the Merger Agreement to: (i) operate its business only in the usual, regular and ordinary course; (ii) preserve intact its business organization and assets and maintain its rights and franchises; and (iii) take no action that would (a) materially adversely affect the ability of any party to the Merger Agreement to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of certain materially adverse conditions or restrictions as contemplated by the Merger Agreement, or (b) materially adversely affect the ability of any party to the Merger Agreement to perform its covenants and agreements under the Merger Agreement. In addition, each party to the Merger Agreement has agreed not to take certain actions relating to the operation of their respective businesses pending consummation of the Merger without the prior written consent of the other party, except as otherwise permitted by the Merger Agreement. See "DESCRIPTION OF MERGER--Conduct of Business Pending the Merger."

         Waiver, Amendment, and Termination. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of Empire and FLAG, or by either Empire or FLAG under certain circumstances, including if the Merger is not consummated by December 31, 1998, unless the failure to consummate by such time is due to a breach of the Merger Agreement by the party seeking to so terminate. Pursuant to the Merger Agreement, in certain instances, including a breach of a representation, warranty, covenant or agreement or failure of the Empire shareholders to approve the Merger Agreement, either FLAG or Empire, as the case may be, will be required to pay the non-breaching party the lesser of $100,000 or actual costs of the non-breaching party incurred in connection with the Merger. If for any reason the Merger is not consummated, FLAG will continue to operate as a bank holding company under its present management and Empire will continue to operate as a bank holding company under its present management. See "DESCRIPTION OF MERGER--Waiver, Amendment, and Termination," and "? Expenses and Fees."

         Dissenters' Rights. The holders of FLAG Common Stock are not entitled to dissenters rights. The holders of Empire Common Stock were entitled to dissenters rights if they complied with Title 14, Chapter 2, Article 13 of the GBCC. A dissenting Empire shareholder who perfected his dissenter's rights is entitled to receive an amount in cash equal to the "fair value" of such holder's shares. See "DESCRIPTION OF MERGER--Dissenters' Rights."

         Interests of Certain Persons in the Merger. Certain members of Empire's management and Board of Directors have interests in the Merger in addition to their interests as shareholders of Empire generally. The Merger Agreement states that, as a condition to consummating the Merger, FLAG will provide Leonard Bateman, President and Chief Executive Officer of Empire, with a Separation Agreement. Pursuant to the terms of the Separation Agreement, Mr. Bateman will receive severance payments equal to his annual base salary and bonus paid over the previous three fiscal years in the event Mr. Bateman is involuntarily terminated, as such term is defined in the Separation Agreement. In addition, pursuant to the terms of the Separation Agreement, Mr. Bateman will make certain covenants not to compete with FLAG during the term of the Separation Agreement and for a 12-month period following the termination of the Separation Agreement or the termination of Mr. Bateman's status as an employee of FLAG. The Merger Agreement provides that Mr. Bateman will be appointed to the Board of Directors of FLAG upon consummation of the Merger. Mr. Bateman will also continue to serve as President of Empire Bank. The Merger Agreement also contains provisions relating to the indemnification of Empire directors and officers by FLAG, and provisions relating to the eligibility of the officers and employees of Empire for certain FLAG employee benefits. As of the Empire Record Date, none of the directors and officers of Empire beneficially owned any shares of FLAG Common Stock. See "DESCRIPTION OF MERGER--Management and Operations After the Merger; Interests of Certain Persons in the Merger."

         Certain Federal Income Tax Consequences of the Merger. Consummation of the Merger is conditioned on the receipt by Empire and FLAG of an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, to the effect that, among other things, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the exchange in the Merger of Empire Common Stock for shares of FLAG Common Stock will not result in gain or loss to the shareholders of Empire, except that gain or loss will be recognized to the extent of any cash received by such Empire shareholders in the Merger, and (iii) Empire shareholders who perfect their dissenters' rights and receive solely cash in redemption of their Empire Common Stock will be subject to federal income tax on any income or gain recognized. For a further discussion of the federal income tax consequences of the Merger, see "DESCRIPTION OF MERGER--Certain Federal Income Tax Consequences."

          Accounting Treatment. It is intended that the Merger will be accounted for as a pooling-of-interests for accounting and financial reporting purposes. See "DESCRIPTION OF MERGER--Accounting Treatment."

         Certain Differences in Shareholders' Rights. At the Effective Time, Empire shareholders, whose rights are governed by Empire's Articles of Incorporation and Bylaws and by the GBCC, will automatically become FLAG shareholders, and their rights as FLAG shareholders will be determined by FLAG's Articles of Incorporation and Bylaws and by the GBCC. The rights of FLAG shareholders differ from the rights of Empire shareholders in certain important respects, some of which constitute additional anti-takeover provisions provided for in FLAG's governing documents. See "EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS."

         Comparative Market Prices of Common Stock; Dividends. FLAG Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "FLAG." Empire Common Stock is not traded in any established market. On May 29, 1998, the last day prior to public announcement of the proposed merger between FLAG and Empire, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $15.33, as adjusted for the 3-for-2 stock split effective June 3, 1998, and the resulting equivalent pro forma price per share of Empire Common Stock (based on the 42.5 Exchange Ratio) was $651.53. On ____________, 1998, the latest practicable date prior to the mailing of this Proxy Statement, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $_____, and the resulting equivalent pro forma price per share of Empire Common Stock was $______. The equivalent per share price of a share of Empire Common Stock at each specified date represents the closing sale price of a share of FLAG Common Stock on such date multiplied by the Exchange Ratio of 42.5. To the knowledge of Empire, the most recent trade of Empire Common Stock prior to May 29, 1998, the last day prior to public announcement of the proposed merger between FLAG and Empire, was a sale of 400 shares on April 17, 1998 for a purchase price of $271.26 per share. There can be no assurance as to what the market price of the FLAG Common Stock will be if and when the Merger is consummated. See "COMPARATIVE MARKET PRICES AND DIVIDENDS."

Comparative Per Share Data

         The following table sets forth certain unaudited comparative per share data relating to income, cash dividends, and book value on (i) an historical basis for FLAG and Empire; (ii) a pro forma combined basis per share of FLAG Common Stock, giving effect to the Merger; and (iii) an equivalent pro forma basis per share of Empire Common Stock, giving effect to the Merger. The Empire and FLAG pro forma combined information and the Empire pro forma equivalent information give effect to the Merger on a pooling-of-interests accounting basis and reflect the Exchange Ratio of 42.5 shares of FLAG Common Stock for each share of Empire Common Stock. See "DESCRIPTION OF MERGER--Accounting Treatment." The pro forma data are presented for information purposes only and are not necessarily indicative of the results of combined operations or financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of combined operations or financial position.

         The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of FLAG and Empire contained or incorporated by reference herein, including the respective notes thereto, and the pro forma financial information contained herein, including the notes thereto. See "DOCUMENTS INCORPORATED BY REFERENCE," "--Selected Financial Data," "--Selected Condensed Consolidated Pro Forma Financial Data," "BUSINESS OF EMPIRE --Management's Discussion and Analysis of Financial Condition and Results of Operations," "EMPIRE FINANCIAL DATA," and "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."

                           Comparative Per Share Data

                                                                             As of and for the
                                                                             -----------------
                                                               Six Months Ended
                                                                  June 30,                   Year Ended December 31,
                                                                  --------                   -----------------------
                                                             1998             1997           1997      1996      1995
                                                             ----             ----           ----      ----      ----

Income Per Common Share
    FLAG Historical                                      $    .41         $    .38       $    .73  $    .25  $    .68
    Empire historical                                       15.90            13.77          26.85      9.50     21.09
    FLAG and Empire pro forma combined (1)                    .40              .37            .71       .25       .65
    Empire pro forma equivalent (2)                         17.00            15.73          30.18     10.63     27.63

Dividends Declared Per Common Share
    FLAG historical                                      $    .08         $    .11       $    .15  $    .14  $    .13
    Empire historical                                        1.70             1.60           3.20      3.20      3.20
    FLAG and Empire pro forma combined (1) (4)                .08              .11            .15       .14       .13
    Empire pro forma equivalent (3)                          3.40             4.68           6.38      5.95      5.53

Book Value Per Common Share (period end)
    FLAG historical                                       $  7.52          $  6.77        $  7.11   $  6.47   $  6.48
    Empire historical                                      276.95           252.31         264.46    240.02    234.30
    FLAG and Empire pro forma combined (1)                   7.32             6.60           6.95      6.33      6.30
    Empire pro forma equivalent (2)                        311.10           281.35         295.38    269.03    267.75


(1) Represents the pro forma combined information of FLAG and Empire as if the Merger was consummated at the beginning of the period, and were accounted for as a pooling-of-interests.

(2) Represents the pro forma combined per common share amounts multiplied by the Exchange Ratio of 42.5 shares of FLAG Common Stock for each share of Empire Common Stock.

(3) Represents historical dividends declared per share by FLAG multiplied by the Exchange Ratio of 42.5 shares of FLAG Common Stock for each share of Empire Common Stock.

(4) Represents historical dividends paid by FLAG, as it is assumed that FLAG will not change its dividend policy as a result of the Merger.


Selected Condensed Consolidated Pro Forma Financial Data

         The following selected unaudited pro forma financial data give effect to the Merger as of the dates and for the periods indicated, assuming the Merger is accounted for as a pooling of interests. The selected unaudited pro forma financial data are presented for informational purposes only and are not necessarily indicative of the combined financial position or results of operations which actually would have occurred if the transactions had been consummated at the date and for the periods indicated or which may be obtained in the future. The information should be read in conjunction with the unaudited pro forma financial information appearing elsewhere in this Proxy Statement. See "COMPARATIVE PER SHARE DATA" and "PRO FORMA CONSOLIDATED FINANCIAL INFORMATION."

                        Selected Pro Forma Financial Data
                (Dollars in thousands, except per share amounts)


                                                      For the
                                                  Six Months Ended                For the Year Ended
                                                     June 30,                        December 31,
                                                     --------                        ------------
                                                1998             1997           1997      1996      1995
                                                ----             ----           ----      ----      ----
Earnings Data
    Interest income                         $ 20,479         $ 17,011       $ 35,902  $ 32,438  $ 31,472
    Interest expense                          10,129            8,004         17,290    15,411    15,221
    Net interest income                       10,350            9,007         18,612    17,027    16,251
    Provision for loan losses                    479              578          1,016     4,375     1,418
    Noninterest income                         3,985            2,835          5,873     5,071     4,058
    Noninterest expense                       10,281            7,997         17,139    15,822    13,195
    Income taxes                               1,043              963          1,888       370     1,677
    Net earnings                               2,532            2,304          4,442     1,531     4,019
    Earnings per common share                    .40              .37            .71       .25       .65


                                              As of
                                          June 30, 1998

Balance Sheet Data
    Total assets                         $  512,699
    Federal funds sold                       13,270
    Investment securities                    88,038
    Loans, net                              354,924
    Deposits                                398,071
    Other borrowings                         59,235
    Stockholders' equity                     45,908


Selected Financial Data

         The following tables present certain selected historical financial information for FLAG and Empire and are derived from the respective consolidated financial statements of FLAG and Empire including the respective notes thereto, contained or incorporated by reference herein. The data should be read in conjunction with the historical financial statements, including the respective notes thereto, and other financial information concerning FLAG and Empire contained or incorporated by reference herein. Interim unaudited data for the six month periods ended June 30, 1998 and 1997, of FLAG and Empire reflect, in the opinion of the respective managements of FLAG and Empire, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the six month periods ended June 30, 1998 and 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "EMPIRE FINANCIAL DATA."

                   Summary Consolidated Financial Information
                (Dollars in thousands, except per share amounts)


                                                   Six Months
                                                 Ended June 30,             As of and For the Year Ended December 31,
                                                 --------------             -----------------------------------------
                                                 1998       1997        1997        1996       1995       1994       1993
                                                 ----       ----        ----        ----       ----       ----       ----
FLAG
Balance Sheet Data
    Total assets                             $442,879   $370,141     $411,285    $350,519    $337,857   $326,229  $293,935
    Loans, net                                306,527    254,849      279,286     239,652     216,204    207,715   191,029
    Deposits                                  339,245    312,461      324,852     294,420     270,853    251,828   242,062
    Stockholders' equity                       38,889     34,936       36,771      33,415      32,254     28,741    28,785

Statement of Earnings Data
    Net interest income                      $  8,996   $  7,684     $ 15,997    $ 14,757    $ 13,933   $ 11,824  $ 10,253
    Provision for loan losses                     444        407          765       3,744         775        490       955
    Noninterest income                          3,718      2,562        5,332       4,637       3,706      2,915     2,938
    Noninterest expense                         9,226      6,941       15,020      14,018      11,687      9,578     8,400
    Net earnings                                2,115      1,948        3,749       1,286       3,472      3,117     3,175

Per Share Data
    Book value (period end)                   $  7.52    $  6.77      $  7.11     $  6.47     $  6.48    $  5.61   $  5.60
    Net earnings                                  .41        .38          .73         .25         .68        .61       .62
    Dividends                                     .11        .08          .15         .14         .13        .13       .11
    Total shares outstanding                    5,175      5,162        5,172       5,164       4,979      5,120     5,143
    Weighted average shares outstanding         5,172      5,164        5,167       5,121       5,088      5,110     5,143

Ratios
    Return on average assets                      .99%      1.08%        1.01%       .39%        1.05%      1.00%     1.12%
    Return on average stockholders' equity      11.23      11.40        10.68       3.97        11.07      10.76     11.42
    Average equity to average assets             8.82       9.48         9.49       9.72         9.53       9.28      9.79
    Average loans to average deposits           88.21      81.48        83.81      81.92        82.62      83.47     85.00


                   Summary Consolidated Financial Information
                (Dollars in thousands, except per share amounts)



                                                   Six Months
                                                 Ended June 30,             As of and For the Year Ended December 31,
                                                 --------------             -----------------------------------------
                                                 1998       1997        1997        1996       1995       1994       1993
                                                 ----       ----        ----        ----       ----       ----       ----
          `
  Empire
  Balance Sheet Data
       Total assets                           $69,820    $64,361      $70,002     $60,589     $51,479    $47,583   $45,736
       Loans, net                              48,396     44,267       45,462      39,785      36,628     32,504    29,670
       Deposits                                58,826     53,953       59,295      50,621      42,523     40,846    40,455
       Stockholders' equity                     7,218      6,523        6,832       6,195       6,089      5,517     5,022

  Statement of Earnings Data
       Net interest income                    $ 1,354    $ 1,323      $ 2,616     $ 2,269     $ 2,319    $ 2,102   $ 2,131
       Provision for loan losses                   35        171          251         631         643        131        56
       Noninterest income                         267        273          541         434         352        336       331
       Noninterest expense                      1,054      1,056        2,119       1,804       1,509      1,478     1,434
       Net earnings                               418        357          693         246         548        671       749

  Per Share Data
       Book value (period end)                $272.89    $252.31      $264.46     $240.02     $234.30    $212.32   $193.23
       Net earnings                             15.80      13.77        26.85        9.50       21.09      25.80     28.83
       Dividends                                 1.70       1.60         3.20        3.20        3.20       3.20      3.20
       Total shares outstanding                26,450     25,852       25,832      25,812      25,987     25,987    25,987
       Weighted average shares outstanding     26,279     25,842       25,822      25,900      25,987     25,987    25,987

  Ratios
       Return on average assets                 1.20%      1.12%        1.05%       0.42%       1.08%      1.44%     1.70%
       Return on average stockholders' equity   5.90%      5.64%       10.64%       4.01%       9.44%     12.73%    15.98%
       Average equity to average assets        10.14%      9.91%        9.88%      10.60%      11.39%     11.29%    10.63%
       Average loans to average deposits       79.59%     81.23%       80.71%      81.11%      84.68%     76.47%    74.40%


Recent Developments

         FLAG's Pending Acquisitions. Effective July 24, 1998, FLAG and The Brown Bank ("Brown") entered into an Agreement and Plan of Merger (the "Brown Agreement") pursuant to which Brown will merge with and into FLAG's wholly-owned bank subsidiary, Citizens. The Brown Agreement provides that FLAG will exchange
1.5 shares of FLAG Common Stock for each share of Brown Common Stock outstanding, with approximately 262,500 shares of FLAG Common Stock expected to be issued to Brown shareholders. The parties expect the merger to be accounted for as a pooling of interests and expect to consummate the transaction during the fourth quarter of 1998, subject to approval of Brown shareholders in accordance with applicable law, approval of various regulatory authorities and other customary conditions of closing.

         Brown is a federal savings bank located in Cobbtown, Georgia. Brown has three bank offices located in Cobbtown, Reidsville and Metter, Georgia.

     On August 19, 1998, FLAG and Heart of Georgia Bancshares, Inc. ("Heart") entered into an Agreement and Plan of Merger (the "Heart Agreement") pursuant to which Heart would have merged with and into FLAG. The Heart Agreement provided that FLAG would have exchanged 2.025 shares of FLAG Common Stock for each share of Heart Common Stock outstanding, with approximately 445,500 shares of FLAG Common Stock expected to be issued to Heart shareholders. On October __, 1998, management of FLAG and Heart terminated the Heart Agreement based on their mutual determination that it was in the best interests of their respective shareholders if the parties cancelled their plans to merge. The parties believe that the timing is not right to consummate a merger between the two parties. Each party will bear its own expenses incurred with respect to the Heart Agreement.

         Additional information with respect to the Brown and Heart transactions is set forth in FLAG's Current Reports on Form 8-K dated May 14, 1998, May 28, 1998, August 11, 1998 and August 25, 1998 and ___________, 1998 (the "FLAG
8-Ks"). The FLAG 8-Ks include or incorporate by reference certain forward looking statements, estimates, and projections concerning the transactions with Brown and Heart, which are subject to various uncertainties and risks. Estimates and projections concerning the future financial performance of FLAG are predicated on certain assumptions and depend upon future events, the course of which cannot be ascertained with certainty, and therefore such estimates and projections should be considered only as estimates and understood to be uncertain and subject to risks of inaccuracy. Future events may cause FLAG's actual experience to differ materially from such estimates and projections.

                          MEETING OF FLAG SHAREHOLDERS

Date, Place, Time, and Purpose

         This Proxy Statement is being furnished to the holders of FLAG Common Stock in connection with the solicitation by the FLAG Board of Directors of proxies for use at the Special Meeting at which FLAG shareholders will be asked to vote upon a proposal to approve the issuance of FLAG Common Stock pursuant to the Merger Agreement. The costs associated with the solicitation of proxies for the Special Meeting will be borne by FLAG. The Special Meeting will be held at the main office of First Federal, located at 101 North Greenwood Street, LaGrange, Georgia, on __________, __________, 1998, at 8:00 a.m., local time.

Record Date, Voting Rights, Required Vote, and Revocability of Proxies

         The close of business on ___________, 1998, has been fixed as the FLAG Record Date for determining holders of outstanding shares of FLAG Common Stock entitled to notice of and to vote at the Special Meeting. Only holders of FLAG Common Stock of record on the books of FLAG at the close of business on the FLAG Record Date are entitled to notice of and to vote at the Special Meeting. As of the FLAG Record Date, there were ______ shares of FLAG Common Stock issued and outstanding and entitled to vote at the Special Meeting, which shares were held by ___ holders of record.

         Holders of record of FLAG Common Stock are entitled to one vote per share on each matter to be considered and voted upon at the FLAG Special Meeting. To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of FLAG Common Stock. In determining whether a quorum exists at the FLAG Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the proposal to approve the issuance of FLAG Common Stock pursuant to the Merger Agreement requires that the number of votes cast in favor of the action exceed the number of votes cast opposing the action in a meeting in which a quorum exists. Accordingly, provided a quorum is present at the FLAG Special Meeting, abstentions and broker non-votes will be disregarded in determining whether any action taken at the FLAG Special Meeting has received sufficient votes for approval.

         Shares of FLAG Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, such proxies will be voted for approval of the issuance of FLAG Common Stock pursuant to the Merger Agreement and, in the discretion of the proxy holder, as to any other matter which may properly come before the Special Meeting. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposal at the time of the Special Meeting. No proxy that is voted against the approval of the Merger Agreement will be voted in favor of an adjournment of the Special Meeting in order to permit further solicitation of proxies.

         A FLAG shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by (i) giving written notice of revocation to the Secretary of FLAG, (ii) properly submitting to FLAG a duly executed proxy bearing a later date, or (iii) attending the Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: FLAG Financial Corporation, 101 North Greenwood Street, LaGrange, Georgia 30240;
Attention: Investor Relations.

         As of the FLAG Record Date, all directors and executive officers of FLAG as a group (___ persons) were entitled to vote approximately 1,336,464 shares of FLAG Common Stock, constituting approximately 25% of the total number of shares of FLAG Common Stock outstanding at that date, and have committed to vote their shares of FLAG Common Stock in favor of the issuance of FLAG Common Stock pursuant to the Merger Agreement. None of Empire or any of its directors and executive officers beneficially owned, as of the FLAG Record Date, any shares of FLAG Common Stock. See "BUSINESS OF EMPIRE -- Management."


                              DESCRIPTION OF MERGER

         The following information describes certain aspects of the Merger. This description does not purport to be complete and is qualified in its entirety by reference to the Appendices hereto, including the Merger Agreement, which is attached as Appendix A to this Proxy Statement and incorporated herein by reference. All shareholders are urged to read the Appendices in their entirety.

General

         Upon consummation of the Merger, Empire will merge with and into FLAG. FLAG will survive the Merger and the separate existence of Empire will cease. Empire Bank will become a wholly-owned subsidiary of FLAG following the consummation of the Merger. As soon as practicable after the Effective Time of the Merger, FLAG plans to cause Empire Bank to merge with and into Citizens. At the Effective Time, each share of Empire Common Stock then issued and outstanding (excluding shares held by Empire, FLAG, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Empire shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive 42.5 shares of FLAG Common Stock.

         No fractional shares of FLAG Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Empire shareholder would otherwise be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the last sale price of FLAG Common Stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time.

         As of the Empire Record Date, Empire had 26,450 shares of Empire Common Stock issued and outstanding. Based on the number of shares of Empire Common Stock outstanding on the Empire Record Date and the Exchange Ratio of 42.5, it is anticipated that upon consummation of the Merger, FLAG would issue approximately 1,124,125 shares of FLAG Common Stock to holders of Empire Common Stock. Accordingly, FLAG would then have issued and outstanding approximately 6,298,932 shares of FLAG Common Stock based on the number of shares of FLAG Common Stock issued and outstanding on June 30, 1998. Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Empire will beneficially own approximately 17.85% of the FLAG Common Stock that will then be outstanding.

Background of and Reasons for the Merger

         Background of the Merger. On March 11, 1998, certain shareholders of Empire granted an option to purchase an aggregate of 7,200 shares or approximately 27% of Empire Common Stock to Habersham Bancorp, a bank holding company located in Cornelia, Georgia. Thereafter, Empire began to assess its strategic alternatives and contacted a number of potential merger partners, including FLAG. Executive officers of Empire began discussions with such potential merger partners, including FLAG, in early May 1998. Representatives from FLAG met with the Board of Directors of Empire on May 20, 1998 to discuss a combination of Empire and FLAG.

         In negotiating the final Exchange Ratio, Empire and FLAG considered the relative book value and earnings of each entity, as well as certain special factors relating to historical performance, market growth potential, ancillary businesses and future growth plans. Empire and FLAG did not follow a precise formula in the negotiation of the final Exchange Ratio, which was based on a determination by management of each institution (as well as by Habersham Bancorp as to Empire) that the Exchange Ratio fairly represented equivalent value for the shareholders of each institution participating in the merger.

         The Board of Directors of Empire met on July 13, 1998, to discuss the Merger Agreement and related agreements that were finalized on that date. After review of the matters considered by the Board of Directors and Executive Committee of Empire, the Board of Directors of Empire unanimously approved the Merger Agreement and authorized the President and Chief Executive Officer of
Empire  to  take  the  appropriate  actions  necessary  to  execute  the  Merger
Agreement.

         The Board of Directors of FLAG met on July 20, 1998, to discuss the Merger Agreement and related agreements. After review of the matters considered by the Board of Directors and Executive Committee of FLAG, the Board of Directors of FLAG unanimously approved the Merger Agreement and authorized the President and Chief Executive Officer of FLAG to take the appropriate actions necessary to execute the Merger Agreement in substantially the form approved by the Board.

         The Merger Agreement was executed as of July 30, 1998. FLAG and Empire each conducted a due diligence review of the material financial, operating and legal information relating to the other party.

         Empire's Reasons for the Merger and Recommendation of Directors. The Empire Board of Directors, with the assistance of outside legal advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger to the shareholders of Empire. In reaching its conclusion that the Merger Agreement is in the best interests of Empire and its shareholders, the Empire Board of Directors carefully considered the following material factors:

                  (a) the business, operations, earnings and financial condition, including the capital levels and asset quality, of FLAG on an historical, prospective, and pro forma basis and in comparison to other financial institutions in the area;

                  (b) the demographic, economic and financial characteristics of the markets in which FLAG operates, including the similarity to the markets in which Empire operates, existing competition, history of the market areas with respect to financial institutions, and average demand for credit, on an historical and prospective basis;

                  (c) the local autonomy that FLAG provides its subsidiary banking operations;

                  (d) the results of Empire's due diligence review of FLAG and a variety of factors affecting and relating to the overall strategic focus of Empire, including Empire's desire to expand into markets outside the general vicinity of its core markets;

                  (e) the opinion from Carson Medlin that the terms of the Merger are fair, from a financial point of view, to the shareholders of Empire;

                  (f) the potential increases in access to the public capital markets and stock liquidity;

                  (g) the vision shared by Empire and FLAG relating to future expansion; and

                  (h) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay.

         While each member of the Empire Board of Directors individually considered the foregoing and other factors, the Empire Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Empire Board of Directors collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the Empire shareholders.

         The terms of the Merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of Empire and representatives of FLAG. Based upon its consideration of the foregoing factors, the Board of Directors of Empire approved the Merger Agreement and the Merger as being in the best interests of Empire and its shareholders.

         The Empire Board of Directors unanimously recommended to Empire shareholders that they vote "for" approval of the Merger Agreement. The Empire shareholders approved the Merger Agreement on September 29, 1998.

         FLAG's Reasons for the Merger and Recommendation of Directors. Since the completion of the merger of Middle Georgia with FLAG in March 1998, FLAG has explored opportunities that would further FLAG's goal of building a strong presence in Georgia through a partnership of community banks. The FLAG Board of Directors, with the assistance of outside legal advisors, evaluated the financial, legal and market considerations relating to the Merger. In reaching its conclusion that the Merger Agreement is in the best interests of FLAG and its shareholders, the FLAG Board of Directors carefully considered the following material factors:

                  (a) the information presented to the directors by the management of FLAG concerning the business, operations, earnings, asset quality, and financial condition of Empire, including the composition of the earning assets portfolio of Empire;

                  (b) the financial terms of the Merger, including the relationship of the value of the consideration issuable in the Merger to the market value, tangible book value, and earnings per share of Empire Common Stock;

                  (c) the nonfinancial terms of the Merger, including the treatment of the Merger as a tax-free exchange of Empire Common Stock for FLAG Common Stock for federal income tax purposes;

                  (d) the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay;

                  (e) the opportunity for reducing the noninterest expense of the operations of Empire and the ability of the operations of Empire after the Effective Time to contribute to the earnings of FLAG;

                  (f) the attractiveness of the Empire franchise, the market position of Empire in Homerville and Waycross, the compatibility of the franchise of Empire with the operations of FLAG and the ability of Empire to contribute to the business strategy of FLAG;

                  (g) the compatibility of the community bank orientation of the operations of Empire to that of FLAG; and

                  (h)  the opportunity to leverage the infrastructure of FLAG.

         While each member of the FLAG Board of Directors individually considered the foregoing and other factors, the Board of Directors did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The FLAG Board of Directors collectively made its determination with respect to the Merger based on the unanimous conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the FLAG shareholders.

         The terms of the Merger, including the Exchange Ratio, were the result of arm's-length negotiations between representatives of FLAG and representatives of Empire. Based upon its consideration of the foregoing factors, the Board of Directors of FLAG approved the Merger Agreement and the Merger as being in the best interests of FLAG and its shareholders.

         FLAG's Board of Directors unanimously recommends that FLAG shareholders vote "FOR" the approval of the issuance of shares of FLAG Common Stock pursuant to Merger Agreement.

Fairness Opinion

              Pursuant to an engagement letter dated June 1, 1998, Carson Medlin was engaged to provide the Board of Directors of Empire with a written opinion regarding the fairness of the Merger from a financial point of view. Empire selected Carson Medlin as its financial adviser on the basis of Carson Medlin's experience and expertise in representing community banks in acquisition transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities.

         As part of its engagement, representatives of Carson Medlin attended the meeting of Empire's Board held on July 13, 1998, at which meeting the terms of the proposed Merger were discussed and considered. Carson Medlin delivered its written opinion dated July 30, 1998 to the Board of Directors of Empire stating that the aggregate consideration to be provided for in the Agreement is fair, from a financial point of view, to the shareholders of Empire.

Effective Time of the Merger

         Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Certificate of Merger is declared effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon in writing by Empire and FLAG, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Empire have approved the Merger Agreement.

         The Empire shareholders approved the Merger Agreement on September 29, 1998. The Federal Reserve and the GDBF approved the applications of FLAG to acquire Empire on September 16, 1998 and September 14, 1998, respectively. Empire and FLAG anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated by the end of the fourth quarter of 1998. However, delays in the consummation of the Merger could occur.

         The Board of Directors of either Empire or FLAG generally may terminate the Merger Agreement if the Merger is not consummated by December 31, 1998, unless the failure to consummate by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Conditions to Consummation of the Merger" and "-- Waiver, Amendment, and Termination."

Distribution of FLAG Certificates

         Promptly after the Effective Time, FLAG will cause its transfer agent, acting in its capacity as Exchange Agent, to mail to each holder of record of an Empire Certificate or Certificates which, immediately prior to the Effective Time, represented outstanding shares of Empire Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Empire Certificates in exchange for FLAG Certificates representing shares of FLAG Common Stock.

         Upon surrender to the Exchange Agent of Empire Certificates, together with the properly completed transmittal materials, there will be issued and mailed to each holder of Empire Common Stock (other than shares as to which holders have perfected dissenters' rights) surrendering such items a FLAG Certificate or Certificates representing the number of shares of FLAG Common Stock to which such holder is entitled, if any, and a check for the amount to be paid in lieu of any fractional shares (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon).

         After the Effective Time, to the extent permitted by law, holders of Empire Common Stock of record as of the Effective Time will be entitled to vote at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their shares of Empire Common Stock have been converted, regardless of whether such shareholders have surrendered their Empire Certificates. Whenever a dividend or other distribution is declared by FLAG on FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement, but no dividend or other distribution payable after the Effective Time with respect to FLAG Common Stock will be paid to the holder of any unsurrendered Empire Certificate until the holder duly surrenders such Empire Certificate. Upon surrender of such Empire Certificate, however, both the FLAG Certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such Empire Certificate. In no event will the holder of any surrendered Empire Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will FLAG or the Exchange Agent be liable to any holder of Empire Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         After the Effective Time, no transfers of shares of Empire Common Stock on Empire's stock transfer books will be recognized. If Empire Certificates are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of FLAG Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

         After the Effective Time, holders of Empire Certificates will have no rights with respect to the shares of Empire Common Stock formerly represented thereby other than the right to surrender such Empire Certificates and receive in exchange therefor the shares of FLAG Common Stock, if any, to which such holders are entitled, as described above, or the right to perfect their dissenters' rights.

         If any FLAG Certificate is to be issued in a name other than that in which the Empire Certificate surrendered for exchange is issued, the Empire Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the Empire Certificates surrendered, shall provide funds for the purchase of any stock transfer tax stamps, or shall establish to the exchange agent's satisfaction that such taxes are not payable.

Conditions to Consummation of the Merger

     Consummation of the Merger is subject to various conditions, including:

     (a) approval of the Merger Agreement by the shareholders of Empire as required by any law or by the provisions of any governing instruments of Empire;

     (b) receipt of certain regulatory approvals required for consummation of the Merger (see "-- Regulatory Approvals");

     (c) receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect;

     (d) the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Merger Agreement;

     (e) the Registration Statement being declared effective and the receipt of all necessary SEC and state approvals relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger Agreement;

     (f) approval of the shares of FLAG Common Stock issuable pursuant to the Merger Agreement for listing on the Nasdaq National Market;

     (g) receipt of an opinion of Powell, Goldstein, Frazer & Murphy LLP as to the qualification of the Merger as a tax-free reorganization (see "-- Certain Federal Income Tax Consequences");

     (h) the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of the representations and warranties of Empire and FLAG as set forth in the Merger Agreement;

     (i) the performance of all agreements and the compliance with all covenants of Empire and FLAG as set forth in the Merger Agreement;

     (j) receipt by FLAG of a letter from Porter Keadle Moore, LLP to the effect the Merger will qualify for pooling-of-interests accounting treatment; and

     (k) satisfaction of certain other conditions, including the receipt of certain agreements of the affiliates of Empire, the execution of certain claims letters by the directors and officers of Empire, the receipt of certain opinion letters from counsel for FLAG and counsel for Empire, and receipt of various certificates from the officers of Empire and FLAG.

         No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. In the event the Merger is not effected on or before December 31, 1998, the Merger Agreement may be terminated and the Merger abandoned by either Empire or FLAG, unless the failure to consummate the Merger by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "-- Waiver, Amendment, and Termination."

Regulatory Approvals

         The Merger may not be consummated in the absence of the receipt of the requisite regulatory approvals.

         Empire and FLAG are not aware of any material governmental approvals or actions that are required for consummation of the Merger, except as described below. Should any other approval or action be required, it presently is contemplated that such approval or action would be sought.

         The Merger requires the prior approval of the Federal Reserve, pursuant to Section 3 of the BHC Act. FLAG filed all required applications with the Federal Reserve. In evaluating the Merger, the Federal Reserve must consider, among other factors, the financial and managerial resources and future prospects of the institutions and the convenience and needs of the communities to be served. The relevant statutes prohibit the Federal Reserve from approving the Merger if (i) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States or (ii) its effect in any section of the country may be to substantially lessen competition or to tend to create a monopoly, or if it would be a restraint of trade in any other manner, unless the Federal Reserve finds that any anticompetitive effects are outweighed clearly by the public interest and the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The Merger may not be consummated until the 30th day (which the Federal Reserve may reduce to 15 days) following the date of the Federal Reserve approval, during which time the United States Department of Justice may challenge the transaction on antitrust grounds. The commencement of any antitrust action would stay the effectiveness of the approval of the agencies, unless a court of competent jurisdiction specifically orders otherwise. The Federal Reserve approved the application of FLAG to acquire Empire on September 16, 1998.

         The Merger also requires the prior approval of the GDBF pursuant to the Financial Institutions Code of Georgia. FLAG has filed all applications required to be filed with the GDBF in connection with the Merger. The GDBF approved the application of FLAG to acquire Empire on September 14, 1998.

Waiver, Amendment, and Termination

         To the extent permitted by applicable law, Empire and FLAG may amend the Merger Agreement by written agreement at any time before approval of the Merger Agreement by the Empire shareholders. After the Empire shareholders approve the Merger Agreement no amendment shall be made to the Merger Agreement that, pursuant to Sections 14-2-1101 and 14-2-1103 of the GBCC, requires further approval by such shareholders without the further approval of such shareholders. In addition, prior to or at the Effective Time, either Empire or FLAG, or both, acting through their respective Boards of Directors, chief executive officers or other authorized officers may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless signed by a duly authorized officer of Empire or FLAG, as the case may be.

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time (i) by the mutual consent of Empire and FLAG or
(ii) by Empire or FLAG (a) in the event of any material breach of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, an Empire or FLAG Material Adverse Effect (as defined in the Merger Agreement), as applicable, on the breaching party (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (b) in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement), (c) if the Merger is not consummated by December 31, 1998, provided that the failure to consummate is not due to a breach by the party electing to terminate, or (d) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if (1) any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of Empire fail to vote their approval of the matters submitted for the approval by such shareholders at the Special Meeting.

         If the Merger is terminated as described above, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement, including those relating to the obligations to maintain the confidentiality of certain information obtained, will survive. In addition, termination of the Merger Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

Dissenters' Rights

     If the Merger Agreement and the transactions contemplated thereby are consummated, any shareholder of Empire who properly dissented from the Merger in connection with the Special Meeting of Empire shareholders held on September 29, 1998 would be entitled to receive in cash the fair value of such shareholder's shares of Empire Common Stock determined immediately prior to the Merger, excluding any appreciation or depreciation in anticipation of the Merger. No Empire shareholders dissented from the Merger.

         The holders of FLAG Common Stock are not entitled to dissenters' rights under the GBCC with respect to the Merger.

Conduct of Business Pending the Merger

         Pursuant to the Merger Agreement, Empire and FLAG have agreed that unless the prior written consent of the other party has been obtained, and except as otherwise expressly contemplated in the Merger Agreement, each of Empire and FLAG will, and will cause its respective subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of the Merger Agreement, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

         In  addition,  Empire  has  agreed  that,  from the date of the  Merger
Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless FLAG has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, Empire will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Empire entity;

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of an Empire entity to another Empire entity) in excess of an aggregate of $100,000 (for the Empire entities on a consolidated basis) except in the ordinary course of the business of the Empire subsidiaries consistent with past practices (which shall include, for Empire subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any Empire entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to FLAG by Empire);

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Empire entity, or declare or pay any dividend or make any other distribution in respect of Empire's capital stock;

     (d) except for the Merger Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to FLAG by Empire, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Empire Common Stock or any other capital stock of any Empire entity, or any stock appreciation rights, or any option, warrant, or other equity right;

     (e) adjust, split, combine or reclassify any capital stock of any Empire entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Empire Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any Empire subsidiary (unless any such shares of stock are sold or otherwise transferred to another Empire entity);

     (f) enter into or amend any employment contract between any Empire entity and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) that the Empire entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger;

     (g) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly owned Empire subsidiary, or otherwise acquire direct or indirect control over any entity, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

     (h) grant any increase in compensation or benefits to the employees or officers of any Empire entity, except in accordance with past practice previously disclosed to FLAG by Empire or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to FLAG by Empire; enter into or amend any severance agreements with officers of any Empire entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Empire entity except in accordance with past practice previously disclosed to FLAG by Empire; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

     (i) adopt any new employee benefit plan of any Empire entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Empire entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

     (j) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

     (k) commence any litigation other than in accordance with past practice or except as previously disclosed to FLAG by Empire, settle any litigation involving any liability of any Empire entity for material money damages or restrictions upon the operations of any Empire entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

         The Merger Agreement also provides that from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless Empire has given prior written consent, and except as otherwise expressly contemplated by the Merger Agreement, FLAG will not or agree or commit to amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of Empire Common Stock or take any action that will materially adversely impact the ability of the FLAG entities to consummate the Merger.

Management and Operations After the Merger; Interests of Certain Persons in the Merger

         FLAG will be the surviving corporation resulting from the Merger. Certain members of Empire's management and the Empire Board of Directors have interests in the Merger in addition to their interests as shareholders of Empire generally. These include, among other things, provisions in the Merger Agreement relating to indemnification of directors and officers and eligibility for certain FLAG employee benefits. Promptly after the Effective Time, Leonard H. Bateman, President and Chief Executive of Empire, will become a member of FLAG's Board of Directors and will continue to serve as President of Empire Bank. Additionally, the Merger Agreement provides that Mr. Bateman and FLAG will execute a Separation Agreement. As of the Empire Record Date, none of the directors and officers of Empire beneficially owned any shares of FLAG Common Stock.

         Indemnification and Advancement of Expenses. The Merger Agreement provides that FLAG will indemnify, defend and hold harmless each person entitled to indemnification from an Empire entity against all liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by the Merger Agreement) to the fullest extent permitted under Georgia law and by Empire's Articles of Incorporation and Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in the defense of any litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG will direct, at the election of the indemnified party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the indemnified party.

         Separation Agreement. The Merger Agreement provides that, as a condition to consummation of the Merger, FLAG will provide Mr. Bateman with a Separation Agreement. Pursuant to the terms of the Separation Agreement, Mr. Bateman will receive severance payments equal to his annual base salary and bonus paid over the previous three fiscal years in the event Mr. Bateman is involuntarily terminated, as such term is defined in the Separation Agreement. In addition, pursuant to the terms of the Separation Agreement, Mr. Bateman will make certain covenants not to compete with FLAG during the term of the Separation Agreement and for a 12-month period following the termination of the Separation Agreement or the termination of Mr. Bateman's status as an employee of FLAG.

         Other Matters Relating to Employee Benefit Plans. The Merger Agreement also provides that, after the Effective Time, FLAG will either (i) continue to provide to officers and employees of the Empire entities employee benefits under Empire's existing employee benefit and welfare plans or, (ii) if FLAG determines to provide to officers and employees of the Empire entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the Empire entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of FLAG Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of Empire will be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of Empire will be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of Empire will be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the Empire entities who, at or after the Effective Time, become employees of a FLAG entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the Empire entities, FLAG will cause each comparable employee welfare benefit plan which is substituted for an Empire welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plan. FLAG also will cause the surviving corporation and its subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation contracts previously disclosed to FLAG by Empire between any Empire entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Empire benefit plans.

Certain Federal Income Tax Consequences

         The following is a summary of the material anticipated federal income tax consequences of the Merger. This summary is based on the federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes or regulations or changes in judicial decisions or administrative rulings, some of which may have retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Merger and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not address the federal income tax consequences of the Merger to shareholders in light of their particular circumstances or status (for example, as foreign persons, tax-exempt entities, dealers in securities, and insurance companies, among others). Nor does this summary address any consequences of the Merger under any state, local, estate, or foreign tax laws. Shareholders, therefore, are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, the application and effect of federal, foreign, state, local, and other tax laws, and the implications of any proposed changes in the tax laws.

         A federal income tax ruling with respect to this transaction was not requested from the Internal Revenue Service ("IRS"). Instead, Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, will render an opinion to Empire and FLAG concerning material federal income tax consequences of the proposed Merger under federal income tax law. It is such firm's opinion that, based upon the assumption the Merger is consummated in accordance with the Merger Agreement and the representations made by the management of Empire and FLAG, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code.

         Assuming  the Merger  does  qualify  as a  reorganization  pursuant  to
Section 368(a) of the Code, the shareholders of Empire will have the following federal income tax consequences:

                  (a) The shareholders of Empire will recognize no gain or loss upon the exchange of all of their Empire Common Stock solely for shares of FLAG Common Stock.

                  (b) The aggregate tax basis of the FLAG Common Stock received by the Empire shareholders in the Merger will, in each instance, be the same as the aggregate tax basis of the Empire Common Stock surrendered in exchange therefor, less the basis of any fractional share of FLAG Common Stock settled by cash payment.

                  (c) The holding period of the FLAG Common Stock received by the Empire shareholders will, in each instance, include the period during which the Empire Common Stock surrendered in exchange therefor was held, provided that the Empire Common Stock was held as a capital asset on the date of the exchange.

                  (d) The  payment  of cash to  Empire  shareholders  in lieu of fractional share interests of FLAG Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by FLAG. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed. Generally, any gain or loss recognized upon such exchange will be capital gain or loss, provided the fractional share would constitute a capital asset in the hands of the exchanging shareholder.

                  (e) Where solely cash is received by an Empire shareholder in exchange for Empire Common Stock pursuant to the exercise of dissenters' rights, the former Empire shareholder will be subject to federal income tax as a result of such transaction. The cash will be treated as having been received as a redemption in exchange for such holder's Empire Common Stock, subject to the provisions and limitations of Section 302 of the Code.

         Upon the subsequent sale or exchange of FLAG Common Stock, a holder of such stock generally will recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any property received upon the sale or exchange and such holder's adjusted tax basis in the FLAG Common Stock. Under recently enacted legislation, capital gains recognized by certain non-corporate holders of FLAG Common Stock generally will be subject to a maximum federal income tax rate of 20% if the shares sold or exchanged are held for more than 18 months, and to a maximum federal income tax rate of 28% if such shares are held for more than one year but are not held for more than 18 months. Tax consequences to dealers in FLAG Common Stock, non-United States holders of FLAG Common Stock or others who have a special tax status (including, without limitation, financial institutions, insurance companies and tax-exempt entities) or to persons who received their shares through the exercise of employee stock options or otherwise as compensation may be different and such persons should consult their tax advisors as to the tax consequences of a sale or exchange of FLAG Common Stock.

         Each Empire shareholder who receives FLAG Common Stock in the Merger will be required to attach a statement to such shareholder's federal income tax return for the year of the Merger which describes the facts of the Merger, including the shareholder's basis in the Empire Common Stock exchanged, and the number of shares of FLAG Common Stock received in exchange for Empire Common Stock. Each shareholder should also keep as part of such shareholder's permanent records information necessary to establish such shareholder's basis in, and holding period for, the FLAG Common Stock received in the Merger.

         If the Merger fails to qualify as a tax-free reorganization for any reason, the principal federal income tax consequences, under currently applicable law, would be as follows: (i) gain or loss would be recognized to Empire as a result of the Merger; (ii) gain or loss would be recognized by the holders of Empire Common Stock upon the exchange of such shares in the Merger for shares of FLAG Common Stock; (iii) the tax basis of the FLAG Common Stock to be received by the holders of Empire Common Stock in the Merger would be the fair market value of such shares of FLAG Common Stock at the Effective Time; and
(iv) the holding period of such shares of FLAG Common Stock to be received by Empire shareholders pursuant to the Merger would begin the day after the Effective Time. If the condition of receiving this tax opinion is waived by Empire, Empire will resolicit its shareholders prior to proceeding with the Merger.

         BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER CIRCUMSTANCES, EACH HOLDER OF EMPIRE COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

Accounting Treatment

         It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Empire will be carried forward at their previously recorded amounts.

         In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Empire Common Stock must be exchanged for FLAG Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time.

         For  information  concerning  certain  conditions  to be imposed on the exchange of Empire Common Stock for FLAG Common Stock in the Merger by affiliates of Empire and certain restrictions to be imposed on the transferability of the FLAG Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "-- Resales of FLAG Common Stock."

Expenses and Fees

         The Merger Agreement provides that each of the parties will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

         In the event the Merger Agreement is terminated by FLAG as a result of a material breach by Empire of any representation, warranty, covenant or agreement, which cannot be or has not been cured within 30 days after FLAG has given Empire written notice of such breach, and the breach of any representation or warranty, in the opinion of FLAG is reasonably likely to have a material adverse effect or if the Empire shareholders do not approve the Merger Agreement, then Empire shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the Merger transaction.

         In the event that the Merger Agreement is terminated by Empire as a result of a material breach by FLAG of any representation, warranty, covenant or agreement, which cannot or has not been cured within 30 days after Empire has given FLAG written notice of such breach, and the breach of any representation or warranty, in the opinion of Empire, is reasonably likely to have a material adverse effect, then FLAG shall pay to Empire an amount equal to the lesser of

$100,000 or Empire's actual out of pocket expenses incurred in connection with the Merger transaction.

Resales of FLAG Common Stock

         FLAG Common Stock to be issued to shareholders of Empire in connection with the Merger will be registered under the Securities Act. All shares of FLAG Common Stock received by holders of Empire Common Stock and all shares of FLAG Common Stock issued and outstanding immediately prior to the Effective Time, upon consummation of the Merger will be freely transferable by those shareholders of Empire and FLAG not deemed to be "Affiliates" of Empire or FLAG. "Affiliates" generally are defined as persons or entities who control, are controlled by, or are under common control with Empire or FLAG at the time of the Special Meetings (generally, directors, executive officers and 10% shareholders).

         Rules 144 and 145 promulgated under the Securities Act restrict the sale of FLAG Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the one-year period following the Effective Time, Affiliates of Empire or FLAG may resell publicly the FLAG Common Stock received by them in the Merger within certain limitations as to the amount of FLAG Common Stock sold in any three-month period and as to the manner of sale. After this one-year period, such Affiliates of Empire who are not Affiliates of FLAG may resell their shares without restriction. The ability of Affiliates to resell shares of FLAG Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to FLAG's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates will receive additional information regarding the effect of Rules 144 and 145 on their ability to resell FLAG Common Stock received in the Merger. Affiliates also would be permitted to resell FLAG Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or an available exemption from the Securities Act registration requirements. This Proxy Statement does not cover any resales of FLAG Common Stock received by persons who may be deemed to be Affiliates of Empire or FLAG.

         Empire has agreed to use its reasonable efforts to cause each person who may be deemed to be an Affiliate of Empire to execute and deliver to FLAG prior to the Effective Time, an agreement (each, an "Empire Affiliate Agreement") providing that such Affiliate will not sell, pledge, transfer, or otherwise dispose of any FLAG Common Stock obtained as a result of the Merger
(i) except in compliance with the Securities Act and the rules and regulations of the SEC thereunder and (ii) in any case, until after results covering 30 days of post-Merger operations of FLAG have been published. The receipt of the Empire Affiliate Agreements by FLAG is also a condition to FLAG's obligations to consummate the Merger. Empire Certificates surrendered for exchange by any person who is an Affiliate of Empire for purposes of Rule 145(c) under the Securities Act shall not be exchanged for FLAG Certificates until FLAG has received such a written agreement from such person. Prior to publication of such results, FLAG will not transfer on its books any shares of FLAG Common Stock received by an Affiliate pursuant to the Merger. The stock certificates representing FLAG Common Stock issued to Affiliates in the Merger may bear a legend summarizing the foregoing restrictions. See "-- Conditions to Consummation of the Merger."


                        DESCRIPTION OF FLAG COMMON STOCK

         FLAG's authorized capital stock consists of 20,000,000 shares of $1.00 par value common stock, and 10,000,000 shares of preferred stock. The holders of the FLAG Common Stock have unlimited voting rights and are entitled to one vote per share for all purposes. Subject to such preferential rights as may be determined by the Board of Directors of FLAG in connection with the future issuance of shares of FLAG preferred stock, holders of FLAG Common Stock are entitled to such dividends, if any, as may be declared by the Board of Directors of FLAG in compliance with the provisions of the GBCC and the regulations of the appropriate regulatory authorities, and to receive the net assets of the corporation upon dissolution. The FLAG Common Stock does not have any preemptive rights with respect to acquiring additional shares of FLAG Common Stock, and the shares are not subject to any conversion, redemption or sinking fund provisions. The outstanding shares of FLAG Common Stock are, and the shares to be issued by FLAG in connection with the Merger Agreement will be, when issued, fully-paid and nonassessable. The FLAG Board of Directors is divided into three classes, as nearly equal in number as possible. FLAG Common Stock does not have cumulative voting rights in the election of FLAG directors.

         The Board of Directors is authorized to determine the series, preferences, limitations, and relative rights, including par value, of any authorized but unissued shares of FLAG preferred stock. No shares of FLAG preferred stock are presently outstanding, and although such shares may be issued in the future, FLAG has no present plans to issue any preferred stock. The FLAG preferred stock was authorized for future flexibility, and could be issued in a manner that could have an anti-takeover effect by discouraging a third party from seeking to acquire FLAG. FLAG knows of no present attempts to acquire FLAG.

         In order to approve certain "business combinations" with certain "interested shareholders" (10% or more shareholders), or to amend the provisions in the FLAG Articles of Incorporation relating to such business combinations, the affirmative vote of two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon is required, unless (i) at least two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date on which such shareholder became an interested shareholder, or (ii) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, in order to amend certain provisions of FLAG's Articles of Incorporation and Bylaws relating to the number, election, term and removal of FLAG Directors, a two-thirds vote of the issued and outstanding shares of FLAG is required, unless two-thirds of the directors then serving approve the amendment.


                 EFFECT OF THE MERGER ON RIGHTS OF SHAREHOLDERS

         As a result of the Merger, holders of Empire Common Stock will be exchanging their shares of a Georgia corporation governed by the GBCC and Empire's Articles of Incorporation (the "Empire Articles"), and Bylaws, for shares of Common Stock of FLAG, a Georgia corporation governed by the GBCC and FLAG's Articles of Incorporation (the "FLAG Articles"), and Bylaws. Certain significant differences exist between the rights of Empire shareholders and those of FLAG shareholders. The differences deemed material by Empire and FLAG are summarized below. The following discussion is necessarily general; it is not intended to be a complete statement of all the differences affecting the rights of shareholders, and their respective entities, and it is qualified in its entirety by reference to the GBCC as well as to FLAG's Articles and Bylaws and Empire's Articles and Bylaws.

Authorized Capital Stock

         FLAG. The FLAG Articles authorize the issuance of an aggregate of 20,000,000 shares of Common Stock, $1.00 par value, of which 5,174,807 shares were issued and outstanding as of the June 30, 1998. The FLAG Articles also authorize the issuance, in one or more series, of not more than 10,000,000 shares of preferred stock ("FLAG Preferred Stock") with preferences, limitations and relative rights, including par value, as the FLAG Board of Directors from time to time may determine and set forth in an amendment to the FLAG Articles.

         Shares of FLAG Common Stock have unlimited voting rights and are entitled to receive the net assets of FLAG upon the dissolution of the corporation. The FLAG Bylaws provide that each share of FLAG Common Stock is entitled to one vote per share for all purposes.

         FLAG's Board of Directors may authorize the issuance of authorized but unissued shares of FLAG Common Stock without further action by FLAG's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which FLAG's capital stock may be listed. FLAG's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of FLAG Common Stock or FLAG Preferred Stock or any option or warrant for the purchase thereof.

         The authority to issue additional shares of FLAG Common Stock provides FLAG with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of FLAG Common Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of FLAG. In addition, the sale of a substantial number of shares of FLAG Common Stock to persons who have an understanding with FLAG concerning the voting of such shares, or the distribution or declaration of a dividend of shares of FLAG Common Stock (or the right to receive FLAG Common Stock) to FLAG shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of FLAG.

         Empire. Empire's authorized capital stock consists of 1,000,000 shares of Empire Common Stock, $10.00 par value, of which 26,450 shares were issued and outstanding as of the Empire Record Date. Each share of Empire Common Stock is entitled to one vote per share for all purposes. Empire's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Empire Common Stock or any option or warrant for the purchase thereof. In addition, the Board of Directors of Empire has the ability to increase the number of issued and outstanding shares of Empire Common Stock without the approval of the shareholders, within the maximum number of shares authorized by the Empire Articles.

Amendment of Articles of Incorporation and Bylaws

         FLAG. The FLAG Articles and Bylaws are generally silent with respect to the issue of amending the FLAG Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend any amendment of the FLAG Articles to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation. The FLAG Articles provide that the provisions regarding the approval required for certain business combinations may only be changed by the affirmative vote of at least two-thirds of the issued and outstanding shares of the corporation entitled to vote thereon at any regular or special meeting of the shareholders, and notice of the proposed change must be contained in the notice of the meeting, unless two-thirds of certain "continuing directors" approve the proposed amendment. The FLAG Articles also provide that the provisions regarding the election, term and removal of FLAG Directors may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting, unless two-thirds of the directors then serving approve the proposed amendment.

         The FLAG Bylaws generally provide that the Bylaws may be made, amended or repealed by the FLAG Board of Directors unless the FLAG Articles or the GBCC reserve the power to amend or repeal the Bylaws exclusively to the shareholders in whole or in part, or the shareholders, in amending or repealing a particular Bylaw, provide expressly that the FLAG Board of Directors may not amend or repeal that Bylaw. Neither the FLAG Articles nor Bylaws expressly permit the FLAG shareholders to make, alter or rescind any Bylaws. Any amendment of the provisions in the FLAG Bylaws relating to the number of directors of FLAG requires the affirmative vote of two-thirds of all directors then in office or the affirmative vote of the holders of two-thirds of the issued and outstanding shares of FLAG entitled to vote at any regular or special meeting of the shareholders called for that purpose. Unless two-thirds of the directors then serving approve, the provisions in the FLAG Bylaws relating to the removal of FLAG directors by the FLAG shareholders may only be amended or rescinded by the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares of FLAG entitled to vote in an election of directors or at any regular or special meeting of the shareholders, and notice of any proposed change must be contained in the notice of the meeting.

         Empire. The Empire Articles and Bylaws are generally silent with respect to the issue of amending the Empire Articles, and thus, the GBCC dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend the amendment to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation.

         In general, Empire's Bylaws may be altered, amended, or repealed by the Empire Board of Directors, subject to the ratification and approval of such amendments at the annual meeting of Empire shareholders by majority vote of the shares entitled to elect directors. The Empire Bylaws provide that the Empire shareholders have the power to alter, amend or repeal any bylaws adopted by the Board of Directors of Empire, and new Bylaws may be adopted by the Empire shareholders. In addition, the shareholders may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended, or repealed by the Empire Board of Directors. Action taken by the shareholders with respect to the Empire Bylaws must be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Board of Directors with respect to the Empire Bylaws must be taken by an affirmative vote of a majority of all directors then holding office.

Classified Board of Directors and Absence of Cumulative Voting

         FLAG. FLAG's Bylaws generally provide that the number of directors constituting the FLAG Board of Directors shall be between ten and twenty-five, with the exact number to be fixed from time to time by the Board of Directors. The FLAG Board of Directors is classified. The FLAG Articles and Bylaws provide that FLAG's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of FLAG having a classified Board of Directors is that only approximately one-third of the members of the Board of

Directors are elected each year, which effectively requires two annual meetings for FLAG's shareholders to change a majority of the members of the Board of Directors. The FLAG Bylaws provide that in the event of a vacancy on the FLAG Board of Directors, including any vacancy created by reason of an increase in the number of directors, such vacancy may be filled by the shareholders of FLAG, the FLAG Board of Directors, or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by affirmative vote of a majority of the remaining directors. FLAG shareholders do not have cumulative voting rights with respect to the election of directors. All elections for directors are decided by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

         Empire. Unlike the FLAG Board of Directors, the Empire Board is not classified. The number of directors is determined by the Board of Directors or the Empire shareholders from time to time, but in no event will the Board of Directors have less than three directors nor more than twenty-five directors. The Empire Bylaws provide that the directors will be elected by the affirmative vote of a majority of the shares represented at the annual meeting of Empire shareholders.

Removal of Directors

         FLAG. Under the FLAG Articles and Bylaws, any one or more directors of FLAG may be removed from office, but only for cause (defined as final conviction of a felony, request or demand for removal by any bank regulatory authority having jurisdiction over FLAG, or breach of fiduciary duty involving personal profit). Such removal must be effected by the affirmative vote of the holders of a majority of the outstanding shares of FLAG.

         Empire. Under Empire's Bylaws, the entire Board of Directors or any individual director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. In addition, the Board of Directors may remove a director from office if such director is adjudicated an incompetent by a court, if he is convicted of a felony, or if he fails to attend regular meetings of the Board of Directors for three consecutive meetings without having been excused by the Board of Directors.

Indemnification

         FLAG. The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding which is initiated against such person by reason of his serving as a director, to the fullest extent authorized by the GBCC; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of FLAG; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of a director's liability to the corporation itself. The indemnification provisions state that they are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for similar indemnification of the officers of FLAG. The FLAG Bylaws provide that, shareholders are entitled to notification of any indemnification granted to the directors.

         Empire. The Empire Bylaws provide that Empire shall indemnify its directors, officers, trustees, employees and agents for reasonable expenses incurred in connection with any proceeding to which such person is made a party due to his or her role as a current or former director, officer, trustee, employee or agent of Empire; provided, however, that Empire will not indemnify any such person for the expenses relating to any proceeding in which the person is adjudged to have been guilty of or liable for gross negligence, willful misconduct, or criminal acts in the performance of his duties to Empire. In addition, no such person will be indemnified by Empire in relation to a proceeding which has been the subject of a compromise settlement, except with the approval of (i) a court of competent jurisdiction, (ii) the holders of record of a majority of the outstanding shares of capital stock of Empire, or
(iii) a majority of the members of the Board of Directors then holding office, excluding the votes of any directors who are parties to the same or substantially the same proceeding. Furthermore, Section 14-2-856 of the GBCC prevents the indemnification of directors who are found liable to Empire (or subjected to injunctive relief in favor of Empire) for: (i) any appropriation, in violation of his duties, of any business opportunity of Empire; (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) any transaction from which the director derives an improper personal benefit. Empire's Bylaws provide for the advancement of expenses to such persons at the outset of a proceeding, upon the receipt from such person of a promise of repayment, the purchase of insurance by Empire against any liability of such person arising from his duties and actions as a director, and the survival of such indemnification to the person's heirs, executors and administrators. The indemnification provisions state that they are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled.

Special Meetings of Shareholders

         FLAG. FLAG's Bylaws provide that special meetings of the shareholders may be called at any time by a majority of the entire Board of Directors of FLAG, the Chairman of the Board, the President, or, upon delivery to FLAG's Secretary of a signed and dated written request setting out the purpose or purposes for the meeting, the holders of a majority of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting.

         Empire. The Empire Bylaws provide that special meetings of the shareholders may be called at any time by the President, Chairman of the Board or the Board of Directors of Empire. Empire is required to call a special meeting when requested in writing by the holders of not less than 25% of all the shares entitled to vote in an election of directors.

Actions by Shareholders Without a Meeting

         FLAG. With respect to whether action required or permitted to be taken by FLAG shareholders must be effected at a duly called meeting of shareholders or whether such action may be effected by written consent of the shareholders, the FLAG Bylaws basically mirror Section 14-2-704 of the GBCC, which provides that, unless otherwise provided in the articles of incorporation, action required or permitted by the GBCC to be taken at an annual or special meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, or, if provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. Since FLAG's Articles do not provide for the action by shareholders of FLAG without a meeting, any such action must be taken by the unanimous written consent of all shareholders entitled to vote on the action.

         The provisions of the GBCC do not affect the special voting requirements contained in the FLAG Articles of Incorporation or Bylaws for the approval of a business combination or the amendment of such provision. The approval of a business combination or of an amendment to the provision which sets forth the voting requirements of such combinations requires the affirmative vote of the holders of two-thirds of all shares of FLAG Common Stock outstanding and entitled to vote, unless (i) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder prior to the date when such interested shareholder first became an interested shareholder, or (ii) the business combination is unanimously approved by the continuing directors of FLAG.

         Empire. Under Section 14-2-706 of the GBCC, an action which is required to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action.

Mergers, Consolidations, and Sales of Assets

         FLAG. The FLAG Articles generally require the affirmative vote of the holders of at least two-thirds of all the issued and outstanding shares (other than shares held by an "interested shareholder") of FLAG Common Stock entitled to vote to approve a "business combination" with an interested shareholder (basically, a 10% or more shareholder of FLAG), unless (i) two-thirds of the directors of FLAG approve a memorandum of understanding with the interested shareholder regarding the business combination prior to the date such shareholder became an interested shareholder, or (ii) the business combination is unanimously approved by certain "continuing directors" of FLAG. In addition, FLAG's Bylaws expressly provide that the terms and requirements of Sections 14-2-1110 through 14-2-1113 of the GBCC will be applicable to FLAG and to any business combination approved or recommended by the Board of Directors of FLAG. As a result, Section 14-2-1111 requires that the business combination be (i) unanimously approved by the continuing directors, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval, or (ii) recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by the holders voting shares of the corporation (other than the voting shares beneficially owned by the interested shareholder who is a party to the business combination). These voting requirements are required in addition to any vote otherwise required by law or the Articles of Incorporation of FLAG. Further,
Section 14-2-1112 states that the voting requirements in Section 14-2-1111 do not apply as long as all of the shareholders of FLAG receive a fair price in return for their stock as a result of the business combination. However, the voting requirements contained within the FLAG Articles of Incorporation would continue to apply to any such business combinations.

         The provisions of the FLAG Articles of Incorporation and Bylaws relating to business combinations and Sections 14-2-1110 through 14-2-1113 of the GBCC are designed as anti-takeover measures, and for the protection of the minority shareholders of FLAG against some of the inequities which arise in certain hostile takeover attempts.

     Empire. Because the Empire Bylaws do not specifically adopt the anti-takeover provisions of the GBCC, the requirements of Sections 14-2-1110 through 14-2-1113 of the GBCC do not apply to Empire.

Shareholders' Rights to Examine Books and Records

         FLAG. The FLAG Bylaws state that the Board of Directors of FLAG has the power to determine which accounts and books of FLAG, if any, will be open to the inspection of shareholders, except such books and records which are required by law to be held open for inspection. The GBCC provides that a shareholder is entitled to inspect and copy certain books and records (such as the corporation's articles of incorporation or bylaws) upon written demand at least five days before the date on which he wishes to inspect such records. A shareholder is entitled to inspect certain other documents (such as minutes of the meetings of the board of directors, accounting records and the record of shareholders of the corporation) provided that such inspection must occur during regular business hours at a reasonable location determined by FLAG, and any such demand for inspection will only be permitted if the following conditions are met: (i) the demand for inspection is made in good faith, or made for a proper purpose (a purpose reasonably relevant to such person's legitimate interest as a shareholder); (ii) the shareholder describes with particularity his or her purpose for the inspection and the documents which he wishes to inspect; (iii) the records requested for inspection by the shareholder are directly connected with his or her stated purpose; and, (iv) the records are to be used solely for the shareholder's stated purpose. The FLAG Bylaws also state that the Board has the power to prescribe reasonable rules and regulations not in conflict with applicable law for the inspection of corporate books or accounts.

         Empire. The Empire Bylaws contain substantially similar terms as the FLAG Bylaws with respect to the rights of shareholders of Empire to inspect corporate records. The Empire Board of Directors has the power to designate which documents will be open for inspection, and the manner in which shareholders may inspect such documents, subject to the requirements of the GBCC.

Dividends

         FLAG. The FLAG Bylaws provide that dividends upon the capital stock of FLAG may be declared by the FLAG Board of Directors, as long as the Board of Directors complies with the requirements of the GBCC and the applicable rules and regulations of any relevant regulatory authorities. Such dividends may be paid in cash, property, or shares of FLAG's capital stock. Section 14-2-640 of the GBCC provides, generally, that no distribution, including dividends, may be made by a corporation if, after giving the distribution effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

         Empire. The Empire Bylaws provide that dividends may be declared by the Empire Board of Directors at any regular or special meeting and paid in cash or property only out of (i) the unreserved and unrestricted earned surplus of Empire, or (ii) the unreserved and unrestricted net earnings of the current fiscal year computed to the date of declaration of the dividend or the next preceding fiscal year. Dividends may be paid in Empire Common Stock out of treasury shares. In addition, dividends may be paid in Empire Common Stock from the authorized but unissued shares of Empire Common Stock provided that (i) the shares are issued at not less than par value, and (ii) retained earnings at least equal to the aggregate par value of the shares to be issued are transferred to capital stock at the time the dividend is paid. Empire's authority to declare dividends is further restricted by Section 14-2-640 of the GBCC as discussed above.

                     COMPARATIVE MARKET PRICES AND DIVIDENDS

         FLAG Common Stock is traded in the over-the-counter market and is quoted on the Nasdaq National Market under the symbol "FLAG." The following table sets forth the high and low sale prices per share of FLAG Common Stock on the Nasdaq National Market and the dividends paid per share of FLAG Common Stock for the indicated periods. Effective June 3, 1998, FLAG declared a 3-for-2 stock split. The amounts below have been adjusted to reflect the stock split.



                                                  Sale Price Per
                                                   Share of FLAG
                                                   Common Stock              Dividends Declared
                                             --------------------------       Per Share of FLAG
                                                High           Low              Common Stock
                                             -----------    -----------    -------------------------
1996
First Quarter............................       $ 9.67         $ 8.33               $0.042
Second Quarter...........................         9.00           8.00                0.034
Third Quarter............................         8.50           6.33                0.034
Fourth Quarter...........................         7.83           7.17                0.034
1997
First Quarter............................       $ 8.67         $ 6.83               $0.046
Second Quarter...........................         9.75           7.50                0.034
Third Quarter............................        11.00           9.33                0.034
Fourth Quarter...........................        14.33          11.00                0.034
1998
First Quarter............................      $ 14.33        $ 11.92               $0.046
Second Quarter...........................        19.38          12.67                0.060
Third Quarter............................        19.38          16.00                0.060
Fourth Quarter (through ________, 1998)


         On May 29, 1998, the last day prior to the public announcement of the proposed merger between FLAG and Empire, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $15.33, as adjusted for 3-for-2 stock split effective June 3, 1998, and the resulting equivalent pro forma price per share of Empire Common Stock (based on the 42.5 Exchange Ratio) was $651.53. On ___________, 1998, the latest practicable date prior to the mailing of this Proxy Statement, the last reported sale price per share of FLAG Common Stock on the Nasdaq National Market was $_____, and the resulting equivalent pro forma price per share of Empire Common Stock was $_______. The equivalent per share price of a share of Empire Common Stock at each specified date represents the last reported sale price of a share of FLAG Common Stock on such date multiplied by the Exchange Ratio.

         There is no established public trading market for the Empire Common Stock, and no reliable information is available as to trades of such shares or the prices at which such shares have traded. Empire pays dividends quarterly. The last dividend paid by Empire was $.85 per share, paid on June 10, 1998.

         To the knowledge of Empire the most recent trade of Empire Common Stock prior to May 29, 1998, the last day prior to the public announcement of the proposed merger between FLAG and Empire, was the sale of 400 shares on April 17, 1998 at $271.26 per share.

         The foregoing information regarding Empire Common Stock is provided for informational purposes only and, due to the absence of an active market for Empire's shares, should not be viewed as indicative of the actual or market value of Empire Common Stock.

         The holders of FLAG Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. FLAG has paid regular quarterly cash dividends on its Common Stock since 1987. Although FLAG currently intends to continue to pay quarterly cash dividends on FLAG Common Stock, there can be no assurance that FLAG's dividend policy will remain unchanged after consummation of the Merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. For information with respect to the provisions of the Merger Agreement relating to FLAG's and Empire's abilities to pay dividends on their respective common stock during the pendency of the Merger, see "DESCRIPTION OF MERGER -- Conduct of the Business Pending the Merger."

         FLAG is a legal entity separate and distinct from its subsidiaries and its revenues depend in significant part on the payment of dividends from its subsidiary depository institutions. FLAG's bank subsidiaries and subsidiary thrift institution are subject to certain legal restrictions on the amount of dividends they are permitted to pay.


                               BUSINESS OF EMPIRE

General

         Empire is a bank holding company headquartered in Homerville, Georgia. Empire's wholly-owned subsidiary, Empire Bank, operates two banking offices located in Homerville and Waycross, Georgia. As of June 30, 1998, Empire had total consolidated assets of approximately $69.8 million, total consolidated deposits of approximately $58.8 million, and total consolidated shareholders' equity of approximately $7.2million. Through its banking subsidiary, Empire offers a broad range of banking and banking-related services. E.B.C. Financial Services, Inc., a Georgia corporation and a wholly-owned subsidiary of Empire, provides various insurance products.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of Empire and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Empire Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                  Number of Shares                Percent
                                Beneficially Owned at                Of
       Name                      Empire Record Date              Class (%)
       ----                      ------------------              ---------

(a)  Directors

     Leonard H. Bateman                 250  (1)                     .9

     William C. Boyle, Jr.              100                          .4

     Trevor W. Fortner                  100                          .4

     John E. Hughes                     310                         1.2

     Roger E. James                     564                         2.1

     Allen V. Kennedy II                625  (2)                    2.4

     Roger W. Merritt                   136  (3)                     .5

     Harry M. Peagler, III            1,220  (4)                    2.3

     James T. Stovall, III            2,406  (5)                    9.1

     Deborah H. Strickland              100                          .4

(b)  Executive Officers

     Daniel G. Morris                    10                          .0

(c)  Executive Officers and
     Directors As a Group             5,207                        19.7

--------------------

(1) Consists of (i) 130 shares owned by Mr. Bateman and (ii) 120 shares owned by Mr. Bateman's spouse as to which beneficial ownership is shared.

(2) Consists of (i) 427 shares owned by Mr. Kennedy and (ii) 198 shares owned by Mr. Kennedy's spouse as to which beneficial ownership is shared.

(3) Consists of (i) 126 shares owned by Mr. Merritt and (ii) 10 shares owned by Mr. Merritt's spouse as to which beneficial ownership is shared.

(4) Consists of (i) 600 shares owned by Mr. Peagler, (ii) 106 shares owned by Mr. Peagler's spouse as to which beneficial ownership is shared and (iii) 514 shares owned by Mr. Peagler's children as to which beneficial ownership is shared.

(5) Consists of (i) 100 shares owned by Mr. Stovall and (ii) 2,306 shares owned by Mr. Stovall's spouse as to which beneficial ownership is shared.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Corporate Profile
-----------------

Empire, a one-bank holding company for Empire Bank (collectively referred to in this section as "Empire"), is located in Homerville, Clinch County, a community approximately 240 miles southeast of downtown Atlanta. Empire opened a branch location in July 1996, in Waycross, Ware County, Georgia, a community 30 miles east of Homerville.

Empire is community oriented, with an emphasis on retail banking, and offers such customary banking services as consumer and commercial checking accounts, NOW accounts, savings accounts, certificates of deposit, lines of credit, MasterCard and VISA accounts, and money transfers. In addition, Empire finances timber, commercial and consumer transactions, makes secured and unsecured loans, including residential mortgage loans, and provides a variety of other banking services.

Empire's primary service area is in Clinch and Ware County, Georgia and surrounding counties. The service area has experienced minimal growth for the past several years. The area's economic base is dependent upon cyclical factors, such as agriculture and real estate activities.

The following discussion focuses on significant changes in the financial condition and results of operations of Empire during the past three years. The discussion and analysis is intended to supplement and highlight information contained in the accompanying consolidated financial statements and the selected financial data presented elsewhere in this report.

Financial Highlights
--------------------

Net earnings increased 182% during 1997 as compared to 1996 totaling just over $ 693,000. Net earnings for 1996 decreased 55% to $246,000 compared to 1995 earnings. Pretax earnings for 1996 decreased by approximately $249,000, primarily due to increases in operating costs relating to the new branch location in Waycross, Georgia.

The returns on average assets and on average stockholders' equity were 1.05% and 10.64%, respectively, in 1997 compared to .42% and 4.01%, respectively, in 1996. Those averages were low due to the start up operating costs related to the Waycross location.

Total assets at December 31, 1997 were $70.0 million compared to $60.6 million at the end of 1996 an increase of approximately 16%. Total loans were approximately $45.5 million at December 31, 1997, an increase of over 14% from the 1996 balance, and total deposits at December 31, 1997, were $59 million as compared to $51 million in 1996, an increase of 16%. Empire continues to fund the majority of its assets with deposits acquired in its local marketplace.

Net Interest Income
-------------------

Net interest income (the difference between interest earned on assets and interest paid on deposits and liabilities) is the largest component and most important source of Empire's earnings. Empire actively manages this income source to provide the largest possible amount of income while balancing interest rate, credit and liquidity risks. Net interest income for 1997 increased by 15% from 1996 and decreased by 2% in 1996 as compared to 1995. The increased volume of earning assets was the primary reason for the increase in 1997.

Interest income increased 17% in 1997 and 8% in 1996. The increase in 1997 was primarily a result of an increase in interest and fees on loans of approximately $645,000 or 17%, and an increase in interest on investment securities of approximately $117,000 or 18%.

Average earning assets in 1997 increased 13% when compared to 1996 due to increases in average loans of over $5.6 million and average investment securities of $1.6 million. Increases in average earning assets of 12% were also experienced between 1996 and 1995 due to increases in average loans of $2.7 million and a $.7 million increase in average investment securities. The average earning asset mix remained consistent during 1997 with loans at 74%, investment securities at 21% and other earning assets at 5% of the total. In 1996, loans accounted for 73%, investment securities 21% and other earning assets 6%. The mix of earning assets is monitored on a continuing basis in order to react to favorable interest rate movements and to maximize the return on earning assets.

Table 1 presents net interest income, yields and rates on average balances for 1997, 1996 and 1995.

Table 1 - CONSOLIDATED AVERAGE BALANCES, INTEREST AND RATES
                             (dollars in thousands)

                                                                    Years Ended December 31,
                                              1997                             1996                              1995
                                              ----                             ----                              ----
                                                       Average                            Average                           Average
                               Average                  Yield/     Average                Yield/     Average                 Yield/
                               Balance      Interest    Cost       Balance    Interest    Cost       Balance    Interest     Cost
                               -------      --------    ----       -------    --------    ----       -------    --------     ----

  Interest-earning assets:
    Federal funds sold         $  3,261     $  175       5.37%     $ 3,344    $  165       4.93%    $ 1,103     $    62      5.62%
    Loans                        44,684      4,344      9.72 %      39,041     3,699       9.47%     36,308       3,486      9.60%
    Investment securities
     non-taxable                  3,170        140      4.42 %       3,176       140       4.41%      4,548         203      4.46%
    Investment securities
     taxable                      9,678        600      6.20 %       8,047       483       6.00%      5,934         410      6.91%
                                -------     ------                 -------    ------                  -----        ----
       Total interest-earning
            assets               60,793      5,259      8.65 %      53,608     4,487       8.37%     47,893       4,161      8.69%
     Non-interest-earning
         assets                   5,128                              4,303                            3,077
                                -------                            -------                          -------
       Total assets            $ 65,921                           $ 57,911                         $ 50,970
                                =======                             ======                           ======

  Interest bearing liabilities:
    Deposits:
     Demand                    $  4,950     $  204      4.12 %    $  5,501    $  192       3.49%    $ 5,530      $  191      3.45%
     Savings                      2,289         63      2.75 %       2,136        58       2.72%      2,157          59      2.74%
     Time                        34,989      2,116      6.05 %      28,785     1,747       6.07%     25,312       1,479      5.84%
     Other borrowings             3,756        260      6.92 %       3,385       220       6.50%      2,037         113      5.55%
                                -------     ------                 -------     ------               -------     -------
   Total interest-bearing
    liabilities                  45,984      2,643      5.76 %      39,807     2,217       5.57%     35,036       1,842      5.26%
                                             -----                             -----                              -----
  Non-interest bearing
    liabilities
     Deposits                    13,134                             11,709                            9,876
     Other non-interest
       bearing liabilities          290                                254                              255
                               --------                           --------                         --------
  Total liabilities              59,408                             51,770                           45,167
  Equity                          6,513                              6,141                            5,803
                                -------                            -------                          -------

  Total liabilities and
     stockholders' equity      $ 65,921                           $ 57,911                         $ 50,970
                                =======                             ======                           ======

  Net interest-earning assets  $ 14,809                           $ 13,801                         $ 12,857
                                 ======                             ======                           ======

  Net interest income/interest
    rate spreads                            $2,616       2.90%                $2,270       2.80%                 $2,319      3.43%
                                             =====                             =====                              =====
  Net interest margin                                    4.30%                             4.23%                             4.84%
  Ratio of average interest-
    earning assets  to average
    interest-bearing liabilities                                       132.20%                          134.67%
    136.70%


Consolidated Average Balances, Interest and Rates
-------------------------------------------------

The banking industry uses two key ratios to measure relative profitability of net interest income. The net interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest bearing sources of funds. The interest rate spread eliminates the impact of noninterest bearing deposits and gives a direct perspective on the effect of market interest rate movements. The net interest margin is defined as net interest income as a percentage of average total earning assets and takes into account the positive impact of investing noninterest bearing funding sources.

The 1997 net interest spread increased 7 basis points to 4.30% from the 1996 spread of 4.23% as the yield on both interest earning assets and liabilities increased. The decrease in 1996 was 61 basis points from the 4.84% reflected in 1995. Table 2 shows the change in net interest income for the past two years due to changes in volumes and rates.

Table 2 - Analysis of the Changes in Net Interest Income
(dollars in thousands)

                                                                       Rate/Volume Variance
                                                                      Years Ended December 31,
                                                         1997/1996                        1996/1995
                                                   Change Attributable To             Change Attributable To
                                                   ----------------------             ----------------------
                                                                      Total                                  Total
                                                                    Increase/                              Increase/
                                                 Volume    Rate     Decrease        Volume       Rate      Decrease
                                                 ------    ----     --------        ------       ----      --------
  Interest-earning assets:
    Federal funds sold                          $  (4)     $14        $ 10           $110     $   (7)       $103
    Loans, including fees                         547       98         645            258        (45)        213
    Investment securities:
     Nontaxable                                     -        -         -              (60)        (3)        (63)
     Taxable                                      101       16         117            116        (43)         73
                                                  ---       --         ---            ---        ----        ---
    Total net change in
       income on interest-
       earning assets                             644      128         772            424        (98)        326
                                                  ---      ---         ---            ---        ----        ---
  Interest-bearing liabilities:
    Deposits:
     Demand                                       (14)      26          12             (1)         2           1
     Savings                                        4        1           5             (1)         -          (1)
     Time                                         375       (6)        369            209         59         268
     Other borrowings                              25       15          40             85         22         107
                                                 ----       --        ----             --      -----         ---
    Total net change in
        expense on interest-
        bearing liabilities                       390       36         426            292         83         375
                                                  ---       --         ---            ---         --         ---
         Net change in net
              interest income                    $254      $92        $346           $132      $(181)      $ (49)
                                                  ===       ==         ===            ===       =====       ====

Loans
-----

Average loans increased over 14% in 1997 with much of the increase concentrated in the commercial loan and real estate categories. These categories account for 33.80% and 41.24%, respectively, of the total loan portfolio. Total gross loans outstanding at year end increased 14% over the previous year end levels. The growth in the portfolio resulted from Empire's ongoing efforts to increase the loan portfolio through the origination of quality loans especially at the Waycross location.

Table 3 breaks down the composition of the loan portfolio for each of the past five years while Table 4 shows the amount of loans outstanding for selected categories as of December 31, 1997, with maturities based on the remaining scheduled repayments of principal.

Table 3 - Loan Portfolio Composition
(dollars in thousands)

                                                                      December 31,
                            1997                  1996                   1995                   1994                   1993
                            ----                  ----                   ----                   ----                   ----
                                     Percent                Percent               Percent                Percent             Percent
                                       of                     of                    of                     of                  of
                           Amount     Total      Amount      Total      Amount     Total       Amount     Total     Amount    Total
                           ------     -----      ------      -----      ------     -----       ------     -----     ------    -----
  Commercial,
    financial and
    agricultural         $ 15,530    33.80%    $ 13,337     33.19%    $ 13,653     36.74%    $ 11,635    35.48%   $ 10,664    35.56%
  Real estate-mortgage
    and construction       18,948    41.24%      15,669     39.00%      13,389     36.03%      11,876    36.21%     11,793    39.32%
  State, county and
    municipal               2,553     5.56%       3,006      7.48%       2,755      7.41%       2,212     6.74%      1,500     5.00%
  Installment loans to
    individuals             8,912    19.40%    $  8,168     20.33%       7,366     19.82%       7,073    21.57%      6,033    20.12%
                         --------  -------      -------   -------      -------   -------      -------  -------     -------  -------
       Total loans         45,943   100.00%      40,180    100.00%      37,163    100.00%      32,796   100.00%     29,900   100.00%
  Less: Allowance
    for loan losses           481                   395                    535                    292                  320
                         --------               -------              ---------              ---------             --------
                        $  45,462              $ 39,785               $ 36,628               $ 32,504             $ 29,670
                           ======                ======                 ======                 ======               ======


Table 4 - Loan Portfolio Maturity
(dollars in thousands)


                                                    Maturity                                      Rate Structure
                                                    --------                                      --------------
                                                    Over One
                                     One              Year              Due                        Predetermined     Floating or
                                    Year or          Through           After                         Interest         Adjustable
                                     Less          Five Years       Five Years        Total            Rate             Rate
                                     ----          ----------       ----------        -----            ----             ----

  Commercial                       $ 8,797           $ 4,459         $ 2,274      $ 15,530           $ 7,199            $ 8,331
  Real  estate -  construction         444               600               0         1,044               781                263
                                   -------            ------        --------       -------                              -------
                                   $ 9,241           $ 5,059         $ 2,274      $ 16,574           $ 7,980            $ 8,594
                                     =====             =====           =====        ======             =====              =====


Investment Securities
---------------------

The composition of Empire's investment securities portfolio reflects Empire's investment strategy of maximizing portfolio yields commensurate with risk and liquidity considerations. The primary objectives of Empire's investment strategy are to maintain an appropriate level of liquidity and provide a tool to assist in controlling Empire's interest rate position while at the same time producing adequate levels of interest income. Management of the maturity of the portfolio is necessary to provide liquidity and to control interest rate risk. During 1997 and 1996, gross investment securities sales were $1.4 million and $1.1 million. Maturities and paydowns were $5.2 million and $4.8 million during 1997 and 1996, representing 46% and 50 %, respectively, of the average total portfolio for each year. Net realized gains associated with the sales were minimal, accounting for
 .1% and .9% of noninterest income during 1997 and 1996, respectively. Gross unrealized gains in the total portfolio amounted to approximately $20,000 at year end 1997 and gross unrealized losses amounted to approximately $1,000.

Total average investment securities increased 14% during 1997. Average investment securities during 1996 increased 7% from the 1995 average levels. Total investment securities increased $1.5 million, or approximately 13%, during 1997.

Table 5 reflects the carrying amount of the investment securities portfolio for the past three years.

Table 5 - Carrying Value of Securities
(dollars in thousands)


                                           1997         1996           1995
                                           ----         ----           ----
    U.S. Treasury and agencies           $ 9,981      $ 8,466        $ 6,536
    State, county and municipal            2,815        2,819          3,054
                                         -------      -------          -----
             Total                       $12,796      $11,285        $ 9,590
                                          ======       ======          =====


Table 6 presents the expected maturity of the total investment securities portfolio (using carrying value) by maturity date and average yields at December 31, 1997. It should be noted that the composition and maturity/repricing distribution of investment securities available for sale is subject to change depending on rate sensitivity, capital needs, and liquidity needs.

Table 6 - Expected Maturity of Investment Securities
(dollars in thousands)


                                                                  After One             After Five
                                             Within               But Within            But Within
                                            One Year              Five Years             Ten Years           Totals
                                            --------              ----------             ---------           ------
                                        Amount      Yield      Amount      Yield      Amount     Yield       Amount
                                        ------      -----      ------      -----      ------     -----       ------
    U.S. Treasuries and agencies-afs  $ 4,356        5.66%    $ 5,426      6.40% $         -         -      $ 9,782
    U.S. Treasuries and agencies-htm      199        5.99%          -          -           -         -          199
    State, county and municipal             -                  -1,233      4.71%       1,582     5.15%        2,815
                                       -------                 -----                   -----                  -----
         Total                        $ 4,555                 $ 6,659                $ 1,582                $12,796
                                        =====                   =====                  =====                 ======

Deposits
--------

As reflected in Table 1, total average interest bearing liabilities increased 16% during 1997. The largest dollar increase in average interest bearing deposits was in the time deposit category, rising over $6.2 million or 22% from 1996. Average interest bearing demand deposits decreased by $550,000 or 10%. Average noninterest bearing demand deposits increased over $1,425,000 or approximately 12% during 1997 after increasing 19% during 1996. The maturities of time deposits of $100,000 or more issued by Empire at December 31, 1997 are summarized in Table 7. Management is of the opinion that its time deposits of $100,000 or more are customer-relationship oriented and represent a reasonably stable source of funds.

Table 7 - Maturities of Time Deposits Over $100,000
(dollars in thousands)

  Within 3 months                           $   2,547
  After 3 through 6 months                      3,447
  After 6 through 12 months                     4,564
  After 12 months                               1,587
                                             --------
                                            $  12,145

Liquidity Management
--------------------

The objective of liquidity management is to ensure that sufficient funding is available, at reasonable cost, to meet the ongoing operational cash needs of Empire and to take advantage of income producing opportunities as they arise. While the desired level of liquidity will vary depending upon a variety of factors, it is the primary goal of Empire to maintain a high level of liquidity in all economic environments. Liquidity is defined as the ability of a company to convert assets into cash or cash equivalents without significant loss and to raise additional funds by increasing liabilities. Liquidity management involves maintaining Empire's ability to meet the day to day cash flow requirements of its customers, whether they are depositors wishing to withdraw funds or borrowers requiring funds to meet their credit needs. Without proper liquidity management, Empire would not be able to perform the primary function of a financial intermediary and would, therefore, not be able to meet the needs of the communities it serves. Daily monitoring of the sources and uses of funds is necessary to maintain an acceptable cash position that meets both requirements. In a banking environment, both assets and liabilities are considered sources of liquidity funding and both are monitored on a daily basis.

As disclosed in Empire's Consolidated Statement of Cash Flows included elsewhere herein, net cash provided by operating activities increased by approximately
$263,000. Net cash used in investing activities of $7.7 million consisted primarily of net loans originated of $5.9 million along with securities purchased of $8.1 million, offset by securities sales and maturities of $6.6 million. This resulted from management's continued efforts to invest new funds from deposits into loans and investment securities. The $8.7 million of net cash provided by financing activities consisted primarily of the $8.7 million increase in demand, savings and time deposits.

Management considers Empire's liquidity position at the end of 1997 to be sufficient to meet its foreseeable cash flow requirements. Reference is made to the Consolidated Statements of Cash Flows appearing in the Consolidated Financial Statements for a three-year analysis of the changes in cash and cash equivalents resulting from operating, investing and financing activities.

Interest Rate Sensitivity Management
------------------------------------

The absolute level and volatility of interest rates can have a significant impact on Empire's profitability. The objective of interest rate risk management is to identify and manage the sensitivity of net interest income to changing interest rates, in order to achieve Empire's overall financial goals. Based on economic conditions, asset quality and various other considerations, management establishes tolerance ranges for interest rate sensitivity and manages within these ranges.

Empire uses income simulation modeling as a primary tool in measuring interest rate risk and managing interest rate sensitivity. Simulation modeling considers not only the impact of changing market rates of interest on future net interest income, but also such other potential causes of variability as earning asset volume, mix, and general market conditions.

Interest rate sensitivity is a function of the repricing characteristics of Empire's portfolio of assets and liabilities. These repricing characteristics are the time frames within which the interest bearing assets and liabilities are subject to change in interest rates either at replacement, repricing or maturity during the life of the instruments. Interest rate sensitivity management focuses on the maturity structure of assets and liabilities and their repricing characteristics during periods of changes in market interest rates. Effective interest rate sensitivity management seeks to ensure that both assets and liabilities respond to changes in interest rates within an acceptable time frame, thereby minimizing the effect of interest rate movements on net interest income. Interest rate sensitivity is measured as the difference between the volumes of assets and liabilities in Empire's current portfolio that are subject to repricing at various time horizons: immediate through three months, four to twelve months, one to five years and on a cumulative basis. The differences are known as interest sensitivity gaps. Table 8 shows interest sensitivity gaps for these different intervals as of December 31, 1997.

Table 8 - Interest Rate Sensitivity Analysis
(dollars in thousands)


                                                                  Over          Over
                                                  Immediate       Three          One
                                                   Through        Months       Through       Over
                                                    Three         through        Five        Five
                                                    Months       One Year        Years       Years            Total
                                                    ------       --------        -----       -----            -----
  Interest earning assets:
    Interest bearing deposits and
     federal funds sold                          $   4,495   $      -      $       -     $       -          $ 4,495
    Investment securities:
     Taxable                                           -          4,555          5,426           -            9,981
     Nontaxable                                        -            -            1,233         1,582          2,815
    Loans                                           18,989        6,733          8,622        11,599         45,943
                                                    ------        -----          -----        ------         ------
             Total interest earning assets          23,484       11,288         15,281        13,181         63,234
  Interest bearing liabilities:
    Deposits:
     Interest bearing demand                         4,379          -              -             -            4,379
     Savings                                         2,149          -              -             -            2,149
     Time                                            7,590       22,772          8,060           -           38,422
  Federal Home Loan Bank borrowings                    154          462          2,017         1,028          3,661
                                                  --------     --------          -----         -----          -----
             Total interest bearing
                 liabilities                        14,272       23,234         10,077         1,028         48,611

  Interest sensitivity gap                           9,212      (11,946)         5,204        12,153        $14,623
                                                  --------    ----------         -----        ------         ======
  Cumulative interest sensitivity gap            $   9,212    $  (2,734)      $  2,470       $14,623
                                                  ========     =========       =======        ======

Changes in the mix of earning assets or supporting liabilities can either increase or decrease the net interest margin without affecting interest rate sensitivity. In addition, the interest rate spread between an asset and its supporting liability can vary significantly while the timing of repricing for both the asset and the liability remains the same, thus impacting net interest income. This characteristic is referred to as basis risk and generally relates to the possibility that the repricing characteristics of short-term assets tied to Empire's prime lending rate are different from those of short-term funding sources such as certificates of deposit.

Varying interest rate environments can create changes in prepayment levels of assets and liabilities, which are not reflected in the interest rate sensitivity analysis report. These prepayments may have significant effects on Empire's net interest margin. Because of these factors an interest sensitivity gap report may not provide a complete assessment of Empire's exposure to changes in interest rates.

Table 8 indicates Empire is in a liability sensitive or negative gap position after twelve months. This liability sensitive position would generally indicate that Empire's net interest income would decrease should interest rates rise and would increase should interest rates fall. Due to the factors cited previously, current simulation results indicate only minimal sensitivity to parallel shifts in interest rates. Management also evaluates the condition of the economy, the pattern of market interest rates and other economic data to determine the appropriate mix and repricing characteristics of assets and liabilities required to produce an optimal net interest margin.

Capital Resources
-----------------

Stockholders' equity at December 31, 1997 increased 10% from December 31, 1996. Net earnings after dividends for 1997 accounted for the majority of the increase in stockholders' equity.

Dividends of $3.20 per share, were declared on Empire's common stock in 1997 and 1996. Empire has increased retained earnings by maintaining a relatively low dividend payout ratio in order to keep pace with the rate of asset growth.

Average stockholders' equity as a percentage of total average assets is one measure used to determine capital strength. The ratio of average stockholders' equity to average assets for 1997 was 9.88% compared to 10.60% in 1996. The decrease in the ratio is the result of asset growth. Table 9 summarizes these and other key ratios of Empire for each of the last three years.

Table 9 - Key Ratios

                                             1997       1996      1995
                                             ----       ----      ----

      Return on average assets               1.05%      .42%      1.08%
      Return on average equity              10.64%     4.01%      9.44%
      Dividend payout ratio                 12.00%    34.00%     15.00%
      Average equity to average assets       9.88%    10.60%     11.39%

The Board of Governors of the Federal Reserve System has issued guidelines for the implementation of risk-based capital requirements by U.S. banks and bank holding companies. These risk-based capital guidelines take into consideration risk factors, as defined by regulators, associated with various categories of assets, both on and off balance sheet. Under the guidelines, capital strength is measured in two tiers which are used in conjunction with risk adjusted assets to determine the risk based capital ratios. The guidelines require an 8% total risk-based capital ratio, of which 4% must be Tier I capital.

Empire's Tier I capital, which consists of stockholders' equity net of unrealized gains and losses on securities available for sale and intangible assets, amounted to $6.6 million at December 31, 1997. Tier II capital includes supplemental capital components such as qualifying allowance for loan losses.
Tier I capital plus Tier II capital components is referred to as Total Risk-based Capital and was $7.1 million at December 31, 1997. The percentage ratios, as calculated under the guidelines, were 13.7% and 14.6% for Tier I and Total Risk-based Capital, respectively, at December 31, 1997.

A minimum leverage ratio is required in addition to the risk-based capital standards and is defined as Tier 1 capital divided by average assets adjusted for the unrealized gain/loss on the investment securities investment portfolio and intangible assets. Although a minimum leverage ratio of 3% has been established, the Federal Reserve Board will require bank holding companies to maintain a leverage ratio greater than 3% if it is experiencing or anticipating significant growth or is operating with less than well-diversified risks in the opinion of the Federal Reserve Board. The Federal Reserve Board uses the leverage ratio in tandem with the risk-based capital ratios to assess capital adequacy of banks and bank holding companies. Empire's leverage ratios at December 31, 1997 and 1996 were 10.4% and 10.8%, respectively. Risk-based and leverage capital positions as of December 31, 1997 and 1996 are presented in Table 10.

Table 10 - Analysis of Capital Adequacy
(dollars in thousands)
                                                             1997        1996

       Risk-based capital ratios:

       Tier I capital to risk-adjusted assets                14.0%       14.6%
       Tier II capital to risk-adjusted assets                1.0%         .9%
                                                            -----       ------
              Total capital to risk-adjusted assets          15.0%       15.5%
                                                             ====        ====
              Leverage ratio                                 10.7%       11.1%
                                                             ====        ====

       Tier I Capital                                    $   6,811    $  6,195
       Tier II Capital                                         482         393
                                                          --------     -------
              Total Capital                              $   7,293    $  6,588
                                                           =======      ======
       Total risk-adjusted assets                          $48,617     $42,506
                                                            ======      ======

All three of the capital ratios of Empire Bank currently exceed the minimum ratios required in 1997 as defined by federal regulators and are deemed to be well capitalized. Empire monitors these ratios to ensure that Empire Bank remains within regulatory guidelines. Increased regulatory activity in the financial industry as a whole will continue to impact the structure of the industry, however, management does not anticipate any negative impact on the capital resources or operations of Empire.

Provision and Allowance for Loan Losses
---------------------------------------

Empire manages asset quality and controls risk through diversification of the loan portfolio and the application of policies designed to foster sound underwriting and loan monitoring practices. Empire's loan administration function is charged with monitoring asset quality, establishing credit policies and procedures, and enforcing the consistent application of these policies and procedures.

The provision for loan losses is the annual cost of providing an adequate allowance for anticipated potential future losses on loans. The amount each year is dependent upon many factors including loan growth, net charge-offs, changes in the composition of the loan portfolio, delinquencies, management's assessment of loan portfolio quality, the value of collateral and economic factors and trends.

During recent years, Empire has strengthened its review process of the larger loans in its portfolio and has imposed stricter underwriting standards in order to minimize the impact an economic downturn might have on credit quality. Loan review procedures, including such techniques as loan grading and on-site reviews, are regularly utilized in order to ensure that potential problem loans are identified early in order to lessen any potentially negative impact such problem loans may have on Empire's earnings. Management's involvement continues throughout the process and includes participation in the workout process and recovery activity. These formalized procedures are monitored internally by the loan review committee. Such review procedures are quantified in quarterly reports to senior management and are used in determining whether such loans represent potential loss to Empire. Management monitors the entire loan portfolio in an attempt to identify problem loans so that risks in the portfolio can be identified on a timely basis and an appropriate allowance maintained.

The provision for loan losses decreased 60% in 1997 compared to a 2% decrease in 1996. The increased provisions for 1997 and 1996 were for the required reserves related to the credit loss for two large lending relationships. The allowance for loan losses as a percentage of gross loans outstanding at year-end totaled 1.0% for both 1997 and 1996.

Empire does not allocate the allowance for loan losses to the various loan categories. The entire allowance is available to absorb losses from any and all loans. Table 11 sets forth information with respect to Empire's allowance for loan losses for each of the last five years.

Table 11 - Analysis of the Allowance for Loan Losses
(dollars in thousands)

                                                                                  Years Ended December 31,
                                                                   1997      1996        1995       1994        1993
                                                                   ----      ----        ----       ----        ----
  Allowance for loan losses at beginning of year               $    395    $  535      $  292        320      $  306
  Charge-offs:
    Commercial                                                      143       737         457        173           -
    Real estate                                                       -         -           -          -           -
    Installment loans to individuals                                 52        60          55         13          75
                                                                   ----       -----      ----       ----        ----
             Total charge-offs                                      195       797         512        186          75
                                                                   ----       ---         ---        ---        ----
  Recoveries:
    Commercial                                                        -         -          74          -           -
    Real estate                                                       -         -           -          -           -
    Installment loans to individuals                                 30        26          38         27          33
                                                                 ------     -----        ----      -----       -----
             Total recoveries                                        30        26         112         27          33
                                                                 ------     -----         ---      -----       -----
  Net charge-offs                                                   164       771         400        159          42
  Provisions charged to earnings                                    251       631         643        131          56
                                                                  -----       ---         ---        ---        ----
  Balance at end of year                                       $    481    $  395      $  535     $  292     $   320
                                                                  =====       ===         ===        ===         ===
  Ratio of net charge-offs to average loans
    outstanding during the period                                  .32%     1.97%       1.10%       .51%        .14%
                                                                   ===      ====        ====        ===         ===

Asset Quality
-------------

Nonperforming assets, comprised of nonaccrual loans, loans 90 days or more past due and other real estate owned totaled approximately $.7 million at December 31, 1997. At December 31, 1996, nonperforming assets amounted to $.7 million. There were no related party loans, which were considered nonperforming at December 31, 1997 or 1996. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful. When a loan is placed on nonaccrual status, previously accrued and uncollected interest is charged to interest income on loans. Loans made by Empire to facilitate the sale of other real estate are made on terms comparable to loans of similar risk. An adequate investment by the buyer is required prior to the removal of other real estate from nonperforming assets.

There were no commitments to lend additional funds on nonaccrual loans at December 31, 1997. Table 12 summarizes Empire's risk elements for each of the last five years.


Table 12 - Risk Elements
(dollars in thousands)

                                                                             Years Ended December 31,
                                                             1997           1996         1995        1994        1993
                                                             ----           ----         ----        ----        ----
  Loans 90 days past due                                   $  491         $  379      $   481      $   13      $  292
  Loans on nonaccrual                                         165            416          659         355      189189
  Other  real estate and other repossessed assets              84             84         -           -        -     0
                                                            -----          -----    ---------      ------  ----------
  Total nonperforming assets                               $  740         $  745       $1,140      $  368      $  481
                                                              ===            ===        =====         ===         ===
  Total nonperforming assets as a
  percentage of loans                                        1.62%          1.87%        3.11%       1.13%       1.62%
                                                             ====           ====        =====        ====        ====


There may be additional loans within Empire's portfolio that become classified as conditions dictate; however, management was not aware of any such loans that are material in amount at December 31, 1997. At December 31, 1997, management was unaware of any known trends, events or uncertainties that will have or that are reasonably likely to have a material effect on Empire's liquidity, capital resources or operations.

Noninterest Income
------------------

Noninterest income consists primarily of revenues generated from service charges and fees on deposit accounts. Noninterest income increased 25% during 1997 as compared to 1996 primarily due to new accounts. Total noninterest income for 1996 showed an increase of 24% compared to 1995.

Noninterest Expense
-------------------

Noninterest expense for 1997 increased 17% following an increase of 20% in 1996. Total salaries and employee benefits increased 12% during 1997 and 16% in 1996 due largely to employee additions required to support Empire's branch growth.

Net occupancy expense increased 34% in 1997 following an increase of 29% in 1996. The 1997 increase in occupancy expense was due to expenses related to branch start-up costs, branch renovations, including depreciation and maintenance expenses.

Other noninterest expenses increased by approximately $103,000 or 18% compared to a 20% increase in 1996. The costs have increased primarily as the result of the Waycross branch and its growth. Management continues to evaluate other noninterest expense details in efforts to further decrease the cost of providing expanded banking services to a growing customer base.

Income Taxes
------------

Income tax expenses for 1997 amounted to $93,000 or 12% of pretax income compared to $24,000 or 9% of 1996 pretax income. As a percentage of pretax accounting income, tax expense for 1997 was less than expected primarily as the result of Empire's reduction of a portion of its valuation allowance. For 1996, Empire recognized a tax asset related to a federal net operating loss that was generated during 1996.

Impact of Inflation and Changing Prices
---------------------------------------

A bank's asset and liability structure is substantially different from that of an industrial company in that primarily all assets and liabilities of a bank are monetary in nature. Management believes the impact of inflation on financial results depends on Empire's ability to react to changes in interest rates and, by such reaction, reduce the inflationary impact on performance. Interest rates do not necessarily move in the same direction, or at the same magnitude, as the prices of other goods and services. As discussed previously, management seeks to manage the relationship between interest-sensitive assets and liabilities in order to protect against wide interest rate fluctuations, including those resulting from inflation.


Management's Discussion and Analysis of Financial Condition and Results of Operations For Each of the Six Months Ended June 30, 1998 and 1997

Financial Condition
-------------------

Total assets at June 30, 1998 and December 31, 1997 were approximately $70 million. Deposits decreased approximately $.5 million, or less than 1% from December 31, 1997, while net loans increased approximately $2.9 million, or 7%. The allowance for loan losses at June 30, 1998 totaled $.5 million, representing 1.1% of total loans compared to the December 31, 1997 total of $.48 million, representing 1.1% of total loans. Securities available for sale increased 3% from December 31, 1997. The increase in net loans was funded primarily with cash and fed funds sold on hand at December 31, 1997.

The total of nonperforming assets, which includes nonaccrual loans, repossessed collateral and loans for which payments are more than 90 days past due, decreased from $.7 million at December 31, 1997 to $.4 million at June 30, 1998. There were no related party loans which were considered nonperforming at June 30, 1998.

Empire Bank was most recently examined by its primary regulatory authority in March 1997. There were no recommendations by the regulatory authority that in management's opinion will have material effects on Empire's liquidity, capital resources or operations.

Results of Operations
---------------------

Net interest income increased $32,000, or 2%, in the first six months of 1998 compared to the same period for 1997. Interest income for the first six months of 1998 was $2.8 million, representing an increase of $.2 million, or 8%, over the same period in 1997. Interest expense for the first six months of 1998 increased approximately $213,000, or 17%, compared to the same period in 1997. This increase in interest income and interest expense during the first six months of 1998 compared to the same period in 1997 is primarily attributable to the increase in the volume of both loans and deposits.

The provision for loan losses for the first six months of 1998 decreased $136,000 compared to the same period for 1997. It is management's belief that the allowance for loan losses is adequate to absorb probable losses in the loan portfolio.

Noninterest income decreased 3% to approximately $267,000 for the six-month period ended June 30, 1998, as compared to the same period in 1997.

Noninterest expenses for the first six months of 1998 and 1997 amounted to $1,055,000 in both years.

Capital Resources
-----------------

Empire and Empire Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory- and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under capital adequacy guidelines, Empire and Empire Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Empire Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require Empire Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets and of Tier 1 capital (as defined) to average assets. As of June 30, 1998, Empire Bank met all capital adequacy requirements to which it is subject.

The following tables present Empire's consolidated regulatory capital position at June 30, 1998:

         Risk-Based Capital Ratios
         -------------------------

         Tier 1 Capital                                        14.20%
         Tier 1 Capital minimum requirement                     4.00%
                                                              ------
         Excess                                                10.20%

         Total Capital                                         15.14%
         Total Capital minimum requirement                      8.00%

         Excess                                                 7.14%

         Leverage Ratio
         --------------

         Tier 1 Capital to adjusted total assets               10.52%
         Minimum leverage requirement                           3.00%

         Excess                                                 7.52%

Certain Transactions and Business Relationships
-----------------------------------------------

         Several of Empire's directors, executive officers and their affiliates, including corporations and firms of which they are directors or officers or in which they and/or their families have an ownership interest, are customers of Empire and Empire Bank. These persons, corporations and firms have had transactions in the ordinary course of business with Empire and Empire Bank including borrowings, all of which, in the opinion of Empire management, were on substantially the same terms including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features. Empire and Empire Bank expect to have such transactions on similar terms with its directors, executive officers, and their affiliates in the future. The aggregate amount of loans outstanding by Empire Bank to directors, executive officers, and related parties of Empire or Empire Bank as of June 30, 1998, was approximately $2,481,546, which represented approximately 34.4% of consolidated shareholders' equity on that date.

Voting Securities and Principal Shareholders of Empire
------------------------------------------------------

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 26,450 outstanding shares of Empire Common Stock on the Empire Record Date. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the Empire Common Stock is based upon "beneficial ownership" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                    Number of Shares                Percent
                                  Beneficially Owned At                Of
Name and Address                   Empire Record Date              Class (%)
----------------                   ------------------              ---------
Habersham Bancorp                       7,200   (1)                  27.22
Highway 441 North
P. O. Box 1980
Cornelia, Georgia 30531

Helen Kennedy                           1,907                          7.2
703 W. Dame Avenue
Homerville, Georgia 31634

Philip Manley                           4,795   (2)                   18.1
308 W. Dame Avenue
Homerville, Georgia 31634

James T. Stovall, III                   2,406   (3)                    9.1
P. O. Box 22
Manor, Georgia 31550

(1) Pursuant to an Option Agreement dated as of March 11, 1998 by and among Habersham Bancorp, a bank holding company located in Cornelia, Georgia ("Habersham"), and certain shareholders of Empire (including Philip Manley), Habersham has an irrevocable option to purchase 7,200 shares or approximately 27% of Empire Common Stock.

(2) The listed shares are owned jointly by Mr. Manley and his spouse. The listed shares are under option to Habersham Bancorp. (See Note 1 above.)

(3) Consists of (i) 100 shares owned by Mr. Stovall and (ii) 2,306 shares owned by Mr. Stovall's spouse as to which beneficial ownership is shared.

Year 2000 Issues
----------------

         Empire currently has computer systems, software products or other business systems, or those of suppliers or customers that might not accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. Empire has conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which their systems could be affected by problems resulting from incorrectly processing date information. Empire is also requesting assurances from all software vendors that they have dealt with or plans to possibly purchase software from that the software will correctly process all date information at all times. Additionally, Empire is querying their customers and suppliers as to their progress in identifying and addressing problems that their computer systems will face in processing date information as the year 2000 approaches and is reached. There can be no assurances, however, that Empire will identify all date-handling problems with their business systems or those of their customers and suppliers in advance of their occurrence, or that Empire will be able to successfully remedy problems that are discovered. The expenses of Empire's efforts to identify and address such problems, or the expenses or liabilities to which Empire may become subject as result of such problems, could have a material adverse effect on Empire's results of operations and financial condition.


                                BUSINESS OF FLAG

General

         FLAG is a bank holding company headquartered in LaGrange, Georgia. FLAG is the sole shareholder of the following depository institutions: Citizens, Milan and First Federal. Citizens and Milan are state banks organized under the laws of the State of Georgia, with ten banking offices located in the cities of Unadilla, Vienna, Byromville, Montezuma, Oglethorpe, Cordele, Pinehurst, Milan and McRae. First Federal is a federal savings bank, with five offices in LaGrange, Georgia, which serve markets located in western Georgia. As of June 30, 1998, FLAG had total consolidated assets of approximately $442,878,940, total consolidated deposits of approximately $339,245,243, and total consolidated shareholders' equity of approximately $38,582,093. FLAG offers a full array of deposit accounts and retail and commercial banking services, engages in small business lending, residential and commercial real estate lending, mortgage banking services, brokerage services and performs real estate appraisal services through its subsidiaries, First Federal, Citizens and Milan, as well as First Federal's wholly-owned subsidiary, Piedmont.

         As a routine part of its business, FLAG evaluates opportunities to acquire bank holding companies, banks and other financial institutions. Thus, at any particular point in time, including the date of this Proxy Statement, discussions and, in some cases, negotiations and due diligence activities looking toward or culminating in the execution of preliminary or definitive documents respecting potential acquisitions may occur or be in progress. These transactions may involve FLAG acquiring such financial institutions in exchange for cash or capital stock, and depending upon the terms of these transactions, they may have a dilutive effect upon the FLAG Common Stock to be issued to holders of Empire Common Stock in the Merger.

Directors and Executive Officers

         The directors of FLAG as the surviving corporation of the Merger will be:

      Dr. A. Glenn Bailey      Leonard H. Bateman
      H. Speer Burdette, III   Patti S. Davis
      Fred A. Durand, III      John S Holle
      James W. Johnson         Kelly R. Linch
      J. Preston Martin        J. Daniel Speight, Jr.
      John W. Stewart, Jr.     Robert W. Walters

         The executive officers of FLAG as the surviving corporation of the Merger will be:

      John S. Holle            Chairman of the Board
      J. Daniel Speight, Jr.   President and Chief Executive Officer
      Patti S. Davis           Chief Financial Officer, Senior Vice President
                               and Assistant Secretary
      Ellison C. Rudd          Senior Vice President, Treasurer and Secretary
      J. Preston Martin        Senior Vice President
      Charles O. Hinely        Chief Operating Officer and Senior Vice President

Additional persons may be elected as directors or executive officers following the Merger. Upon completion of the Merger of Brown with and into Citizens, Dennis D. Allen, President and Chief Executive Officer of Brown, will be elected as a member of FLAG's Board of Directors. See "SUMMARY - Recent Developments."

         The following section sets forth certain information regarding each of the persons who, after the consummation of the Merger, will be a director or executive officer of FLAG, as the surviving corporation. Except as otherwise indicated, each of the named persons has been engaged in his or her present principal occupation for more than five years.

          Dr. A. Glenn Bailey. Dr. Bailey is a physician and surgeon in LaGrange and is a director, and from 1980 to 1989 was President, of Clark-Holder Clinic, a LaGrange medical clinic. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Dr. Bailey will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Dr. Bailey is 63 years old.

          Leonard H. Bateman. Mr. Bateman has served as President and Chief Executive Officer of Empire and Empire Bank since 1986. Following consummation of the Merger, Mr. Bateman will serve as a member of the Board of Directors of FLAG and as President and a director of Empire Bank. Mr. Bateman is 50 years old.

         H. Speer Burdette, III. Mr. Burdette is an owner, director and Vice President/Treasurer of J.K. Boatwright & Co., P.C., an accounting firm located in LaGrange. He has been a director of First Federal since 1993 and a director of FLAG since 1994. Following the Merger, Mr. Burdette will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Burdette is 45 years old.

         Patti S. Davis. Ms. Davis served as Executive Vice President and Chief Financial Officer of Middle Georgia since 1994 until Middle Georgia merged with FLAG in March 1998. Ms. Davis has been Senior Vice President and Chief Financial Officer of Citizens since 1990. Following the consummation of the merger of Middle Georgia and FLAG, Ms. Davis has served as a Senior Vice President and as a member of the Board of Directors of FLAG and, since July 1998, has served as Chief Financial Officer of FLAG. In addition, Ms. Davis continues to act as Senior Vice President and Chief Financial Officer and a director of Citizens.

Following the Merger, Ms. Davis will continue to act in these capacities. Ms. Davis and J. Daniel Speight, Jr. are cousins. Ms. Davis is 41 years old.

         Fred A. Durand, III. Mr. Durand is President, Chief Executive Officer and a director of Durand-Wayland, Inc., a manufacturer of produce sorting and spray equipment. He has been a director of First Federal since 1990 and director of FLAG since 1994. Following the Merger, Mr. Durand will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Durand is 56 years old.

         Charles O. Hinely. Mr. Hinely has served as Senior Vice President and Chief Operating Officer of FLAG since December 1997. Mr. Hinely has 30 years of banking and financial industry related experience. He has worked for Citizens and Southern National Bank and was a principle of Bank Management Resources, Inc. (BMR Financial Group) and LSI Partners, Inc. Following the Merger, Mr. Hinely will continue to serve as Senior Vice President and Chief Operating Officer of FLAG. Mr. Hinely is 51 years old.

         John S. Holle. Mr. Holle served as Chairman of the Board, President, Chief Executive Officer and as a director of FLAG since 1993, and he has been President, Chief Executive Officer and a director of First Federal since 1985 and Chairman of the Board of First Federal since 1990. Following the merger of FLAG and Middle Georgia, Mr. Holle has served as Chairman of the Board of FLAG and President, Chief Executive Officer and a member of the Board of Directors of First Federal and as a director of Citizens. Mr. Holle also has been Chairman of the Board and President of First Federal's wholly-owned subsidiary, Piedmont, since 1986. Following the Merger, Mr. Holle will continue to be the Chairman of the Board of FLAG and will continue to serve as a member of the Board of Directors of FLAG. In addition, Mr. Holle will continue to act as President, Chief Executive Officer and a member of the Board of Directors of First Federal and as a director of Citizens following the Merger. Mr. Holle is 47 years old.

         James W. Johnson. Mr. Johnson is the president of McCannie Motor and Tractor Company, Inc., a retail seller of tractors and implement equipment, and served as a director of Middle Georgia and Citizens since 1982 until the merger of FLAG and Middle Georgia. Following the merger of FLAG and Middle Georgia, Mr. Johnson has served as a member of the Board of Directors of FLAG and continues to serve as a director of Citizens. Following the Merger, Mr. Johnson will continue in these capacities. Mr. Johnson is 56 years old.

         Kelly R. Linch. Mr. Linch is owner of Linch's, Inc., a retail appliance and electronics store in LaGrange. He has been a director of First Federal since 1986 and a director of FLAG since 1994. Following the Merger, Mr. Linch will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Linch also is a director of Key Distributors of Georgia, Inc. Mr. Linch is 55 years old.

         J. Preston Martin. Mr. Martin served as the President and Chief Executive Officer of Three Rivers and as President of Milan from 1986 until May 1998 when Three Rivers merged with and into FLAG. Mr. Martin currently serves as Senior Vice President, on the Boards of Directors of FLAG, Citizens and Milan and as President of Milan. Following the Merger, Mr. Martin will continue to act in these capacities. Mr. Martin is 44 years old.

         Ellison C. Rudd. Mr. Rudd served as Executive Vice President, Chief Financial Officer and Treasurer of FLAG since 1994. Mr. Rudd has also been Executive Vice President of First Federal since 1993 and Chief Financial Officer and Treasurer of First Federal since 1989 when he joined First Federal as a Vice President. Following the merger of FLAG and Middle Georgia and until July 1998, Mr. Rudd served as Senior Vice President and Chief Financial Officer of FLAG. Mr. Rudd currently serves as Senior Vice President, Secretary and Treasurer of FLAG. Following the Merger, Mr. Rudd will continue to act in these capacities. In addition, Mr. Rudd will continue to act as Chief Financial Officer, Treasurer and Executive Vice President of First Federal. Mr. Rudd is 53 years old.

         J. Daniel Speight, Jr. Mr. Speight served as Chief Executive Officer and as a director of Middle Georgia since 1989 and has been President and Chief Executive Officer of Citizens since 1984. Following the merger of FLAG and Middle Georgia, Mr. Speight has served as the President and Chief Executive Officer of FLAG, and as a member of the Board of Directors of FLAG. In addition, Mr. Speight serves as President and Chief Executive Officer and a director of Citizens and as a director of First Federal. Following the Merger, Mr. Speight will continue to act in these capacities and will serve as a director of Empire Bank. Mr. Speight is 41 years old.

         John W. Stewart, Jr. Mr. Stewart is an owner, Chairman of the Board and President of Stewart Wholesale Hardware Company, a wholesale grocery and hardware business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Mr. Stewart will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Stewart is 63 years old.

         Robert W. Walters. Mr. Walters retired in March 1996 as owner and director of The Mill Store, Inc., a retail and contract floor covering business in LaGrange. He has been a director of First Federal since 1982 and a director of FLAG since 1994. Following the Merger, Mr. Walters will continue to serve as a member of the Boards of Directors of both FLAG and First Federal. Mr. Walters is 65 years old.

Management Stock Ownership

         The following table presents information about each of the directors and executive officers of FLAG and all executive officers and directors as a group. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG Common Stock is based upon "beneficial owner" concepts set forth in rules promulgated under the Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.

                                         Amount and
                                     Nature of Beneficial           Percent
          Name                            Ownership               of Class (%)
          ----                            ---------               ------------

(a)    Directors
       Dr. A. Glenn Bailey                92,577     (1)              1.78
       H. Speer Burdette, III             24,576     (2)               .47
       Patti S. Davis                    145,868     (3)              2.81
       Fred A. Durand, III                27,657     (4)               .53
       John S. Holle                  87,991.182      (5)             1.68
       James W. Johnson                  145,103     (6)              2.80
       Kelly R. Linch                     58,677     (7)              1.13
       Preston Martin                    288,000     (8)              5.57
       J. Daniel Speight, Jr.            261,588     (9)              4.99
       John W. Stewart, Jr.           29,838.391     (10)              .58
       Robert W. Walters             140,115.669     (11)             2.70

(b)    Executive Officers
       Charles O. Hinely                       0                         0
       Ellison C. Rudd               34,522.1356    (12)               .67

(c)    All Directors and Executive
       Officers as a group
       (13 persons)                1,336,463.377                     24.6

-------------------

(1) Consists of (i) 36,555 shares held by Dr. Bailey, (ii) 35,055 shares held by Dr. Bailey's spouse as to which beneficial ownership is shared,
         (iii) 975 shares held by Chattahoochee Land Investment as to which beneficial ownership is shared, (iv) 1,125 shares held by a broker for the benefit or Chattahoochee Land Investment as to which beneficial ownership is shared, and (v) 18,867 shares of immediately exercisable options.

(2) Consists of (i) 2,076 shares held by Mr. Burdette, (ii) 3,633 shares held in Individual Retirement Accounts for the benefit of Mr. Burdette, and (iii) 18,867 shares of immediately exercisable options.

(3) Consists of (i) 108,439 shares held by Ms. Davis, (ii) 4,063 shares held in an Individual Retirement Account for the benefit of Ms. Davis,
         (iii) 7,866 shares held by Speight Futures, Inc. as to which beneficial ownership is shared and (iv) 25,500 shares of immediately exercisable options. Ms. Davis is also an executive officer of FLAG.

(4) Consists of (i) 8,625 shares held by a broker for the benefit of Mr. Durand, (ii) 165 shares held by a broker for the benefit of Mr. Durand's spouse as to which beneficial ownership is shared, and (iii) 18,875 shares of immediately exercisable options.

(5) Consists of (i) 15,000 shares held by Mr. Holle, (ii) 238.392 shares issued to Mr. Holle pursuant to FLAG's dividend reinvestment plan,
         (iii) 27,702.7901 shares issued pursuant to First Federal's profit sharing plan and (iv) 45,000 shares of immediately exercisable options. Mr. Holle is also an executive officer of FLAG.

(6) Consists of (i) 58,377 shares held by Mr. Johnson, (ii) 2,716 shares held by Mr. Johnson's spouse as to which beneficial ownership is shared, and (iii) 84,010 held by McCrannie Motor and Tractor Company, Inc. Profit Sharing Plan for the benefit of Mr. Johnson.

(7) Consists of (i) 33,750 shares held by Mr. Linch, (ii) 6,060 shares held by a broker for the benefit of Mr. Linch, and (iii) 18,867 shares of immediately exercisable options.

(8) Consists of (i) 192,000 shares held by Mr. Martin, and (ii) 96,000 shares held by a broker for the benefit of Mr. Martin. Mr. Martin is also an executive officer of FLAG.

(9) Consists of (i) 99,997 shares held by Mr. Speight, (ii) 49,998 shares held by a broker for the benefit of Mr. Speight, (iii) 2,362 shares held by Mr. Speight as trustee for Patricia Ruth Davis, (iv) 589 shares held by Mr. Speight as trustee for Anna Davis, (v) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for Alex Speight,
         (vi) 1,677 shares held by a broker for the benefit of Mr. Speight as custodian for J. Daniel Speight, III, (vii) 7,371 shares held in an Individual Retirement Account for the benefit of Mr. Speight, (viii) 34,917 shares held by Sp8Co., Inc. as to which beneficial ownership is shared, and (ix) 63,000 shares of immediately exercisable options. Mr. Speight is also an executive officer of FLAG.

(10) Consists of (i) 9,486 shares held by Mr. Stewart, (ii) 15 shares held by Mr. Stewart as custodian for Tristran Daugherty, (iii) 1,469.901 shares issued to Mr. Stewart pursuant to FLAG's dividend reinvestment plan, (iv) .490 shares issued to Mr. Stewart as custodian for Tristran Daugherty pursuant to FLAG'S dividend reinvestment plan, and (v) 18,867 shares of immediately exercisable options.

(11) Consists of (i) 37,125 shares held by Mr. Walters, (ii) 41,700 shares held jointly by Mr. Walters and his spouse, (iii) 42,000 shares held by Mr. Walters' spouse as to which beneficial ownership is shared, (iv) 375 shares held by Mr. Walters as custodian for Myles D. Oliver, (v)
         48.669 shares issued to Mr. Walter's as custodian for Myles D. Oliver pursuant to FLAG's dividend reinvestment plan, and (vi) 18,867 shares of immediately exercisable options.

(12) Consists of (i) 10,000 shares held by Mr. Rudd, (ii) 4,000 shares held by a broker for the benefit of Mr. Rudd, (iii) 14,897.1356 shares issued pursuant to First Federal's profit sharing plan, and (iv) 5,625 shares of immediately exercisable options.

         Additional information about FLAG and its subsidiaries is included in documents incorporated by reference in this Proxy Statement. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE." Voting Securities and

Principal Shareholders of FLAG

         The following lists each shareholder of record that directly or indirectly owned, controlled, or held with power to vote 5% or more of the 5,174,807 outstanding shares of FLAG Common Stock as of June 30, 1998. Unless otherwise indicated, each person has sole voting and investment powers over the indicated shares. Information relating to beneficial ownership of the FLAG Common Stock is based upon "beneficial owner" concepts set forth in rules promulgated under the Exchange Act of 1934. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities.


                                            Amount and
                                        Nature of Beneficial        Percent of
         Name and Address                    Ownership                Class (%)
         ----------------                    ---------                ---------
         Donovan B. Bell, Jr.                289,440                    5.59
         2316 Peacock Drive
         Dublin, Georgia 31021

         Wendell S. Dunaway                  259,732(1)                 5.01
         P.O. Box 1007
         Hawkinsville, Georgia 31036

         J. Preston Martin                   288,000(2)                 5.57
         P.O. Box 38
         Mt. Zion Street
         Milan, Georgia 31091
--------------------

(1) Consists of (i) 258,835 shares owned by Mr. Dunaway, and (ii) 897 shares owned by Dunaway Brothers, as to which beneficial ownership is shared.

(2) Consists of 288,000 shares held by a broker for the benefit of Mr. Martin


                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following unaudited pro forma condensed consolidated balance sheet as of June 30, 1998 (the "Pro Forma Balance Sheet"), and the unaudited pro forma consolidated statements of earnings for the six months ended June 30, 1998, and for each of the three years in the period ended December 31, 1997 (collectively, the "Pro Forma Earnings Statements"), combine the historical financial statements of FLAG with Empire after giving effect to the Merger using the pooling of interests method of accounting. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Merger occurred at June 30, 1998, while the pro forma adjustments to the Pro Forma Earnings Statements are computed as if the Merger were consummated on January 1, 1995, the earliest period presented. The following financial statements do not reflect any anticipated cost savings which may be realized by FLAG after consummation of the Merger.

         The pro forma information does not purport to represent what FLAG's and Empire's combined results of operations actually would have been if the Merger had occurred on January 1, 1995.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                 Pro Forma Condensed Consolidated Balance Sheet
                                  June 30, 1998
                             (Dollars in thousands)
                                   (Unaudited)

                                                                                    Pro           Other
                                                                      Pro Forma    Forma         Pending      Pro Forma   Pro Forma
                                                  FLAG     Empire     Adjustments Combined      Acquisition   Adjustments  Combined
                                                  ----     ------     ----------- --------      -----------   -----------  --------
ASSETS
Cash and due from banks                        $ 11,724   $ 1,911                   $ 13,635     $ 1,680                   $ 15,315
Federal funds sold                               10,070     3,200                     13,270         110                     13,380
Interest-bearing deposits                         3,508      -                         3,508        -                         3,508
Securities available for sale, at fair value     66,712    10,036                     76,749       1,756                     78,505
Securities held to maturity                       2,720     2,814                      5,533        -                         5,533
Other investments                                 5,755      -                         5,755        -                         5,755
Loans held for sale                               6,306      -                         6,306        -                         6,306
Loans, net                                      306,527    48,397                    354,924      22,213                    377,137
Premises and equipment, net                      12,512     1,494                     14,007       1,338                     15,345
Other assets                                     17,044     1,968                     19,012       1,562                     20,574
                                               --------   -------                   --------      ------                   --------
        Total assets                           $442,879   $69,820                   $512,699     $28,659                   $541,358
                                                =======    ======                    =======      ======                    =======

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
     Noninterest bearing                      $  26,509   $12,302                  $  38,811     $ 2,400                  $  41,211
     Interest bearing                           312,736    46,524                    359,260      23,526                    382,786
                                                -------    ------                    -------      ------                    -------
Total deposits                                  339,245    58,826                    398,071      25,926                    423,997
Other borrowings                                 55,830     3,405                     59,235         500                     59,735
Accrued expenses and other liabilities            9,222       371                      9,593         560                     10,153
                                              ---------  --------                  ---------  ----------                   --------
        Total liabilities                      $404,297   $62,602                   $466,899     $26,986                   $493,885
                                                -------    ------                    -------      ------                    -------
Stockholders' Equity
Common stock 5,175                                  270       854       6,299            175          88         6,562
Additional paid-in capital                        8,817     1,619      (1,146)         9,290       1,180           (88)      10,382
Retained earnings                                24,381     5,610                     29,991         327                     30,318
Unrealized gains (loss) on
     securities available for sale, net of tax      209        11                        220          (9)                       211
                                               --------  --------                   --------    ---------                  --------
                                                 38,582     7,510                     45,800       1,673                     47,473

Less Cost of 550 shares of treasury stock             -      (292)        292              -           -                          -
                                                         --------
     Total stockholders' equity                  38,582     7,218                     45,908       1,673                     47,473
                                               --------   -------                   --------     -------                   --------
        Total stockholders'
            equity and liabilities             $442,879   $69,820                   $512,699     $28,659                   $541,358
                                                =======    ======                    =======      ======                    =======

See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                     For the Six Months Ended June 30, 1998
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                                 Other
                                                                    Pro Forma    Pro Forma      Pending       Pro Forma    Pro Forma
                                              FLAG       Empire    Adjustments   Combined     Acquisition    Adjustments    Combined
                                              ----       ------    -----------   --------     -----------    -----------    --------
Interest income                              $17,674      $2,805                    $20,479        $1,472                   $ 21,951
Interest expense                               8,678       1,451                     10,129           679                     10,808
                                            --------       -----                     ------         -----                     ------
    Net interest income                        8,996       1,354                     10,350           793                     11,143

Provision for loan losses                        444          35                        479            30                        509
                                            --------     -------                    -------        ------                   --------
    Net interest income after
      provision for loan losses                8,552       1,319                      9,871           763                     10,634

Noninterest income:
    Fees and service charges                   1,826         221                      2,047           101                      2,148
    Net realized gains on
       the sale of assets                      1,023           7                      1,030             7                      1,037
    Other operating income                       869          39                        908            37                        945
                                            --------      ------                    -------        ------                     ------

Total noninterest income                       3,718         267                      3,985           145                      4,130

Noninterest expense:
    Salaries and employee benefits             4,355         570                      4,925           325                      5,250
    Net occupancy and equipment expenses       1,548         186                      1,734           128                      1,862
    Other operating expenses                   3,323         299                      3,622           247                      3,869
                                             -------       -----                    -------        ------                     ------
Total noninterest expense                      9,226       1,055                     10,281           700                     10,981

    Income before income taxes                 3,044         531                      3,575           208                      3,783

Income tax expense                               929         114                      1,043            64                      1,107
                                            --------      ------                    -------       -------                    -------
    Net income                              $  2,115     $   417                   $  2,532       $   144                  $   2,676
                                             =======      ======                    =======        ======                    =======
    Net income per common
        share outstanding                 $      .41      $15.90                 $      .40                              $       .41
                                           =========       =====                  =========                               ==========
Weighted average outstanding shares            5,172          26                      6,289                                    6,551
                                             =======     =======                    =======                                 ========


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1997
                      (In thousands, except per share data)
                                   (Unaudited)

                                                        Other

                                                                                                  Other
                                                                    Pro Forma     Pro Forma       Pending      Pro Forma   Pro Forma
                                               FLAG      Empire    Adjustments    Combined      Acquisition   Adjustments   Combined
                                               ----      ------    -----------    --------      -----------   -----------   --------
Interest income                              $30,643     $5,259                     $35,902        $2,828                    $38,730
Interest expense                              14,646      2,644                      17,290         1,334                     18,624
                                              ------      -----                      ------        ------                     ------
    Net interest income                       15,997      2,615                      18,612         1,494                     20,106

Provision for loan losses                        765        251                       1,016           580                      1,596
                                            --------     ------                     -------        ------                    -------
    Net interest income after
      provision for loan losses               15,232      2,364                      17,596           914                     18,510

Noninterest income:
    Fees and service charges                   3,568        449                       4,017           215                      4,232
    Net realized gains on
       the sale of assets                        910         -                          910            -                         910
    Other operating income                       854         92                         946            56                      1,002
                                             -------    -------                    --------       -------                      -----

Total noninterest income                       5,332        541                       5,873           271                      6,144

Noninterest expense:
    Salaries and employee benefits             7,256      1,043                       8,299           614                      8,913
    Net occupancy and equipment expenses       2,779        391                       3,170           181                      3,351
    Other operating expenses                   4,985        685                       5,670           589                      6,259
                                            --------    -------                     -------        ------                    -------
Total noninterest expense                     15,020      2,119                      17,139         1,384                     18,523

    Income (loss) before income taxes          5,544        786                       6,330          (199)                     6,131

Income tax expense (benefit)                   1,795         93                       1,888           (68)                     1,820
                                             -------    -------                     -------     ----------                    ------
    Net income (loss)                       $  3,749    $   693                    $  4,442     $    (131)                   $ 4,311
                                             =======     ======                     =======      =========                    ======
    Net income per common
        share outstanding                 $      .73     $26.85                  $      .71                                $     .66
                                           =========      =====                   =========                                 ========
Weighted average outstanding shares            5,167         26                       6,264                                    6,556
                                             =======    =======                     =======                                   ======

See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1996
                      (In thousands, except per share data)
                                   (Unaudited)


                                                                                                Other
                                                                   Pro Forma     Pro Forma      Pending      Pro Forma    Pro Forma
                                              FLAG      Empire    Adjustments    Combined     Acquisition    Adjustments   Combined
                                              ----      ------    -----------    --------     -----------    -----------   --------
Interest income                             $27,951     $4,487                     $32,438       $2,170                     $34,608
Interest expense                             13,194      2,217                      15,411          962                      16,373
                                             ------      -----                      ------       ------                      ------
    Net interest income                      14,757      2,270                      17,027        1,208                      18,235

Provision for loan losses                     3,744        631                       4,375          100                       4,475
                                            -------    -------                     -------       ------                     -------
    Net interest income after
      provision for loan losses              11,013      1,639                      12,652        1,108                      13,760

Noninterest income:
    Fees and service charges                  3,301        381                       3,682          120                       3,802
    Net realized gains on
       the sale of assets                       748          4                         752           -                          752
    Other operating income                      588         49                         637           25                         662
                                            -------    -------                    --------       ------                     -------
Total noninterest income                      4,367        434                       5,071          145                       5,216

Noninterest expense:
    Salaries and employee benefits            6,172        930                       7,102          451                       7,553
    Net occupancy and equipment expenses      2,228        292                       2,520          141                       2,661
    Other operating expenses                  5,618        582                       6,200          413                       6,613
                                            -------     ------                     -------      -------                     -------
Total noninterest expense                    14,018      1,804                      15,822        1,005                      16,827

    Income before income taxes                1,632        269                       1,901          248                       2,149

Income tax expense                              347         23                         370           82                         452
                                           --------    -------                    --------       ------                     -------
    Net income                             $  1,285    $   246                    $  1,531      $   166                     $ 1,697
                                            =======     ======                     =======       ======                      ======
    Net income per common
        share outstanding                $      .25    $  9.50                  $      .25                                $     .26
                                          =========     ======                   =========                                 ========
Weighted average outstanding shares           5,124         26                       6,225                                    6,488
                                            =======    =======                     =======                                   ======


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Statement of Earnings
                      For the Year Ended December 31, 1995
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                                                 Other
                                                                     Pro Forma    Pro Forma     Pending       Pro Forma    Pro Forma
                                               FLAG     Empire      Adjustments   Combined    Acquisition    Adjustments    Combined
                                               ----     ------      -----------   --------    -----------    -----------    --------
Interest income                              $27,311    $4,161                     $31,472       $1,166                     $32,638
Interest expense                              13,378     1,843                      15,221          541                      15,762
                                              ------   -------                      ------       ------                      ------
    Net interest income                       13,933     2,318                      16,251          625                      16,876

Provision for loan losses                        775       643                       1,418           72                       1,490
                                           ---------   -------                     -------       ------                     -------
    Net interest income after
      provision for loan losses               13,158     1,675                      14,833          553                      15,386

Noninterest income:
    Fees and service charges                   2,971       331                       3,302           68                       3,370
    Net realized gains (losses) on
       the sale of assets                        350       (17)                        333            5                         338
    Other operating income                       385        38                         423           16                         439
                                            --------    ------                    --------     --------                     -------
Total noninterest income                       3,706       352                       4,058           89                       4,147

Noninterest expense:
    Salaries and employee benefits             5,749       799                       6,548          277                       6,825
    Net occupancy and equipment expenses       1,825       226                       2,051           76                       2,127
    Other operating expenses                   4,112       484                       4,596          318                       4,914
                                             -------    ------                    --------      -------                     -------
Total noninterest expense                     11,686     1,509                      13,195          671                      13,866

    Income before income taxes                 5,178       518                       5,696          (29)                      5,667

Income tax expense (benefit)                   1,707       (30)                      1,677          (15)                      1,662
                                             -------    ------                     -------    ----------                    -------
    Net income                              $  3,471   $   548                    $  4,019    $     (14)                   $  4,005
                                             =======    ======                     =======     =========                    =======
    Net income per common
        share outstanding                 $      .68    $21.09                  $      .65                               $      .62
                                           =========     =====                   =========                                =========
Weighted average outstanding shares            5,088        26                       6,200                                    6,463
                                             =======   =======                     =======                                  =======


See accompanying notes to pro forma condensed consolidated financial statements.

                   FLAG FINANCIAL CORPORATION AND SUBSIDIARIES
              Notes to Consolidated Pro Forma Financial Statements


(1) The unaudited pro forma consolidated balance sheet as of June 30, 1998 and consolidated statements of earnings for the six months ended June 30, 1998 and for the years ended December 31, 1997, 1996 and 1995 have been prepared based on the historical consolidated balance sheets and statements of earnings, which give effect to the Merger of Empire with and into FLAG accounted for as a pooling of interests, based on the exchange of 42.5 shares of FLAG Common Stock for each outstanding share of Empire Common Stock.

(2) In the opinion of management of the respective companies included above, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring nature.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders of FLAG intended to be presented at the 1999 annual meeting of shareholders must be received by FLAG at its principal executive offices on or before the date that is 120 calendar days in advance of the date of FLAG's 1998 proxy statement released to security holders in order to be included in FLAG's proxy statement and proxy relating to the 1999 annual meeting of shareholders. As of the date of the mailing of this Proxy Statement, FLAG's 1998 proxy statement has not been completed. The specific date by which proposals of shareholders of FLAG intended to be represented at the 1999 annual meeting of shareholders must be received by FLAG in order to be included in FLAG's 1999 proxy statement will be set forth in FLAG's 1998 proxy statement.


                                     EXPERTS

         The restated consolidated financial statements of FLAG and subsidiaries as of December 31, 997 and 1996, and for each of the years in the three year period ended December 31, 1997, incorporated by reference herein and in the Registration Statement, have been audited by Porter Keadle Moore, LLP, independent certified public accountants, which are included in the FLAG Annual Report to Shareholders which is incorporated by reference in FLAG's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of FLAG and subsidiary as of December 31, 1996 and each of the years in the two-year period ended December 31, 1996, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Robinson, Grimes and Company, P.C. independent certified public accountants. The financial statements audited by Robinson, Grimes and Company P.C., have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Middle Georgia Bankshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration
Statement by reference, have been audited by Porter Keadle Moore, LLP, independent certified public accountants. The financial statements audited by Porter Keadle Moore, LLP have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Three Rivers Bancshares, Inc. as of December 31, 1997 and 1996 and for each of the years in the three year period ended December 31, 1997, included in the restated consolidated financial statements of FLAG, incorporated herein and in the Registration Statement by reference, have been audited by Thigpen, Jones, Seaton & Co., P.C., independent certified public accountants. The financial statements audited by Thigpen, Jones, Seaton & Co., P.C. have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

         The consolidated financial statements of Empire as of December 31, 1997 and 1996, and for each of the years in the three year period ended December 31, 1997, are contained herein and in the Registration Statement in reliance upon the report of Porter Keadle Moore, LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The legality of the shares of FLAG Common Stock to be issued in the Merger and certain tax consequences of the Merger will be passed upon by Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia.


                                  OTHER MATTERS

         Management of Empire does not know of any matters to be brought before the Special Meeting other than those described above. If any other matters properly come before the Special Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

                         INDEX TO EMPIRE FINANCIAL DATA

                                                                           Page

Consolidated Balance Sheets as of June 30, 1998 and 1997 (Unaudited)........F-2
Consolidated Statements of Earnings for the Six Months
     Ended June 30, 1998 and 1997 (Unaudited)...............................F-3
Consolidated Statements of Comprehensive Income.............................F-4
Consolidated Statements of Cash Flows for the Six Months Ended
     June 30, 1998 and 1997 (Unaudited).....................................F-5
Notes to Consolidated Financial Statements (Unaudited)......................F-6
Report of Independent Certified Public Accountants..........................F-7
Consolidated Balance Sheets as of December 31, 1997
     and 1996...............................................................F-8
Consolidated Statements of Earnings for the Years Ended
     December 31, 1997, 1996 and 1995.......................................F-9
Consolidated Statements of Changes in Stockholders' Equity
     for the Years Ended December 31, 1997, 1996 and 1995..................F-10
Consolidated Statements of Cash Flows for the Years Ended
     December 31, 1997, 1996 and 1995......................................F-11
Notes to Consolidated Financial Statements.................................F-12

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES

                           Consolidated Balance Sheet

                             June 30, 1998 and 1997
                                   (Unaudited)

                                     Assets

                                                 1998             1997
                                                 ----             ----

  Cash and due from banks                  $     1,911,248        3,749,044
  Federal funds sold                             3,200,000          525,000
                                               -----------      -----------
             Cash and cash equivalents           5,111,248        4,274,044

  Securities available for sale                 10,036,496        9,055,908
  Securities held to maturity                    2,813,579        3,221,976
  Loans, net                                    48,396,518       44,267,298
  Premises and equipment                         1,494,140        1,495,825
  Other assets                                   1,967,690        2,045,684
                                               -----------      -----------
                                           $    69,819,671       64,360,735
                                                ==========       ==========

                      Liabilities and Stockholders' Equity

  Deposits:
    Demand                                 $    12,302,370       11,453,640
    Interest-bearing demand                      6,805,144        6,400,587
    Savings                                      2,299,295        2,599,629
    Time                                        37,419,853       33,499,312
                                              ------------       ----------
             Total deposits                     58,826,662       53,953,168
  Accounts payable and accrued liabilities         370,500          202,092
  Federal Home Loan Bank advances                3,404,651        3,682,675
                                               -----------      -----------
             Total liabilities                  62,601,813       57,837,935
                                                ----------       ----------
  Stockholders' equity:
    Common stock, par value $10,
     authorized 1,000,000 shares;
       issued 27,000 shares                        270,000          270,000
    Additional paid-in capital                   1,619,272        1,587,288
    Retained earnings                            5,609,591        4,930,607
    Unrealized gain on securities
           available for sale, net of tax           11,148            2,725
                                               -----------   --------------
                                                 7,510,011        6,790,620
    Less treasury stock at cost, 550 and
        1,148 shares, respectively                (292,153)        (267,820)
                                             -------------    -------------
             Total stockholders' equity          7,217,858        6,522,800
                                               -----------      -----------
                                           $    69,819,671       64,360,735
                                                ==========       ==========


See accompanying notes to consolidated financial statements.

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES
                       Consolidated Statements of Earnings
                 For the Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)

                                                 1998              1997
                                                 ----              ----

  Interest income:
    Interest and fees on loans             $    2,300,862         2,113,713
    Interest on federal funds sold                108,119            90,121
    Interest on investment securities:
     Taxable                                      326,579           287,992
     Tax-exempt                                    69,717            69,795
                                              -----------       -----------
             Total interest income              2,805,277         2,561,621
                                                ---------         ---------
  Interest expense:
    Demand                                        110,825           102,229
    Savings                                        29,887            31,287
    Time                                        1,187,364           978,563
    Other borrowings                              122,692           126,658
                                               ----------        ----------
             Total interest expense             1,450,768         1,238,737
                                                ---------         ---------
             Net interest income                1,354,509         1,322,884
  Provision for loan losses                        35,000           171,000
                                              -----------       -----------
             Net interest income after
                provision for loan losses       1,319,509         1,151,884
                                                ---------         ---------
  Other income:
    Service charges on deposits                   220,505           208,766
    Gain on sales of securities                     6,927                19
    Other                                          39,321            64,494
                                              -----------       -----------
             Total other income                   266,753           273,279
                                               ----------        ----------
  Other expenses:
    Salaries and employee benefits                569,627           592,716
    Occupancy                                     185,779           178,205
    Other operating                               298,955           284,868
                                               ----------        ----------
             Total other expenses               1,054,361         1,055,788
                                                ---------         ---------
             Earnings before income taxes         531,901           369,375
  Income taxes                                    114,000            13,500
                                               ----------       -----------
             Net earnings                  $      417,901           355,875
                                               ==========        ==========
  Net earnings per share                   $        15.90             12.89
                                             ============      ============
  Dividends per share                      $         1.60             1.60
                                            =============     =============
  Weighted average number of
    shares outstanding                             26,279            25,842
                                              ===========       ===========

See accompanying notes to consolidated financial statements.

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES

                 Consolidated Statements of Comprehensive Income

                             June 30, 1998 and 1997
                                   (Unaudited)



                                                                                      1998            1997
                                                                                      ----            ----

    Net earnings                                                                   $417,901        $355,875
    Other comprehensive income, net of tax:
      Unrealized gains (losses) on investment securities available for sale:
          Unrealized gains (losses) arising during the period, net
            of tax of $(3,529) and $1,245, respectively                              (5,759)          2,031
        Less:  Reclassification adjustment for gains included in
          net earnings, net of tax of $16 and $1,529                                    (26)         (2,494)
                                                                                    --------         -------
    Other comprehensive income                                                       (5,785)           (463)
                                                                                    --------         -------
    Comprehensive income                                                           $412,116         355,412
                                                                                    =======        ========

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES

                      Consolidated Statements of Cash Flows

                 For the Six Months Ended June 30, 1998 and 1997
                                   (Unaudited)

                                                                              1998            1997
                                                                              ----            ----
  Cash flows from operating activities:
    Net earnings                                                      $     417,901         355,875
    Adjustments to reconcile net earnings to net
     cash provided by operating activities:
     Depreciation, amortization and accretion                                97,250         113,573
       Provision for loan losses                                             35,000         171,000
       Gain on sales of investment securities                                (6,927)            (19)
       Change in:
         Interest receivable and other assets                              (240,003)       (367,263)
         Interest payable and other liabilities                              38,496          35,109
                                                                       ------------   -------------
             Net cash provided by operating activities                      341,717         308,275
                                                                        -----------    ------------
  Cash flows from investing activities:
    Proceeds from maturities of securities held to maturity                 200,000      -
    Proceeds from sales of securities available for sale                  4,730,344       4,201,640
    Purchase of securities available for sale                            (4,970,037)     (5,203,358)
    Net change in loans                                                  (2,969,776)     (4,652,905)
    Purchase of premises and equipment                                      (42,528)        (78,868)
                                                                       ------------    ------------
              Net cash used in investing activities                      (3,051,997)     (5,733,491)
                                                                         ----------      ----------
  Cash flows from financing activities:
    Net change in demand, savings and time deposits                        (468,047)      3,331,793
    Proceeds from (payments on) FHLB advances                              (255,914)         80,882
    Purchases of treasury stock                                            (152,178)        (39,349)
    Sales of treasury stock                                                 282,096          49,064
    Dividends paid                                                          (44,567)        (41,343)
                                                                       ------------   -------------
             Net cash provided by (used in) financing activities           (638,610)      3,381,047
                                                                        -----------    ------------
  Net change in cash and cash equivalents                                (3,348,890)     (2,044,169)
  Cash and cash equivalents at beginning of year                          8,460,138       6,318,213
                                                                        -----------     -----------
  Cash and cash equivalents at end of year                            $   5,111,248       4,274,044
                                                                        ===========     ===========


See accompanying notes to consolidated financial statements.

                    EMPIRE BANK CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements
                                   (Unaudited)

(1)   Basis of Presentation

     The consolidated financial statements include the accounts of Empire Bank Corp., Inc. and its wholly-owned subsidiary, Empire Banking Company. All significant intercompany accounts and transactions have been eliminated in consolidation.

     The consolidated financial information furnished herein reflects all adjustments which are, in the opinion of management, necessary to present a fair statement of the results of operations and financial position for the periods covered herein. All such adjustments are of a normal recurring nature.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






To the Board of Directors and Stockholders
Empire Bank Corp.
Homerville, Georgia


We have audited the accompanying consolidated balance sheets of Empire Bank Corp. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of earnings, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Empire Bank Corp. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




                                              /s/ PORTER KEADLE MOORE, LLP



Atlanta, Georgia
April 17, 1998, except note 14, as to
    which the date is June 1, 1998

                        EMPIRE BANK CORP. AND SUBSIDIARY

                           Consolidated Balance Sheets

                           December 31, 1997 and 1996

                                     Assets

                                                           1997              1996
                                                           ----              ----

  Cash and due from banks                          $     3,965,138        2,808,213
  Federal funds sold                                     4,495,000        3,510,000
                                                       -----------      -----------
            Cash and cash equivalents                    8,460,138        6,318,213
  Securities available for sale                          9,781,283        8,059,327
  Securities held to maturity                            3,015,022        3,225,993
  Loans, net                                            45,461,742       39,785,393
  Premises and equipment, net                            1,556,012        1,521,357
  Accrued interest receivable and other assets           1,727,688        1,678,422
                                                       -----------      -----------
                                                   $    70,001,885       60,588,705
                                                        ==========       ==========

                      Liabilities and Stockholders' Equity
  Deposits:
    Demand                                         $    14,344,267       13,252,619
    Interest-bearing demand                              4,379,328        4,981,229
    Savings                                              2,149,060        2,079,311
    Time                                                38,422,053       30,308,217
                                                        ----------       ----------
            Total deposits                              59,294,708       50,621,376

  Federal Home Loan Bank borrowings                      3,660,565        3,601,793
  Accrued interest payable and other liabilities           215,081          170,260
                                                      ------------     ------------
            Total liabilities                           63,170,354       54,393,429
                                                        ----------       ----------
  Commitments

  Stockholders' equity:
    Common stock, $10 par value; 1,000,000 shares
     authorized; 27,000 shares issued                      270,000          270,000
    Additional paid-in capital                           1,587,288        1,577,771
    Retained earnings                                    5,236,257        4,625,592
    Treasury stock, at cost  - 1,168 and 1,188 shares     (282,450)        (277,536)
    Unrealized gains (losses) on securities
     available for sale, net of tax                         20,436             (551)
                                                     -------------   --------------
            Total stockholders' equity                   6,831,531        6,195,276
                                                       -----------      -----------
                                                   $    70,001,885       60,588,705
                                                        ==========       ==========



See accompanying notes to consolidated financial statements.

                        EMPIRE BANK CORP. AND SUBSIDIARY

                       Consolidated Statements of Earnings

              For the Years Ended December 31, 1997, 1996 and 1995


                                                         1997            1996           1995
                                                         ----            ----           ----
  Interest income:
    Interest and fees on loans                   $     4,344,284      3,698,850      3,485,630
    Interest on investment securities:
      U.S. treasuries and government agencies            554,652        445,351        389,247
      State, county and municipal                        139,551        140,268        203,376
      Other securities                                    45,946         37,361         20,603
    Interest on federal funds sold                       174,888        164,866         62,425
                                                      ----------     ----------    -----------
            Total interest income                      5,259,321      4,486,696      4,161,281
                                                       ---------      ---------      ---------
  Interest expense on deposits:
    Demand                                               204,427        192,083        191,416
    Savings                                               62,570         58,027         58,683
    Time                                               2,116,307      1,747,196      1,479,338
  Interest expense on FHLB borrowings                    260,285        219,912        113,155
                                                      ----------      ---------      ---------
            Total interest expense                     2,643,589      2,217,218      1,842,592
                                                       ---------      ---------      ---------
            Net interest income                        2,615,732      2,269,478      2,318,689
  Provision for loan losses                              251,188        631,000        643,451
                                                      ----------     ----------     ----------
            Net interest income after provision
                for loan losses                        2,364,544      1,638,478      1,675,238
                                                       ---------      ---------      ---------
  Other income:
    Service charges on deposit accounts                  449,242        380,748        330,501
    Securities gains (losses)                                 42          4,023        (17,153)
    Miscellaneous                                         91,610         49,393         38,381
                                                     -----------    -----------    -----------
            Total other income                           540,894        434,164        351,729
                                                      ----------     ----------     ----------
  Other expenses:
    Salaries and employee benefits                     1,042,581        930,054        799,179
    Occupancy                                            391,437        291,785        225,634
    Other operating                                      684,918        581,700        484,311
                                                      ----------     ----------     ----------
            Total other expenses                       2,118,936      1,803,539      1,509,124
                                                       ---------      ---------      ---------
            Earnings before income taxes                 786,502        269,103        517,843

  Income tax (expense) benefit                           (93,155)       (22,931)        30,187
                                                     ------------   ------------   -----------
            Net earnings                          $       693,347        246,172       548,030
                                                       ==========     ==========    ==========
  Net earnings per share                          $         26.85           9.50         21.09
                                                     ============  =============  ============
  Weighted average number of shares               $        25,822         25,900        25,987
                                                      ===========    ===========   ===========


See accompanying notes to consolidated financial statements.

                        EMPIRE BANK CORP. AND SUBSIDIARY

           Consolidated Statements of Changes in Stockholders' Equity

              For the Years Ended December 31, 1997, 1996 and 1995


                                                                                                Unrealized
                                                                                                  Gains
                                                                                                 (Losses)
                                                                                               on Securities
                                                 Additional                                      Available
                                        Common     Paid-in         Retained       Treasury       for Sale,
                                         Stock     Capital         Earnings         Stock        Net of Tax        Total
                                         -----     -------         --------         -----        ----------        -----
  Balance, December 31, 1994   $        270,000    1,430,000      3,996,830       (87,845)        (91,507)     5,517,478

  Net earnings                            -           -             548,030          -               -           548,030

  Dividends ($3.20 share)                 -           -             (83,158)         -               -           (83,158)

  Change in unrealized gains
    (losses) on securities available
    for sale, net of tax                  -           -                 -            -             106,325       106,325
                                      ----------  -----------    -----------   -------------       -------       -------

  Balance, December 31, 1995            270,000    1,430,000      4,461,702       (87,845)         14,818      6,088,675

  Purchase of treasury stock              -             -              -         (272,680)            -         (272,680)

  Sale of treasury stock                  -          147,771           -           82,989             -          230,760

  Net earnings                            -             -           246,172           -               -          246,172

  Dividends ($3.20 per share)             -             -           (82,282)          -               -          (82,282)

  Change in unrealized gains
    (losses) on securities available
    for sale, net of tax                  -             -              -              -           (15,369)       (15,369)
                                     -----------   -----------   -----------    -----------       --------       --------
  Balance, December 31, 1996            270,000    1,577,771      4,625,592      (277,536)           (551)     6,195,276

  Purchase of treasury stock              -             -              -          (44,462)            -          (44,462)

  Sale of treasury stock                  -            9,517           -           39,548             -           49,065

  Net earnings                            -             -           693,347           -               -          693,347

  Dividends ($3.20 per share)             -             -           (82,682)          -               -          (82,682)

  Change in unrealized gains
    (losses) on securities available
    for sale, net of tax                  -             -              -             -             20,987         20,987
                                     ----------   -----------    -----------    -----------        ------         ------
  Balance, December 31, 1997          $ 270,000    1,587,288      5,236,257      (282,450)         20,436      6,831,531
                                        =======    =========      =========       =======          ======      =========


See accompanying notes to consolidated financial statements.

                        EMPIRE BANK CORP. AND SUBSIDIARY
                      Consolidated Statements of Cash Flows
              For the Years Ended December 31, 1997, 1996 and 1995

                                                                       1997           1996          1995
                                                                       ----           ----          ----
  Cash flows from operating activities:
    Net earnings                                              $       693,347       246,172       548,030
    Adjustments to reconcile net earnings to net cash
     provided by operating activities:
      Depreciation, amortization and accretion                        242,422       179,958        92,024
      Provision for loan losses                                       251,188       631,000       643,451
      Provision for deferred income taxes                             (33,147)       23,333      (137,799)
      Loss on disposal of fixed assets                                    -               -        10,267
      Loss (Gain) on sale of investment securities                        (42)       (4,023)       17,153
      Change in:
        Interest receivable                                            30,330        (1,186)     (275,722)
        Interest payable                                               33,272         7,786        33,302
        Other assets                                                  (79,596)     (177,278)     (296,012)
        Other liabilities                                              33,883         3,685        (7,707)
                                                                  -----------  ------------  ------------
            Net cash provided by operating activities               1,171,657       909,447       642,401
                                                                    ---------    ----------    ----------
  Cash flows from investing activities:
    Purchases of securities available for sale                     (8,059,037)   (7,277,295)   (5,631,478)
    Purchases of securities held to maturity                             -         (407,039)   (1,223,042)
    Proceeds from sales of securities available for sale            1,351,000     1,089,167     3,798,551
    Proceeds from calls and maturities of securities
          available for sale                                        5,000,000     4,491,342     1,915,378
    Proceeds from calls and maturities of securities
          held to maturity                                            200,000       340,000     2,227,246
    Net change in loans                                            (5,927,537)   (3,788,245)   (4,768,066)
    Purchases of premises and equipment                              (248,183)     (861,954)     (202,351)
                                                                   ----------     ---------     ---------
            Net cash used by investing activities                  (7,683,757)   (6,414,024)   (3,883,762)
                                                                    ---------     ---------     ---------
  Cash flows from financing activities:
    Net change in deposits                                          8,673,332     8,098,691     1,676,431
    Net proceeds from other borrowings                                 58,772       879,346     1,688,626
    Dividends paid                                                    (82,682)      (82,282)      (83,158)
    Purchase of treasury stock                                        (44,462)     (272,680)            -
    Proceeds from sale of treasury stock                               49,065       230,760             -
                                                                  -----------    ----------    -----------
            Net cash provided by financing activities               8,654,025     8,853,835     3,281,899
                                                                    ---------     ---------     ---------
  Net increase in cash and cash equivalents                         2,141,925     3,349,258       (40,538)

  Cash and cash equivalents at beginning of year                    6,318,213     2,968,955     2,928,417
                                                                    ---------     ---------     ---------
  Cash and cash equivalents at end of year                    $     8,460,138     6,318,213     2,968,955
                                                                    =========     =========     =========

  Supplemental  disclosures of cash flow information:

     Cash paid during the yearfor:
     Interest                                                 $     2,610,317     2,209,432     1,809,290
     Income taxes                                             $       151,000        20,000       135,886

  Non-cash investing and financing activities:
    Change in unrealized gains (losses) on investment
     securities available for sale, net of tax                $        20,987        15,369      (106,325)
    Securities transferred, at amortized costs, to
     securities available for sale                                       -              -       1,911,052


See accompanying notes to consolidated financial statements.

                        EMPIRE BANK CORP. AND SUBSIDIARY

                   Notes to Consolidated Financial Statements


(1)     Summary of Significant Accounting Policies

        Basis of Presentation and Nature of Operations
        ----------------------------------------------
        Empire Bank Corp. (the "Company"), is a one-bank holding company whose business is conducted by its wholly-owned bank subsidiary, Empire Banking Company (the "Bank"). The Company is regulated by the Federal Reserve Bank and is subject to periodic examinations.

        The Bank was incorporated in 1945 and was granted a State of Georgia commercial banking charter. It is regulated by the State of Georgia Department of Banking and Finance and the Federal Deposit Insurance Corporation and undergoes periodic examinations by these agencies. The Bank provides a full range of commercial and consumer services in Clinch and Ware counties in south Georgia.

        The accounting principles followed by the Company and the Bank, and the methods of applying these principles, conform with generally accepted accounting principles ("GAAP") and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses and the valuation of the allowance related to the deferred tax assets.

        The  consolidated  financial  statements  include  the  accounts  of the
        Company  and  the  Bank.  All  significant   intercompany  accounts  and
        transactions have been eliminated in consolidation.

        Investment Securities
        ---------------------

        The Company classifies its securities in one of three categories: trading, available for sale, or held to maturity. Trading securities are bought and held principally for sale in the near term. Held to maturity securities are those securities for which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held to maturity are classified as available for sale. At December 31, 1997 and 1996, the Company had no trading securities.

        Available for sale securities are recorded at fair value. Held to maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available for sale are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

        A decline in the market value of any available for sale or held to maturity security below cost that is deemed other than temporary is charged to earnings and establishes a new cost basis for the security.

        Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to the yield. Realized gains and losses for securities classified as available for sale and held to maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(1)     Summary of Significant Accounting Policies, continued

        Loans and Allowance for Loan Losses
        -----------------------------------
        Loans are stated at the principal amount outstanding, net of the allowance for loan losses. Unearned interest on discounted loans is recognized as income over the term of the loans using a method which approximates a level yield. Interest on other loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

        Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower's financial condition is such that collection of interest is doubtful.

        The Company accounts for impaired loans in accordance with Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by
        Creditors for Impairment of a Loan" amended for SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure" in regards to accounting for impaired loans. A loan is impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price, or at the fair value of the collateral of the loan if the loan is collateral dependent.

        The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount which, in management's judgement, will be adequate to absorb probable losses on existing loans that may become uncollectible.

        Management's judgement in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower's ability to pay, overall portfolio quality and review of specific problem loans.

        Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on judgements different than those of management.

        Premises and Equipment
        ----------------------
        Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives of the assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. Costs incurred for maintenance and repairs are expensed currently. The range of estimated useful lives are:

                  Buildings and improvements                20 - 31 years
                  Furniture and equipment                    5 - 10 years
                  Computer and software equipment            3 - 10 years

                        EMPIRE BANK CORP. AND SUBSIDIARY

(1)     Summary of Significant Accounting Policies, continued

        Income Taxes
        ------------
        The Company accounts for income taxes under the liability method. This method requires the recognition of deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Additionally, this method requires the recognition of future tax benefits, such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the assets and liabilities are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income tax expense in the period that includes the enactment date.

        In the event the future tax consequences of differences between the financial reporting bases and the tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies.

        Profit Sharing Plan
        -------------------
        The Bank has established a simplified employee pension plan for the employees who meet the requirements as established by the Internal Revenue Code. The Bank's contribution to the plan for 1997, 1996 and 1995 was approximately $44,000, $43,000 and $38,000, respectively.

        Net Earnings Per Share
        ----------------------
        Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share" became effective for the Company for the year ended December 31, 1997. This new standard specifies the computation, presentation and disclosure requirements for earnings per share and is designed to simplify previous earnings per share standards and to make domestic and international practices more compatible. Earnings per common share are based on the weighted average number of common shares outstanding during the period while the effects of potential common shares outstanding during the period are included in diluted earnings per share. All earnings per common share amounts have been restated to conform to the provisions of SFAS No. 128. Net earnings per share is calculated as net earnings divided by average number of shares outstanding.

        Reclassifications
        -----------------
        Certain 1996 amounts have been reclassified to conform with 1997 presentation.

(2)     Investment Securities
        Investment securities at December 31, 1997 and 1996 are as follows:

           Securities Available for Sale:

                                                                      December 31, 1997
                                                                      -----------------
                                                                  Gross            Gross         Estimated
                                               Amortized       Unrealized       Unrealized         Fair
                                                 Cost             Gains            Loss           Value
                                                 ----             -----            ----           -----
           U.S. Treasuries and
             U.S. Government agencies    $     9,750,319          36,258           5,294          9,781,283
                                               =========          ======           =====          =========

                                                                      December 31, 1996
                                                                      -----------------
                                                 Gross            Gross          Estimated
                                               Amortized       Unrealized       Unrealized         Fair
                                                 Cost             Gains            Loss           Value
                                                 ----             -----            ----           -----
           U.S. Treasuries and
             U.S. Government agencies    $     8,060,162         10.570           11,405          8,059,327
                                               =========         ======           ======          =========

                        EMPIRE BANK CORP. AND SUBSIDIARY

(2)    Investment Securities, continued

           Securities Held to Maturity:

                                                                      December 31, 1997
                                                                      -----------------
                                                                    Gross            Gross         Estimated
                                                 Amortized       Unrealized       Unrealized         Fair
                                                   Cost             Gains            Loss           Value
                                                   ----             -----            ----           -----
           U.S. Treasuries and U.S.
             Government agencies           $       199,536             -                36            199,500
           State, county and municipal           2,815,486          87,891             948          2,902,429
                                                 ---------          ------             ---          ---------
                 Total                     $     3,015,022          87,891             984          3,101,929
                                                 =========          ======             ===          =========

                                                                      December 31, 1996
                                                                      -----------------
                                                   Gross            Gross          Estimated
                                                 Amortized       Unrealized       Unrealized         Fair
                                                   Cost             Gains            Loss           Value
                                                   ----             -----            ----           -----
         U.S. Treasuries and
             U.S. Government agencies      $       406,810          -                3,874            402,936
           State, county and municipal           2,819,183          47,782          38,540          2,828,425
                                                 ---------          ------          ------          ---------
                 Total                     $     3,225,993          47,782          42,414          3,231,361
                                                 =========          ======          ======          =========


       The amortized cost and estimated fair value of investment securities at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.



                                                                Securities Held            Securities Available
                                                                  To Maturity                    for Sale
                                                               December 31, 1997             December 31, 1997
                                                               -----------------             -----------------
                                                            Amortized     Estimated        Amortized       Estimated
                                                              Cost       Fair Value          Cost         Fair Value
                                                              ----       ----------          ----         ----------
  U.S. Treasuries and U.S.
    Government agencies:
     Within 1 year                                  $         199,536       199,500       4,356,781        4,355,025
     1 to 5 years                                                  -              -       5,393,538        5,426,258
                                                          -----------   -----------      ----------        ---------
                                                    $         199,536       199,500       9,750,319        9,781,283
                                                           ----------    ----------       ---------        ---------
  State, county and municipal:
     1 to 5 years                                   $       1,233,898     1,256,382               -                -
     5 to 10 years                                          1,581,588     1,646,047               -                -
                                                            ---------     ---------      ----------        ---------
                                                    $       2,815,486     2,902,429               -                -
                                                            ---------     ---------      ----------        ----------
  Total securities:
     Within 1 year                                  $         199,536       199,500       4,356,781        4,355,025
     1 to 5 years                                           1,233,898     1,256,382       5,393,538        5,426,258
     5 to 10 years                                          1,581,588     1,646,047              -                  -
                                                            ---------     ---------      ----------       ----------
                                                    $       3,015,022     3,101,429       9,750,319        9,781,283
                                                            =========     =========       =========        =========


                        EMPIRE BANK CORP. AND SUBSIDIARY

(2)    Investment Securities, continued

       Proceeds from sales of securities available for sale during 1997, 1996 and 1995 were $1,351,000, $1,089,167 and $3,798,551, respectively. Gross gains of $42,  $4,023 and $15,563  were  realized on 1997,  1996 and 1995 sales, respectively, along with gross losses of $32,716 on 1995 sales, were realized.

       Securities with an approximate carrying value of $4,695,000 and $3,800,000 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits as required by law.

(3)    Loans

       Major classifications of loans at December 31, 1997 and 1996 are summarized as follows:

                                                        1997              1996
                                                        ----              ----

     Commercial, financial and agricultural    $    15,530,146        13,337,091
     Real estate - mortgage and construction        18,948,392        15,668,890
     State, county and municipal                     2,552,920         3,006,426
     Consumer loans                                  8,911,711         8,167,558
                                                   -----------       -----------
                                                    45,943,169        40,179,965
     Less: Allowance for loan losses                   481,427           394,572
                                                   -----------      ------------
                                               $    45,461,742        39,785,393
                                                    ==========        ==========

        The Company grants loans and extensions of credit to individuals and a variety of businesses and corporations located in its general trade area of Clinch County and Ware County, Georgia and adjoining counties. Although the Company has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market.

        Changes in the allowance for loan losses were as follows:

                                                1997         1996        1995
                                                ----         ----        ----

        Balance, beginning of year        $    394,572      534,906     292,491
        Provisions charged to operations       251,188      631,000     643,451
        Loans charged off                     (194,902)    (797,265)   (511,608)
        Recoveries                              30,569       25,931     110,572
                                              --------    ---------     -------
        Balance, end of year              $    481,427      394,572     534,906
                                               =======      =======     =======

(4)    Premises and Equipment

       Major classifications of premises and equipment are summarized as follows:

                                                   1997          1996
                                                   ----          ----

       Land                              $       189,288       189,288
       Buildings                               1,244,926     1,136,642
       Furniture and equipment                 1,163,082     1,098,812
                                               ---------     ---------
                                               2,597,296     2,424,742
       Less: Accumulated depreciation          1,041,284       903,385
                                               ---------    ----------
                                         $     1,556,012     1,521,357
                                               =========     =========

       Depreciation expense was approximately $213,000, $133,000 and $102,000 in 1997, 1996 and 1995, respectively.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(5)     Time Deposits

        At December 31, 1997 the scheduled maturities of time deposits are as follows:

                   1998               $    30,363,966
                   1999                     5,136,774
                   2000                     2,911,101
                   2001                        10,212
                                        -------------
                                      $    38,422,053

        At December 31, 1997 and 1996, the Company had individual time deposits over $100,000 of approximately $9,445,000 and $8,990,000, respectively.

(6)     Federal Home Loan Bank Borrowings

        The Bank is party to an agreement with the Federal Home Loan Bank ("FHLB") whereby the FHLB provides the Bank with credit facilities under varying terms. Any amounts advanced by the FHLB are secured under a blanket security lien covered by all of the Bank's 1-4 family, first mortgage loans. At December 31, 1997 and 1996 the Bank has long-term notes payable amounting to $3,660,565 and $3,601,793, respectively, most with quarterly level principal payments, plus interest at rates varying from 5.67% to 8.13% through 2007.

        Maturities of the notes payable for future years is as follows:

                   1998                    $      616,254
                   1999                           616,254
                   2000                           616,254
                   2001                           441,536
                   2002                           342,786
                   Thereafter                   1,027,481
                                                ---------
                                           $    3,660,565

(7)     Income Taxes

        The components of income tax expense in the consolidated statements of earnings are as follows:

                                                 1997         1996        1995
                                                 ----         ----        ----

         Current                           $  126,302         (402)    107,612
         Deferred                              23,353      (93,667)    (57,799)
         Change in valuation allowance        (56,500)     117,000     (80,000)
                                             --------      -------    --------

        Total income tax expense (benefit) $   93,155       22,931     (30,187)
                                             ========      =======    ========

        The differences between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to earnings before income taxes are principally the result of tax-exempt interest income and non-deductible interest expense.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(7)     Income Taxes, continued

        The following summarizes the sources and expected tax consequences of future taxable deductions (income) which comprise the net deferred tax asset. The net deferred tax asset is a component of other assets at December 31, 1997 and 1996.


                                                                                     1997             1996
                                                                                     ----             ----
        Deferred income tax assets:
           Unrealized losses on investment securities
             available for sale                                             $          -                284
           Allowance for loan losses                                                41,248           47,125
           Alternative minimum tax credits                                         142,381           23,503
           State and Federal net operating loss carry forward and credits          120,798          238,000
           Other                                                                      -              14,379
                                                                                ------------     ----------
                     Total gross deferred income tax assets                        304,427          323,291

                     Less valuation allowance                                      (90,500)        (147,000)
                                                                                  --------         -------
                     Net deferred income tax assets                                213,927          176,291
                                                                                   -------          -------
        Deferred income tax liabilities:
           Unrealized gains on investment securities
             available for sale                                                    (10,528)           -
           Premises and equipment                                                 (143,228)        (138,455)
                                                                                   -------          -------
                     Total gross deferred income tax liabilities                  (153,756)        (138,455)
                                                                                   -------          -------
                     Net deferred income tax asset                          $       60,171           37,836
                                                                                  ========        =========

        The valuation allowance has been decreased by $56,500 during 1997 as a result of management's assessment of the Company's estimated future state taxable income and related usage of their state net operating loss carryforwards and credits. The valuation allowance of $90,500 at December 31, 1997 is required due to the uncertainty regarding the future utilization of a portion of the Company's net operating losses and state tax credits. These remaining benefits will be recognized for financial reporting purposes when the realization of such benefits is more likely than not.

        At December 31, 1997, the Company has remaining loss carryforwards of approximately $2,000,000 for state income tax purposes, which begin to expire in 2000. The use of these carryforwards is limited to future state and federal taxable earnings of the Company.

(8)     Commitments

        The Company is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

        The Company's exposure to credit loss in the event of non-performance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(8)     Commitments, continued
        In most cases, the Company does require collateral or other security to support financial instruments with credit risk.
                                                          Contractual Amount
                                                          ------------------
                                                          1997            1996
                                                          ----            ----
        Financial instruments whose contract amounts
          represent credit risk:
              Commitments to extend credit           $ 3,695,000       2,587,000
              Standby letters of credit              $    249,000        179,000

        Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company, upon extension of credit is based on management's credit evaluation. Collateral held varies, but may include unimproved and improved real estate, certificates of deposit, or personal property.

        Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

(9)     Regulatory Matters

        The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under certain adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

        Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier I capital to risk-weighted assets and of Tier I capital to average assets. Management believes, as of December 31, 1997 that the Bank meets all capital adequacy requirements to which it is subject.

        As of December 31, 1997 the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

                        EMPIRE BANK CORP. AND SUBSIDIARY

(9)     Regulatory Matters, continued

        The consolidated and bank only actual capital amounts and ratios for 1997 and 1996 are also presented in the table.

                                                                                                         To Be Well
                                                                                                      Capitalized Under
                                                                             For Capital              Prompt Corrective
                                                       Actual             Adequacy Purposes           Action Provisions
                                                       ------             -----------------           -----------------
                                                Amount       Ratio        Amount      Ratio           Amount       Ratio
                                                ------       -----        ------      -----           ------       -----
  As of December 31, 1997:
    Total Capital
     (to Risk Weighted Assets)
        Consolidated                       $   7,292,522     15.0%     $  3,893,040     8.0%             N/A       N/A
        Empire Banking Company             $   7,128,545     14.6%     $  3,893,040     8.0%     $   4,866,300    10.0%

    Tier 1 Capital
     (to Risk Weighted Assets)
        Consolidated                       $   6,811,095     14.0%     $  1,946,520     4.0%             N/A       N/A
        Empire Banking Company             $   6,647,118     13.7%     $  1,946,520     4.0%     $   2,919,780     6.0%

    Tier 1 Capital
     (to Average Assets)
        Consolidated                       $   6,811,095     10.7%     $  2,549,612     4.0%             N/A       N/A
        Empire Banking Company             $   6,647,118     10.4%     $  2,549,612     4.0%     $   3,187,016     5.0%

  As of December 31, 1996:
    Total Capital
     (to Risk Weighted Assets)
        Consolidated                       $   6,588,400     15.5%     $  3,400,465     8.0%               N/A      N/A
        Empire Banking Company             $   6,430,364     15.2%     $  3,395,579     8.0%     $   4,244,474    10.0%

    Tier 1 Capital
     (to Risk Weighted Assets)
        Consolidated                       $   6,195,827     14.6%     $  1,697,487     4.0%               N/A      N/A
        Empire Banking Company             $   6,035,791     14.2%     $  1,697,789     4.0%     $   2,546,684     6.0%

    Tier 1 Capital
     (to Average Assets)
        Consolidated                       $   6,195,827     11.1%     $  2,232,730     4.0%               N/A      N/A
        Empire Banking Company             $   6,035,791     10.8%     $  2,237,777     4.0%     $   2,797,221     5.0%


(10)    Related Party Transactions

        In the normal course of business, executive officers and directors of the Company, including certain business organizations and individuals associated with them, maintain a variety of banking relationships with the Bank. Loans to executive officers and directors are made on terms comparable to those available to other Bank customers. The following is a summary of activity for related party loans for 1997:

                     Beginning balance           $   1,946,000
                     Loans advanced                  2,121,000
                     Repayments                     (2,110,000)
                                                     ---------
                     Ending balance              $   1,957,000
                                                     =========

                        EMPIRE BANK CORP. AND SUBSIDIARY

(11)    Capital Stock Transactions

        The Company redeemed 180 and 1,132 shares of its common stock at an average price $247.01 and $240.88 per share in 1997 and 1996. The Company sold 200 and 957 shares of treasury stock for an average price of $245.32 and $241.13 per share in 1997 and 1996.

(12)    Other Operating Expenses

        Components of other operating expenses which are greater then 1% of interest income and other income are as follows:

                                                 1997         1996       1995
                                                 ----         ----       ----

         Insurance                           $  145,598     119,647    104,738

         Professional fees                       62,485      39,548     34,916

         Loss on disposition of other assets     67,453         -          -

         Postage                                 62,248      50,301     46,126

                        EMPIRE BANK CORP. AND SUBSIDIARY

(13)    Empire Bank Corp. (Parent Company Only) Financial Information

                                 Balance Sheets

                           December 31, 1997 and 1996

                                     Assets

                                                    1997           1996
                                                    ----           ----

  Cash                                    $         162,592       158,996
  Investment in bank subsidiary                   6,667,554     6,035,240
  Other assets                                        1,385         1,040
                                               ------------   -----------
                                          $       6,831,531     6,195,276
                                                  =========     =========

                              Stockholders' Equity

  Stockholders' equity                    $       6,831,531     6,195,276
                                                  =========     =========

                             Statements of Earnings

               For the Years Ended December 31, 1997,1996 and 1995

                                                       1997      1996      1995
                                                       ----      ----      ----

  Dividends received from bank subsidiary         $   82,690     82,282   83,158

     Other expenses                                    1,015      1,182    1,199
                                                     -------  --------- --------
      Earnings before income taxes and equity in
        undistributed earnings of bank subsidiary     81,675     81,100   87,959

  Income tax benefit                                     345        402      408
                                                     -------  --------- --------
      Earnings before equity in undistributed
        earnings of bank subsidiary                   82,020     81,502   82,367

  Equity in undistributed earnings of bank
     subsidiary                                      611,327    164,670  465,663
                                                     -------  --------- --------

      Net earnings                                $  693,347    246,172  548,030
                                                     =======  ========= ========

                        EMPIRE BANK CORP. AND SUBSIDIARY

(13)    Empire Bank Corp. (Parent Company Only) Financial Information, continued

                            Statements of Cash Flows

              For the Years Ended December 31, 1997, 1996 and 1995


                                                                                   1997        1996         1995
                                                                                   ----        ----         ----
        Cash flows from operating activities:
        Net earnings                                                      $      693,347      246,172      548,030
         Adjustments to reconcile net earnings to net
           cash provided by operating activities:
         Equity in undistributed earnings of bank subsidiary                    (611,327)    (164,670)    (465,663)
         Change in other assets                                                     (345)       1,598       (1,408)
                                                                                --------   ----------   -----------
               Net cash provided by operating activities                          81,675       83,100       80,959
                                                                                --------   ----------   ----------
        Cash flows from investing activities - investment in subsidiary                -      (800,000)          -
                                                                                 -------   ----------   ----------
        Cash flows from financing activities:
         Dividends paid                                                          (82,682)     (82,282)     (83,158)
         Purchase of treasury stock                                              (44,462)    (272,680)           -
         Proceeds from sale of treasury stock                                     49,065      230,760            -
                                                                                 -------   ----------       ------
               Net cash used by financing activities                             (78,079)    (124,202)     (83,158)
                                                                                 -------   ----------   ----------
        Increase (decrease) in cash                                                3,596     (841,102)      (2,199)

        Cash at beginning of year                                                158,996    1,000,098    1,002,297
                                                                                 -------    ---------    ---------
        Cash at end of year                                               $      162,592      158,996    1,000,098
                                                                                 =======   ==========    =========
        Change in unrealized gains (losses) on investment securities
         available for sale of subsidiary, net of tax                     $       20,987       15,369     (106,325)



(14)    Subsequent Event

        On June 1, 1998, the Company executed a letter of intent to merge with and into FLAG Financial Corporation ("FLAG"). Under the terms of the letter of intent, each share of the Company's common stock will be exchanged for 42.5 shares of FLAG common stock. The merger is subject to approval of regulatory authorities and shareholders.

                                   APPENDIX A



                          AGREEMENT AND PLAN OF MERGER

                    BY AND BETWEEN FLAG FINANCIAL CORPORATION

                              AND EMPIRE BANK CORP.


                            Dated as of July 30, 1998

 TABLE OF CONTENTS



LIST OF EXHIBITS..........................................................V





AGREEMENT AND PLAN OF MERGER..............................................1





ARTICLE 1.        TRANSACTIONS AND TERMS OF THE MERGER....................2

   1.1   Merger...........................................................2
   1.2   Time and Place of Closing........................................2
   Effective Time.........................................................2




ARTICLE 2.        TERMS OF MERGER.........................................2

   2.1   Articles of Incorporation........................................2
   2.2   Bylaws...........................................................2
   2.3   Directors and Officers...........................................3




ARTICLE 3.        MANNER OF CONVERTING SHARES.............................3

   3.1   Conversion of Shares.............................................3
   3.2   Anti-Dilution Provisions.........................................3
   3.3   Shares Held by EMPIRE or FLAG....................................3
   3.4   Dissenting Shareholders..........................................4
   3.5   Fractional Shares................................................4




ARTICLE 4.        EXCHANGE OF SHARES......................................4

   4.1   Exchange Procedures..............................................4
   4.2   Rights of Former Shareholders of EMPIRE..........................5




ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF EMPIRE................6

   5.1   Organization, Standing, and Power................................6
   5.2   Authority of EMPIRE; No Breach By Agreement......................6
   5.3   Capital Stock....................................................7
   5.4   EMPIRE Subsidiaries..............................................7
   5.5   Financial Statements.............................................8

   5.6   Absence of Undisclosed Liabilities...............................9
   5.7   Absence of Certain Changes or Events.............................9
   5.8   Tax Matters......................................................9
   5.9   Allowance for Possible Loan Losses..............................10
   5.10     Assets.......................................................11
   5.11     Intellectual Property........................................11
   5.12     Environmental Matters........................................12
   5.13     Compliance with Laws.........................................13
   5.14     Labor Relations..............................................13
   5.15     Employee Benefit Plans.......................................14
   5.16     Material Contracts...........................................16
   5.17     Legal Proceedings............................................16
   5.18     Reports......................................................17
   5.19     Statements True and Correct..................................17
   5.20     Accounting, Tax and Regulatory Matters.......................17
   5.21     Charter Provisions...........................................17
   5.22     Board Recommendation.........................................18
   5.23     Y-2K.........................................................18




ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF FLAG.................18

   6.1   Organization, Standing, and Power...............................18
   6.2   Authority of FLAG; No Breach By Agreement.......................18
   6.3   Capital Stock...................................................19
   6.4   FLAG Subsidiaries...............................................20
   6.5   SEC Filings, Financial Statements...............................21
   6.6   Absence of Undisclosed Liabilities..............................21
   6.7   Absence of Certain Changes or Events............................21
   6.8   Tax Matters.....................................................22
   6.9   Allowance for Possible Loan Losses..............................23
   6.10     Assets.......................................................23
   6.11     Intellectual Property........................................24
   6.12     Environmental Matters........................................24
   6.13     Compliance with Laws.........................................25
   6.14     Labor Relations..............................................26
   6.15     Employee Benefit Plans.......................................26
   6.16     Material Contracts...........................................28
   6.17     Legal Proceedings............................................28
   6.18     Reports......................................................29
   6.19     Statements True and Correct..................................29
   6.20     Accounting, Tax and Regulatory Matters.......................29
   6.21     Charter Provisions...........................................30
   6.22     Board Recommendation.........................................30
   6.23     Y2K..........................................................30

ARTICLE 7.        CONDUCT OF BUSINESS PENDING CONSUMMATION...............30

   7.1   Affirmative Covenants of EMPIRE.................................30
   7.2   Negative Covenants of EMPIRE....................................30
   7.3   Affirmative Covenants of FLAG...................................32
   7.4   Negative Covenants of FLAG......................................33
   7.5   Adverse Changes in Condition....................................33
   7.6   Reports.........................................................33




ARTICLE 8.        ADDITIONAL AGREEMENTS..................................33

   8.1   Registration Statement..........................................33
   8.2   Nasdaq Listing..................................................34
   8.3   Shareholder Approval............................................34
   8.4   Applications....................................................34
   8.5   Filings with State Offices......................................34
   8.6   Agreement as to Efforts to Consummate...........................34
   8.7   Investigation and Confidentiality...............................35
   8.8   Press Releases..................................................35
   8.9   Certain Actions.................................................35
   8.10     Accounting and Tax Treatment.................................36
   8.11     Charter Provisions...........................................36
   8.12     Agreements of Affiliates.....................................36
   8.13     Employee Benefits and Contracts..............................37
   8.14     Indemnification..............................................37




ARTICLE 9.        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE......38

   9.1   Conditions to Obligations of Each Party.........................38
   9.2   Conditions to Obligations of FLAG...............................40
   9.3   Conditions to Obligations of EMPIRE.............................41




ARTICLE 10.       TERMINATION............................................42

   10.1     Termination..................................................42
   10.2     Effect of Termination........................................43
   10.3     Non-Survival of Representations and Covenants................43




ARTICLE 11.       MISCELLANEOUS..........................................43

   11.1     Definitions..................................................43
   11.2     Expenses.....................................................51
   11.3     Brokers and Finders..........................................52
   11.4     Entire Agreement.............................................52

   11.5     Amendments...................................................52
   11.6     Waivers......................................................52
   11.7     Assignment...................................................53
   11.8     Notices......................................................53
   11.9     Governing Law................................................54
   11.10    Counterparts.................................................54
   11.11    Captions, Articles and Sections..............................54
   11.12    Interpretations..............................................54
   11.13    Enforcement of Agreement.....................................54
   11.14    Severability.................................................54




SIGNATURES TO AGREEMENT AND PLAN OF MERGER

                                LIST OF EXHIBITS



Exhibit
Number          Description
-------         -----------

1.  Form of Agreement of Affiliates of EMPIRE BANK CORP. (SS 8.12, SS 9.2(f)).

2.  Matters as to which Kilpatrick Stockton LLP will opine. (SS 9.2(d)).

3.  Form of Claims Letter (SS 9.2(g)).

4. Matters as to which Powell, Goldstein, Frazer & Murphy LLP will opine. (SS 9.3(d)).

                          AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July 30, 1998, by and between FLAG FINANCIAL CORPORATION ("FLAG"), a Georgia corporation located in LaGrange, Georgia, and EMPIRE BANK CORP. ("EMPIRE"), a Georgia corporation located in Homerville, Georgia. Preamble

                                    Preamble
                                    --------

     The respective Boards of Directors of EMPIRE and FLAG are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of EMPIRE by FLAG, pursuant to the merger of EMPIRE with and into FLAG. At the effective time of such merger, the outstanding shares of the capital stock of EMPIRE shall be converted into the right to receive shares of the common stock of FLAG (except as provided herein). As a result, shareholders of EMPIRE shall become shareholders of FLAG, and FLAG shall conduct the business and operations of EMPIRE. The transactions described in this Agreement are subject to (a) approval of the shareholders of EMPIRE, (b) approval of the Georgia Department of Banking and Finance, (c) approval of the Board of Governors of the Federal Reserve, and (d) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

     Certain terms used in this Agreement are defined in Section 11.1 hereof.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

                                   ARTICLE 1.
                      TRANSACTIONS AND TERMS OF THE MERGER
                      ------------------------------------


     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, EMPIRE will merge with and into FLAG in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). FLAG shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of EMPIRE and FLAG, as set forth herein.

     1.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of EMPIRE have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend past the termination date set forth in SS 10.1(e) hereof.

                                   ARTICLE 2.
                                 TERMS OF MERGER
                                 ---------------

     2.1 Articles of Incorporation. The Articles of Incorporation of FLAG in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2 Bylaws. The Bylaws of FLAG in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3 Directors and Officers.

     (a) The directors of the Surviving Corporation shall be (i) the directors of FLAG immediately prior to the Effective Time and (ii) Leonard H. Bateman, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

     (b) The executive officers of the Surviving Corporation shall be (i) the executive officers of the Surviving Corporation immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3.
                           MANNER OF CONVERTING SHARES
                           ---------------------------

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of EMPIRE, or the shareholders of the foregoing, the shares of EMPIRE shall be converted as follows:

     (a) Each share of capital stock of FLAG issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of EMPIRE Common Stock (excluding shares held by any EMPIRE Entity or any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenter' rights as provided in
Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 42.50 shares of FLAG Common Stock (the "Exchange Ratio").

     3.2 Anti-Dilution Provisions. In the event FLAG changes the number of shares of FLAG Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by EMPIRE or FLAG. Each of the shares of EMPIRE Common Stock held by any EMPIRE Entity or by any FLAG Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Shares. Any holder of shares of EMPIRE Common Stock who perfects his dissenters/ rights in accordance with and as contemplated by
Article 13, Part 2 of Title 14 of the GBCC, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to FLAG the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of EMPIRE fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FLAG shall issue and deliver the consideration to which such holder of shares of EMPIRE Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of EMPIRE Common Stock held by him. If and to the extent required by applicable Law, EMPIRE will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FLAG.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of EMPIRE Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FLAG Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FLAG Common Stock multiplied by the market value of one share of FLAG Common Stock at the Effective Time. The market value of one share of FLAG Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FLAG) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4.
                               EXCHANGE OF SHARES
                               ------------------

     4.1 Exchange Procedures. Promptly after the Effective Time, FLAG shall cause the exchange agent selected by FLAG (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of EMPIRE Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of EMPIRE Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of EMPIRE Common Stock represented by
Certificates that are not registered in the transfer records of EMPIRE, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FLAG and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of EMPIRE Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenter' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FLAG shall not be obligated to deliver the consideration to which any former holder of EMPIRE Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither FLAG nor the Exchange Agent shall be liable to a holder of EMPIRE Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of EMPIRE shall constitute ratification of the appointment of the Exchange Agent.

     4.2 Rights of Former Shareholders of EMPIRE. At the Effective Time, the stock transfer books of EMPIRE shall be closed as to holders of EMPIRE Common Stock immediately prior to the Effective Time and no transfer of EMPIRE Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of EMPIRE Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FLAG's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by EMPIRE in respect of such shares of EMPIRE Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of EMPIRE shall be entitled to vote after the Effective Time at any meeting of FLAG shareholders the number of whole shares of FLAG Common Stock into which their respective shares of EMPIRE Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FLAG Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FLAG on the FLAG Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FLAG Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FLAG Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1.

However, upon surrender of such Certificate, both the FLAG Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.

                                   ARTICLE 5.
                    REPRESENTATIONS AND WARRANTIES OF EMPIRE
                    ----------------------------------------

     EMPIRE hereby represents and warrants to FLAG as follows:

     5.1 Organization, Standing, and Power. EMPIRE is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. EMPIRE is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. The minute book and other organizational documents for EMPIRE have been made available to FLAG for its review and, except as disclosed in Section 5.1 of the EMPIRE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2  Authority of EMPIRE; No Breach By Agreement

     (a) EMPIRE has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of EMPIRE, subject to the approval of this Agreement by the holders of a majority of the outstanding voting stock of EMPIRE, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by EMPIRE. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of EMPIRE, enforceable against EMPIRE in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by EMPIRE, nor the consummation by EMPIRE of the transactions contemplated hereby, nor compliance by EMPIRE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of EMPIRE's Articles of Incorporation or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any EMPIRE Subsidiary or any resolution adopted by the board of directors or the shareholders of any
EMPIRE Entity, or (ii) except as disclosed in Section 5.2 of the EMPIRE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any EMPIRE Entity under, any Contract or Permit of any EMPIRE Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, or
(iii)   subject  to  receipt  of  the   requisite   Consents   referred   to  in
Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to, any Law or Order applicable to any EMPIRE Entity or any of their respective material Assets (including any FLAG Entity or any EMPIRE Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity or any EMPIRE Entity being reassessed or revalued by any Taxing authority).

     (c)  Other  than  in  connection  or  compliance  with  the  provisions  of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by EMPIRE of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock

     (a) As of the date of this Agreement, the authorized capital stock of EMPIRE consists of 1,000,000 shares of EMPIRE Common Stock, of which 26,450 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of EMPIRE are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of EMPIRE has been issued in violation of any preemptive rights of the current or past shareholders of EMPIRE.

     (b)  Except  as  set  forth  in  Section   5.3(a),   or  as   disclosed  in
Section 5.3(b) of the EMPIRE Disclosure Memorandum, there are no shares of capital stock or other equity securities of EMPIRE outstanding and no outstanding Equity Rights relating to the capital stock of EMPIRE.

     5.4 EMPIRE Subsidiaries. EMPIRE has disclosed in Section 5.4 of the EMPIRE Disclosure Memorandum all of the EMPIRE Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the EMPIRE Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the EMPIRE Disclosure Memorandum, EMPIRE or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each EMPIRE Subsidiary. No capital stock (or other equity interest) of any EMPIRE Subsidiary is or may become required to be issued (other than to another EMPIRE Entity) by reason of any Equity Rights, and there are no Contracts by which any EMPIRE Subsidiary is bound to issue (other than to another EMPIRE Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any EMPIRE Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any EMPIRE Subsidiary (other than to another EMPIRE Entity). There are no Contracts relating to the rights of any EMPIRE Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any EMPIRE Subsidiary. All of the shares of capital stock (or other equity interests) of each EMPIRE Subsidiary held by an EMPIRE Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable State Law, if any, in the case of State depository institutions) nonassessable and are owned by the EMPIRE Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the EMPIRE Disclosure Memorandum, each EMPIRE Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each EMPIRE Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Each EMPIRE Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each EMPIRE Subsidiary have been made available to FLAG for its review, and, except as disclosed in Section 5.4 of the EMPIRE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5 Financial Statements. Each of the EMPIRE Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of EMPIRE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6  Absence  of  Undisclosed   Liabilities.   No  EMPIRE  Entity  has  any
Liabilities that are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of EMPIRE as of December 31, 1997 or March 31, 1998, included in the EMPIRE Financial Statements or reflected in the notes thereto. No EMPIRE Entity has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the EMPIRE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the EMPIRE Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, and (ii) EMPIRE Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of EMPIRE provided in Article 7.

     5.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any EMPIRE Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of EMPIRE, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have an EMPIRE Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, an EMPIRE Material Adverse Effect, except as reserved against in the EMPIRE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the EMPIRE Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of EMPIRE Entities, except for any such Liens which are not reasonably likely to have an EMPIRE Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

     (b) None of the EMPIRE Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the EMPIRE Entities for the period or periods through and including the date of the respective EMPIRE Financial Statements that has been made and is reflected on such EMPIRE Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of EMPIRE Entities have been provided for in accordance with GAAP.

     (e) Except as disclosed in Section 5.8 of the EMPIRE Disclosure Memorandum, none of the EMPIRE Entities is a party to any Tax allocation or sharing agreement and none of EMPIRE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was EMPIRE) or has any Liability for Taxes of any Person (other than EMPIRE and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the EMPIRE Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (g) Except as disclosed in Section 5.8 of the EMPIRE Disclosure Memorandum, none of the EMPIRE Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of EMPIRE Entities that occurred during or after any Taxable Period in which EMPIRE Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No EMPIRE Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting EMPIRE Entities have been or will be timely made.

     5.9 Allowance for Possible Loan Losses. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of EMPIRE included in the most recent EMPIRE Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of EMPIRE included in the EMPIRE Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of EMPIRE Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by EMPIRE

Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have an EMPIRE Material Adverse Effect.

     5.10 Assets

     (a) Except as disclosed in Section 5.10 of the EMPIRE Disclosure Memorandum or as disclosed or reserved against in the EMPIRE Financial Statements delivered prior to the date of this Agreement, EMPIRE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have an EMPIRE Material Adverse Effect. All tangible properties used in the businesses of the EMPIRE Entities are usable in the ordinary course of business consistent with EMPIRE's past practices.

     (b) All Assets which are material to EMPIRE's business on a consolidated basis, held under leases or subleases by any of the EMPIRE Entities, are held under valid Contracts enforceable against EMPIRE in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

     (c) EMPIRE Entities  currently maintain the insurance policies described in
Section 5.10(c) of the EMPIRE Disclosure Memorandum. None of the EMPIRE Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any EMPIRE Entity under such policies.

     (d) The Assets of the EMPIRE Entities include all material Assets required to operate the business of the EMPIRE Entities as presently conducted.

     5.11 Intellectual Property. Each EMPIRE Entity owns or has a license to use all of the Intellectual Property used by such EMPIRE Entity in the ordinary course of its business. Each EMPIRE Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such EMPIRE Entity in connection with such EMPIRE Entity's business operations, and such EMPIRE Entity has the right to convey by sale or license any Intellectual Property so conveyed. No EMPIRE Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of EMPIRE, threatened, which challenge the rights of any EMPIRE Entity with respect to Intellectual Property used, sold or licensed by such EMPIRE Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of EMPIRE, the conduct of the business of the EMPIRE Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the EMPIRE Disclosure Memorandum, no EMPIRE Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

     5.12 Environmental Matters.

     (a) Except as disclosed in Section 5.12 of the EMPIRE Disclosure Memorandum, to the Knowledge of EMPIRE, each EMPIRE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (b) There is no Litigation pending or, to the Knowledge of EMPIRE, threatened, before any court, governmental agency, or authority or other forum in which any EMPIRE Entity or any of its Operating Properties or Participation Facilities (or EMPIRE in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any EMPIRE Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, nor, to the Knowledge of EMPIRE, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (c) Except as disclosed in Section 5.12 of the EMPIRE Disclosure Memorandum, during the period of (i) any EMPIRE Entity's ownership or operation of any of their respective current Assets, or (ii) any EMPIRE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of EMPIRE, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Except as disclosed in Section 5.12 of the EMPIRE Disclosure Memorandum, prior to the period of (i) any EMPIRE Entity's ownership or operation of any of their respective current properties, (ii) any EMPIRE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of EMPIRE, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     5.13 Compliance with Laws. Each EMPIRE Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, and, to the Knowledge of EMPIRE, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Except as disclosed in Section 5.13 of the EMPIRE Disclosure Memorandum, none of the EMPIRE Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

     (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect; or

     (c) since January 1, 1995, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any EMPIRE Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, or (iii) requiring any EMPIRE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FLAG.

     5.14 Labor Relations. No EMPIRE Entity is the subject of any Litigation asserting that it or any other EMPIRE Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other EMPIRE Entity to bargain with any labor organization as to wages or conditions of employment, nor is any EMPIRE Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any EMPIRE Entity, pending or threatened, or to the Knowledge of EMPIRE, is there any activity involving any EMPIRE Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15 Employee Benefit Plans.

     (a) EMPIRE has disclosed in Section 5.15 of the EMPIRE Disclosure Memorandum, and has delivered or made available to FLAG prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any EMPIRE Entity or ERISA
Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "EMPIRE Benefit Plans"). Each EMPIRE Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "EMPIRE ERISA Plan." Each EMPIRE ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as an "EMPIRE Pension Plan." No EMPIRE Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

     (b) All EMPIRE Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Each EMPIRE ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and EMPIRE has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of EMPIRE, no EMPIRE Entity has engaged in a transaction with respect to any EMPIRE Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any EMPIRE Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (c) No EMPIRE Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any EMPIRE Pension Plan, (ii) no change in the actuarial assumptions with respect to any EMPIRE Pension Plan, and (iii) no increase in benefits under any EMPIRE Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any EMPIRE Pension Plan nor any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any EMPIRE Entity, or the single-employer plan of any entity which is considered one employer with EMPIRE under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have an EMPIRE Material Adverse Effect. No EMPIRE Entity has provided, or is required to provide, security to an EMPIRE Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any EMPIRE Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have an EMPIRE Material Adverse Effect. No EMPIRE Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have an EMPIRE Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any EMPIRE Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 5.15 of the EMPIRE Disclosure Memorandum, no EMPIRE Entity has any Liability for retiree health and life benefits under any of the EMPIRE Benefit Plans and there are no restrictions on the rights of such EMPIRE Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have an EMPIRE Material Adverse Effect.

     (f) Except as disclosed in Section 5.15 of the EMPIRE Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any EMPIRE Entity from any EMPIRE Entity under any EMPIRE Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any EMPIRE Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any EMPIRE Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the EMPIRE Financial Statements to the extent required by and in accordance with GAAP.

     5.16 Material Contracts. Except as disclosed in Section 5.16 of the EMPIRE Disclosure Memorandum or otherwise reflected in the EMPIRE Financial Statements, none of the EMPIRE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any EMPIRE Entity or the guarantee by any EMPIRE Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any EMPIRE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the EMPIRE Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any EMPIRE Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and
(vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by EMPIRE with the SEC (assuming EMPIRE were subject to the reporting requirements of the 1934 Act) as of the date of this Agreement (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "EMPIRE Contracts"). With respect to each EMPIRE Contract and except as disclosed in Section 5.16 of the EMPIRE Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no EMPIRE Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect; (iii) no EMPIRE Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of EMPIRE, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.16 of the EMPIRE Disclosure Memorandum, no officer, director or employee of any EMPIRE Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any EMPIRE Entity. All of the indebtedness of any EMPIRE Entity for money borrowed (excluding deposits obtained in the ordinary course of business) is prepayable at any time by such EMPIRE Entity without penalty or premium.

     5.17 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of EMPIRE, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any EMPIRE Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any EMPIRE Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any EMPIRE Entity, that are reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. Section 5.17 of the EMPIRE Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any EMPIRE Entity is a party and which names an EMPIRE Entity as a defendant or cross-defendant or for which, to the Knowledge of EMPIRE, any EMPIRE Entity has any potential Liability.

     5.18 Reports. Since January 1, 1995, or the date of organization if later, each EMPIRE Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.19 Statements True and Correct. No statement, certificate, instrument, or other writing furnished or to be furnished by any EMPIRE Entity to FLAG pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any EMPIRE Entity for inclusion in the registration statement to be filed by FLAG with the SEC in accordance with
Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any EMPIRE Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by an EMPIRE Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.20 Accounting, Tax and Regulatory Matters. No EMPIRE Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21 Charter Provisions. Each EMPIRE Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any EMPIRE Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any EMPIRE Entity that may be directly or indirectly acquired or controlled by them.

     5.22 Board Recommendation.

     The Board of Directors of EMPIRE, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of EMPIRE Common Stock approve this Agreement.

     5.23 Y-2K. EMPIRE has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.

                                   ARTICLE 6.
                     REPRESENTATIONS AND WARRANTIES OF FLAG
                     --------------------------------------

     FLAG hereby represents and warrants to EMPIRE as follows:

     6.1 Organization, Standing, and Power. FLAG is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FLAG is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. The minute book and other organizational documents for FLAG have been made available to EMPIRE for its review and, except as disclosed in Section 6.1 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2 Authority of FLAG; No Breach By Agreement.

     (a) FLAG has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FLAG. This Agreement represents a legal, valid, and binding obligation of FLAG, enforceable against FLAG in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FLAG, nor the consummation by FLAG of the transactions contemplated hereby, nor compliance by FLAG with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FLAG's Articles of Incorporation or Bylaws, or the Charter, or Articles of Incorporation or Bylaws of any FLAG Entity, or any resolution adopted by the Board of Directors or the shareholders of any FLAG Entity, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FLAG Entity under, any Contract or Permit of any FLAG Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9. 1 (b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FLAG Entity or any of their respective material Assets (including any FLAG Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FLAG Entity being reassessed or revalued by any Taxing authority).

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FLAG of the Merger and the other transactions contemplated in this Agreement.

     6.3 Capital Stock.

     (a) The authorized capital stock of FLAG consists of (i) 20,000,000 shares of FLAG Common Stock, of which 5,174,807 shares are issued and outstanding as of the date of this Agreement, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of FLAG Capital Stock are, and all of the shares of FLAG Common Stock to be issued in exchange for shares of EMPIRE Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FLAG Capital Stock has been, and none of the shares of FLAG Common Stock to be issued in exchange for shares of EMPIRE Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FLAG.

     (b) Except as set forth in Section 6.3(a), or as disclosed in Section 6.3 of the FLAG Disclosure Memorandum, there are no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG.

     6.4 FLAG Subsidiaries. FLAG has disclosed in Section 6.4 of the FLAG Disclosure Memorandum all of the FLAG Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FLAG Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, FLAG or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FLAG Subsidiary. No capital stock (or other equity interest) of any FLAG Subsidiary are or may become required to be issued (other than to another FLAG Entity) by reason of any Equity Rights, and there are no Contracts by which any FLAG Subsidiary is bound to issue (other than to another FLAG Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FLAG Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FLAG Subsidiary (other than to another FLAG Entity). There are no Contracts relating to the rights of any FLAG Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FLAG Subsidiary. All of the shares of capital stock (or other equity interests) of each FLAG Subsidiary held by a FLAG Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FLAG Entity free and clear of any Lien. Each FLAG Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FLAG Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FLAG Subsidiary have been made available to EMPIRE for its review, and, except as disclosed in Section 6.4 of the FLAG Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5 SEC Filings, Financial Statements.

     (a) FLAG has timely filed and made available to EMPIRE all SEC Documents required to be filed by FLAG since December 31, 1993 (the "FLAG SEC Reports"). The FLAG SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FLAG SEC Reports or necessary in order to make the statements in such FLAG SEC Reports, in light of the circumstances under which they were made, not misleading. No FLAG Subsidiary is required to file any SEC Documents.

     (b) Each of the FLAG Financial Statements (including, in each case, any related notes) contained in the FLAG SEC Reports, including any FLAG SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FLAG and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 Absence of Undisclosed Liabilities. No FLAG Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FLAG as of December 31, 1997 and March 31, 1998, included in the FLAG Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FLAG Entity has incurred or paid any Liability since March 31, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7 Absence of Certain Changes or Events. Since December 31, 1997, except as disclosed in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the FLAG Disclosure Memorandum,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and (ii) the FLAG Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FLAG provided in Article 7.

     6.8 Tax Matters.

     (a) All Tax Returns required to be filed by or on behalf of any of the FLAG Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FLAG Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FLAG Material Adverse Effect, except as reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FLAG Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FLAG Entities, except for any such Liens which are not reasonably likely to have a FLAG Material Adverse Effect or with respect to which the Taxes are not vet due and payable.

     (b) None of the FLAG Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to veers currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) The provision for any Taxes due or to become due for any of the FLAG Entities for the period or periods through and including the date of the respective FLAG Financial Statements that has been made and is reflected on such FLAG Financial Statements is sufficient to cover all such Taxes.

     (d) Deferred Taxes of the FLAG Entities have been provided for in accordance with GAAP.

     (e) None of the FLAG Entities is a party to any Tax allocation or sharing agreement and none of the FLAG Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FLAG) or has any Liability for Taxes of any Person (other than FLAG and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

     (f) Each of the FLAG Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. (g) Except as disclosed in Section 6.8 of the FLAG Disclosure Memorandum, none of the FLAG Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

     (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FLAG Entities that occurred during or after any Taxable Period in which the FLAG Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

     (i) No FLAG Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (j) All material elections with respect to Taxes affecting the FLAG Entities have been or will be timely made.

     6.9 Allowance for Possible Loan Losses. The Allowance shown on the consolidated balance sheets of FLAG included in the most recent FLAG Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FLAG included in the FLAG Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios
(including accrued interest receivables) of the FLAG Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FLAG Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FLAG Material Adverse Effect.

     6.10 Assets.

     (a) Except as disclosed in Section 6.10 of the FLAG Disclosure Memorandum or as disclosed or reserved against in the FLAG Financial Statements delivered prior to the date of this Agreement, the FLAG Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FLAG Material Adverse Effect. All tangible properties used in the businesses of the FLAG Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FLAG's past practices.

     (b) All Assets which are material to FLAG's business on a consolidated basis, held under leases or subleases by any of the FLAG Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

     (c) The FLAG Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FLAG Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FLAG Entity under such policies.

     (d) The Assets of the FLAG Entities include all Assets required to operate the business of the FLAG Entities as presently conducted.

     6.11 Intellectual Property. Each FLAG Entity owns or has a license to use all of the Intellectual Property used by such FLAG Entity in the course of its business. Each FLAG Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FLAG Entity in connection with such FLAG Entity's business operations, and such FLAG Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FLAG Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FLAG threatened, which challenge the rights of any FLAG Entity with respect to Intellectual Property used, sold or licensed by such FLAG Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FLAG Entities does not infringe any Intellectual Property of any other person. Except as disclosed in
Section 6.11 of the FLAG Disclosure Memorandum, no FLAG Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the FLAG Disclosure Memorandum, no officer, director or employee of any FLAG Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FLAG Entity.

     6.12 Environmental Matters.

     (a) To the Knowledge of FLAG, each FLAG Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (b) To the Knowledge of FLAG, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any FLAG Entity or any of its Operating Properties or Participation Facilities (or FLAG in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FLAG Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) During the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Prior to the period of (i) any FLAG Entity's ownership or operation of any of their respective current properties, (ii) any FLAG Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FLAG, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     6.13 Compliance with Laws. Each FLAG Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Except as disclosed in Section 6.13 of the FLAG Disclosure Memorandum, none of the FLAG Entities:

     (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

     (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FLAG Material Adverse Effect; or

     (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FLAG Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or (iii) requiring any FLAG Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to EMPIRE.

     6.14 Labor Relations. No FLAG Entity is the subject of any Litigation asserting that it or any other FLAG Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FLAG Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FLAG Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FLAG Entity, pending or threatened, or to the Knowledge of FLAG, is there any activity involving any FLAG Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15 Employee Benefit Plans.

     (a) FLAG has disclosed in Section 6.15 of the FLAG Disclosure Memorandum and has delivered or made available to EMPIRE prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FLAG Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FLAG Benefit Plans"). Each FLAG Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FLAG ERISA Plan." Each FLAG ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "FLAG Pension Plan." No FLAG Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

     (b) All FLAG Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Each FLAG ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FLAG is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Flag, no FLAG Entity has engaged in a transaction with respect to any FLAG Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FLAG Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (c) No FLAG Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FLAG Pension Plan, (ii) no change in the actuarial assumptions with respect to any FLAG Pension Plan, and (iii) no increase in benefits under any FLAG Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FLAG Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FLAG Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has provided, or is required to provide, security to a FLAG Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 40 1
(a)(29) of the Internal Revenue Code.

     (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FLAG Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FLAG Material Adverse Effect. No FLAG Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FLAG Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FLAG Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, no FLAG Entity has any Liability for retiree health and life benefits under any of the FLAG Benefit Plans and there are no restrictions on the rights of such FLAG Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FLAG Material Adverse Effect.

     (f) Except as disclosed in Section 6.15 of the FLAG Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FLAG Entity from any FLAG Entity under any FLAG Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FLAG Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect.

     (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FLAG Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FLAG Financial Statements to the extent required by and in accordance with GAAP.

     6.16 Material Contracts. Except as disclosed in Section 6.16 of the FLAG Disclosure Memorandum or otherwise reflected in the FLAG Financial Statements, none of the FLAG Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FLAG Entity or the guarantee by any FLAG Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FLAG Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FLAG Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FLAG Entity, (vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FLAG with the SEC as of the date of this Agreement that has not been filed as an exhibit to FLAG's Form 10-K filed for the fiscal year ended December 31, 1997, or in an SEC Document and identified to Empire (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FLAG Contracts"). With respect to each FLAG Contract and except as disclosed in Section 6.16 of the FLAG Disclosure
Memorandum: (i) the Contract is in full force and effect; (ii) no FLAG Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect; (iii) no FLAG Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FLAG, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FLAG Entity for money borrowed is prepayable at any time by such FLAG Entity without penalty or premium.

     6.17 Legal Proceedings. There is no Litigation instituted or pending or, to the Knowledge of FLAG, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FLAG Entity, or against any director, employee or employee benefit plan of any FLAG Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FLAG Entity, that are reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect. Section
6.17 of the FLAG Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FLAG Entity is a party and which names a FLAG Entity as a defendant or cross-defendant or for which any FLAG Entity has any potential Liability.

     6.18 Reports. Since January 1, 1993, each FLAG Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FLAG Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.19 Statements True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by any FLAG Entity to EMPIRE pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FLAG Entity for inclusion in the Registration Statement to be filed by FLAG with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FLAG Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FLAG Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.20 Accounting, Tax and Regulatory Matters. No FLAG Entity has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 Charter Provisions. Each FLAG Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FLAG Entity or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FLAG Entity that may be directly or indirectly acquired or controlled by them.

     6.22 Board Recommendations. The Board of Directors of FLAG, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FLAG shareholders.

     6.23 Y-2K. Each FLAG Entity is in compliance with all policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations. Section 6.23 of the FLAG Disclosure Memorandum sets forth a summary of the steps taken by FLAG to ensure such compliance. FLAG has entered into an agreement with Phoenix International Ltd., Inc. ("Phoenix") to license the Phoenix Retail Banking System, and FLAG is scheduled to convert each of the existing FLAG Entities, as well as the EMPIRE Subsidiaries, to the Phoenix Retail Banking System prior to March 31, 1999. Phoenix has represented to FLAG that the Phoenix Retail Banking System is year 2000 compliant.


                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION
                    ----------------------------------------

     7.1 Affirmative Covenants of EMPIRE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, EMPIRE shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of EMPIRE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FLAG shall have been obtained, and except as otherwise expressly contemplated herein, EMPIRE covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any EMPIRE entity, or

     (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of an EMPIRE Entity to another EMPIRE Entity) in excess of an aggregate of $100,000 (for EMPIRE Entities on a consolidated basis) except in the ordinary course of the business of the EMPIRE Subsidiaries consistent with past practices (which shall include, for the EMPIRE Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any EMPIRE Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the EMPIRE Disclosure Memorandum); or

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any EMPIRE Entity, or declare or pay any dividend or make any other distribution in respect of EMPIRE's capital stock; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the EMPIRE Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of EMPIRE Common Stock or any other capital stock of any EMPIRE Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

     (e) adjust, split, combine or reclassify any capital stock of any EMPIRE Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of EMPIRE Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any EMPIRE Subsidiary (unless any such shares of stock are sold or otherwise transferred to another EMPIRE Entity); or

     (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned EMPIRE Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

     (g) grant any increase in compensation or benefits to the employees or officers of any EMPIRE Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of the EMPIRE Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the EMPIRE Disclosure Memorandum; and enter into or amend any severance agreements with officers of any EMPIRE Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any EMPIRE Entity except in accordance with past practice disclosed in Section 7.2(g) of the EMPIRE Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

     (h) enter into or amend any employment Contract between any EMPIRE Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the EMPIRE Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of any EMPIRE Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any EMPIRE Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the EMPIRE Disclosure Memorandum, settle any Litigation involving any Liability of any EMPIRE Entity for material money damages or restrictions upon the operations of any EMPIRE Entity; or

     (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.3 Affirmative Covenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of EMPIRE shall have been obtained, and except as otherwise expressly contemplated herein, FLAG shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of

Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4 Negative Covenants of FLAG. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of EMPIRE shall have been obtained, and except as otherwise expressly contemplated herein, FLAG covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FLAG in any manner adverse to the holders of EMPIRE Common Stock, or take any action which will materially adversely impact the ability of FLAG Entities to consummate the transactions contemplated by this Agreement.

     7.5 Adverse Changes in Condition. Each of FLAG and EMPIRE agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 Reports. Each of FLAG and EMPIRE and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such periodic reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS
                              ---------------------

     8.1 Registration Statement. As soon as practicable after execution of this Agreement, FLAG shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of FLAG Common Stock upon consummation of the Merger. EMPIRE shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FLAG may reasonably request in connection with such action.

FLAG and EMPIRE shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 Nasdaq Listing. FLAG shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FLAG Common Stock to be issued to the holders of EMPIRE Common Stock pursuant to the Merger, and FLAG shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 Shareholder Approval. EMPIRE shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of EMPIRE shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of EMPIRE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to EMPIRE's shareholders, under applicable law), and the Board of Directors and officers of EMPIRE shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of EMPIRE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the EMPIRE shareholders, under applicable law).

     8.4 Applications. FLAG shall promptly prepare and file, and EMPIRE shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.5 Filings and State Offices. Upon the terms and subject to the conditions of this Agreement, FLAG shall cause to be filed the Certificate of Merger with the Secretary of State of the State of Georgia.

     8.6 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.7 Investigation and Confidentiality.

     (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

     (c) Each Party  shall use its  reasonable  efforts to  exercise  its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

     (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have an EMPIRE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable.

     8.8 Press Releases. Prior to the Effective Time, EMPIRE and FLAG shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9  Certain  Actions.  Except  with  respect  to  this  Agreement  and the transactions contemplated hereby, no EMPIRE Entity nor any Representatives thereof retained by any EMPIRE Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of EMPIRE, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to EMPIRE's shareholders, under applicable Law, no EMPIRE Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but EMPIRE may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. EMPIRE shall promptly advise FLAG following the receipt of any Acquisition Proposal and the details thereof, and advise FLAG of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. EMPIRE shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

     8.10 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 Charter Provisions. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FLAG or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any EMPIRE Entity that may be directly or indirectly acquired by them.

     8.12 Agreements of Affiliates. EMPIRE has disclosed in Section 8.12 of the EMPIRE Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of EMPIRE for purposes of Rule 145 under the 1933 Act. EMPIRE shall use its reasonable efforts to cause each such Person to deliver to FLAG not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of the EMPIRE Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FLAG Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FLAG and EMPIRE have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff Accounting Bulletin No. 76, shares of FLAG Common Stock issued to such affiliates of EMPIRE shall not be transferable until such time as financial results covering at least 30 days of combined operations of FLAG and EMPIRE have been published within the meaning of Section 201.01 of the

SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section
8.12. FLAG shall be entitled to place restrictive legends upon certificates for shares of FLAG Common Stock issued to affiliates of EMPIRE pursuant to this Agreement to enforce the provisions of this Section 8.12. FLAG shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FLAG Common Stock by such affiliates.

     8.13 Employee Benefits and Contracts. Following the Effective Time, FLAG shall either (i) continue to provide to officers and employees of the EMPIRE Entities employee benefits under EMPIRE's existing employee benefit and welfare plans or, (ii) if FLAG shall determine to provide to officers and employees of the EMPIRE Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the EMPIRE Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FLAG Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FLAG's employee benefit plans, (i) service under any qualified defined benefit plan of EMPIRE shall be treated as service under FLAG's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of EMPIRE shall be treated as service under FLAG's qualified defined contribution plans, and (iii) service under any other employee benefit plans of EMPIRE shall be treated as service under any similar employee benefit plans maintained by FLAG. With respect to officers and employees of the EMPIRE Entities who, at or after the Effective Time, become employees of a FLAG Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the EMPIRE Entities, FLAG shall cause each comparable employee welfare benefit plan which is substituted for an EMPIRE welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FLAG also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the EMPIRE Disclosure Memorandum to FLAG between any EMPIRE Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the EMPIRE Benefit Plans.

     8.14 Indemnification.

     (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FLAG shall indemnify, defend and hold harmless each person entitled to indemnification from an EMPIRE Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by EMPIRE's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FLAG is required to effectuate any indemnification, FLAG shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FLAG and the Indemnified Party.

     (b) Any Indemnified Party wishing to claim  indemnification under paragraph
(a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify FLAG thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective Time), (i) FLAG shall have the right to assume the defense thereof (provided FLAG acknowledges responsibility for such indemnification) and FLAG shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FLAG elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FLAG and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FLAG shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FLAG shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) FLAG shall not be liable for any settlement effected without its prior written consent; and provided further that FLAG shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.


                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
                -------------------------------------------------

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

     (a) Shareholder Approval. The shareholders of EMPIRE shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FLAG shall have approved the issuance of shares of FLAG Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner

(including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

     (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts, makes illegal or, in good faith, inadvisable, the consummation of the transactions contemplated by this Agreement.

     (e) Registration Statement. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FLAG Common Stock issuable pursuant to the Merger shall have been received.

     (f) Nasdaq Listing. The shares of FLAG Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

     (g) Tax Matters. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of EMPIRE Common Stock for FLAG Common Stock will not give rise to gain or loss to the shareholders of EMPIRE with respect to such exchange (except to the extent of any cash received), and (iii) neither EMPIRE nor FLAG will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of EMPIRE and FLAG reasonably satisfactory in form and substance to such counsel.

     (h) Employment Matters.  Leonard H. Bateman,  Rhonda R. Robbins, and Daniel
G. Morris shall have negotiated a mutually satisfactory employment relationship with FLAG, and the agreements between each of Mr. Bateman, Ms. Robbins, and Mr. Morris and EMPIRE concerning post termination payments subsequent to a change in ownership shall have been terminated.

     9.2 Conditions to Obligations of FLAG. The obligations of FLAG to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FLAG pursuant to Section 11.6(a):

     (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of EMPIRE set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of EMPIRE set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an EMPIRE Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of EMPIRE to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. EMPIRE shall have delivered to FLAG (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to EMPIRE and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by EMPIRE's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FLAG and its counsel shall request.

     (d) Opinion of Counsel. FLAG shall have received an opinion of Kilpatrick Stockton L.L.P., counsel to EMPIRE, dated as of the Closing Date, in form reasonably satisfactory to FLAG, as to the matters set forth in Exhibit 2.

     (e) Pooling Letters. FLAG shall have received an opinion of Porter Keadle Moore, LLP, dated as of the date of filing of the Registration Statement with the SEC and as of the Closing Date, addressed to FLAG and in form and substance reasonably acceptable to FLAG, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

     (f) Affiliates Agreements. FLAG shall have received from each affiliate of EMPIRE the affiliates letter referred to in Section 8.12 and Exhibit 1.

     (g) Claims Letters. Each of the directors and officers of EMPIRE shall have executed and delivered to FLAG letters in substantially the form of Exhibit 3.

     9.3 Conditions to Obligations of EMPIRE. The obligations of EMPIRE to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by EMPIRE pursuant to Section 11.6(b):

     (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of FLAG set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FLAG set forth in
Section 6.16 and 6.17 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FLAG set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.16 and 6.17) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FLAG Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FLAG to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FLAG shall have delivered to EMPIRE (i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FLAG and in
Section 9.3(a) and 9.3(b) have been satisfied, provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duty adopted by FLAG's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as EMPIRE and its counsel shall request.

     (d) Opinion of Counsel. EMPIRE shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FLAG, dated as of the Closing Date, in form reasonably acceptable to EMPIRE, as to the matters set forth in Exhibit 4.


                                   ARTICLE 10.
                                   TERMINATION
                                   -----------

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of EMPIRE, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) By mutual consent of FLAG and EMPIRE; or

     (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, an EMPIRE Material Adverse Effect or a FLAG Material Adverse Effect, as applicable, on the breaching Party; or

     (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

     (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of EMPIRE fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

     (e) By either Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e).

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Article 11 and Section 8.7(b) shall survive any such termination and abandonment, and
(ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.


                                   ARTICLE 11.
                                  MISCELLANEOUS
                                  -------------

     11.1 Definitions.

     (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits, the FLAG Disclosure Memorandum and the EMPIRE Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

     "Certificate of Merger" shall mean the Certificate of Merger to be executed by FLAG and EMPIRE and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

     "Contract" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Default" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

     "EMPIRE Common Stock" shall mean the $1.00 par value common stock of EMPIRE.

     "EMPIRE Disclosure Memorandum" shall mean the written information entitled "EMPIRE Disclosure Memorandum" delivered prior to execution of this Agreement to FLAG describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "EMPIRE  Entities"  shall  mean,   collectively,   EMPIRE  and  all  EMPIRE
Subsidiaries.

     "EMPIRE Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of EMPIRE as of June 30, 1998, and as of December 31, 1997 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1998, and for the Fiscal year ended December 31, 1997, and (ii) the consolidated balance sheets of EMPIRE (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1998.

     "EMPIRE Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of EMPIRE and its Subsidiaries, taken as a whole, or (ii) the ability of EMPIRE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that an "EMPIRE Material Adverse Effect" shall not be deemed to include the impact of
(a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of EMPIRE (or any of its Subsidiaries) taken with the prior informed written Consent of FLAG in contemplation of the transactions contemplated hereby.

     "EMPIRE Subsidiaries" shall mean the Subsidiaries of EMPIRE, which shall include the EMPIRE Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of EMPIRE in the future and held as a Subsidiary by EMPIRE at the Effective Time.

     "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

     "Equity Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Exhibits 1 through 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

     "FLAG Capital Stock" shall mean, collectively, the FLAG Common Stock, the FLAG Preferred Stock and any other class or series of capital stock of FLAG.

     "FLAG Common Stock" shall mean the $1.00 par value common stock of FLAG.

     "FLAG Disclosure Memorandum" shall mean the written information entitled "FLAG Financial Corporation Disclosure Memorandum" delivered prior to execution of this Agreement to EMPIRE describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

     "FLAG Entities" shall mean, collectively, FLAG and all FLAG Subsidiaries.

     "FLAG Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FLAG as of June 30, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the six months ended June 30, 1998, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FLAG in SEC Documents, and (ii) the consolidated balance sheets of FLAG (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to June 30, 1998.

     "FLAG Material Adverse Effect" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FLAG and its Subsidiaries, taken as a whole, or (ii) the ability of FLAG Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FLAG (or any of its Subsidiaries) taken with the prior informed written Consent of EMPIRE in contemplation of the transactions contemplated hereby.

     "FLAG Preferred Stock" shall mean the shares of preferred stock of FLAG.

     "FLAG Subsidiaries" shall mean the Subsidiaries of FLAG, which shall include the FLAG Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FLAG in the future and held as a Subsidiary by FLAG at the Effective Time.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "GBCC" shall mean the Georgia Business Corporation Code.

     "Hazardous Material" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

     "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a FLAG Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FLAG Entity. "Knowledge" as used with respect to an EMPIRE Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such EMPIRE Entity.

     "Law" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

     "Litigation" shall mean any action, arbitration, cause of action. claim, complaint investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business. its Assets (including Contracts related to it), or the transactions contemplated by this Agreement. but shall not include regular. periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

     "Operating Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

     "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

     "Party" shall mean either EMPIRE or FLAG, and "Parties" shall mean EMPIRE and FLAG.

     "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FLAG under the 1933 Act with respect to the shares of FLAG Common Stock to be issued to the shareholders of EMPIRE in connection with the transactions contemplated by this Agreement.

     "Regulatory Authorities" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

     "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders Meeting" shall mean the meeting of the shareholders of EMPIRE to be held pursuant to Section 8. 3, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

     "Surviving Corporation" shall mean FLAG as the surviving corporation resulting from the Merger.

     "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

     "Tax" or Taxes" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

     (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  Allowance                 Section 5.9
                  Certificates              Section 4.1
                  Closing                   Section 1.2
                  Effective Time            Section 1.3
                  EMPIRE Benefit Plans      Section 5.15(a)
                  EMPIRE Contracts          Section 5.16
                  EMPIRE ERISA Plan         Section 5.15(a)
                  EMPIRE Pension Plan       Section 5.15(a)
                  ERISA Affiliate           Section 5.15(c)
                  Exchange Agent            Section 4.1
                  Exchange Ratio            Section 3.1(b)
                  FLAG Benefit Plans        Section 6.15(a)
                  FLAG ERISA Plan           Section 6.15(a)
                  FLAG Pension Plan         Section 6.15(a)
                  FLAG SEC Reports          Section 6.5(a)
                  Indemnified Party         Section 8.14(a)
                  Merger                    Section 1.1
                  Tax Opinion               Section 9.1(g)

     (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2 Expenses.

     (a) Except as otherwise provided in this Section 11.2, each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

     (b) If this  Agreement is terminated by FLAG pursuant to Sections  10.1(b),
(c) or (d)(ii), EMPIRE shall pay to FLAG an amount equal to the lesser of $100,000 or FLAG's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (c) If this Agreement is terminated by EMPIRE pursuant to Sections 10.1(b) or (c), FLAG shall pay to EMPIRE an amount equal to the lesser of $100,000 or EMPIRE's actual out of pocket expenses incurred in connection with the transactions contemplated by this Agreement.

     (d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

     11.3 Brokers and Finders. Except as disclosed in Section 11.3 of the FLAG Disclosure Memorandum, and except as disclosed in Section 11.3 of the Empire Disclosure Memorandum, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by EMPIRE or by FLAG, each of EMPIRE and FLAG, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of EMPIRE Common Stock, there shall be made no amendment that, pursuant to the GBCC, requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of FLAG Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of EMPIRE Common Stock will be exchanged for shares of FLAG Common Stock shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of FLAG Common Stock without any requisite approval of the holders of the issued and outstanding shares of FLAG Common Stock entitled to vote thereon.

     11.6 Waivers.

     (a) Prior to or at the Effective Time, FLAG, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by EMPIRE, to waive or extend the time for the compliance or fulfillment by EMPIRE of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FLAG under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FLAG.

     (b) Prior to or at the Effective Time, EMPIRE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FLAG, to waive or extend the time for the compliance or fulfillment by FLAG, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of EMPIRE under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of EMPIRE.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  EMPIRE:                 Empire Bank Corp.
                                          115 E. Dame Avenue
                                          Homerville, GA  31634-1934
                                          Telecopy Number: (912) 487-2471
                                          Attention:  Leonard H. Bateman

                  Copy to Counsel:        Kilpatrick Stockton LLP
                                          Suite 2800
                                          1100 Peachtree Street
                                          Atlanta, GA  30309-4530
                                          Telecopy Number: (404) 815-6555
                                          Attention: Richard R. Cheatham, Esq.

                  FLAG:                   FLAG Financial Corporation
                                          101 North Greenwood St.
                                          LaGrange, GA 30240
                                          Telecopy Number: (706) 845-5155
                                          Attention:  J. Daniel Speight, Jr.

                  Copy to Counsel:        Powell Goldstein Frazer & Murphy LLP
                                          Sixteenth Floor
                                          191 Peachtree Street, N.E.
                                          Atlanta, GA 30303
                                          Telecopy Number: (404) 572-5958
                                          Attention:  Walter G. Moeling IV, Esq.

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

     11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions, Articles and Sections. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

     11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                        [SIGNATURES APPEAR ON NEXT PAGE]

                  [SIGNATURES TO AGREEMENT AND PLAN OF MERGER]

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                                FLAG FINANCIAL CORPORATION



                                By: /s/ J. Daniel Speight, Jr.
                                    -----------------------------------
                                    J. Daniel Speight, Jr.
                                    President & Chief Executive Officer




                                 EMPIRE BANK CORP.



                                 By: /s/ Leonard H. Bateman
                                     -------------------------------------
                                     Leonard H. Bateman
                                     President and Chief Executive Officer

                                    Exhibit 1

                               AFFILIATE AGREEMENT



FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA  30240

Attention:  J. Daniel Speight, Jr., President and Chief Executive Officer

Gentlemen:

     The undersigned is a shareholder of Empire Bank Corp. ("EMPIRE"), a Georgia Corporation, and will become a shareholder of FLAG Financial Corporation ("FLAG"), a Georgia corporation, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of July 30, 1998 (the "Agreement"), by and between FLAG, and EMPIRE. Under the terms of the Agreement, EMPIRE will be merged with and into FLAG (the "Merger"), and the shares of the $10.00 par value common stock of EMPIRE ("EMPIRE Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of FLAG ("FLAG Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and FLAG regarding certain rights and obligations of the undersigned in connection with the shares of FLAG to be received by the undersigned as a result of the Merger.

     In consideration of the Merger and the mutual covenants contained herein, the undersigned and FLAG hereby agree as follows:

     1. Affiliate Status. The undersigned understands and agrees that as to EMPIRE he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

     2. Initial Restrictions on Disposition. The undersigned agrees that he will not sell, transfer or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of FLAG Common Stock into which his shares of EMPIRE Common Stock are converted upon consummation of the Merger until such time as FLAG notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of FLAG and EMPIRE. FLAG agrees that it will publish such results within 45 days after the end of the first fiscal quarter of FLAG containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

     3. Covenants and Warranties of Undersigned. The undersigned represents, warrants and agrees that:

     (a) At any meeting of shareholders of EMPIRE called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought (the "Shareholders' Meeting"), the undersigned shall, to the extent that the Shareholder has the power, vote (or cause to be voted) the Shareholder's Shares in favor of the Merger, the execution and delivery by EMPIRE of the Merger Agreement, and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement, provided that the terms of the Merger Agreement shall not have been amended to reduce the consideration payable in the Merger to a lesser amount of FLAG Common Stock or otherwise to materially and adversely impair the
Shareholder's rights or increase the Shareholder's obligations thereunder. The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

     (b) The FLAG Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

     (c) FLAG has informed the undersigned that any distribution by the undersigned of FLAG Common Stock has not been registered under the 1933 Act and that shares of FLAG Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that FLAG is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of FLAG Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

     (d) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 9 hereof, have all shares of EMPIRE Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

     (e) During the thirty (30) days immediately preceding the Effective Time of the Merger, the undersigned has not sold, transferred, or otherwise disposed of his interests in, or reduced his risk relative to, any of the shares of EMPIRE Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of EMPIRE held to approve the Merger.

     (f) The undersigned is aware that FLAG intends to treat the Merger as a tax-free reorganization under Section 368 of the Code for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as FLAG for federal income tax purposes.

     4. Restrictions on Transfer. The undersigned understands and agrees that stop-transfer instructions with respect to the shares of FLAG Common Stock received by the undersigned pursuant to the Merger will be given to FLAG's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

     The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as FLAG Financial Corporation ("FLAG") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended,
(2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is an affiliate of FLAG) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FLAG that such sale or transfer is otherwise exempt from the registration requirements of such Act.

     Such legend will also be placed on any certificate representing FLAG securities issued subsequent to the original issuance of FLAG Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the FLAG Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner as to justify the removal of the legend therefrom. Upon the request of the undersigned, FLAG shall cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the FLAG Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), FLAG, upon the request of the undersigned, will cause the certificates representing the shares of FLAG Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by FLAG of an opinion of its counsel to the effect that such legend may be removed.

     5. Understanding of Restrictions on Disposition. The undersigned has carefully read the Agreement and this Affiliate Agreement and has discussed their requirements and impact upon his ability to sell, transfer or otherwise dispose of the shares of FLAG Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for EMPIRE.

     6. Filing of Reports by FLAG. FLAG agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of FLAG Common Stock issued to the undersigned pursuant to the Merger.

     7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of FLAG Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for FLAG Common Stock, together with such additional information as the transfer agent may reasonably request. If FLAG's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), FLAG shall cause such counsel to provide such opinions as may be necessary to FLAG's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8. Certain Actions. The undersigned covenants and agrees with FLAG that, for a period of two (2) years after the effective time of the Merger, the undersigned shall not, without the prior written consent of FLAG, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Clinch, Ware and Pierce Counties, Georgia. It is expressly understood that the covenants contained in this paragraph 8 do not apply to (i) "management official" positions which the undersigned holds with financial institutions (other than FLAG, EMPIRE, and their subsidiaries) as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution (other than FLAG, EMPIRE, and their subsidiaries) as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 8, the following terms shall have the following respective meanings:

     (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution whether or not he holds any official, elected, or appointed position with such financial institution.

     (b) The term "financial institution" shall refer to any bank, bank holding company, savings and loan association, savings and loan holding company, banking-related company, or any other similar financial institution which engages in the business of accepting deposits or making loans or which owns or controls a company which engages in the business of accepting deposits or making loans. It is expressly understood that the term "financial institution" shall include any financial institution as defined herein that, after the date of this Agreement, makes application for an appropriate federal or state regulatory authority for approval to organize.

     (c) The term "major shareholder" shall refer to the beneficial ownership of five percent (5%) or more of any class of voting securities or the ownership of five percent (5%) of the total equity interest in such company, however denominated.

     The provisions of this paragraph 8 shall be of no further force and effect if the undersigned is not offered employment as a director of FLAG or any of its subsidiaries (to include the subsidiaries of EMPIRE acquired at the Effective Time of the Merger) at the Effective Time of the Merger or, if the undersigned is so employed, the undersigned's employment is terminated by FLAG after the Effective Time of the Merger.

     9. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of EMPIRE and FLAG that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse and any such relative collectively own at least a ten-percent (10%) beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least ten-percent (10%) of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of FLAG or becomes a director or officer of FLAG upon consummation of the Merger, among other things, any sale of FLAG Common Stock by the undersigned within a period of less than six (6) months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

     10. Miscellaneous. This Affiliate Agreement is the complete agreement between FLAG and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

                        SIGNATURES CONTAINED ON NEXT PAGE

     This   Affiliate   Agreement  is  executed  as  of  the  _________  day  of
________________, 1998.
                                   Very truly yours,


                                   __________________________________________
                                   Signature

                                   __________________________________________
                                   Print Name

                                   Address:__________________________________
                                   __________________________________________
                                   __________________________________________


                                   [add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

                                   __________________________________________
                                   Name

                                   __________________________________________
                                   Name

                                   __________________________________________
                                   Name

AGREED TO AND ACCEPTED as of
the _______ day of _____________________, 1998.

FLAG FINANCIAL CORPORATION


By:  ____________________________________

                                    Exhibit 2


             MATTERS AS TO WHICH KILPATRICK STOCKTON, LLP WILL OPINE


     1. Empire Bank Corp. ("EMPIRE") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of EMPIRE or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default or acceleration under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which EMPIRE is a party or by which EMPIRE is bound.

     3. The Agreement has been duly and validly executed and delivered by EMPIRE and, assuming valid authorization, execution and delivery by FLAG, constitutes a valid and binding agreement of EMPIRE enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of EMPIRE consists of 1,000,000 shares of the EMPIRE Common Stock, of which 26,450 shares were issued and outstanding as of _______________________, 1998. The shares of the EMPIRE Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued, and are fully paid and nonassessable under the GBCC. To our knowledge, except as set forth above, or as disclosed in
Section 5.3 of the EMPIRE Disclosure Memorandum, as of ______________, 1998, there were no shares of capital stock or other equity securities of EMPIRE outstanding and no outstanding Equity Rights relating to the capital stock of EMPIRE.

                                    Exhibit 3




                                            ____________________, 1998




FLAG Financial Corporation
101 North Greenwood Street
LaGrange, GA 30240

         RE:      Empire Bank Corp.  ("EMPIRE")
                  Homerville, Georgia

Ladies and Gentlemen:

     This letter is delivered pursuant to Section 9.2(g) of the Agreement and Plan of Merger, dated as of July 30, 1998, by and between FLAG Financial Corporation and EMPIRE.

     In my capacity as an officer or a director of EMPIRE, and as of the date of this letter, I do not, to the best of my knowledge, have any claims, and I am not aware of any facts or circumstances that I believe are likely to give rise to any claim, for indemnification under EMPIRE's Articles of Incorporation or Bylaws as existing on the date hereof or as may be afforded by the laws of the State of Georgia or the United States.


                                      Very truly yours,



                                      ______________________________________
                                      Signature of Officer or Director


                                      ______________________________________
                                      Name of Officer or Director


                                      ______________________________________
                                      Position at EMPIRE

                                    Exhibit 4


           MATTERS AS TO WHICH POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                                   WILL OPINE


     1. FLAG Financial Corporation ("FLAG") is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with full corporate power and authority to carry on the business in which it is engaged, and to own and use its Assets.

     2. The execution and delivery of the Agreement and compliance with its terms do not and will not violate or contravene any provision of the Articles of Incorporation or Bylaws of FLAG or, to our knowledge but without any independent investigation, result in any conflict with, breach of, or default under any Contract disclosed in the Agreement, Law, Order or Permit (subject to the approval of Regulatory Authorities) to which FLAG is a party or by which FLAG is bound.

     3. The Agreement has been duly and validly executed and delivered by FLAG, and assuming valid authorization, execution and delivery by Empire Bank Corp., constitutes a valid and binding agreement of FLAG enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights generally, provided, however, that we express no opinion as to the availability of the equitable remedy of specific performance.

     4. The authorized capital stock of FLAG consists of 20,000,000 shares of FLAG Common Stock, of which 5,174,807 shares are issued and outstanding as of ____________ 1998, and (ii) 10,000,000 shares of FLAG Preferred Stock, of which no shares are issued and outstanding as of _____________________ 1998. The shares of FLAG Common Stock that are issued and outstanding were not issued in violation of any statutory preemptive rights of shareholders, were duly issued and are fully paid and nonassessable under the Georgia Business Corporation Code. To our knowledge, except as set forth above, or as disclosed in Section
6.3 of the FLAG Disclosure Memorandum,  as of  _________________________,  1998,
there were no shares of capital stock or other equity securities of FLAG outstanding and no outstanding Equity Rights relating to the capital stock of FLAG. The shares of FLAG Common Stock to be issued to the shareholders of Empire Bank Corp. as contemplated by the Agreement have been registered under the Securities Act of 1933, as amended, and when properly issued and delivered following consummation of the Merger will be fully paid and non-assessable under the Georgia Business Corporation Code.


**********
empire PROXY STMT

                           PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

         The FLAG Articles and Bylaws generally provide that any director who is deemed eligible will be indemnified against liability and other expenses incurred in a proceeding in which the director was made a party by reason of the fact he is or was a director, to the fullest extent authorized by the GBCC; provided, however, that FLAG will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of FLAG; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC or successor provisions; or (iv) for any transaction from which the director derives an improper personal benefit. FLAG's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC, the purchase of insurance by FLAG against any liability of the director arising from his duties and actions as a director, the survival of such indemnification to the director's heirs, executors and administrators, and the limitation of the directors' liability to the corporation (except under the four situations described above). The indemnification provisions are non-exclusive, and shall not impair any other rights to which those seeking indemnification or advancement of expenses may be entitled. The FLAG Bylaws also provide for a similar amount of indemnification for the officers of FLAG. In the Bylaws of FLAG, shareholders are entitled to notification of any indemnification paid to the directors. The GBCC's provisions for indemnification are summarized below.

         Section 14-2-851 of the GBCC empowers a corporation to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability incurred in connection with such proceeding, if he: (i) conducted himself in good faith; and (ii) reasonably believed (a) in the case of conduct in his official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation (for example, this Section states that a director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies this requirement), and (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. This Section further provides that the termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standards of conduct described above. This Section also provides that a corporation is not permitted to indemnify any director of the corporation under this Section in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standards of conduct as outlined in this Section), nor may a corporation indemnify a director under this Section in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that improper personal benefit was received by him (whether or not the conduct involved action in his official capacity).

         Section 14-2-852 requires a corporation to indemnify a director against reasonable expenses incurred by the director in connection with any proceeding to which he was a party because he was a director of the corporation where the director is wholly successful, on the merits or otherwise, in the defense of such proceeding.

         Section 14-2-853 empowers a corporation to advance funds to a director, before the final disposition of a proceeding to which he was a party because he was a director of the corporation, in order to pay for or reimburse the reasonable expenses incurred by the director if the director delivers to the corporation a written affirmation to the corporation of his belief that he has satisfied the relevant standard of conduct described in Section 14-2-851 (or that the proceeding involves conduct for which a director's liability has been eliminated under the corporation's articles of incorporation), and a written undertaking by the director to repay any funds so advanced (which must be an unlimited general obligation of the director, but which need not be secured, and which may be accepted by the corporation without reference to the financial ability of the director to repay the advancement) if it is ultimately determined that the director is not entitled to indemnification under the provisions of the GBCC. This Section further provides that any advancement of expenses to be made pursuant to this Section must be authorized (i) by the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom will constitute a quorum for such purposes) or by a majority of the members of a committee consisting of two or more disinterested directors who are appointed by such a vote; or (b) if there are fewer than two disinterested directors, by majority vote of a quorum of the Board of Directors, in which authorization the directors who do not qualify as disinterested directors may take part; or (ii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the authorization.

         Section 14-2-854 provides that a director who is a party to a proceeding by virtue of the fact that he is a director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification or the advancement of expenses. Once a court receives such an application, and after the court gives any notice which it deems necessary, the court considering the application must order indemnification or advance for expenses (i) if the court determines that the director is entitled to such indemnification, or (ii) if the court determines that, taking into account all of the relevant circumstances, it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director failed to satisfy the standards of conduct set forth in Section 14-2-851, failed to comply with the requirements of Section 14-2-853, or was adjudged liable in any proceeding by or in right of the corporation or any proceeding initiated on the basis that improper personal benefit was received by the director (provided that, if the director is adjudged so liable, the indemnification must be limited to the reasonable expenses incurred by the director in connection with such proceeding). In addition, Section 14-2-851 states that, if the court determines that the director is entitled to indemnification or advance for expenses, the court may also direct the corporation to pay the director's reasonable expenses incurred in connection with obtaining such court-ordered indemnification or advance for expenses.

         Section 14-2-855 states that a corporation may not indemnify a director under Section 14-2-851 unless such indemnification is authorized thereunder and a determination is made that the indemnification of the director in a particular proceeding is permissible due to the fact that the director has satisfied the relevant standard of conduct set forth in Section 14-2-851. Such a determination must be made: (i) if there are two or more disinterested directors, by the board of directors by a majority vote of all such disinterested directors (a majority of whom constitutes a quorum for such purposes) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(ii) by special legal counsel selected in the manner described in (i) above, or, if there are fewer than two disinterested directors, selected by the board of directors (including the directors who are not considered disinterested directors); or (iii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the determination. The authorization of indemnification and evaluation as to the reasonableness of the expenses involved with such indemnification must be obtained in the same manner as the determination that indemnification is permissible (as described above), except that, if there are fewer than two disinterested directors, or the determination as to the permissibility of the indemnification is made by special legal counsel, then the authorization of such indemnification and the evaluation as to the reasonableness of the expenses involved must be made by the board of directors (in which authorization and evaluation directors who do not qualify as disinterested directors may participate).

         Section 14-2-856 states that, if authorized by the corporation's articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation will be permitted to indemnify a director made a party to a proceeding (including a proceeding brought by or in right of the corporation), without regard to the other limitations on indemnification contained within Title 14, Chapter 2, Article 8, Part 5 of the GBCC, but any director, who at the time does not qualify as a disinterested director with respect to an existing or threatened proceeding that would be covered by such authorization, will not be permitted to vote the shares owned or voted under the control of such director with respect to such authorization. However, Section 14-2-856 further states that no corporation may indemnify a director under Section 14-2-856 for any liability incurred in a proceeding in which the director is adjudged liable to the corporation (or is subjected to injunctive relief in favor of the corporation): (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for any acts or omissions involving intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC (relating to unlawful distributions); or (iv) for any transaction from which he received an improper personal benefit. Where approved or authorized in the manner described above, a corporation may advance or reimburse expenses incurred by the director in advance of final disposition of the proceeding only if the director delivers a written affirmation to the corporation which indicates his good faith belief that his conduct does not fall within any of the four categories of conduct listed above, and a written undertaking by the director (executed personally or on his behalf) to repay any advances made to him by the corporation if it is ultimately determined that the director is not entitled to indemnification under this Section.

         Section 14-2-857 provides that a corporation may indemnify and advance expenses to an officer of the corporation who is made a party to a proceeding by virtue of his status as an officer of the corporation. A corporation's officers may be indemnified to the same extent as the corporation's directors (as discussed above), and any officer who is not also a director (or who was made a party to a proceeding solely due to an act or omission committed in his role as an officer) may be indemnified to any further extent as provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct which constitutes: (i) an appropriation, in violation of his duties as an officer, of any business opportunity of the corporation; (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-832; or (iv) the receipt of an improper personal benefit. In addition, this Section provides that a corporation may indemnify and advance expenses to its employees or agents (who are not also directors) to the extent provided in the corporation's articles of incorporation, bylaws, general or specific action of its board of directors, or contract (so long as such indemnification or advancement of expenses is consistent with public policy).

         Section 14-2-858 provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee or agent of the corporation serves at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him or advance expenses against such liability under the provisions of Title 14, Chapter 2, Article 8, Part 5 of the GBCC.

         The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.


Item 21. Exhibits And Financial Statement Schedules

    (a)  Exhibits

Exhibit
Number                               Description of Exhibits
------                               -----------------------
     2 - Agreement and Plan of Merger, dated as of July 30, 1998, by and between FLAG and Empire (included in Appendix A to the Proxy Statement and incorporated by reference herein).(PSI)

     4.1 - Articles of Incorporation of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(i) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
               1993)

     4.2 - Bylaws of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(ii) of the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

       5       -   Opinion of Powell, Goldstein, Frazer & Murphy LLP (including consent)(PSI)

       8       -   Opinion  of  Powell, Goldstein, Frazer & Murphy LLP regarding federal  income  tax  matters (including consent)(PSI)

     10.1      -   Employment  Agreement  between  J. Daniel  Speight,  Jr. and the  Company  dated as of  April 1,1998*(PSI)

     10.2      -   Employment Agreement between John S. Holle and the Company dated as of April 1, 1998*+

     10.3      -   Employment Agreement between Ellison C. Rudd and the Company dated as of April 1, 1998*+

     10.4      -   Employment Agreement between Patti S. Davis and the Company dated as of April 1, 1998*+

     10.5      -   Separation Agreement between Charles O. Hinely and the
               Company dated April 1, 1998*+

     10.6      -   Separation Agreement between J. Preston Martin and the
               Company dated May 13, 1998*+

     10.7      -   Split  Dollar  Insurance Agreement between J. Daniel Speight,
               Jr. and  Citizens  Bank dated November 2, 1992*+

     10.8      -   Director Indexed Retirement Program for Citizens Bank dated
               January 13, 1995*+

     10.9      -   Form of Executive  Agreement (pursuant to Director Indexed
               Retirement Program for Citizens Bank for individuals listed on exhibit cover page*+

     10.10     -   Form of  Flexible  Premium  Life Insurance Endorsement Method
               Split Dollar Plan Agreement (pursuant to Director Indexed Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

     10.11     -   Tax Sharing Agreement dated March 1, 1994, among the Company, the Bank and Piedmont Mortgage Service, Inc. (Incorporated herein by reference from Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

     10.12     -   Director Indexed Fee Continuation  Program for First Federal
               Savings Bank of LaGrange  effective February 3, 1995*+

     10.13     -   Form of Director Agreement  (pursuant to Director Indexed Fee
               Construction Program for First Federal Savings Bank of LaGrange) for individuals listed on exhibit cover page*+

     10.14     -   Form of  Flexible  Premium  Life Insurance Endorsement Method
               Split Dollar Plan Agreement (pursuant to Director Indexed Fee Continuation Program of First Federal Savings Bank of LaGrange) for individuals listed on exhibit cover page*+

     10.15     -   Form  of  Indexed  Executive  Salary  Continuation  Plan
               Agreement by and between First Federal Savings Bank of LaGrange and individuals listed on exhibit coverage page*+

     10.16     -   Form of  Flexible Premium Life Insurance  Endorsement  Method
          ` Split Dollar Plan Agreement (pursuant to Executive Salary Continuation Plan for First Federal Savings Bank of LaGrange) for individuals listed on exhibit cover page*+

     10.17     -   Indexed  Executive Salary  Continuation Plan Agreement by and
               between First Federal Savings Bank of LaGrange and William F. Holle, Jr. dated February 3, 1995*+

     10.18     -   FLAG  Financial  Corporation  1994  Employees Stock Incentive
               Plan (Incorporated herein by reference from Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)*

     10.19     -   FLAG  Financial  Corporation  1994  Directors Stock Incentive
               Plan  (Incorporated  herein  by reference  from  Exhibit  10.7 to
     ` the Company's Annual Report on Form 10-K for the year ended December 31, 1993)*

      11       -   Statement regarding Computation of Per Share Earnings+

      13       -   Registrant's Annual Report for the fiscal year ended December
               31, 1997 (incorporated herein by reference from Exhibit 13 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

      21       -   Subsidiaries of the registrant +

     23.1      -   Consent of Porter Keadle Moore, LLP(with respect to financial statements of FLAG  Financial Corporation)

     23.2      -   Consent of Robinson, Grimes and Company, P.C.

     23.3      -   Consent of Porter Keadle Moore, LLP(with respect to financial statements of Middle  Georgia Bankshares, Inc.)

     23.4      -   Consent of Thigpen, Jones, Seaton & Co., P.C.

     23.5      -   Consent of Porter Keadle Moore, LLP(with respect to financial statements of Empire Bank Corp.)

     23.6      -   Consents of Powell, Goldstein, Frazer & Murphy LLP (included in Exhibits 5 and 8)(PSI)

     23.7      -   Consent of The Carson Medlin Company(PSI)

      24       -   Powers of Attorney (appears on the signature page to this
               Registration Statement)(PSI)

     99.1      -   Form of Proxy of Empire(PSI)

     99.2      -   Form of Proxy of FLAG


         *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this Registration Statement on Form S-4.

         +Incorporated by reference from exhibit of the same number from the Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (PSI)Previously filed.

Item 22.          Undertakings

     (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of LaGrange, State of Georgia, on October 30, 1998.


                           FLAG FINANCIAL CORPORATION



                                  By:      /s/ J. Daniel Speight, Jr.
                                  ---      --------------------------
                                           J. Daniel Speight, Jr.
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on October 30, 1998.

                         Signature                         Title
                         ---------                         -----


         /s/ Dr. A. Glenn Bailey*                         Director
         ------------------------
                   Dr. A. Glenn Bailey


         /s/ H. Speer Burdette, III*                      Director
         ---------------------------
                   H. Speer Burdette, III


         /s/ Patti S. Davis*               Director,   Senior  Vice   President,
         -------------------               Chief Financial Officer and Director
                   Patti S. Davis          (principal   financial   and
                                           accounting officer)


         /s/ Fred A. Durand, III*                         Director
         ------------------------
                   Fred A. Durand, III


         /s/ John S. Holle*                Chairman of the Board and Director
         ------------------
                   John S. Holle


         /s/ James W. Johnson*                            Director
         ---------------------
                   James W. Johnson


         ------------------------                         Director
                   Kelly R. Linch

         ------------------------                         Director
                   J. Preston Martin


         /s/ Ellison C. Rudd*              Senior Vice President, Secretary and
         ------------------------          Treasurer
                   Ellison C. Rudd


         /s/ J. Daniel Speight, Jr.        President, Chief  Executive   Officer
         -------------------------         and Director (principal executive
                   J. Daniel Speight, Jr.  officer)


         /s/ John W. Stewart, Jr.*                       Director
         -------------------------
                   John W. Stewart, Jr.


         -------------------------                       Director
                   Robert W. Walters



 *By      /s/ J. Daniel Speight, Jr.
          --------------------------
          J. Daniel Speight, Jr.
          Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number                               Description of Exhibits
------                               -----------------------

       2 - Agreement and Plan of Merger, dated as of July 30, 1998, by and between FLAG and Empire (included in Appendix A to the Proxy Statement and incorporated by reference herein)(PSI)

      4.1        -   Articles of Incorporation of FLAG, as amended (incorporated herein by reference from Exhibit 3.1(i) of the registrant's
                     Annual  Report on Form 10-K for the fiscal year ended
                     December 31, 1993)

      4.2        -   Bylaws of FLAG, as amended (incorporated herein by
                     reference from  Exhibit  3.1(ii) of the registrant's Annual
                     Report on Form 10-K for the fiscal year ended December 31,
                     1993)

       5         -   Opinion of Powell, Goldstein, Frazer & Murphy LLP
                     (including consent)(PSI)

       8         -   Opinion  of  Powell,  Goldstein,  Frazer & Murphy  LLP
                     regarding federal income tax matters (including consent)(PSI)

     10.1        -   Employment Agreement between J. Daniel Speight, Jr. and the
                     Company dated as of April 1, 1998*+

     10.2        -   Employment Agreement between John S. Holle and the Company dated as of April 1, 1998*+

     10.3        -   Employment Agreement between Ellison C. Rudd and the
                     Company dated as of April 1, 1998*+

     10.4        -   Employment Agreement between Patti S. Davis and the Company dated as of April 1, 1998*+

     10.5        -   Separation Agreement between Charles O. Hinely and the
                     Company dated April 1, 1998*+

     10.6        -   Separation Agreement between J. Preston Martin and the
                     Company dated May 13, 1998*+

     10.7        -   Split  Dollar  Insurance  Agreement  between  J. Daniel
                     Speight,  Jr. and  Citizens  Bank dated November 2, 1992*+

     10.8        -   Director Indexed Retirement Program for Citizens Bank dated
                     January 13, 1995*+

     10.9        -   Form of Executive  Agreement (pursuant to Director Indexed
                     Retirement Program for Citizens Bank)for individuals listed on exhibit cover page*+

     10.10       -   Form of  Flexible  Premium  Life  Insurance  Endorsement
                     Method  Split  Dollar  Plan  Agreement(pursuant to Director
                     Indexed Retirement Program for Citizens Bank) for individuals listed on exhibit cover page*+

     10.11       -   Tax Sharing  Agreement dated March 1, 1994,  among the
                     Company,  the Bank and Piedmont  Mortgage Service,  Inc.
                     (Incorporated herein by reference from Exhibit 10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)

     10.12       -   Director Indexed Fee Continuation Program for First Federal
                     Savings Bank of LaGrange  effective February 3, 1995*+

     10.13       -   Form of Director Agreement  (pursuant to Director Indexed
                     Fee Construction  Program for First Federal Savings Bank of
                     LaGrange) for individuals listed on exhibit cover page*+

     10.14       -   Form of  Flexible  Premium  Life  Insurance  Endorsement
                     Method  Split  Dollar Plan  Agreement (pursuant to Director
                     Indexed  Fee Continuation Program of First Federal  Savings
                     Bank of LaGrange) for individuals listed on exhibit cover page*+

     10.15       -   Form  of  Indexed  Executive  Salary  Continuation  Plan
                     Agreement  by and between  First  Federal  Savings  Bank of
                     LaGrange and individuals listed on exhibit coverage page*+

     10.16       -   Form of  Flexible  Premium  Life  Insurance  Endorsement
                     Method  Split  Dollar Plan Agreement (pursuant to Executive
                     Salary  Continuation Plan for First Federal Savings Bank of
                     LaGrange) for individuals listed on exhibit cover page*+

     10.17       -   Indexed  Executive Salary  Continuation Plan Agreement by
                     and between First Federal Savings Bank of LaGrange and
                     William F. Holle, Jr. dated February 3, 1995*+

     10.18       -   FLAG  Financial  Corporation 1994 Employees Stock Incentive
                     Plan (Incorporated herein by reference from Exhibit 10.6 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993)*

     10.19       -   FLAG  Financial Corporation 1994 Directors Stock  Incentive
                     Plan  (Incorporated  herein  by reference  from  Exhibit
                     10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 1993)*

      11         -   Statement regarding Computation of Per Share Earnings+

      13         -   Registrant's  Annual Report for the fiscal year ended
                     December 31, 1997 (incorporated herein by reference from Exhibit 13 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997)

      21         -   Subsidiaries of the registrant +

     23.1        -   Consent of Porter Keadle Moore, LLP (with respect to
                     financial  statements of FLAG  Financial Corporation)

     23.2        -   Consent of Robinson, Grimes and Company, P.C.

     23.3        -   Consent of Porter  Keadle Moore LLP (with  Respect to
                     financial  statements  of Middle  Georgia Bankshares, Inc.)

     23.4        -   Consent of Thigpen, Jones, Seaton & Co., P.C.

     23.5        -   Consent of Porter Keadle Moore LLP (with respect to
                     financial statements of Empire Bank Corp.)

     23.6        -   Consents of Powell, Goldstein, Frazer & Murphy LLP
                     (included in Exhibits 5 and 8)(PSI)

     23.7        -   Consent of The Carson Medlin Company(PSI)

      24         -   Powers of Attorney (appears on the signature page to this
                     Registration Statement)(PSI)

     99.1        -   Form of Proxy of Empire(PSI)

     99.2        -   Form of Proxy of FLAG


         *The indicated exhibit is a compensatory plan required to be filed as an exhibit to this Registration Statement on Form S-4.

         +Incorporated by reference from exhibit of the same number from the Registrant's Amendment No. 1 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (PSI)Previously filed.